As filed with the Securities and Exchange Commission on December 19, 2023

File No. 000-56561

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Apollo Infrastructure Company LLC

(Exact name of registrant as specified in charter)

Delaware	92-3084689
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Ryan Brizek James Hahn Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Richard Fenyes Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Interests in Apollo Infrastructure Company LLC - Series I	S Shares
I Shares
F-S Shares
F-I Shares
A-I Shares
A-II Shares
E Shares

Interests in Apollo Infrastructure Company LLC - Series II	S Shares
I Shares
F-S Shares
F-I Shares
A-I Shares
A-II Shares
E Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Apollo Infrastructure Company LLC is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” the “Company” and “AIC” refer to Apollo Infrastructure Company LLC or, where applicable, Series I and/or Series II;

•	the term “Operating Manager” refers to Apollo Manager, LLC, a Delaware limited liability company, our manager;

•	the term “Apollo” refers collectively to Apollo Asset Management, Inc. and its subsidiaries;

•	the term “Apollo Clients” refers to the applicable fund, account, entity, vehicle, product and/or similar arrangement sponsored, managed or advised by Apollo;

•	the term “Series I” refers to Apollo Infrastructure Company LLC—Series I, a registered series of the Company;

•	the term “Series II” refers to Apollo Infrastructure Company LLC—Series II, a registered series of the Company;

•	the term “Series” refers collectively to Series I and Series II;

•

each of the terms “S Shares,” “I Shares,” “F-S Shares,” “F-I Shares,” “A-I Shares,” “A-II Shares,” “E Shares” and “V Shares,” unless otherwise indicated, refers collectively to the applicable type of Shares of both Series I and Series II. Each type of Shares described herein represents the applicable type of limited liability company interest in each of Series I and Series II. The same type of each Series will have the same terms with respect to each Series unless otherwise indicated;

•

the term “Series I Shareholders” refers to holders of our Series I Shares (as defined below). There are six types of shares available to Shareholders through Series I: S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares (collectively, the “Series I Investor Shares”);

•

the term “Series II Shareholders” refers to holders of our Series II Shares (as defined below). There are six types of shares available to Shareholders through Series II: S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares (collectively, the “Series II Investor Shares” and, together with the Series I Investor Shares, the “Investor Shares”);

•

E Shares and V Shares of Series I (collectively, “Series I Apollo Shares” and together with the Series I Investor Shares, the “Series I Shares”) will be held only by Apollo, certain of its affiliates and, in the case of the E Shares, also by our and our affiliates’ employees (if any), officers and directors; neither E Shares or V Shares are being offered to other investors;

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E Shares and V Shares of Series II (collectively, “Series II Apollo Shares” and together with the Series II Investor Shares, the “Series II Shares”) will be held only by Apollo, certain of its affiliates and, in the case of the E Shares, also by our and our affiliates’ employees (if any), officers and directors; neither E Shares or V Shares are being offered to other investors;

•	the term “Apollo Shares” refers collectively to Series I Apollo Shares and Series II Apollo Shares;

•

the term “Shareholders” refers, individually and collectively, to Series I Shareholders and/or Series II Shareholders, which term may also refer to prospective shareholders in the applicable Series, as the context requires;

i

•	the term “Shares” refers, individually and collectively, to Series I Shares and/or Series II Shares, excluding V Shares, as the context requires;

•

the term “Infrastructure Assets” refers, individually and collectively, to the infrastructure businesses or other assets that are or will be owned by the Company and its direct or indirect subsidiaries, including as the context requires, infrastructure businesses or other assets, holding companies, special purpose vehicles, equity acquisitions, corporate carve outs, any investments made by us in any other infrastructure-related entities or assets not controlled by the Company and any other entities through which infrastructure assets or businesses are or will be held; and

•

the term “Assets Under Management” refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory or certain other investment related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments; Apollo’s Assets Under Management equals the sum of: (i) the net asset value plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which Apollo provides investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; (ii) the fair value of the investments of the equity and certain hybrid funds, partnerships and accounts Apollo manages or advises plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; (iii) the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and (iv) the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s Assets Under Management measure includes assets under management for which it charges either nominal or zero fees. Apollo’s Assets Under Management measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of Assets Under Management is not based on any definition of assets under management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of Assets Under Management. Such factors include but are not limited to (1) its ability to influence the investment decisions for existing and available assets; (2) its ability to generate income from the underlying assets in the funds it manages; and (3) the assets under management measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of Assets Under Management may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses “Assets Under Management” as a performance measurement of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement does not constitute an offer of securities of Apollo Infrastructure Company LLC, any of its Series or any other entity. We are subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the Infrastructure Assets we acquire, control and manage;

•	our ability to raise sufficient capital to execute our acquisition and lending strategies;

•	the ability of the Operating Manager to source adequate acquisition and lending opportunities to efficiently deploy capital;

•	the ability of our Infrastructure Assets to achieve their objectives;

•	our current and expected financing arrangements;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our Infrastructure Assets;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Operating Manager or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we acquire, control and manage Infrastructure Assets;

•	our use of financial leverage;

•	the ability of the Operating Manager to identify, acquire and manage our Infrastructure Assets;

•	the ability of the Operating Manager or its affiliates to attract and retain highly talented professionals;

•	our ability to structure acquisitions in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises through which we acquire, control and manage Infrastructure Assets.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth in “Item 1A. Risk Factors.”

Risks Related to our Company and an Investment in our Shares

•	We face heightened risks because we are a recently formed entity with no history or record.

•	Our Infrastructure Assets may not achieve our business objectives or generate returns for Shareholders.

•

Many services related to acquiring, owning and operating our Infrastructure Assets, including conducting due diligence before an acquisition, rely on third parties which creates risks, including a lack of control of the process and a lack of alignment with our goals. Additionally, if the Operating Manager is unable to timely engage third-party providers or if a transaction must, for commercial or other reasons, be conducted on an expedited basis, its ability to evaluate and acquire more complex targets could be adversely affected.

•

Our ability to achieve our business objectives depends on the Operating Manager because the Operating Manager has significant discretion as to the implementation of the Company’s objectives and policies.

•

We face heightened risk from working with Affiliated Service Providers since key personnel will not devote their full time or attention to the Company and could leave the Affiliated Service Provider at any time.

Risks Related to the Company’s Infrastructure Assets and Owning and Managing Infrastructure Assets Generally

•	We face heightened risks relating to owning and managing Infrastructure Assets.

•	Our acquisitions and assets are affected by the general economy and recent events, including market volatility, inflation and public health crises such as COVID-19.

•

Financial instruments which the Company will acquire may be impacted by the high volatility of the market which may be beyond the control of the Company and could adversely impact the Company’s ability to generate attractive returns.

•	Our Infrastructure Assets may also be impacted by interest rate fluctuations which may be beyond the control of the Company.

•

The success of the Company depends on our ability to navigate the acquisitions and competition of the market. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which Infrastructure Assets can be acquired.

Risks Related to our Primary Operating Strategies

Risks Related to Acquiring Long-Term Control-Oriented Infrastructure Assets

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Government contracts can be uncertain. For example, the U.S. government can, in some circumstances, unilaterally suspend its contractors from receiving new contracts in the event of certain violations of law or regulation.

v

•	The Company faces the risk of eminent domain and governmental takings.

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Infrastructure Assets we purchase may face issues relating to labor relations, which could result in those Infrastructure Assets being subjected to labor disputes, difficulties relating to the negotiation of collective bargaining agreements and complex laws and regulations.

•	Our business may be adversely affected by commodity price risk and energy industry market dislocation.

•	Compliance with environmental laws and regulations may result in substantial costs to the Company.

Risks Related to Infrastructure Asset Financings

•	There is no restriction on credit quality for Company acquisitions of debt instruments and the amount and timing of payments with respect to loans are not guaranteed, which may cause losses.

•	Loans we acquire may not receive an investment-grade rating, or may be unrated, which can result in additional risk that can adversely affect our returns.

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Acquiring subordinated loans or securities can be associated with the increased risks of unrated or below investment-grade assets including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

•	The Company faces risks by originating loans if then unable to sell, assign or close transactions for that loan.

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Our business may be affected by prepayment risk. The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on bonds and loans will be affected by a variety of factors, including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors.

Risks Related to Strategic Investments in Infrastructure Assets

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We may acquire structured products where the performance of such assets is uncertain because they are subject to greater volatility than acquiring an asset or other security directly from the underlying market.

•	For a portion of our assets, we are at risk of having a limited ability to control an asset when we hold a non-controlling interest in that asset.

•	We may participate in proposed transactions where the value of securities can decline if the transaction is not consummated.

•	If an Infrastructure Asset is involved in a bankruptcy proceeding, the Company could be adversely affected.

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We may acquire or invest in Infrastructure Assets in distressed securities or entities that are in or may become bankrupt, which typically involves elevated risk. For example, such securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates.

Risks Related to Regulatory Matters

•	We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.

•	Legal, regulatory and tax changes associated with alternative investment structures could cause adverse impacts to the Company.

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We will have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business.

•	We face the risk that the Operating Manager or any affiliated entities may experience a compliance failure, which would adversely affect us.

•	We face the risk that the legal and regulatory fields will change in a manner which adversely affects the Company.

Tax Risks Related to the Company, the Shares and the Company’s Investments

•	Our acquisition decisions will be based on economic considerations which could result in adverse tax consequences.

•	Series II Shareholders may be subject to taxes on phantom income relating to certain investments where taxable income allocated to a Shareholder may exceed cash distributions.

•	We face the risk of owning SPVs in a manner that is not fully tax efficient because certain jurisdictional rules or other factors may limit our ability to do so.

•	If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected.

•	Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders.

•	Series I faces the risk of a tax audit which may have adverse consequences for Series I and/or the Series I Shareholders.

Risks Related to Potential Conflicts of Interest

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We are subject to conflicts of interest arising out of our relationship with Apollo, including the Operating Manager and its affiliates. In most cases, the resolution of the conflict will depend entirely on the exercise of Apollo’s discretion in light of the relevant facts and circumstances at the time, including the immediate and long-term interests of the relevant Apollo Clients, including the Company, Apollo and their respective infrastructure assets, as applicable.

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The compensation arrangements of the Operating Manager or its affiliates and their personnel (including certain of their personnel who also serve as officers and/or directors of the Company) could influence the Operating Manager’s services to us.

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There can be situations in which the Operating Manager is incentivized to influence or adjust the valuation of the Company’s assets. For example, the Operating Manager could be incentivized to (i) employ valuation methodologies that improve the Company’s track record and do not reduce the basis by which the amount of Management Fees are due, or (ii) minimize losses from the write-downs that must be returned prior to the Operating Manager receiving a Performance Fee.

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Due to conflicts between Apollo or its affiliates and the Company regarding allocation of acquisition opportunities, there is no guarantee that the Company will participate in specific Apollo opportunities, which may harm the Company’s performance.

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The Dealer Manager for the Company is Apollo Global Securities, LLC (“AGS”), which may experience conflicts of interest in allocating its time between the offering and such other issuers, which could adversely affect the Company’s ability to raise proceeds through the offering and implement the Company’s strategy.

ITEM 1.	BUSINESS

Business Overview

We are a holding company whose mission is to be a leading owner, operator and capital provider to Infrastructure Assets across global private markets. In doing so, our objective is to generate excess returns per unit of risk for our Shareholders consisting of both current income and long-term capital appreciation. We plan to establish operations and provide capital across power and renewables, transportation, communications, and social infrastructure sectors (collectively, the “Target Sectors”). We intend to have a global footprint, focusing primarily on opportunities in North America, countries in Western Europe and member states of the Organization for Economic Co-operation and Development (“OECD”).

We formed separate Series pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), and although the U.S. Internal Revenue Service (“IRS”) has only issued proposed regulations relating to series entities, each Series is intended to be treated as a separate entity, and have a different tax classification, for U.S. federal income tax purposes. Under Delaware law, to the extent the records maintained for a Series account for the assets associated with such Series separately from the other assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. Series I and Series II are expected to invest, directly or indirectly, in the same portfolio of Infrastructure Assets on a pro rata basis. Series I has elected to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a series limited liability company depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. The Series conduct the business of the Company jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with one another. Neither Series has directors, officers or employees, but each is overseen by the Board and managed by the Operating Manager.

We intend to conduct our operations so that we are not required to register as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). See “Item 1A. Risk Factors—Risks Related to Regulatory Matters—We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.”

We are sponsored by Apollo and expect to benefit from its asset sourcing, operations, and portfolio management capabilities pursuant to an operating agreement with the Operating Manager (the “Operating Agreement”). The Operating Manager manages the Company on a day-to-day basis, together with our executive officers, and provides certain management, administrative and advisory services related to identifying, acquiring, owning, controlling and providing capital to Infrastructure Assets and to a lesser extent performs the same role with respect to the other investments described below.

In connection with its plan of operation, the Company has entered into an Expense Limitation and Conditional Reimbursement Agreement with the Operating Manager pursuant to which the Operating Manager may elect to pay certain of the Company’s expenses, including certain Organizational and Offering Expenses (as defined below), on the Company’s behalf (an “Expense Payment”). To the extent an Expense Payment is made, the Company, following any calendar month in which the Specified Expenses (as defined below) are below 0.60% of the Company’s net assets on an annualized basis, shall reimburse the Operating Manager, for the Expense Payments, but only if Specified Expenses plus any “Reimbursement Payments” (as defined below) do not exceed 0.60% of the Company’s net assets at the end of each calendar month on an annualized basis, until such time as all Expense Payments made by the Operating Manager to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company in the prior sentence shall be referred to herein as a “Reimbursement Payment.” Accordingly, the

Operating Manager is expected to bear the expenses related to the Company’s operations and as the Company’s net asset value (“NAV”) grows, the Operating Manager intends to seek reimbursement pursuant to the Expense Limitation and Conditional Reimbursement Agreement.

“Specified Expenses” means all expenses incurred in the business of the Company with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) the combined annual distribution fees and shareholder servicing fees, (iv) the dealer manager fees (including selling commissions), (v) Infrastructure Asset related expenses, (vi) interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company, (vii) taxes, (viii) certain insurance costs, (ix) Organizational and Offering Expenses, (x) certain non-routine items (as determined in the sole discretion of the Operating Manager) and (xi) extraordinary expenses (as determined in the sole discretion of the Operating Manager).

Each type of Shares will be sold at the then-current transaction price, which will generally be the NAV per Share (as defined below) (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders), plus any applicable upfront selling commissions and dealer manager fees.

The Company, through the Operating Manager’s guidance, expects to leverage Apollo’s extensive infrastructure investing strategy to identify potential Infrastructure Assets within its key business strategies, perform due diligence and acquire infrastructure assets.

Business Strategies

We plan to build and manage a portfolio of Infrastructure Assets using three key strategies.

(1)

Control-Oriented Infrastructure Asset Acquisitions. We plan to acquire, own, control and operate Infrastructure Assets across our Target Sectors. We rely on Apollo’s Infrastructure Platform to source and manage these Infrastructure Assets. Our executive officers, with the assistance of our Operating Manager, actively oversee operations through board seats and shareholder governance across our control-oriented Infrastructure Assets with a focus on driving operational improvement, capital structure enhancements and long-term value creation. Over time, we may expand our operations through additional mergers and acquisitions. We plan to own these assets primarily through controlled operating company subsidiaries.

(2)

Infrastructure Asset Financings. We will pursue Infrastructure Asset financing opportunities across project finance, corporate infrastructure and green loans. We will leverage Apollo Credit (as defined below) and Apterra, Apollo’s infrastructure debt origination platform, to participate in private direct origination opportunities. We plan to hold these debt assets primarily through controlled lending company subsidiaries.

(3)

Strategic Investments in Infrastructure Assets. To a lesser extent, we also plan to participate in other strategic investments originated by Apollo’s Infrastructure Platform. These investments will include allocations to equity buyouts and corporate carve outs originated by the Apollo Infrastructure Team. We expect these assets to carry a higher risk-return profile than the Infrastructure Assets that we seek to own and control long-term. Our participation structure in these investments will depend on the facts and circumstances of each opportunity.

Across our Infrastructure Assets, we seek to emphasize downside protection by targeting contracted or partially contracted Infrastructure Assets and businesses that are operationally mature, provide essential services, typically operate in regulated environments and benefit from dominant and defensive market positions. These assets and businesses are generally characterized by stable and predictable cash flows that are often inflation-linked. We may also participate in Infrastructure Asset financings or strategic investments in Infrastructure Assets that demonstrate a significant potential growth profile due to factors such as project development, construction and business expansion, while seeking to mitigate downside risk, often by investing in securities that are senior to common equity in the capital structure.

We expect that over the long-term, Infrastructure Assets will make up a substantial portion of our assets. Additionally, we expect that the remainder of our assets will consist of cash and cash equivalents, U.S. Treasury securities, U.S. government agency securities, municipal securities, other sovereign debt, investment grade credit, and other investments including high yield credit, asset backed securities, mortgage backed securities, collateralized loan obligations, leveraged loans and/or debt of companies or assets (collectively, the “Liquidity Portfolio”), in each case to facilitate capital deployment and provide a potential source of liquidity. These types of liquid assets may exceed AIC’s target investment allocations, if any, at any given time due to distributions from, or dispositions of, Infrastructure Assets or for other reasons as our Operating Manager determines.

Governance and Management

The Company’s board of directors’ (the “Board”) corporate governance responsibilities are based on our third amended and restated limited liability company agreement (as amended from time to time, the “LLC Agreement”). The Board oversees the management of the Company and the performance of the Operating Manager. See “Item 5. Directors and Executive Officers.” Actual or potential conflicts of interest will arise from time to time between the Company, Apollo and other Apollo Clients. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” and “Item 11. Description of Registrant’s Securities to be Registered—Summary of the LLC Agreement.” The Company has protocols in place for handling actual and potential conflicts of interest and our independent directors may be called upon from time to time to approve specific conflicts as members of the Company’s audit committee (the “Audit Committee”) or the conflict may be otherwise addressed in accordance with our LLC Agreement.

AIC is led by its Chief Executive Officer (“CEO”) Olivia Wassenaar who has over 15 years of experience investing in the infrastructure space globally.

Apollo’s dedicated infrastructure investing platform began its operations in 2018, and the Apollo infrastructure investment team and asset management professionals (the “Apollo Infrastructure Team”) have a much longer infrastructure investing history, including proven experience (i) underwriting, acquiring, and managing Infrastructure Assets on a long-term basis, (ii) sourcing and structuring Infrastructure Asset financings and (iii) strategically investing in Infrastructure Assets across equity, structured equity and other parts of the capital structure. AIC benefits from the Apollo Infrastructure Team’s relationship-based asset sourcing for AIC. Importantly, the Apollo Infrastructure Team adopts a “full lifecycle” approach to asset management seeking to build strong relationships, accountability and alignment from the onset of gaining control over Infrastructure Assets, which Apollo believes promotes continuity and consistency of results.

AIC, through its relationship with the Operating Manager, also has access to the broader Apollo platform’s proprietary deal flow, direct debt origination, capital structure expertise and asset management capabilities. Apollo’s credit platform (“Apollo Credit”), Apollo’s infrastructure debt origination platform (“Apterra”), and Apollo Capital Solutions (“ACS”) provide AIC access to proprietary loan origination, transaction structuring and warehousing and syndication services. Furthermore, AIC leverages Apollo Portfolio Performance Solutions (“APPS”), Apollo’s in-house team dedicated to engaging with and driving impact at portfolio companies through operational improvements and transformational initiatives based on Apollo’s institutionalized best practices. APPS provides access to Apollo’s network of senior advisors, with capabilities across policy, macroeconomics, value creation and ESG (as defined below), and broader industry relationships to support operations management and value creation.

The Operating Manager

Pursuant to the terms of the Operating Agreement, the Operating Manager, a wholly-owned subsidiary of Apollo that is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, manages the Company on a day-to-day basis and provides certain management, administrative and advisory services to the Company related to identifying, acquiring, owning, controlling and providing capital to Infrastructure Assets.

Founded in 1990, Apollo is a high-growth, global alternative asset manager with $631.2 billion of Assets Under Management as of September 30, 2023. As of September 30, 2023, Apollo’s asset management business had over 2,700 employees with offices throughout the world. Apollo seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade debt to private equity. None of Apollo’s results should be attributed to the Company and there is no guarantee of similar results for the Company.

Apollo maintains an integrated approach to investing, which it believes distinguishes Apollo from other similarly situated alternative asset managers. Apollo places particular emphasis on value across its investing business, which adheres closely to the principles of “buying complexity and selling simplicity” and “purchase price matters.” By collaborating across disciplines, with each business unit contributing to, and drawing from, its shared knowledge and experience, Apollo believes it is well-suited to serve the financial return objectives of its clients and offer innovative capital solutions to businesses. Furthermore, Apollo believes that its capabilities in tackling complexity, creative deal structuring and rigorous underwriting standards are key differentiators and competitive advantages in the alternative asset industry. We believe that the Operating Manager’s integrated approach and platform-wide capabilities enable AIC to access a specialized set of skills, sourcing networks and structuring know-how to enable AIC to execute its strategy.

The Apollo Infrastructure Team sits within Apollo’s Sustainability and Infrastructure Group, which is led by Olivia Wassenaar. The combined group brings together Apollo’s expertise across infrastructure, sustainability and impact strategies. We expect many of our Infrastructure Assets to support the energy transition and plan to embed sustainability and ESG considerations into our asset management approach. As such, we believe access to Apollo’s broader Sustainability and Infrastructure Group provides AIC with opportunities for attractive capital deployment and continued value creation.

Market Opportunity

We believe that the infrastructure market represents a large, sustainable and compelling opportunity. Within the infrastructure market, we have identified four Target Sectors for AIC, although we may evaluate other opportunities we consider to be infrastructure outside of these sectors:

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Power and Renewables. AIC targets opportunities within power and renewables across all aspects of the value chain including: generation, transmission/distribution and storage of electricity. We believe there are many attractive opportunities for both regulated and unregulated projects. We believe regulated projects are characterized by higher barriers to entry and more predictable profit margins. We believe regulated projects will enable the Company to deploy significant capital at a regulated rate of return. For unregulated projects, we believe demand is quickly growing from commercial and industrial (“C&I”) offtakers where suppliers require private investment for their power needs (under long-term contracts). Notably, we expect opportunities to develop from highly scalable “platform” companies underpinned by contracts with C&I customers, whether for power generation, energy efficiency or other infrastructure-related services. Generally, investments in these assets benefit from long-term contracts (power purchase agreements, hedges, capacity or services contracts), which generally provide for stable, predictable cash flows.

For energy transition investment, we believe private capital will continue to play an integral role in achieving decarbonization targets, not only in electricity generation, but in the build-out of related infrastructure like electric vehicle charging networks, as well as industrial decarbonization and carbon mitigation strategies. Aside from private capital investment, energy transition will also be largely influenced by policy measures and timing pressure to achieve net zero carbon emissions targets by 2050. The current inflationary and rising rate environment, geopolitical instability, supply chain issues and more make it apparent to us that there is an urgent need to invest in energy transition, which we believe can drive outsized returns.

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Transportation. The transportation sector continues to expand as the world’s economies grow, together with increasing globalization and efficiency in modes of moving goods and people across the world. Historically, countries have largely funded surface transportation (i.e., rails, motorways) development with public finance, though the deterioration and poor maintenance of existing infrastructure has forced transportation authorities to open the doors to privatization. Additionally, airports and aviation have been under-allocated in terms of government investment due to shortfalls in federal and local grants or aid programs. We believe there are several compelling opportunities for value creation in niche subsectors of transportation. For example, there are opportunities to enable the electrification of transportation through highly scalable platforms, such as partnerships with municipalities to replace high-pollutant, diesel-fueled, public buses with electric ones (and to provide the necessary charging infrastructure). Existing port infrastructure is already over-utilized and will require massive investment for expansion or improvement through capital expenditures. With respect to these niche opportunity sets, we believe there is a high potential for investments in North America, countries in Western Europe and members of the OECD.

Decarbonization, urbanization, supply chain security and technological advances are also driving substantial need for investment in transportation infrastructure that supports the global movement of both goods and people. Furthermore, the deterioration and poor maintenance of existing transportation infrastructure that has historically been funded by public finance provides an opportunity for private capital to bridge the funding gap in an efficient manner. While some progress has begun in the road segment through investment in electric vehicles and related charging infrastructure, we believe the investment opportunity exists across all modes of transportation. These clean energy transportation alternatives will require significant private sector investment to facilitate mass adoption.

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Communications. Communications infrastructure provides the mission-critical backbone for global communications between countries, public and private enterprises and individual consumers. The proliferation of wireless devices and mobile data usage, together with the advancement/complexity of data applications and the “internet of things,” have highlighted the need for continuous investment in high-quality communications and digital infrastructure. The basic infrastructure assets—data centers, fiber, wireless towers, small cells and distributed antenna systems—all serve to store or transmit data across networks. Despite the evolution of cloud technology, every single bit of data produced and consumed in the world needs to travel across physical infrastructure in order to be sent by or retrieved from any device.

The COVID-19 pandemic helped to shed light on the weaknesses and vulnerabilities of our existing digital infrastructure. As a result of these dynamics, investment in digital infrastructure is that much more important for private capital allocators. Building out and upgrading legacy fiber networks, data centers and macro cell towers represents a significant opportunity to deploy capital to enable digital connectivity. The opportunity set is especially evident in underserved or rural areas, where the need for investment is more critical. Furthermore, in areas where providers operate an extensive legacy network, the cost of upgrading the existing infrastructure will be high.

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Social Infrastructure. The water, waste and social infrastructure subsectors are similar to transportation in that they historically represent projects that have been largely funded with public finance due to the essential functions they serve for municipalities. Given the difference in prevalence of public-private partnerships (“PPPs”) between the United States and other countries, we expect the Operating Manager to review mainly private opportunities in the United States, with a heavier mix of PPPs and private opportunities abroad. The Operating Manager will consider opportunities across the water value chain, such as wastewater collection, storage, transportation, filtration, de-salination, treatment and recycling. Furthermore, social infrastructure is a relatively new subsector in the United

States, but we believe there is significant unaddressed need due to the degraded state of schools, hospitals, stadiums and other municipal buildings across the country.

We believe the size and growth trajectory of AIC’s Target Sectors will be primarily driven by secular trends such as the steady growth in population and improvements in living standards, as well as the aging of existing infrastructure, prompting governments across developed economies to prioritize their maintenance and support via private sector investment to fill the large financing gap. Furthermore, environmental and social priorities are accelerating the replacement and innovation of certain infrastructure as economies around the world transition from fossil fuel-based energy to renewable and clean energy. In the communications sector, a similar megatrend is occurring around digital adoption rates and data usage, driving significant acquisitions of infrastructure to support the buildout of networks, data centers, fiber, towers and similar assets. We expect that the significant infrastructure financing gap will continue to present further opportunities for private capital.

We have identified four key themes that we believe will generate a meaningful number of attractive acquisition opportunities for AIC:

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Supporting the accelerated global energy transition. In the face of a continually growing body of evidence about the effects of carbon-emitting energy sources on our climate, we believe there is an imminent and urgent need to finance the transition from carbon-emitting energy sources to clean energy sources, with up to $150 trillion of investment required over the next three decades. New renewable energy assets will replace older, inefficient, carbon-emitting assets and also serve new electric demand from economic expansion and the transition to electric vehicles. Importantly, it is increasingly evident that private capital will play an integral role in achieving ambitious—but necessary—decarbonization targets. Potential areas of opportunity for AIC within this theme include: traditional clean energy generation (e.g., wind, water and solar), grid stability (energy storage), transmission assets, microgrid or “energy-as-a-service” assets and renewable royalties.

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Enhancing connectivity through digital infrastructure. There exists a growing “digital divide” between urbanized parts of North America and Europe and more rural areas that are lagging in terms of access to modern information and communications technology. For example, it is estimated that the most densely populated parts of the United States enjoy average broadband speeds of two to three times the speeds of rural and very rural areas, which contributes hundreds of productivity hours lost per person annually. The stark contrast between demographics with stronger internet connectivity and those without was particularly apparent during the “stay at home” periods of the COVID-19 pandemic in 2020, and in the years that have followed, the importance of adequate access to the internet has never been more well-understood. Correcting this inequality in the near-to-medium term through investment in communications and digital infrastructure aims to make larger portions of populations more integrated via the internet, allowing for a more rapid development of digital skills and literacy society-wide. These factors, combined with an estimated 50% increase in demand for data centers over the next five years, make acquisition of digital infrastructure that much more important for private capital allocators. Apollo has been active in investing in communications and digital infrastructure assets in cell towers, enterprise fiber and communications infrastructure and fiber. Potential areas of opportunity for AIC within this theme include: macro cell towers, fiber, data centers, managed wi-fi, spectrum and fixed wireless.

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Connecting economies through the global supply chain and sustainable mobility. Beyond the need to upgrade and repair aging infrastructure, increasing global trade and efficiency in modes of moving goods and people across the world has long been driving the need for transportation infrastructure acquisition. Moreover, shocks to the global supply chain and mobility caused by the COVID-19 pandemic showed that there is substantial room for improvement among alternatives to traditional methods of transportation. Incremental supply routes must be created, requiring significant investment in air, shipping and rail lines as well as newly constructed logistics centers and hubs to accommodate new trade flows. We anticipate the competing forces of globalization and deglobalization to create both risks and opportunities in our target market. We believe private infrastructure investors will be well-positioned to help build and finance the next wave of transportation infrastructure to keep the global economy on track. Potential areas of opportunity for AIC within this theme include: cold-chain logistics, e-commerce infrastructure and port, aviation and rail development in support of changing trade patterns.

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The future of sustainable living. Consumer products and services are increasingly focused on sustainable means of care, production, reduction and reuse. The goal of sustainable living is to simultaneously encourage and enhance the health of a growing, more demanding population, while also improving environmental health in various forms. Achieving this goal will require further investments in the circular economy, which aims to reduce the production of new inputs by “closing the loop” on material production, supply and consumption—in essence, reducing or eliminating waste and pollution by maximizing the amounts of materials recovered, reused and recycled at all stages. In addition to reducing the impact from new production, further investment is required to support the sustainable delivery of critical services to a growing population. Globally, aging populations are requiring increasingly complex care, while educational needs are accelerating and evolving to teach children the skills required to thrive in our changing world. Significant acquisitions are also needed to improve the environmental footprint of agriculture and food production. To feed the growing global population and ensure food security, food production needs to increase in scale and productivity while also reducing negative environmental impacts. While an emerging area of focus within infrastructure, potential areas of opportunity for AIC within this theme include: waste recovery and recycling services and facilities, water and wastewater treatment, aged care and healthcare infrastructure, educational development and essential investment in the sustainable food and agriculture value chain.

Our Approach to Building a Portfolio of Infrastructure Assets

Apollo has a long history spanning over 25 years of evaluating and providing capital to infrastructure and infrastructure-related assets in its equity, yield and hybrid strategies and through its managed funds and accounts, including across 75 infrastructure-related investments. Although Apollo’s dedicated infrastructure investing platform is a relatively recent addition to Apollo’s overall strategy, many members of the Apollo Infrastructure Team have over a decade of experience investing in infrastructure. Apollo believes its flexible and value-oriented approach, with a willingness to embrace complexity and a focus on downside protection, has enabled it to successfully deploy capital across various asset classes and market environments. AIC, through its relationship with the Operating Manager, has access to the expertise, sourcing networks and structuring capabilities of Apollo’s broader resources, and the Operating Manager will apply Apollo’s approach to sourcing and evaluating opportunities for AIC’s strategy.

AIC’s Rigorous Acquisition Process

Please refer to the following graphic for an illustration of our rigorous acquisition process for Infrastructure Assets. All three of our capital deployment strategies, (i) control-oriented Infrastructure Asset acquisitions, (ii) Infrastructure Asset financings, and (iii) strategic investments in Infrastructure Assets, will follow the acquisition process described below.

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Sourcing. Given the integrated nature of Apollo, we believe AIC will benefit from the significant origination and sourcing capabilities of Apollo’s entire platform. Unlike most peers, Apollo generally operates without information barriers across its asset management business units, which Apollo believes helps to generate differentiated acquisition ideas across the capital structure. Apollo believes the collaboration across equity, yield and hybrid strategies enables the Apollo Infrastructure Team to more successfully source and diligence opportunities. As a result of its scale, Apollo sees an active channel of infrastructure opportunities across both debt and equity.

The Apollo Infrastructure Team utilizes its deep networks across the infrastructure landscape to consistently source high-quality, relationship-driven opportunities. In addition to sourcing driven exclusively by the Apollo Infrastructure Team and its relationships, we believe AIC will benefit from cooperation with Apollo’s broader platform, including Apterra, Apollo Credit and ACS, to identify opportunities that fit AIC’s mandate. As AIC grows, we expect attractive organic merger and acquisition opportunities to develop which will flow through the same process used to screen infrastructure asset opportunities sourced by other parts of Apollo’s platform.

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Screening. AIC’s target asset portfolio, operational footprint, capital availability and cost of capital, along with other financial, business and operational factors, will be considered when determining whether an acquisition opportunity is suitable for AIC. The Operating Manager will actively monitor these considerations and adjust our screening process where necessary based on macro and micro factors. Ultimately, our goal is to ensure AIC is building a portfolio that is well diversified, inflation protected and expected to generate low volatility and stable cash flows for our Shareholders.

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Rigorous Due Diligence. We believe the Operating Manager’s approach to due diligence of acquisition opportunities is distinguished by Apollo’s consensus-driven philosophy whereby the collective knowledge of the professionals is maximized and a variety of perspectives are considered as an acquisition opportunity proceeds through the various stages of approval. In addition, consistent with Apollo’s conservative approach and overall objective of achieving attractive risk-adjusted returns, AIC will place a significant amount of emphasis on mitigating downside risks and the preservation of capital.

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Operating Manager Recommendation and AIC Approval. The Operating Manager will consider the input from other Apollo professionals, operating executives and/or various other industry experts as part of its decision-making process. Throughout the rigorous and iterative acquisition process, objections and concerns are typically raised early, such that any acquisition that would reach the final approval stage is expected to already have the support of the broader team. If, following the screening and diligence processes, an opportunity is deemed appropriate, the Operating Manager will recommend the acquisition to us.

•	Final Approval. One or more officers or directors of AIC will approve all acquisition opportunities for AIC.

Operations Management and Value Creation

Apollo Infrastructure Platform’s Asset Management Capabilities

Our Operating Manager has an extensive network of resources that will support the Apollo Infrastructure Team in driving value creation across our Infrastructure Assets, (collectively, the “Infrastructure Platform”). Apollo will seek to add value to the Infrastructure Assets by focusing on enhancements to the assets’ operations through working closely with such network of resources outlined below. Apollo also relies on its deep credit orientation and seeks to optimize the capital structure of the Infrastructure Assets.

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Apollo Portfolio Performance Solutions (“APPS”): The Apollo Infrastructure Team works closely with portfolio company management teams, as well as APPS, and other key strategic partners to build better, more sustainable and streamlined businesses. APPS is Apollo’s in-house team dedicated to engaging with and driving impact at portfolio companies through operational improvements and transformational initiatives, works alongside investment teams and portfolio companies to, among other things, transform portfolio company operational and functional capabilities throughout all stages of the investment lifecycle. These functional priorities include operational excellence, commercial excellence, talent management and organizational effectiveness, digital and data analytics, innovation, technology transformation, finance and portfolio analytics and environmental, social and governance impact. By seeking to institutionalize best practices across APPS’s functional areas of focus, Apollo believes it can achieve more rapid execution, more consistent underwriting and quicker identification and realization of value-add opportunities.

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Apollo Capital Solutions (“ACS”): Apollo’s capital solutions business, which it refers to as ACS, operates through Apollo’s affiliated broker-dealer, AGS, and other affiliated entities to provide (at additional expense) underwriting, structuring, arrangement and placement of debt and equity securities, syndication, advisory, sourcing and origination services to Apollo Clients and their portfolio companies, as well as third parties. The Apollo Infrastructure Team works closely with ACS. Apollo believes its ability to structure and directly place financings remains critical to both the sourcing process as well as value creation post-acquisition. Through ACS, Apollo looks to optimize the capital structures of its clients’ portfolio companies through creative financing solutions, which provide greater flexibility to invest for growth and enhanced capital preservation during periods of economic volatility. In tougher market environments, ACS seeks to leverage its deep credit experience and relationships to provide successful deal execution when traditional financing sources are unavailable.

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Apollo Credit: The Apollo Infrastructure Team also collaborates with Apollo Credit, which helps companies access flexible, low-cost capital solutions to fund their growth and achieve their corporate objectives. Apollo Credit has expertise across corporate fixed income, direct lending, structured credit and commercial real estate debt and has two key asset class segments: (i) corporate credit where the platform identifies opportunities within the public and private corporate lending areas and (ii) asset-backed finance where the platform funds, finances and structures asset-backed originations and structured solutions, including for infrastructure assets. Apollo believes its proprietary platforms and corporate solutions capabilities enable it to originate high-quality and safe-yielding assets for its investors. Most of the Apollo Credit services are also provided by ACS, which structures, originates and distributes those opportunities.

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Apterra: AIC will also benefit from access to debt originated by Apterra. Apterra is Apollo’s infrastructure debt origination platform launched earlier this year that will seek to create proprietary infrastructure debt opportunities for the Company. Apterra is led by a team of professionals with extensive experience in origination and syndication. Apterra primarily will seek to originate first lien senior secured loans across project finance, corporate infrastructure and energy transition loans. The Apterra team, which has extensive experience across all power, midstream and infrastructure industry sub-sectors, plans to initially focus on energy-transition-related sectors, including renewables and liquefied natural gas.

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Apollo ESG: Apollo views sustainable investment to be the strategy and practice of incorporating environmental, social and governance (“ESG”) factors and sustainability outcomes into its investment decisions, practices and ownership, to the extent they are deemed to be material to financial performance and consistent with fiduciary obligations. Apollo believes that managing relevant ESG risks and realizing ESG opportunities can make it a better investor and better steward of its investors’ money by positioning portfolio companies and other investments of Apollo-managed products for sustainable financial success. Apollo believes that sustainability can be a core function for building better businesses and help it deliver superior risk-adjusted returns to investors, and that companies that proactively manage ESG risks and seize ESG opportunities can be more sustainable and better positioned for the long-term. Accordingly, Apollo aims to integrate ESG into investment decision-making and monitoring processes, as necessary and appropriate, and consistent with fiduciary obligations.

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Apollo Infrastructure Operating Advisors and Access to Apollo Industry and Sector Expertise: Since its inception, Apollo has developed significant expertise investing in AIC’s Target Sectors. Apollo’s dedicated infrastructure investing platform began its operations in 2018, and Apollo and many Apollo Infrastructure Team members have a much longer infrastructure investing history. In the process of screening, executing and monitoring investments in the Target Sectors, Apollo has developed valuable relationships with infrastructure operating advisors, leading management teams, consultants, senior advisors and other intermediaries who may or may not be exclusive to Apollo and are not employees of Apollo. Apollo’s relationships with infrastructure operating advisors are crucial across all aspects of the investment process, from sourcing and due diligence to value creation within owned and controlled operations. We believe the active participation of these advisory relationships within AIC’s Target Sectors will allow the Company to benefit from high-quality, proprietary deal flow and access to extensive executive-level contacts with sector expertise. Apollo believes that its industry specialization provides Apollo with advantages in sourcing and evaluating new opportunities and adding value to its clients’ assets post-acquisition.

Optimizing Value at Exit within Strategic Investments

Through its integrated platform, Apollo believes it has access to in-depth expertise and insight into broader infrastructure market dynamics, which benefit Apollo’s investment professionals as they assess the potential timing and method of exit. For AIC’s strategic investment portfolio, the Operating Manager will seek to identify potential exit opportunities prior to consummating an acquisition, analyzing the benefits of various exit options. Apollo is an experienced seller and possesses longstanding relationships with potential buyers of infrastructure assets and businesses more broadly, including both strategic acquirers and financial sponsors. Particularly in relation to infrastructure and infrastructure-related assets, we believe Apollo has a demonstrated ability to monetize value and exit assets through different pathways, including through trade sales, refinancings, dividends and sales to sponsors.

Our Structure

The following is a summary chart of our corporate structure. This chart is a simplified version of our structure and does not include all legal entities in the structure.

The Board of Directors and Executive Officers

Overall responsibility for the Company’s and each Series’ oversight rests with the Board. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, any committee of the Board, the officers of the Company or the Operating Manager. The Board consists of six members, three of whom are independent directors, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. See “Item 5. Directors and Executive Officers.”

Transactions and other matters of the Company that present a material conflict of interest will be subject to the review and approval of a majority of the non-interested members of the Board or a duly-appointed committee thereof, which is initially the Audit Committee that is composed entirely of independent directors. See “Item 5. Directors and Executive Officers—Committees.”

The Company’s executive officers (pursuant to a delegation of authority from the Board), and in certain instances the Board or a committee of the Board, are responsible for making capital allocation and acquisition decisions proposed by the Operating Manager. With the oversight of the Board, our executive officers oversee the management and control of the Company’s Infrastructure Assets. Our Chief Executive Officer is Olivia Wassenaar.

Operating Agreement

The description below of the Operating Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Agreement which has been incorporated by reference as an exhibit to this Registration Statement.

The Operating Manager manages the Company on a day-to-day basis pursuant to the Operating Agreement. Under the terms of the Operating Agreement, the Operating Manager is responsible for, among others, the following:

•	originating and recommending opportunities to acquire Infrastructure Assets and to finance Infrastructure Assets, consistent with the business objectives and strategy of the Company;

•	monitoring and evaluating our Infrastructure Assets;

•	analyzing and investigating potential dispositions of Infrastructure Assets, including identification of potential acquirers and evaluations of offers made by such potential acquirers;

•	structuring of acquisitions and financings of Infrastructure Assets;

•	identifying bank and institutional sources of financing for each Series and its Infrastructure Assets, arrangement of appropriate introductions and marketing of financial proposals;

•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Infrastructure Asset;

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administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of the Company and our subsidiaries as may be agreed upon by the Operating Manager and the Board, including, without limitation, the collection of revenues and the payment of the debts and obligations of the Company and our subsidiaries and maintenance of appropriate computer services to perform such administrative functions, in each case, for which the Company will reimburse the Operating Manager;

•	monitoring the performance of Infrastructure Assets and, where appropriate, providing advice regarding the management of Infrastructure Assets;

•	arranging and coordinating the services of other professionals and consultants, including Apollo personnel;

•	making recommendations to the Company with respect to the Company’s repurchase offers;

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originating, recommending opportunities to form, acquiring, structuring, coordinating and assisting with managing operations of any joint venture or Infrastructure Assets held by the Company and conducting all matters with the joint venture partners consistent with the business objectives and strategies of the Company (including, for the avoidance of doubt, the power to structure joint ventures that provide that any controlling interest of the Company shall be forfeited upon termination of the Operating Agreement);

•	advising the Company on, preparing, negotiating and entering into, on behalf of the Company, applications and agreements relating to programs established by the U.S. government;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business;

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communicating on behalf of the Company and our subsidiaries with the holders of any of their equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling the Company in connection with policy decisions to be made by the Board;

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evaluating and recommending to the Board hedging strategies and engaging in hedging activities on behalf of the Company and our subsidiaries, consistent with such strategies as so modified from time to time;

•	counseling the Company and our subsidiaries regarding the maintenance of their exclusion from the definition of an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause them to maintain such exclusion from such status;

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furnishing reports and statistical and economic research to the Company and our subsidiaries regarding their activities and services performed for the Company and our subsidiaries by the Operating Manager;

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monitoring the operating performance of the Infrastructure Assets and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

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investing and reinvesting any moneys and securities of the Company and our subsidiaries (including investing in short-term Infrastructure Assets pending the acquisition of other Infrastructure Assets, payment of fees, costs and expenses, or payments of dividends or distributions to Shareholders of the Company and our subsidiaries) and advising the Company and our subsidiaries as to their capital structure and capital raising;

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assisting the Company and our subsidiaries in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

•	assisting the Company and our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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assisting the Company and our subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•	assisting the Company and our subsidiaries in taking all necessary action to enable them to make required tax filings and reports;

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placing, or facilitating the placement of, all orders pursuant to the Operating Manager’s acquisition determinations for the Company and our subsidiaries either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on the Company’s and/or its subsidiaries’ behalf in which the Company and/or its subsidiaries or their respective Infrastructure Assets, may be involved or to which they may be subject arising out of their day-to-day operations (other than with the Operating Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board;

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using commercially reasonable efforts to cause expenses incurred by the Company and our subsidiaries or on their behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

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advising the Company and our subsidiaries with respect to and structuring long-term financing vehicles for the Infrastructure Assets, and offering and selling securities publicly or privately in connection with any such structured financing;

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serving as the Company’s and the Subsidiaries’ consultant with respect to decisions regarding any of their financings, hedging activities or borrowings undertaken by the Company and our subsidiaries including (1) assisting the Company and our subsidiaries in developing criteria for debt and equity financing that are specifically tailored to their objectives, and (2) advising the Company and our subsidiaries with respect to obtaining appropriate financing for their acquisitions;

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providing the Company with such other services as the Board may, from time to time, appoint the Operating Manager to be responsible for and perform, consistent with the terms of the Operating Agreement; and

•	using commercially reasonable efforts to cause the Company and our subsidiaries to comply with all applicable laws.

The Operating Manager’s services under the Operating Agreement are not exclusive, and the Operating Manager is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the oversight of management, policies and operations of the Company shall be the ultimate responsibility of the Board acting pursuant to and in accordance with the LLC Agreement.

The term of the Operating Agreement will continue indefinitely unless terminated as described below. The Operating Agreement may be terminated upon the affirmative vote of all of our independent directors, based upon unsatisfactory performance by the Operating Manager that is materially detrimental to us and our subsidiaries, taken as a whole. We will need to provide the Operating Manager 180 days’ written notice of any termination. We may also terminate the Operating Agreement “for cause,” as described in the Operating Agreement, subject to the terms thereof.

The Operating Manager may terminate the Operating Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event. The Operating Manager may also terminate the Operating Agreement by providing us with 180 days’ written notice. In addition, if we default in the performance or observance of any material term, condition or covenant contained in the Operating Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, the Operating Manager may terminate the Operating Agreement upon 60 days’ written notice.

In addition, if our Operating Agreement is terminated, the Operating Agreement will obligate us to forfeit our voting securities or other controlling interest in any Infrastructure Asset, which would likely require us to register as an investment company under the Investment Company Act and adversely affect an investment in our Shares. The Operating Agreement will require us to redeem any Apollo Shares if the Operating Agreement is terminated, which could require us to liquidate Infrastructure Assets at unfavorable times or prices, which may adversely affect an investment in our Shares.

We anticipate that the Operating Agreement will not be able to be terminated for any other reason, including if the Operating Manager or Apollo experience a change of control or due solely to the poor performance or under-performance of the Company’s operations or Infrastructure Assets, and the Operating Agreement continues in perpetuity, until terminated in accordance with its terms. Because the Operating Manager is an affiliate of Apollo and Apollo has a significant influence on the affairs of the Company, the Company may be unwilling to terminate the Operating Agreement, even in the case of a default. If the Operating Manager’s performance does not meet the expectations of Shareholders, and the Company is unable or unwilling to terminate the Operating Agreement, the Company is not entitled to terminate the agreement and the Company’s NAV per Share, which is computed separately for each type of the Shares of each Series, could decline.

Compensation of the Operating Manager

The compensation of the Operating Manager described below applies with respect to each Series and is the same for each Series unless otherwise indicated.

Management Fee

We will pay the Operating Manager a management fee (the “Management Fee”). The Management Fee is payable monthly in arrears in an amount equal to (i) 1.25% per annum of the month-end NAV attributable to

S Shares and I Shares, (ii) 1.00% per annum of the month-end NAV attributable to the Founder Shares, (iii) 0.75% per annum of the month-end NAV attributable to the A-I Shares until December 31, 2026 and 1.00% per annum of the month-end NAV attributable to the A-I Shares thereafter and (iv) 0.50% per annum of the month-end NAV attributable to the A-II Shares; provided, that this Management Fee will be reduced by any applicable Special Fees (as defined below); provided, however, that this Management Fee will not be reduced for any Other Fees. In calculating the Management Fee, we will use our NAV before giving effect to accruals for the Management Fee, Performance Fee (as defined below), combined annual distribution fee and shareholder servicing fee or distributions payable on our Shares. We will not pay the Operating Manager a Management Fee on the Series I Apollo Shares and Series II Apollo Shares (each as defined below, collectively, the “Apollo Shares”), and as a result, it is an expense specific only to Investor Shares at the rates specified herein, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Investor Shares. The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by the Company’s subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

100% of any net consulting (including management consulting) or monitoring fees (including any early termination fee or acceleration of any such management consulting fee on a one-time basis that is approved by the Board), break-up fees (including, if applicable, the portion thereof described above in “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person”), directors’ fees, closing fees and merger and acquisition transaction advisory services fees related to the negotiation of the acquisition of an Infrastructure Asset (other than debt investments or investments with respect to which Apollo does not exercise direct control with respect to the decision to engage the services giving rise to the relevant fees, costs and expenses) and similar fees (including Bridge Financing fees), whether in cash or in kind, including options, warrants and other non-cash consideration paid to the Operating Manager or any of its affiliates or any employees of the foregoing in connection with actual or contemplated acquisitions or investments (and allocable to the Company) (collectively, “Special Fees”) that are allocable to those Shareholders who bear Management Fees, will be applied to reduce the Management Fees paid by such Management Fee-bearing Shareholders. As such, the portion of such Special Fees attributable to Apollo’s investment or to the investments of Shareholders that do not pay Management Fees will be retained by Apollo. In practice, the only fees that are generally expected to be paid and treated as Special Fees are mergers and acquisition transaction fees payable in connection with an acquisition and management consulting fees payable thereafter.

Performance Fee

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive a Performance Fee equal to (i) 12.5% of the Total Return (as defined below) with respect to S Shares or I Shares, (ii) 9.0% of the Total Return with respect to F-S Shares or F-I Shares, (iii) 7.5% of the Total Return from inception through December 31, 2026 and 9.0% thereafter with respect to A-I Shares and (iv) 5.0% of the Total Return with respect to A-II Shares, in each case subject to a 5.0% Hurdle Amount and a High Water Mark with respect to such type of Shares, with a Catch-Up (each term as defined below). Such fee will be paid annually and accrue monthly. The Performance Fee will not be paid on Apollo Shares, and as a result, it is an expense specific only to Investor Shares at the rates specified herein, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Investor Shares.

Specifically, the Operating Manager will be entitled to receive a Performance Fee in an amount equal to:

•

First, if the Total Return with respect to S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares for the applicable period exceeds the sum, with respect to such relevant type of Shares, of (i) the

Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such type of Shares equals 12.5% (with respect to S Shares or I Shares), 9.0% (with respect to F-S Shares or F-I Shares), 7.5% from inception through December 31, 2026 and 9.0% thereafter (with respect to A-I Shares) and 5.0% (with respect to A-II Shares) of the sum of (x) the Hurdle Amount with respect to such type of Shares for that period and (y) any amount allocated to the Operating Manager with respect to such type of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•

Second, to the extent there are remaining Excess Profits, (i) with respect to S Shares or I Shares, 12.5% of such remaining Excess Profits, (ii) with respect to F-S Shares or F-I Shares, 9.0% of such remaining Excess Profits, (iii) 7.5% from inception through December 31, 2026 and 9.0% thereafter with respect of A-I Shares and (iv) 5.0% with respect to A-II Shares.

“Total Return” with respect to any Shares for any period since the end of the prior calendar year shall equal the sum of:

•	all distributions accrued or paid (without duplication) on such Shares plus

•

the change in aggregate NAV of such Shares since the beginning of the year, before giving effect to (w) applicable taxes for the year, (x) changes resulting solely from the proceeds of issuances of additional Shares, (y) any fee/accrual to the Performance Fee and (z) applicable combined annual distribution fee and shareholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Shares.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of any relevant Shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” with respect to any Shares means, for any period during a calendar year, that amount that results in a 5.0% annualized internal rate of return on the NAV of such Shares outstanding at the beginning of the then-current calendar year and such Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of any such Shares over the period and calculated in accordance with recognized industry practices. The ending NAV of such Shares used in calculating the internal rate of return will be calculated before giving effect to any fee/accrual to the Performance Fee and applicable combined annual distribution fee and shareholder servicing fee expenses and applicable taxes; provided that the calculation of the Hurdle Amount for any period will exclude any such Shares repurchased during such period, which Shares will be subject to the Performance Fee upon repurchase.

“Loss Carryforward Amount” with respect to any Shares shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Shares and decrease by any positive annual Total Return with respect to such Shares; provided that each Loss Carryforward Amount shall at no time be less than zero; provided further, that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Shares repurchased during such year, which Shares will be subject to the Performance Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Operating Manager’s Performance Fee. This is referred to as a “High Water Mark.”

Operating Expenses

Each Series will pay or otherwise bear its proportionate portion of the payments, fees, costs, expenses and other liabilities (for the avoidance of doubt, including any applicable value added tax) or obligations resulting from, related to, associated with, arising from or incurred in connection with the Company’s operations (collectively, the “Operating Expenses”). See “Item 2. Financial Information—Operating Expenses.”

The Operating Manager and its affiliates will be entitled to reimbursement from each Series, in its proportionate share, for any Operating Expenses or Organizational and Offering Expenses (as defined below) paid or incurred by them on behalf of, or in relation to, such Series.

If any Operating Expenses are incurred for the account or for the benefit of each Series and one or more other Apollo Clients, the Operating Manager will allocate such Operating Expenses among such Series and each such other Apollo Client in proportion to the size of the investment made by each in the activity or entity to which such Operating Expenses relate, to the extent applicable, or in such other manner as the Operating Manager in good faith determines is fair and reasonable.

Leverage

We may use leverage to provide additional funds to support our acquisitions. We expect to use entity level debt (incurred by each Series or its operating subsidiaries), such as revolving credit facilities, and expect the Infrastructure Assets will utilize asset level debt financing (debt at the operating entity level).

Asset level debt may be incurred by Infrastructure Assets entered into by one of our operating entities and secured by Infrastructure Assets owned by such operating entities. If an operating entity were to default on a loan, the lender’s recourse would be to the Infrastructure Assets and the lender would typically not have a claim to other assets of the Company, any Series or its subsidiaries. There is no guarantee that the Company’s operating entities will be able to obtain leverage on Infrastructure Assets on attractive terms or at all. In certain limited cases, asset level debt may be recourse to both Series on a joint and several basis.

There is no limit on the amount we may borrow with respect to any individual operating entity. In addition, we may have a variety of financial arrangements (including reverse repurchase agreements and derivative transactions) that have similar effects as leverage. See “Item 1A. Risk Factors—Risks Related to the Company’s Infrastructure Assets and Owning and Managing Infrastructure Assets Generally—We may need to incur financial leverage to be able to achieve our business objectives. We cannot guarantee the availability of such financing.”

We might not use leverage at all times and the amount of leverage may vary depending upon a number of factors, including the Operating Manager’s outlook for the market and the costs that any Series would incur as a result of such leverage. Any borrowings would have seniority over the Shares. There is no assurance that our leveraging strategy will be successful.

The Board may authorize use of leverage by any Series or any of our Infrastructure Assets without the approval of Shareholders.

We may borrow money through a revolving credit facility with one or more unaffiliated third-party lenders for acquisition purposes, to pay operating expenses, to make distributions, to satisfy repurchase requests from shareholders, and otherwise to provide any Series with temporary liquidity. In addition, we may enter into an unsecured line of credit with Apollo or one of its affiliates for such purposes. Apollo or one of its affiliates may face conflicts of interest in connection with any borrowings or disputes under this unsecured line of credit. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.”

Our future credit facilities (the “Credit Facilities”) may contain customary covenants that, among other things, limit our ability to pay distributions in certain circumstances, incur additional debt and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios. In connection with any Credit Facility, we may be required to pledge some or all of our assets and to maintain a portion of our assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The lenders of such Credit Facility may have the ability to foreclose on such assets in the event of a default under the Credit Facility pursuant to agreements among the applicable Series, our custodian and such lenders. We expect that any such Credit Facility would have customary covenant, negative covenant and default provisions. There can be no assurance that we will enter into an agreement for any new Credit Facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, the Credit Facility may in the future be replaced or refinanced by one or more Credit Facilities having substantially different terms or by the issuance of debt securities.

Changes in the value of our Infrastructure Assets, including costs attributable to leverage, are borne entirely by Shareholders.

Utilization of leverage involves certain risks to Shareholders. These include the possibility of higher volatility of the NAV of the Shares. So long as our Infrastructure Assets increase in value at a higher rate than the then-current cost of any leverage together with other related expenses, the leverage will cause holders of Shares to realize a higher rate of return than if we were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches any increase in value of our Infrastructure Assets, the benefit of leverage to holders of Shares is reduced, and if the then-current cost of any leverage together with related expenses were to exceed any increase in value of our Infrastructure Assets, our leveraged capital structure would result in a lower rate of return to holders of Shares than if the applicable Series were not so leveraged.

Competition

The infrastructure sector in which we will seek potential Infrastructure Assets has become highly competitive. We will be competing for potential Infrastructure Assets with operating companies, financial institutions, entities specializing in engineering and institutional investors as well as private equity, hedge funds, infrastructure and investment funds. These investors could make competing offers for Infrastructure Asset opportunities identified by the Operating Manager and its affiliates. As a result, such competition could mean that the prices and terms on which purchases of Infrastructure Assets are made could be less beneficial to the Company than would otherwise have been the case.

Deployment of Capital

We plan to conduct a continuous private offering of our Shares to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act (the “Private Offering”). In light of the nature of our plans to conduct continuous offerings in relation to our business strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential opportunities, if we have difficulty identifying and acquiring suitable Infrastructure Assets on attractive terms, there could be a delay between the time we receive net proceeds from the sale of Shares in our Private Offering and the time we invest the net proceeds. We may also from time to time hold cash or liquid investments pending deployment into Infrastructure Assets, which cash holdings may at times be significant, particularly at times when we are receiving significant offering proceeds and/or times when there are few attractive business opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fee.

In the event we are unable to find suitable Infrastructure Assets, such cash or liquid investments may be maintained for longer periods which would be dilutive to overall returns. This could cause a substantial delay in the time it takes for a Shareholder’s investment in us to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to Shareholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Infrastructure Assets will generate significant interest, and Shareholders should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. If we fail to timely deploy the net proceeds of sales of Shares or do not deploy sufficient capital in connection with our use of leverage, our results of operations and financial condition may be adversely affected and/or we may become required to register under the Investment Company Act.

Distributions

Beginning with the end of our first full calendar quarter after which we sell Shares to non-affiliates, the Series will seek to pay regular quarterly distributions at an attractive distribution yield to Shareholders of record. We intend to declare, accrue and pay distributions quarterly. However, there can be no guarantee that any Series will pay quarterly distributions consistently and at a specific rate, or at all. While we expect the Series to pay regular quarterly distributions, and accordingly, the Series will be subject to Delaware distribution rules with respect to limited liability companies, we do not expect the Series to have a written distribution policy. The ultimate decision to issue distributions will be a case-by-case determination by the Board. If the Company decides to adopt a distribution policy, it will provide appropriate disclosure in advance. Due to tax considerations and other factors, the amount of the distributions ultimately received by Shareholders in each Series may differ, but distribution amounts are expected to be based primarily on the joint underlying economic interests of the Series in the Infrastructure Assets. The record date for distributions will be the last calendar day of the quarter immediately preceding the distribution. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions.”

Cash distributions to Shareholders will automatically be reinvested under the DRIP in additional whole and fractional Shares attributable to the type of Shares that a Shareholder owns unless and until an election is made on behalf of such participating Shareholder to withdraw from the DRIP and receive distributions in cash. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution, net of any applicable withholding taxes, by the Series’ NAV per share as of the end of the prior month. Shares will be distributed in proportion to the Series and types of Shares held by the Shareholder under the DRIP. There will be no sales load charged on Shares issued to a Shareholder under the DRIP.

Share Repurchases

We expect that each Series will conduct quarterly Share repurchases (each, a “Share Repurchase”) for up to 5.0% of the aggregate NAV (measured collectively across both Series) of our outstanding Investor Shares and E Shares at an applicable price based on the NAV per Share as of the last business day of the quarter prior to the commencement of a Share Repurchase (the “Repurchase Plan”). The Company expects to make the Share Repurchases beginning with the second full quarter after the initial raising of third-party capital. Due to tax considerations and other factors, the NAV between each Series will differ, and because of differential fees and other factors, NAV between Share type will differ, but all NAV calculations are expected to be based on the joint underlying economic interests of both Series in the Infrastructure Assets.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of our assets, including from our Liquidity Portfolio, and we have no limits on the amounts we may fund from such sources.

In an effort to have adequate cash available to support our Repurchase Plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase Shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of Shares in this continuous offering to fund all repurchase requests. Consummating a Share Repurchase may require us to sell certain of our assets, and realize gains or losses, at a time when it may otherwise be disadvantageous to do so. To the extent we maintain a cash position to satisfy Share Repurchases, we would not be fully deploying our capital to acquisition opportunities, which may reduce our returns.

Repurchase Limitations

The Company is designed primarily for long-term investors and an investment in the Shares should be considered illiquid. The Shares are not currently, and are not expected to be, listed for trading on any securities exchange. There is no public market for the Shares and none is expected to develop. The Shares therefore are not readily marketable and Shareholders must be prepared to hold Shares for an indefinite period of time. Shareholders may not be able to sell their Shares at all or at a favorable price.

The Company expects to make the Share Repurchases beginning with the second full quarter after the initial raising of third-party capital. We may repurchase fewer Shares than have been requested in any particular calendar quarter to be repurchased under our Repurchase Plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares, A-II Shares and E Shares (including repurchases at certain non-U.S. investor access funds primarily created to hold our Shares) will be limited to no more than 5.0% of our aggregate NAV per calendar quarter (measured collectively across both Series using the average aggregate NAV as of the end of the immediately preceding three months).

In the event that we determine to repurchase some but not all of the Shares submitted for repurchase during any calendar quarter, Shares submitted for repurchase during such calendar quarter will be repurchased on a pro rata basis after we have repurchased all Shares for which repurchase has been requested due to disability, death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder if the Shareholder was disabled, dead, divorced, dissolved, bankrupt, insolvent or adjudicated incompetent post-purchase. Any such share repurchase requests due to disability, death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence will be subject to the Company’s approval following a review of supporting documents evidencing the applicable event, and the applicable event must have occurred post purchase. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Repurchase Plan, as applicable.

Generally, the price at which we make repurchases of our Shares will equal the NAV per Share of each applicable Share type of each applicable Series (“NAV per Share”) as of the last calendar day of the applicable, immediately preceding quarter. The NAV per Share as of the date on which an investor makes a repurchase request may be significantly different than the repurchase price such investor receives. In addition, we may repurchase Shares at an applicable price that we believe reflects the NAV per Share of such Shares more appropriately than the prior calendar quarter’s NAV per Share, including by updating a previously disclosed repurchase price, in cases where we believe there has been a material change (positive or negative) to our NAV per Share since the end of the prior calendar quarter. In such cases, the repurchase price will not equal our NAV per Share as of any time. Based on a number of factors, including liquidity, market conditions, operational factors and others, we may elect not to accept repurchase requests for such calendar quarter and Shareholders who wish to have their Shares repurchased the following quarter would then be required to resubmit their repurchase requests in a later quarter. The repurchase transaction price for each calendar quarter and the repurchase window dates, as well as the transaction price for monthly subscriptions, will be available on the Company’s website at https://www.apollo.com/infraco or the Company’s filings with the SEC, or by calling our toll-free number at 1-888-926-2688.

There may be quarters in which no Share Repurchase is made, and it is possible that no Share Repurchases will be conducted by the Company at all. If the Board determines that we should not make a Share Repurchase, Shareholders may not be able to sell their Shares as it is unlikely that a secondary market for the Shares will develop or, if a secondary market does develop, Shareholders may be able to sell their Shares only at substantial discounts to the applicable NAV per Share. If the Company does conduct Share Repurchases, it may be required to sell assets to purchase Shares that are being repurchased, which may increase risks for remaining Shareholders and increase Company expenses as a percent of assets.

In addition, while the Company is permitted to borrow money to finance the repurchase of Shares pursuant to the Repurchase Plan, there can be no assurance that the Company will be able to obtain such financing on favorable terms or at all if it attempts to do so. Although repurchases of Shares generally would be beneficial to Shareholders seeking repurchase by providing them with some ability to sell their Shares, the acquisition of

Shares by the Company will decrease the total assets of the Company and may affect returns. Moreover, if the Company’s assets do not provide adequate liquidity to fund Share Repurchases, the Company may extend the last day of any Share Repurchase, which will cause the Shareholder to be paid at a later date than if the Share Repurchase were not extended.

Our published NAV per Share may change materially from the date a Share Repurchase window is opened to Shareholders to the date on which the NAV per share applicable to such Share Repurchase is published during such Share Repurchase window, and it also may change materially shortly after a given Share Repurchase is completed.

Infrastructure Assets cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in Infrastructure Assets rather than repurchasing our Shares is in the best interests of the Company as a whole, we may choose to repurchase fewer Shares in any particular quarter than have been requested to be repurchased, or none at all. Further, the Board may make exceptions to, modify or suspend our Repurchase Plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our Shareholders. Alternatively, in the event that we receive repurchase requests in excess of applicable limits, the Board may consider, in its sole discretion, steps in order to provide additional liquidity to Shareholders, including tender offers or other measures. In addition, the Board may make the determination to terminate our Repurchase Plan, temporarily or permanently, and institute a tender offer or other liquidity plan, in compliance with applicable law, regulation and policy, in its place. Material modifications, including any amendment to the 5.0% quarterly limitations on repurchases (measured collectively across both Series), to and suspensions of the Repurchase Plan will be promptly disclosed to Shareholders in a supplement to our private placement memorandum or special or periodic report filed by us on the SEC’s website at https://www.sec.gov. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the Repurchase Plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before Shares are repurchased. Once the Repurchase Plan is suspended, our Repurchase Plan requires that we consider the recommencement of the plan at least quarterly. Continued suspension of our Repurchase Plan would only be permitted under the plan if the Board determines that the continued suspension of the Repurchase Plan is in our best interest and the best interest of our Shareholders. The Board must affirmatively authorize the recommencement of the Repurchase Plan before Shareholder requests will be considered again. The Board cannot terminate our Repurchase Plan absent a liquidity event which results in our Shareholders receiving cash or securities listed on a national securities exchange, or results in the Shares being quoted on the over the counter market or otherwise becoming traded on a secondary market or where otherwise required by law.

Additional risks relating to Share Repurchases are discussed in “Item 1A. Risk Factors,” including in “Item 1A. Risk Factors—There is no market for the Shares, and Shareholders will bear the risks of owning Shares for an extended period of time due to limited repurchases,” “Item 1A. Risk Factors—A Shareholder’s ability to have its Shares repurchased through any Share Repurchase is limited” and “Item 1A. Risk Factors—Economic events that may cause our Shareholders to request that we repurchase their Shares in connection with a Share Repurchase by us may materially and adversely affect our cash flows, our results of operations and our financial condition.”

V Shares are not subject to our Repurchase Plan, including with respect to any repurchase limits. The Company expects to adopt a separate arrangement to repurchase V Shares.

Minimum Account Repurchases

In the event that any Shareholder fails to maintain the minimum balance of $500 of Shares, we may repurchase all of the Shares held by that Shareholder at the repurchase price in effect on the date we determine that the Shareholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Mandatory Repurchases

We may repurchase all or any portion of the Shares of a Shareholder without consent or other action by the Shareholders of the applicable Series or other person if we determine that:

•

the Shares have been transferred in violation of the LLC Agreement, or have vested in any person by operation of law as a result of the disability, death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•	any transferee does not meet any investor eligibility requirements established by the Company from time to time;

•

ownership of Shares by a Shareholder or other person is likely to cause the Company to be in violation of, or require registration of the Shares under, or subject the Company to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction, including without limitation the Investment Company Act;

•

continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, the Operating Manager, Apollo or any of their affiliates, or may subject the Company or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Company, as determined by the Board, for the Company or such Series to repurchase the Shares; or

•

continued ownership of any Shares by a Shareholder may cause all or any portion of the assets of the Company or a Series to be characterized as plan assets of such Shareholder for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law.

Shares will be repurchased at a price equal to the transaction price of the type of Shares being repurchased on the date of repurchase (which will generally be equal to our prior quarter’s NAV per Share). Shareholders whose Shares are repurchased by the applicable Series will not be entitled to a return of any amount of sales load that was charged in connection with the shareholder’s purchase of such Shares. To the extent the Company requires the mandatory repurchase of any Shares of any Shareholder, such repurchase will not be subject to the repurchase limits under our Repurchase Plan, unless otherwise determined by the Company in its sole discretion.

Employees

We expect to carry out our business plans pursuant to efforts of our officers and other personnel, which may be supplied by the Operating Manager, or may be directly hired by the Company or one or more of its subsidiaries, in addition to the services of the Operating Manager. To the extent that an officer or other personnel spends time on the Company or its subsidiaries, we expect such officer and other personnel to devote sufficient time to managing the Company or its subsidiaries and/or overseeing, managing and supporting our control Infrastructure Assets and debt investments and to a lesser extent, strategic investments, so that the Company can carry out its proposed activities. We currently have no employees and are managed by the Operating Manager pursuant to the Operating Agreement. Each of our officers is an employee of the Operating Manager or its affiliates. The Operating Manager’s team includes senior professionals who have significant experience in underwriting and structuring infrastructure acquisitions and financing transactions. Through AIC’s relationship with the Operating Manager, the Company has access to Apollo’s Infrastructure Platform for sourcing and evaluating Infrastructure Assets.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of any listing on a securities exchange, (ii) in which we have total annual gross revenue of at least $1.235 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Shares less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for Shareholders and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Private Offering of Shares

We plan to conduct the Private Offering to (i) “accredited investors” (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act. The description of the Private Offering below will apply with respect to each Series and will be the same for each Series unless otherwise indicated.

Shares will be offered on a monthly basis at NAV per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders), plus any applicable upfront selling commissions and dealer manager fees. The NAV per Share, which will generally be equal to the transaction price, as of the date on which an investor makes a subscription request may be significantly different than the offering price such investor pays at the NAV per Share on the date of the allocation of Shares to such investor. Each type of Shares may have a different NAV per Share because shareholder servicing fees differ with respect to each type.

Each Series currently intends to offer six types of Investor Shares to Shareholders: S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares. Holders of S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares have equal rights and privileges with each other. Such Shares will be subject to different sales load, dealer manager fees, servicing fees or distribution fees, as applicable, as further described herein. See “Item 11. Description of Registrant’s Securities to be Registered—Summary of the LLC Agreement—Types of Shares.”

E Shares and V Shares will be held by Apollo, certain of its affiliates and employees and/or certain Apollo Clients, and E Shares will additionally be held by our officers, directors and employees or Apollo or its affiliates, as applicable. Neither E Shares nor V Shares are being offered to other Shareholders.

F-S and F-I Shares (collectively, “Founder Shares”) will be offered during the period beginning on the date of the commencement of the Private Offering and continuing through December 31, 2024 (for accepted subscriptions effective prior to or as of January 2, 2025) (the “Initial Offer Period”) to all investors unless their financial intermediary has opted not to sell Founder Shares. Following the Initial Offer Period, Founder Shares will no longer be offered except (a) in connection with the DRIP and (b) to clients of financial intermediaries that have been designated as a “Founder Intermediary.” The Company reserves the right to extend the Initial Offer Period in its sole discretion. If a Founder Intermediary later becomes designated as an Anchor I Intermediary, such financial intermediary’s client Shareholders will, as soon as practicable, be exchanged for A-I Shares without any further action by such Shareholders. Following the Initial Offer Period, Founder Intermediaries will be determined based on whether the net proceeds on an aggregate basis across all share types and Series received by AIC by the end of the Initial Offer Period are over $100 million, unless such minimum Founder Shares holding requirement is waived by the Company or the Dealer Manager in their sole discretion. A holder of Founder Shares as of the end of the Initial Offer Period that is a client of a non-Founder Intermediary will keep those Shares at their lifetime preferential fee rates but such client may not acquire additional Founder Shares except in connection with the DRIP. The minimum Founder Shares holding requirement does not apply to purchases made by holders of Founder Shares under our DRIP.

A-I Shares and A-II Shares (collectively, “Anchor Shares”) will be offered during the Initial Offer Period to clients of certain financial intermediaries that have been designated as an Anchor I Intermediary (an “Anchor I Intermediary”) or an Anchor II Intermediary (an “Anchor II Intermediary”; each Anchor I Intermediary and Anchor II Intermediary, an “Anchor Intermediary”), respectively. Anchor I Intermediaries will be determined based on whether the net proceeds on an aggregate basis across all share types and Series received by the Company from such intermediary’s clients at any point before the end of the Initial Offer Period total more than $250 million, unless such minimum A-I Shares holding requirement is waived by the Company or the Dealer Manager. Anchor II Intermediaries will be certain intermediaries designated at our sole discretion. The Anchor Shares will only be offered (a) in connection with the DRIP and (b) (x) for A-I Shares, to clients of Anchor I Intermediaries, and (y) for A-II Shares, to clients of Anchor II Intermediaries.

A holder of Anchor Shares as of the end of the Initial Offer Period that is a client of a non-Anchor Intermediary will keep those shares at their lifetime preferential fee rates but may not acquire further Anchor Shares except in connection with the DRIP.

The Company reserves the right to extend the Initial Offer Period in our sole discretion, to waive or modify the eligibility criteria and/or to change the designation of a financial intermediary as a Founder Intermediary or Anchor Intermediary. For example, in the event that an intermediary’s clients participate in Share repurchases in a manner that results in the intermediary’s clients having contributed less than $100 million or $250 million in proceeds to AIC on a net basis, as applicable (or for any reason with respect to an Anchor II Intermediary), then the Company or the Dealer Manager in their sole discretion may remove (or may choose not to remove) the designation of such intermediary as a Founder Intermediary or Anchor Intermediary. Subject to any requirements that may be imposed by the financial intermediary, clients of a re-designated intermediary are permitted to retain the Founder Shares or Anchor Shares issued prior to the re-designation but may not purchase additional Founder Shares or Anchor Shares except in connection with the DRIP.

The minimum Anchor Shares holding requirement does not apply to purchases made by holders of Anchor Shares under our DRIP. We reserve the right to waive the minimum Anchor Shares holding requirements and/or to extend the Anchor Shares measurement dates in our sole discretion.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was a Founder Intermediary or Anchor Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their Founder Shares or Anchor Shares but cannot acquire any additional Founder Shares or Anchor Shares except in connection with the DRIP.

Each Series may offer additional types of Shares in the future.

Shares will be offered on a continuous basis at NAV per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders).

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (https://www.sec.gov) that contains such information. The Company’s website at https://www.apollo.com/infraco contains additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on the Company’s website at https://www.apollo.com/infraco.

Certain United States Federal Income Tax Considerations

The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to Shareholders based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and the court decisions and administrative rulings and guidance related thereto, any of which could be changed at any time, possibly with retroactive effect. This discussion is necessarily general and is not intended to be applicable to all categories of Shareholders, some of which, including without limitation, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons who are liable for the alternative minimum tax, and certain U.S. expatriates or former long-term residents of the United States and other Shareholders that do not hold their Shares as capital assets, may be subject to special rules. Tax-exempt organizations (including tax-exempt accounts) and non-U.S. investors are addressed separately below.

The Company formed separate Series pursuant to the LLC Act, each of which is intended to be treated as a separate entity for U.S. federal income tax purposes. Series I is intended to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes.

If a partnership is a Shareholder, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners of a partnership should consult their own tax advisors.

For purposes of this discussion, a “U.S. Person” is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of a U.S. person as described in Section 7701(a)(30) of the Code or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person. A “U.S. Series I Shareholder” is a Series I Shareholder that is a U.S. Person and a “U.S. Series II Shareholder” is a Series II Shareholder that is a U.S. Person. A

“Non-U.S. Series I Shareholder” is a Series I Shareholder that is not a U.S. Person and a “Non-U.S. Series II Shareholder” is a Series II Shareholder that is not a U.S. Person.

Unless otherwise expressly provided herein, this discussion does not address possible state, local or non-U.S. tax consequences of the purchase, ownership or disposition of Shares, some or all of which may be material to particular Shareholders. This discussion also does not address the potential application of the U.S. federal alternative minimum tax to the Shareholders.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND ANY NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY IN ITS PARTICULAR SITUATION.

Series I:

Corporate Status of Series I

Series I has elected to be classified as a corporation for U.S. federal income tax purposes. As such, tax attributes are not expected to flow between Series I and the Series I Shareholders. Instead, all income of the corporation is expected to be subject to corporate income tax, which may result in the Series I Shareholders bearing a greater tax burden than Series II Shareholders. U.S. Series I Shareholders that are tax-exempt are not expected to be treated as incurring unrelated business taxable income (“UBTI”) unless such U.S. Series I Shareholder’s investment is financed with leverage, and Non-U.S. Series I Shareholders are not expected to be treated as incurring income effectively connected with a U.S. trade or business unless ownership of the Series I Shares is associated with such Non-U.S. Series I Shareholder’s trade or business within the United States or unless Series I is a “United States real property holding corporation” as discussed below.

Distributions to Series I Shareholders

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Shares) in respect of our Series I Shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Series I Shareholder, and to the extent the amount of the distribution exceeds a Series I Shareholder’s adjusted tax basis in our Shares, the excess will be treated as gain from the disposition of Series I Shares (the tax treatment of which is discussed below under “Series I—Gain on Disposition of Series I Shares”). Series I Shareholders that reinvest any distributions pursuant to the DRIP may have tax liabilities that exceed cash distributions made to such Series I Shareholders, in which case such excess tax liability arising from the ownership of Series I Shares would need to be satisfied from a Series I Shareholder’s own funds.

Dividends paid to a Non-U.S. Series I Shareholder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Series I Shareholder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the Non-U.S. Series I Shareholder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Series I Shareholder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such Series I Shareholder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Series I Shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Series I Shareholders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Series I Shareholder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Series I Shares

U.S. Series I Shareholders generally will be subject to gain upon the sale or taxable disposition of Series I Shares in an amount equal to the excess of the amount realized over the Series I Shareholder’s adjusted basis in the Series I Shares, which gain would generally be characterized as capital gain. If the Series I Shares sold were held by the selling Series I Shareholder for more than one year, the gain on the sale would be long-term capital gain. Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Series I Shareholder on the sale or other disposition of Series I Shares generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Series I Shareholder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Series I Shareholder);

•	the Non-U.S. Series I Shareholder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A Non-U.S. Series I Shareholder described in the first or third bullet points immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Series I Shareholder were a United States person as defined under the Code. In addition, if any Non-U.S. Series I Shareholder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Series I Shareholder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Series I Shareholder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We have not determined whether Series I is a “United States real property holding corporation” for United States federal income tax purposes, but depending on the composition and character of its assets it is possible that it is or may become a United States real property holding corporation.

Information Reporting and Backup Withholding

Distributions paid to Series I Shareholders will generally be reported to the IRS. Distributions paid to a Non-U.S. Series I Shareholder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Series I Shareholder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Series I Shareholder will not be subject to backup withholding on distributions received if such Series I Shareholder certifies under penalty of perjury that it is a Non-U.S. Series I Shareholder (and the payor does not have actual knowledge or reason to know that such Series I Shareholder is a United States person as defined under the Code), or such Series I Shareholder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Series I Shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Series I Shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Series I Shareholder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax is imposed on any dividends paid on our Series I Shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Series I—Distributions to Series I Shareholders,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Series I Shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Series I Shareholders should consult their own tax advisors regarding these requirements and whether they may be relevant to the Shareholders’ ownership and disposition of Series I Shares.

Series II:

Partnership Status of Series II

Series II is expected to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes, subject to the discussion below in “—Information Returns and Audit Procedures,” generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership, such as Series II, for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

We intend to manage the affairs of Series II so that Series II will meet the Qualifying Income Exception in each taxable year. However, the portion of Series II’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of its gross income in any year will constitute qualifying income. In the event that Series II does not meet the Qualifying Income Exception, there are other exceptions to the “publicly traded partnership” rules, including an exemption applicable to periodic redemptions, that may apply. Simpson Thacher & Bartlett LLP has provided an opinion, based on representations provided by Series II, that for U.S. federal income tax purposes (i) Series II will be treated as a partnership and not as an association taxable as a corporation and (ii) Series II will not be treated as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704 of the Code.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to Series II’s status for U.S. federal income tax purposes or whether Series II’s operations meet the Qualifying Income Exception.

If Series II were to be recharacterized as a corporation for U.S. federal income tax purposes or were required to register under the Investment Company Act, it would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in such corporation, and then distributed the stock to Series II Shareholders in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Series II Shareholders. If, at the time of such deemed contribution, Series II were to have liabilities in excess of the tax basis of its assets, U.S. Series II Shareholders generally would recognize gain in respect of such excess liabilities upon the deemed transfer. Thereafter, Series II would be treated as a corporation for U.S. federal income tax purposes.

In addition, if Series II were treated as a corporation in any taxable year, its items of income, gain, loss, deduction or credit would be reflected only on Series II’s tax return, rather than being passed through to Series II Shareholders, and Series II would be subject to U.S. corporate income tax in a similar manner to Series I.

Based on the foregoing consequences, the treatment of Series II as a corporation could materially reduce a Series II Shareholder’s after-tax return and therefore could result in a substantial reduction of the value of our Series II Shares. The remainder of this summary assumes that Series II will be treated as a partnership for U.S. federal income tax purposes.

Investment Structure

Series II expects to structure certain acquisitions through entities classified as corporations for U.S. federal income tax purposes. Such investments will be structured as determined in the sole discretion of the Operating Manager generally to ensure that Series II is classified as a partnership and not a publicly traded partnership taxable as a corporation (as discussed below under “—Partnership Status of Series II”) and to provide simplified tax reporting for Series II Shareholders. Because Series II Shareholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such investment structure will benefit all Series II Shareholders to the same extent, including any structures or investments utilizing leverage. Any such investment structure may result in additional indirect tax liabilities for certain Series II Shareholders. As discussed below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations,” if

any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC (each as defined below). If any such entity were a U.S. corporation, it would be subject to U.S. federal net income tax on its income, including any gain recognized on the disposition of its investments. In addition, if an investment held through an entity classified as a corporation for U.S. federal income tax purposes were to involve U.S. real property, gain recognized on the disposition of the investment by a corporation generally would be subject to corporate-level tax, whether the corporation were a U.S. or a non-U.S. corporation.

Consequences to U.S. Series II Shareholders

Ownership of Series II Shares

Income and Loss. U.S. Series II Shareholders will be required to take into account, as described below, their allocable share of Series II’s items of income, gain, loss, deduction, and credit for each of Series II’s taxable years ending with or within such Series II Shareholder’s taxable year. Each item generally will have the same character and source as though a Series II Shareholder had realized the item directly. Series II Shareholders must report such items without regard to whether any distribution has been or will be received from Series II. Series II intends to make cash distributions to all Series II Shareholders on a quarterly basis. However, based upon each Series II Shareholder’s particular tax situation and depending upon whether they reinvest such distributions pursuant to the DRIP, their tax liability might exceed cash distributions made to Series II Shareholders, in which case such excess tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

With respect to U.S. Series II Shareholders who are individuals, certain dividends paid by a corporation (including any “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes and certain qualified foreign corporations) to Series II and that are allocable to such U.S. Series II Shareholders may qualify for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a foreign corporation is treated as a qualified corporation with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, U.S. Series II Shareholders who are individuals will not be eligible for reduced rates of taxation on any dividends if the payer is a “passive foreign investment company” (a “PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year. Dividends received by non-corporate U.S. Series II Shareholders may be subject to an additional Medicare tax on unearned income of 3.8% (see “—Medicare Tax” below). U.S. Series II Shareholders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid by U.S. corporations in which Series II owns stock. Prospective Series II Shareholders should consult their own tax adviser regarding the application of the foregoing rules in light of their particular circumstances.

For U.S. federal income tax purposes, a Series II Shareholder’s allocable share of Series II’s items of income, gain, loss, deduction or credit will be governed by our limited liability company agreement if such allocations have “substantial economic effect” or are determined to be in accordance with such Series II Shareholder’s interest in Series II. Series II believes that, for U.S. federal income tax purposes, such allocations should be given effect, and Series II intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to our limited liability company agreement then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth therein.

Basis. In general, Series II Shareholders will have an initial tax basis in their Series II Shares equal to the sum of (i) the amount of cash paid for Shares and (ii) their share of Series II’s liabilities, if any. That basis will be increased by such Series II Shareholder’s share of Series II’s income and by increases in their share of Series II’s liabilities, if any. That basis will be decreased, but not below zero, by distributions received from Series II, by their share of Series II’s losses and by any decrease in their share of Series II’s liabilities. Under applicable U.S. federal income tax rules, a partner in a partnership has a single, or “unitary,” tax basis their partnership interest.

As a result, any amount paid to acquire additional Series II Shares (including through the DRIP) will be averaged with the adjusted tax basis of Series II Shares owned by such Series II Shareholder prior to the acquisition of such additional Series II Shares.

Limits on Deductions for Losses and Expenses. A Series II Shareholder’s deduction of their allocable share of Series II’s losses will be limited to their tax basis in Series II Shares and, if such Series II Shareholder is an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which such Series II Shareholder is considered to be “at risk” with respect to Series II’s activities, if that is less than their tax basis. In general, a Series II Shareholder will be at risk to the extent of their tax basis in our Series II Shares, reduced by (i) the portion of that basis attributable to their share of Series II’s liabilities for which they will not be personally liable (excluding certain qualified non-recourse financing) and (ii) any amount of money borrowed to acquire or hold Series II Shares, if the lender of those borrowed funds owns an interest in Series II, is related to the Series II Shareholder, or can look only to such Series II Shareholder’s Series II Shares for repayment. A Series II Shareholder’s at-risk amount generally will increase by their allocable share of Series II’s income and gain and decrease by cash distributions received from Series II and their allocable share of losses and deductions. Series II Shareholders must recapture losses deducted in previous years to the extent that distributions cause their at-risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that their tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of Series II Shares, any gain recognized can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at-risk or basis limitations may no longer be used. An additional limitation may apply to the deduction of certain “excess business losses” by non-corporate U.S. Series II Shareholders for taxable years beginning before January 1, 2029. Shareholders should consult their own tax adviser regarding the limitations on the deductibility of losses under the Code.

Individuals and certain estates and trusts are not permitted to claim miscellaneous itemized deductions for taxable years beginning before January 1, 2026. Such miscellaneous itemized deductions may include the operating expenses of Series II, including Series II’s allocable share of the Management Fee.

Limitations on Deductibility of Organizational and Offering Expenses and Syndication Fees. In general, neither Series II nor any U.S. Series II Shareholder may deduct organizational or syndication expenses. Syndication fees (which would include any sales or placement fees or commissions) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. If Series II incurs debt, it is possible that such indebtedness could give rise to UBTI to the extent such indebtedness is used or deemed to be used to acquire investments. In addition, a Series II Shareholder’s pro rata share of Series II’s interest expense, if any, is likely to be treated as “investment interest” expense. For a non-corporate U.S. Series II Shareholder, the deductibility of “investment interest” expense generally is limited to the amount of such Series II Shareholder’s “net investment income.” Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. A Series II Shareholder’s share of Series II’s dividends and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if such individual elects to treat such dividends as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for their share of Series II’s interest expense. Under Section 163(j) of the Code, additional limitations may apply to a corporate U.S. Series II Shareholder’s share of Series II’s interest expense, if any.

Treatment of Distributions to Series II Shareholders

Distributions of cash by Series II generally will not be taxable to Series II Shareholders to the extent of their adjusted tax basis (described above) in their Series II Shares. Any cash distributions in excess of a Series II

Shareholder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Series II Shares (described below). Such gain generally will be treated as capital gain and will be long-term capital gain if the holding period for such Series II Shares exceeds one year. A reduction in a Series II Shareholder’s allocable share of liabilities, and certain distributions of marketable securities by Series II, if any, will be treated similar to cash distributions for U.S. federal income tax purposes. Series II Shareholders that elect to participate in the DRIP may have tax liabilities that exceed cash distributions made to Series II Shareholders, in which case any tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

Sale or Exchange/Redemption of Series II Shares

Series II Shareholders will recognize gain or loss on the redemption, sale or taxable exchange of Series II Shares equal to the difference, if any, between the amount realized and their tax basis in the Series II Shares sold or exchanged. The amount realized will be measured by the sum of the cash or the fair market value of other property received plus the Series II Shareholder’s share of Series II’s liabilities, if any.

Gain or loss recognized upon the sale or exchange of Series II Shares generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Series II Shares were held for more than one year as of the date of such sale or exchange. Assuming Series II or, following the finalization of proposed U.S. Treasury regulations discussed below in “—Passive Foreign Investment Companies,” a Series II Shareholder has not elected to treat its share of Series II’s purchase of any PFIC as a “qualified electing fund,” gain attributable to such purchase of a PFIC would be taxable in the manner described below in “—Passive Foreign Investment Companies.” In addition, certain gain attributable to our purchase of a “controlled foreign corporation” (“CFC”) may be characterized as ordinary income, and certain gain attributable to “unrealized receivables” or “inventory items” could be characterized as ordinary income rather than capital gain. For example, if Series II were to hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Each U.S. Series II Shareholder who acquires Series II Shares at different times (including through the DRIP) and intends to sell all or a portion of the Series II Shares within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Medicare Tax

U.S. Series II Shareholders that are individuals, estates or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Series II Shareholders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Series II Shareholders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes a Shareholder’s allocable share of Series II’s income, as well as gain realized from a sale of Series II Shares. Special rules relating to the 3.8% Medicare tax may apply to dividends and gain, if any, derived by such U.S. Series II Shareholders with respect to Series II’s interest in a PFIC or CFC. See “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations” below. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the 3.8% Medicare tax for their ownership and disposition of Series II Shares.

Foreign Tax Credit Limitations

A U.S. Series II Shareholder may be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on Series II’s income and gains. Complex rules may, depending on such Series II Shareholder’s particular circumstances, limit the availability or use of foreign tax credits. In particular, a U.S. Series II Shareholder will generally not be entitled to an indirect foreign tax credit with respect to non-U.S. taxes paid by an entity in which Series II invests that is treated as a foreign corporation for U.S. federal income tax purposes. Gain from the sale of Series II’s investments may be treated as U.S.-source gain. Consequently, Series II Shareholders may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gain unless the credit can be applied (subject to applicable limitations) against U.S. tax due on other income treated as derived from foreign sources. Certain losses that Series II incurs may be treated as foreign-source losses, which could reduce the amount of foreign tax credits otherwise available.

Deduction for Qualified Business Income

For taxable years beginning before January 1, 2026, U.S. taxpayers who have domestic “qualified business income” from a partnership generally are entitled to deduct the lesser of such qualified business income or 20% of taxable income. A U.S. Series II Shareholder’s allocable share of Series II’s income is not expected to be treated as qualified business income or as qualified publicly traded partnership income.

Foreign Currency Gain or Loss

Because investments may be made and realized in currencies other than U.S. dollars or debt securities denominated in currencies other than U.S. dollars, U.S. Series II Shareholders may recognize a foreign currency gain or loss (ordinary, not capital) when payment is received with respect to such debt securities or when such Shareholder or Series II disposes of foreign currency or such debt securities.

Passive Foreign Investment Companies

U.S. Series II Shareholders may be subject to special rules applicable to indirect investments in foreign corporations, including an investment through Series II in a PFIC. A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for PFICs. Based on our organizational structure, we believe that Series II is likely to own an interest in a PFIC. If Series II Shareholders in Series II indirectly hold an interest in a foreign corporation for any taxable year during which the corporation is classified as a PFIC with respect to such Series II Shareholder, then the corporation will continue to be classified as a PFIC with respect to such Series II Shareholder for any subsequent taxable year during which such Series II Shareholder continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Subject to certain elections described below, any gain on the disposition of stock of a PFIC owned by a Shareholder indirectly through Series II, as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of a Series II Shareholder’s holding period of Series II Shares or Series II’s holding period for the PFIC. Such gain or income generally would be taxable as ordinary income, and dividends paid by the PFIC would not be eligible for the preferential tax rates for dividends paid to non-corporate U.S. Series II Shareholders. In addition, an interest charge would apply, based on the tax deemed deferred from prior years. To the extent reasonably practicable and administratively feasible, we may structure investments in foreign corporations to avoid holding a PFIC. However, no assurances can be given that we will be able to structure investments to avoid holding any investment through an entity treated as a PFIC.

If Series II or Series II Shareholders were to elect to treat their share of Series II’s interest in a PFIC as a “qualified electing fund” (“QEF Election”), for the first year they were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, Series II Shareholders would be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC, even if not distributed to Series II or to such Series II Shareholder. Series II expects that certain investments will be PFICs and generally intends that Series II will make a QEF Election with respect to such investments, to the extent applicable. Recently proposed U.S. Treasury regulations would require that U.S. Series II Shareholders, rather than Series II, make the QEF Election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF Election made by Series II prior to that date would continue for any U.S. Series II Shareholder that owns an interest in a PFIC through Series II on the date the proposed regulations are finalized. A QEF Election must be made by Series II Shareholders on an entity-by-entity basis. To make a QEF Election, Series II Shareholders must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with the Shareholders’ annual income tax return. To the extent reasonably practicable, we intend to timely provide Shareholders with information related to the PFIC status of each entity we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to such entity. Any such election should be made for the first year Series II holds an interest in such entity or for the first year in which the Shareholder holds Series II Shares, if later.

Once Series II Shareholders have made a QEF Election for an entity, such election applies to any additional shares of interest in such entity acquired directly or indirectly, including through additional Series II Shares acquired after the QEF Election is made (such as Series II Shares acquired under the DRIP). If Series II Shareholders were to make a QEF Election after the first year that Shareholders were treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply with respect to the pre-QEF Election period, unless such Series II Shareholders were to make a “purging election.” The purging election would create a deemed sale of such previously held share of Series II’s interests in a PFIC. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, Series II Shareholders would have a new basis and holding period in their share of Series II’s interests in the PFIC. U.S. Series II Shareholders should consult their own tax advisers as to the manner in which such direct inclusions could affect their allocable share of Series II’s income and their tax basis in the Series II Shares and the advisability of making a QEF Election or a purging election.

Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax (as described above under “—Medicare Tax”) to U.S. persons owning an interest in a PFIC. Under the special rules, a non-corporate U.S. Series II Shareholder that has made a QEF Election with respect to Series II’s interest in a PFIC, is permitted to make a special election to treat their share of the ordinary earnings and net capital gains of the PFIC as net investment income for purposes of the 3.8% Medicare tax. If Series II Shareholders do not make the special election, then they may be required to calculate their basis in their Series II Shares for purposes of the 3.8% Medicare tax in a manner that differs from the calculation of their basis in the Series II Shares for U.S. federal income tax purposes generally. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the special election, as well as the other implications of the 3.8% Medicare tax and the Treasury regulations under Section 1411 of the Code for their ownership and disposition of Series II Shares.

In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF Election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, Series II Shareholders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. We do not expect that any of our existing or future investments will qualify as PFICs that are publicly traded, and therefore we do not expect that a mark-to-market election will be available for any such entity. Prospective Series II Shareholders should consult their own tax adviser regarding the availability of the mark-to-market election with respect to any PFIC in which they are treated as owning an interest through Series II.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Series II Shareholders is uncertain in certain respects. Prospective Series II Shareholders should consult their own tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making a QEF Election, a special election under the Treasury Regulations under Section 1411 of the Code, or a mark-to-market election, as applicable, with respect to any PFIC in which they are treated as owning an interest through Series II.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

Because Series II is a U.S. partnership for U.S. federal income tax purposes and is expected to own an interest in a CFC, then a U.S. Series II Shareholder who meets the ownership tests described above may be required to include in income its allocable share of the CFC’s “Subpart F” income. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such CFC’s current earnings and profits. Such inclusions will be treated as ordinary income (whether or not attributable to net capital gains). Thus, a U.S. Series II Shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of any earnings attributable to net capital gains of the CFC. Under Treasury regulations, only U.S. Series II Shareholders that are U.S. Shareholders would be required to include in income their allocable shares of a CFC’s Subpart F income. In addition, such U.S. Series II Shareholders that are U.S. Shareholders would be subject to current United States tax on the “global intangible low-taxes income” or “GILTI” of the CFC, regardless of cash distributions from the CFC.

A Series II Shareholder’s tax basis in their Series II Shares will be increased to reflect any required Subpart F income or GILTI. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F income will not be eligible for the reduced rate of tax applicable to certain dividends paid by qualified foreign corporations to individual U.S. persons. See above under “Series II—Consequences to U.S. Series II Shareholders—Ownership of Series II Shares—Income and Loss.” Amounts included as Subpart F income or GILTI with respect to direct and indirect investments generally will not be taxable again when actually distributed by the CFC.

Whether or not any CFC has Subpart F income, any gain allocated to Series II Shareholders from our disposition of an equity interest in a CFC will be treated as dividend income (regardless of U.S. Shareholder status) to the extent of their allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a CFC will not pass through to U.S. Series II Shareholders.

As described above under “—Passive Foreign Investment Companies,” Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax to U.S. persons owning an interest in a PFIC. Similar rules apply to U.S. Shareholders of a CFC. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of these special rules.

If a non-U.S. entity held by Series II is classified as both a CFC and a PFIC, then Series II Shareholders will be required to include amounts in income with respect to such non-U.S. entity either under the CFC rules described under this subheading, or under the PFIC rules described under “—Passive Foreign Investment Companies,” but not both. The interaction of these rules is complex, and prospective Series II Shareholders should consult their own tax adviser in this regard.

Based on our organizational structure, we believe that one or more of Series II’s investments in the future are likely to be classified as CFCs. We may in the future acquire certain investments or operating entities through one or more holding entities treated as corporations for U.S. federal income tax purposes, and such future holding entities or other companies may be treated as CFCs. A U.S. Series II Shareholder that is a U.S. Shareholder based on the ownership tests described above may be required to include in income its allocable share of any CFC’s “Subpart F” income. The application of the CFC rules to U.S. Series II Shareholders is uncertain in certain respects. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the CFC rules for their ownership and disposition of Series II Shares.

U.S. Withholding Taxes

Although each U.S. Series II Shareholder is required to provide an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of determining whether U.S. withholding applies to payments made by Series II to some or all Series II Shareholders. In such a case, payments made by Series II to U.S. Series II Shareholders might be subject to U.S. “backup” withholding at the applicable rate or other U.S. withholding taxes. Series II Shareholders would be able to treat as a credit their allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, might be entitled to a refund of such taxes from the IRS. In the event Series II Shareholders redeem, transfer or otherwise dispose of some or all of their Series II Shares, special rules might apply for purposes of determining whether such Series II Shareholders or the transferees of such Series II Shares were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. Prospective investors should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

Consequences to Tax-Exempt U.S. Series II Shareholders

Income recognized by a U.S. tax-exempt organization (including a tax-exempt account) is exempt from U.S. federal income tax except to the extent of the organization’s UBTI. UBTI is defined generally as any gross income derived by a tax-exempt organization (including a tax-exempt account) from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. In addition, income arising from a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that holds operating assets or is otherwise engaged in a trade or business generally will constitute UBTI. Notwithstanding the foregoing, UBTI generally does not include any dividend income, interest income, certain other categories of passive income or capital gains realized by a tax-exempt organization (including a tax-exempt account), so long as such income is not “debt financed,” as discussed below. Series II believes that it should not be regarded as engaged in a trade or business, and anticipates that any operating assets held by Series II will be held through entities that are treated as corporations for U.S. federal income tax purposes.

The exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. If an entity treated as a flow-through for U.S. federal income tax purposes, such as Series II, incurs acquisition indebtedness, a tax-exempt partner in such flow-through entity (including one holding through a flow-through structure) will be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness. If any such indebtedness were used by Series II (or deemed to be used) to acquire property, such property generally would constitute debt-financed property, and any income from or gain from the disposition of such debt-financed property allocated to a tax-exempt organization (including a tax-exempt account) generally would constitute UBTI to such tax-exempt organization, subject to certain exceptions in cases where debt is paid off. In addition, even if such indebtedness were not used (or deemed to be used) by Series II to acquire property but were instead used to fund distributions to Series II Shareholders, if a tax-exempt organization (including a tax-exempt account) subject to taxation in the United States were to use such proceeds to make an investment outside Series II, the IRS might assert that such investment constitutes debt-financed property to such Series II Shareholder with the consequences noted above.

Series II is not prohibited from incurring indebtedness, and no assurance can be provided that Series II will not generate UBTI attributable to debt-financed property in the future. Tax-exempt U.S. Series II Shareholders should consult their own tax advisers regarding the tax consequences of a purchase of Series II Shares.

Consequences to Non-U.S. Series II Shareholders

Series II intends to make investments in Infrastructure Assets (other than Infrastructure Assets that are treated as corporations for U.S. federal income tax purposes) indirectly through entities that are treated as corporations for U.S. federal income tax purposes, and as a result does not expect that any such investment will generate income treated as effectively connected with a U.S. trade or business (other than effectively connected income attributable to the sale of a United States real property interest). However, no assurance can be given that Series II Shareholders will not incur income treated as effectively connected with a U.S. trade or business. If, as anticipated, Series II is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Series II Shareholder is not itself engaged in a U.S. trade or business, then such Non-U.S. Series II Shareholder generally will not be subject to U.S. tax return filing requirements solely as a result of owning Series II Shares and generally will not be subject to U.S. federal income tax on its allocable share of Series II’s interest and dividends from non-U.S. sources or gain from the sale or other disposition of securities or real property located outside of the United States.

However, there can be no assurance that the law will not change or that the IRS will not deem Series II to be engaged in a U.S. trade or business. If, contrary to our expectations, Series II is treated as engaged in a U.S. trade or business, then a Non-U.S. Series II Shareholder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. If Series II were to have income treated as effectively connected with a U.S. trade or business, then a Non-U.S. Series II Shareholder would be required to report that income and would be subject to U.S. federal income tax at the regular graduated rates. In addition, Series II might be required to withhold U.S. federal income tax on such Non-U.S. Series II Shareholder’s distributive share of such income at the highest rate of income tax applicable to such Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. A corporate Non-U.S. Series II Shareholder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. If, contrary to expectation, Series II were engaged in a U.S. trade or business, then gain or loss from the sale of Series II Shares by a Non-U.S. Series II Shareholder would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Series II Shareholder would have had effectively connected gain or loss had Series II sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax.

Further, it is possible that Series II will recognize gain from the sale of a United States real property interest. Regardless of whether Series II’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Series II Shareholders (other than certain qualified foreign pension funds) are taxed on the gain derived from the dispositions of United States real property interests (including gain allocated to a Non-U.S. Series II Shareholder upon a sale of such property interests by Series II). A United States real property interest includes an interest in a United States real property holding corporation. Under FIRPTA, Non-U.S. Series II Shareholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Series II Shareholders that that receive income allocations from the sale of a United States real property interest may be required to file a United States federal income tax return and may be subject to United States federal income tax at regular U.S. rates on a sale, exchange or other disposition of such United States real property interest. Generally with respect to gain attributable to Series II’s sale of a United States real property interest that is allocated to a Non-U.S. Series II Shareholder, Series II will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. Also, such gain may be subject to a 30% branch profits tax (as discussed above).

Upon a sale of a Non-U.S. Series II Shareholder’s Shares, if (i) 50% or more of Series II’s gross assets consist of U.S. real property interests and (ii) 90% or more of Series II’s gross assets consist of U.S. real property interests and cash or cash equivalents, a purchaser will be required to withhold tax pursuant to Section 1445 of the Code on the full amount of the purchase price. Regardless of whether Series II satisfies these requirements, gain attributable to its U.S. real property interests may be subject to U.S. federal income tax.

In general, even if Series II is not engaged in a U.S. trade or business, and assuming Series II Shareholders are not otherwise engaged in a U.S. trade or business, Non-U.S. Series II Shareholders will nonetheless be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends and certain interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Series II Shareholder’s country of residence or under the “portfolio interest” rules or other provisions of the Code, provided that such Series II Shareholder provides proper certification as to their eligibility for such treatment. Notwithstanding the foregoing, and although each Non-U.S. Series II Shareholder is required to provide us with an IRS Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of establishing whether reduced rates of withholding apply to some or all Series II Shareholders. In such a case, a Series II Shareholder’s allocable share of distributions of U.S.-source dividend and interest income will be subject to U.S. withholding tax at a rate of 30%. Further, if such Series II Shareholder would not be subject to U.S. tax based on their tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Series II Shareholder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on their account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Series II Shareholder resides in a treaty jurisdiction which does not treat Series II as a pass-through entity, such Series II Shareholder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on their account. In the event a Series II Shareholder elects to redeem, sell or exchange some or all of their Series II Shares, special rules may apply for purposes of determining whether such Series II Shareholder or the transferee of such Series II Shares are subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. See “Series II—Consequences to U.S. Series II Shareholders—Sale or Exchange/Redemption of Series II Shares.” Prospective Series II Shareholders should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

Special rules may apply to any Non-U.S. Series II Shareholder (i) that has an office or fixed place of business in the United States; (ii) that is an individual present in the United States for 183 days or more in a taxable year, calculated taking into account a portion of the days such individual was present in the United States in the preceding two years; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in Series II in connection with its U.S. business, (c) a PFIC, (d) a CFC or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Prospective Series II Shareholders should consult their own tax adviser regarding the application of these special rules.

Taxes in Other Jurisdictions

In addition to U.S. federal income tax consequences, a purchase of Series II Shares could subject Series II Shareholders to U.S. state and local taxes in the U.S. state or locality in which they are a resident for tax purposes. Series II Shareholders could also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in non-U.S. jurisdictions in which Series II invests. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by U.S. Series II Shareholders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so. Income or gain from investments held by Series II may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If Series II Shareholders wish to claim the benefit of an applicable income tax treaty, they might be required to submit information to tax authorities in such jurisdictions. Prospective Series II Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series II Shares in Series II.

Information Returns and Audit Procedures

We have agreed to use commercially reasonable efforts to furnish Series II Shareholders, within 90 days after the close of each calendar year, U.S. tax information (including IRS Schedule K-1, which may be based on the best available estimates at the time of issuance) which describes on a U.S. dollar basis such Series II Shareholder’s share of Series II’s income, gain, loss and deduction for the preceding taxable year. However, providing this U.S. tax information to Series II Shareholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, Series II Shareholders will need to apply for an extension of time to file the Shareholders’ tax returns. In preparing this U.S. tax information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine a Series II Shareholder’s share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to the Shareholders’ income or loss.

Series II may be audited by the IRS. Adjustments resulting from an IRS audit could require Series II Shareholders to adjust a prior year’s tax liability and result in an audit of their own tax return. Any audit of a Series II Shareholder’s tax return could result in adjustments not related to Series II’s tax returns, as well as those related to Series II’s tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from Series II instead of Series II Shareholders. We may be permitted to elect to have the Operating Manager and Series II Shareholders take such audit adjustment into account in accordance with their interests during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties or interest as a result of an audit adjustment, then cash available for distribution to Series II Shareholders might be substantially reduced. As a result, current Series II Shareholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if current Series II Shareholders did not own Series II Shares during the taxable year under audit.

Pursuant to the partnership audit rules, a “partnership representative” designated by Series II will have the sole authority to act on behalf of Series II in connection with any administrative or judicial review of Series II’s items of income, gain, loss, deduction or credit. In particular, the partnership representative will have the sole authority to bind both former and current Series II Shareholders and to make certain elections on behalf of Series II pursuant to the partnership audit rules. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the partnership audit rules for a purchase of Series II Shares.

Foreign Account Tax Compliance

Under FATCA, a 30% withholding tax is imposed on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends and other passive income. Proposed Treasury regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury regulations are issued. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by the Company, or our investments. Nonetheless, the 30% withholding tax may also apply to such Series II Shareholder’s allocable share of distributions attributable to withholdable payments, unless they properly certify their FATCA status on IRS Form W-8 or IRS Form W-9 (as applicable) and satisfy any additional requirements under FATCA.

In compliance with FATCA, information regarding certain Series II Shareholders’ ownership of Shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country for cooperation to facilitate the implementation of FATCA, or by future Treasury regulations or guidance. Prospective Series II Shareholders should consult their own tax adviser regarding the consequences under FATCA of a purchase of Series II Shares.

Tax Shelter Regulations and Related Reporting Requirements

If Series II were to engage in a “reportable transaction,” we (and possibly Series II Shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. Any purchase of Series II Shares may be considered a “reportable transaction” if, for example, Series II were to recognize certain significant losses in the future. In certain circumstances, a Series II Shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

Moreover, if Series II were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, Series II Shareholders might be subject to significant accuracy-related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. Series II does not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor does it intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that it has participated in such a transaction. Prospective Series II Shareholders should consult their own tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of Series II Shares.

Withholding and Backup Withholding

For each calendar year, Series II will report to the Shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to Series II of the rules for withholding under Sections 1441 through 1446 of the Code (applicable to certain dividends, interest and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear.

Under the backup withholding rules, Series II Shareholders may be subject to backup withholding tax with respect to distributions paid unless: (i) they are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Series II Shareholder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Series II Shareholder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Series II

Shareholder will be allowed as a credit against their U.S. federal income tax liability and may entitle such Series II Shareholder to a refund from the IRS, provided they supply the required information to the IRS in a timely manner.

If Series II Shareholders do not timely provide Series II, or the applicable nominee, broker, clearing agent or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then Series II may become subject to U.S. backup withholding taxes in excess of what would have been imposed had Series II or the applicable intermediary received properly completed forms from all Series II Shareholders. For administrative reasons, and in order to maintain the fungibility of Shares, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by Series II as an expense that will be borne indirectly by all Shareholders on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the Series II Shareholders that failed to timely provide the proper U.S. tax forms).

Information Reporting with Respect to Foreign Financial Assets

Under Treasury regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by such Series II Shareholder. Prospective Series II Shareholders should consult their own tax adviser regarding the possible implications of these Treasury regulations for a purchase of Series II Shares.

Other Tax Matters

Taxable Year

The Company uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for Series II for such purposes.

New Legislation or Administrative Judicial Action

The U.S. federal income tax treatment of Shareholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Shareholders should be aware that the U.S. federal income tax rules are constantly under review (including currently) by the Congressional tax writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of Shares and be effective on a retroactive basis. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible for Series II to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Company’s income, reduce the net amount of distributions available to Shareholders, or otherwise affect the tax considerations of owning Shares. Such changes could also affect or cause the Company to change the way it conducts its activities and adversely affect the value of Shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE COMPANY AND SHAREHOLDERS ARE

COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY PURCHASE OF SHARES.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Company by (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Part 4 of Subtitle B of Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. federal, state or local or non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

Fiduciary Duty of Investing Plans

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (as defined below) subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor.

In considering an investment in the Company of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Company, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any “plan assets.” Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold Shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. Each of the above-noted exemptions contains conditions and limitations on its application. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Shares that might be construed as prohibited transactions. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its own legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the Shares.

Plan Assets

Under ERISA and the regulations promulgated thereunder as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations, as described below) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “25% Test”) or that the entity is an “operating company” (each as defined in the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” (“Benefit Plan Investors”) is generally defined to include “employee benefit plans” (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code is applicable (including, without limitation “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of the investment in such entity by such an employee benefit plan or plan (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA). The Company will not be an investment company under the Investment Company Act. Thus, absent satisfaction of another exception under the Plan Asset Regulations, if 25% or more of the total value of any class of equity interests of the Company were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Company would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Company.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”) and a “real estate operating company.” Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations), and on at least one day within each “annual valuation period,” that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies” (“REOCs”), as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor (the “DOL”) has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

To the extent any class of our Shares is not “publicly-offered” within the meaning of the Plan Asset Regulations, the Company intends to use reasonable efforts to satisfy another exception to the Plan Asset Regulations, including by qualifying as an “operating company” (including a VCOC and REOC) or limiting investment by, or prohibiting investment from, Benefit Plan Investors in one or more classes of our Shares. However, there can be no assurance that, notwithstanding such efforts of the Operating Manager, the Company will qualify as a VCOC or REOC, the structure of particular investments of the Company will satisfy the Plan Asset Regulations, or the underlying assets of the Company will not otherwise be deemed to include “plan assets” within the meaning of the ERISA.

Plan Asset Consequences

If the assets of the Company were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by the Company and (ii) the possibility that certain transactions in which the Company might seek to engage in could constitute “prohibited transactions” under ERISA and the Code. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The foregoing statements regarding the consequences under ERISA and the Code of an investment in the Company are based on the provisions of ERISA and the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes that would make the foregoing statements incorrect or incomplete will not occur.

Reporting Obligations

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Management Fee and the Performance Fee to the Operating Manager are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

While Plans that are governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans, in consultation with their advisors and legal counsel, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

Important Notice for Plans

Each Plan proposing to invest in the Company will be deemed to make certain representations, including, but not limited to, that it is, and any fiduciaries responsible for the Plan’s investment are, professionally advised, aware of and understand the Company’s business objectives, policies and strategies and that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under applicable law, including ERISA and applicable Similar Law. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. Apollo, the Operating Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in the Shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan which acquires or holds any Shares will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Shares and any related transactions.

The sale of Shares to a Plan is in no respect a representation by us or any other person associated with the offering of our Shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

EACH PLAN INVESTOR IS ADVISED TO CONTACT ITS OWN LEGAL, FINANCIAL ADVISOR OR OTHER FIDUCIARY UNRELATED TO THE RELEVANT ENTITIES ABOUT WHETHER AN INVESTMENT IN OUR SHARES, OR ANY DECISION TO CONTINUE TO HOLD, TRANSFER, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO ANY SUCH SHARES, MAY BE APPROPRIATE FOR THE PLAN’S CIRCUMSTANCES.

ITEM 1A.	RISK FACTORS

An investment in the Company involves significant risks and other considerations and, therefore, should be undertaken only by prospective investors capable of evaluating and bearing such risks and other considerations. A Shareholder must have the ability to understand, the financial capacity and the willingness to accept, the extent of its exposure to the risks and lack of liquidity inherent in an investment in the Investor Shares. Shareholders with any doubts as to the suitability of an investment in the Company should consult their professional advisors to assist them in conducting their own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Company in light of their own circumstances and financial condition. We cannot predict the performance of our Infrastructure Assets and, accordingly, the Company is not suitable as the sole investment vehicle for a Shareholder. In addition, there will be occasions when the Operating Manager and its affiliates will encounter potential conflicts of interest in connection with the Company, as described below under “Item 7. Certain Relationships and Related Transactions, and Director Independence.” The following discussion enumerates certain risk factors that should be carefully evaluated before making a purchase of the Investor Shares. This summary does not purport to be a complete discussion of all of the risks and other factors and considerations which relate to or might arise from investing in the Company or from the Company’s Infrastructure Assets. As used herein, the term “Company” refers to AIC and each Series thereof, as applicable.

Risks Related to our Company and an Investment in our Shares

We face heightened risks because we are a recently formed entity with no history or record.

The Company is a recently formed entity that recently commenced operations and therefore does not have a long performance history upon which prospective investors can evaluate its performance. Prospective investors should not construe, and should draw no conclusions from, the prior experience of the Operating Manager or the performance of any other investment entities associated with Apollo, as providing any assurances regarding the performance of the Company.

Our Infrastructure Assets may not achieve our business objectives or generate returns for Shareholders.

Shareholders will be relying on the ability of the Operating Manager to identify, enter into and realize acquisitions, and there is no assurance that the Operating Manager will find attractive opportunities to meet the Company’s objectives or that the Company will be able to make and realize investments in any Infrastructure Asset (which term, as well as the term “infrastructure assets,” for purposes of this “Item 1A. Risk Factors” should be deemed to include, at any time, then-current and potential Infrastructure Assets or infrastructure assets (as applicable), unless the context otherwise requires) or other assets. The realizable value of a highly illiquid investment, at any given time, could be less than its intrinsic value. In addition, it is possible that certain assets held by the Company will require a substantial amount of time to liquidate. Furthermore, to the extent the Company relies upon a certain set of market and economic conditions and such conditions do not materialize for an extended period of time, the Company likely would not be able to deploy a significant portion of capital until such conditions materialize. There can be no assurance that the Company will be able to generate returns for its Shareholders or that the returns will be commensurate with the risks of investing in the type of companies and transactions described herein. There is likely to be little or no near-term cash flow available to the Shareholders from the Company and there can be no assurance that any Shareholder will receive any distribution from the Company. The Company will bear any fees, costs and expenses incurred in developing, investigating, negotiating or structuring any acquisition of Infrastructure Assets in which the Company does not actually consummate (including any such fees, costs and expenses not borne by Co-Investors (as defined below) and fees, costs and expenses associated with Joint Ventures and Programmatic Acquisitions).

The Company can enter into agreements to consummate transactions that involve payments, such as reverse break-up fees, by the Company in certain circumstances even if the Company does not consummate the transaction. As a result, the Company could incur a substantial cost with no opportunity for a return. Even if the Company’s acquisitions of Infrastructure Assets are successful, such assets are not generally expected to produce a realized return to the Shareholders for a number of years after the acquisition is completed, if ever. In certain instances, the Company may acquire an Infrastructure Asset with the intent to subsequently sell or syndicate a portion of such Infrastructure Asset to Co-Investors or other persons (including Apollo or Apollo Clients) prior to the closing of the acquisition of such Infrastructure Asset. In such event, the Company will bear the risk that any or all of the excess portion of such Infrastructure Asset will not be sold or will only be sold on unattractive terms and that, as a consequence, the Company will bear the entire portion of any reverse break-up fee or other fees, costs and expenses related to such Infrastructure Asset, hold a larger than expected investment in such Infrastructure Asset or could realize lower than expected returns from such Infrastructure Asset (see also “—Risks Related to our Company and an Investment in our Shares—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person” below). Any such sell down or syndication will not be deemed to be a cross trade or principal trade and, as such, will not require the approval of the Board, the Shareholders or any other person. Further, any “back-to-back” commitment or assignment of a commitment in connection with an acquisition similarly will not be deemed a cross trade or a principal trade. Accordingly, an investment in the Company should only be considered by prospective investors who do not require current income and can afford a loss of their entire investment.

Many services related to acquiring, owning and operating our Infrastructure Assets, including conducting due diligence before an acquisition, rely on third parties which creates risks, including a lack of control of the process and a lack of alignment with our goals.

Consistent with other Apollo-managed vehicles’ existing activities and what Apollo believes to be typical industry practice, the Operating Manager is expected to outsource to third parties many of the services performed for the Company and/or its Infrastructure Assets, including services (such as administrative, legal, accounting, certain elements or portions of acquisition diligence and certain ongoing monitoring, tax or other related services) that could be expected to be performed in-house by the Operating Manager and its personnel. The fees, costs and expenses of such third-party service providers will be borne by the Company as Operating Expenses, even if the costs of such services had not historically been charged to Apollo-managed vehicles when performed in-house, to the extent applicable.

The decision to engage a third-party service provider and the terms (including economic terms) of such engagement will be made by the Operating Manager in its discretion, taking into account such factors as it deems relevant under the circumstances. Certain third-party service providers and/or their employees (and/or teams thereof) could dedicate substantially all of their business time to the Company and/or its Infrastructure Assets, other Apollo Clients and/or their respective portfolio companies, while others could have other clients. In certain cases, third-party service providers and/or their employees (including part- or full-time secondees to Apollo) may spend some or all of their time at Apollo offices, have dedicated office space at Apollo, have Apollo-related e-mail addresses, receive administrative support from Apollo personnel or participate in meetings and events for Apollo personnel, even though they are not Apollo employees or affiliates. The Operating Manager will have an incentive to outsource services to third parties due to a number of factors, including because the fees, costs and expenses of such service providers will be borne by the Company as Operating Expenses (with no reduction or offset to Management Fees) and retaining third parties could reduce the Operating Manager’s internal overhead, compensation and benefits costs for employees who would otherwise perform such services in-house. Such incentives likely exist even with respect to services where internal overhead, compensation and benefits are chargeable to the Company. The involvement of such third-party service providers may present a number of risks due to the Operating Manager’s reduced control over the functions that are outsourced. There can be no assurances that the Operating Manager will be able to identify, prevent or mitigate the risks of engaging third-party service providers. The Company could suffer adverse consequences from actions, errors or failures to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. Outsourcing and in-house services may not occur uniformly for all other Apollo Clients and, accordingly, certain costs could be incurred by (or allocated to) the Company through the use of third-party (or internal) service providers that are not incurred by (or allocated to) other Apollo Clients.

Additionally, before making an acquisition, the Operating Manager expects to conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to such asset. Due diligence might entail an evaluation of important and complex business, financial, tax, accounting, environmental and legal issues and assessment of cyber security and information technology systems. Outside consultants, legal advisors, accountants, investment banks and other third parties might be involved in the due diligence process to varying degrees depending on the type of asset. Such involvement of such third-party advisors or consultants can present a number of risks primarily relating to the Operating Manager’s reduced control of the functions that are outsourced. In addition, if the Operating Manager is unable to timely engage third-party providers or if a transaction must, for commercial or other reasons, be conducted on an expedited basis, its ability to evaluate and the Company’s ability to acquire more complex targets could be adversely affected.

When conducting due diligence and making an assessment regarding an asset, the Operating Manager will rely on the resources available to it, including public information, information provided by the target and, in some circumstances, third-party investigations, as well as private information, including information obtained due to the Operating Manager’s investment professionals’ relationships with former and current banks, lenders, management teams, consultants, competitors, investment bankers and due diligence conducted by another Apollo Client. The due diligence investigation that the Operating Manager carries out with respect to any acquisition opportunity might not reveal or highlight all relevant facts, material or otherwise, that are necessary or desirable in evaluating such acquisition opportunity. In addition, instances of fraud and other deceptive practices committed by the management teams of Infrastructure Assets in which the Company has made or is evaluating an acquisition, could undermine the Operating Manager’s due diligence efforts with respect to such Infrastructure Assets. Moreover, such an investigation will not necessarily result in the acquisition being successful. Conduct occurring at infrastructure assets, including activities that occurred prior to the Company’s acquisition thereof, could have an adverse impact on the Company.

Our ability to achieve our business objectives depends on the Operating Manager because the Operating Manager has significant discretion as to the implementation of the Company’s objectives and policies.

The Company will depend on the diligence, skill and business relationships of the employees of the Operating Manager. The Company is reliant on the Operating Manager. In particular, the Company’s performance will depend on the success of the Operating Manager’s acquisition process. The Company will depend on the Operating Manager’s assessment of appropriate economic terms when entering into infrastructure transactions. Economic terms determined by the Operating Manager in respect of each acquisition will be based on the Operating Manager’s assessment of a variety of factors. Each of these factors involves subjective judgments and forward-looking determinations by the Operating Manager. In conducting such assessment, the Operating Manager expects to use publicly available information as well as private information, including from consultants and investment bankers. If the Operating Manager misprices an acquisition (for whatever reason) or due to unanticipated illiquidity, the actual returns on the acquisition could be less than anticipated at the time of acquisition or disposition and could result in a disposition at a price less than the acquisition price.

In addition, the acquisition processes described herein are subject to change at any time without notice. There can be no assurance that (i) the acquisition processes identified herein will continue to be employed by the Company or the Operating Manager or (ii) members of the AIC acquisition team identified herein will continue to be associated with or employed by Apollo or any of its affiliates. Past performance of any Apollo Client or acquisition utilizing any of the acquisition processes identified above is in no way indicative of future results.

We face heightened risk from working with Affiliated Service Providers since key personnel will not devote their full time or attention to the Company and could leave the Affiliated Service Provider at any time.

The Company and its Infrastructure Assets will acquire or appoint from time to time affiliates and portfolio companies of Apollo and Apollo Clients (collectively, “Affiliated Service Providers”) to provide particular services to Infrastructure Assets and the Company, including APPS (or its personnel) and AGS, as discussed in more detail below. The Company and any such Infrastructure Asset will depend upon the diligence, skill and business relationships of the Affiliated Service Providers. Key employees of an Affiliated Service Provider could depart at any time. The departure of one or more key employees or a significant number of the employees of an Affiliated Service Provider could therefore affect such Affiliated Service Provider’s ability to provide services to the Company or Infrastructure Assets, which could have a material adverse effect on the Company’s ability to achieve its objectives. Affiliated Service Providers will not provide services to the Company or its Infrastructure Assets on an exclusive basis, and could prioritize servicing other Apollo Clients, Apollo or its affiliates or their respective portfolio investments over the Company or its Infrastructure Assets.

Furthermore, although the Apollo Infrastructure Team members and other investment professionals intend to devote sufficient time to the Company so that it can carry out its proposed activities, all of the Apollo Infrastructure Team’s members (including key personnel such as Olivia Wassenaar) are also responsible for the broader Infrastructure Platform and, as a result, not all of their business time will be devoted to the Company as they will be responsible for the day-to-day activities and investments of certain Infrastructure Platform businesses (including, without limitation, infrastructure funds, vehicles and/or accounts; which include specific time commitment requirements) as further described in “—Potential Conflicts of Interest” below. In addition, Apollo may from time to time establish Apollo vehicles that focus on investments that fall within and outside of the Company’s strategy and objective and Apollo investment professionals (including certain of the Company’s team members) will spend time and attention on such Apollo vehicles.

The historical performance of an Affiliated Service Provider is not indicative, or a guarantee, of its future performance, and may vary as a result of an adverse development in the Affiliated Service Provider’s business, an economic downturn or legal, tax, regulatory or other changes. Affiliated Service Providers may operate at a loss, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress, any of which may result in a loss to the Company and diminish the Company’s ability to make other acquisitions. Any adverse development affecting an Affiliated Service Provider’s financial condition may also result in an interruption of services to the Company, which could have a material adverse effect on the Company’s ability to meet its objectives.

We may face a breach of our cyber security, which could result in exposure of confidential information and adverse consequences to our operations.

The Operating Manager relies extensively on computer programs and systems (and may rely on new systems and technology in the future) for various purposes, including trading, clearing and settling transactions, evaluating certain acquisitions, monitoring its portfolio and net capital, processing shareholder data and administration of the Company and generating risk management and other reports, all of which are critical to oversight of the Company’s activities. Certain of the Company’s and the Operating Manager’s operations will be dependent upon systems operated by third parties, including prime brokers, administrators, depositaries, market counterparties and their sub-custodians and other service providers. The Company’s service providers, including any Affiliated Service Providers, may also depend on information technology systems, and, notwithstanding the diligence that the Company or the Operating Manager may perform on its service providers, the Company may not be in a position to verify the risks or reliability of such information technology systems.

The Company, the Operating Manager, Infrastructure Assets, their respective affiliates and their respective service providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users, as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. For example, information and technology systems are vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Such damage or interruptions to information technology systems may cause losses to the Company, Shareholders or Infrastructure Assets, without limitation, by interfering with the processing of transactions, affecting the Company’s or an Infrastructure Asset’s ability to conduct valuations or impeding or sabotaging trading or operations.

The Company and Infrastructure Assets may incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, payments made and costs incurred in connection with ransomware attacks, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse shareholder reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Company and the Operating Manager (which in turn is generally entitled to indemnification by the Company) and Infrastructure Assets to civil liability as well as regulatory inquiry and/or action. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for Infrastructure Assets and other issuers of securities which the Company acquires, which could affect their business and financial performance, resulting in material adverse consequences for such Infrastructure Assets and other issuers and causing the Company’s assets to lose value. In addition, there are increased risks relating to the Operating Manager’s, Affiliated Services Providers’ and Infrastructure Assets’ reliance on their computer programs and systems when their personnel are required to work remotely for extended periods of time, including in connection with events such as the outbreak of infectious disease or other adverse public health developments or natural disasters, which risks include an increased risk of cyber-attacks and unauthorized access to their computer systems.

Our Shares will not be registered under the Securities Act, so they are subject to heightened restrictions on transferability and resale.

The Shares will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws. Shareholders’ Subscription Agreements and the LLC Agreement contain representations and impose restrictions on transferability designed to assure that the conditions of the exemptions from such registration requirements are met. Shareholders also may not be permitted to transfer all or any part of their Shares to a person which gives rise to CFIUS (as defined below) or national security considerations with respect to the Company, an existing or potential Infrastructure Asset or any of their actual or potential assets. See “—We could be subject to review and approval by CFIUS or other regulatory agencies resulting in limitations or restrictions on our acquisitions and joint ventures” below. Shareholders also may not be permitted to transfer all or any part of their Shares to a person that would require AIC to register under the Investment Company Act.

Holders of Investor Shares will not have control or influence over Company policies, operations or acquisitions or the decision to conduct Share repurchases or the selection of service providers. Further, we may amend the LLC Agreement without Shareholder approval and holders of Investor Shares will not be entitled to vote for the election of directors.

Shareholders will not be able to make decisions about acquisitions or any other decisions concerning the management of the Company. The management, financing and disposition policies of the Company are determined by the Board and implemented with the assistance of the Operating Manager and the Board. These policies may be changed from time to time at the discretion of the Board without a vote of the Shareholders, although the Board has no present intention to make any such changes. Any such changes could be detrimental to the value of the Company. Shareholders will have no right to participate in the day-to-day operation of the Company, including, acquisition and disposition decisions and decisions regarding the selection of service providers (including Affiliated Service Providers) and the operation and financing of its acquisitions. The

Shareholders will also have no opportunity to evaluate any economic, financial or other information that will be utilized by the Operating Manager in the performance of its obligations under the Operating Agreement, nor will Shareholders receive all financial information with respect to any acquisition that is available to the Company or the Operating Manager. Finally, the Board, with the assistance of the Operating Manager, will select the Company’s service providers (which will include Affiliated Service Providers) and determine the compensation of such providers without the review by or consent or approval of the Shareholders or any other independent party, except as may otherwise be provided in the LLC Agreement. The Shareholders must therefore rely on the ability of the Board and the Company’s officers, with the assistance of the Operating Manager, to select and compensate service providers in a manner beneficial to the Company and to make and manage acquisitions and dispose of such acquisitions. The success of the Company will depend on the ability of the Company’s management, with the assistance of the Operating Manager, to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of acquisitions. The Operating Manager may be unable to find a sufficient number of suitable attractive opportunities to meet the Company’s acquisition strategy. No person should purchase a Share unless such person is willing to entrust all aspects of the management of the Company to the Board and the Operating Manager.

The Board may cause the Company to repurchase Shares from time to time or assign this right to Apollo or its affiliates. The Board may use its own discretion, free of fiduciary duty restrictions, in determining whether to cause the Company to exercise this right. As a result, Shareholders may have their Shares repurchased at an undesirable time or price. For additional information, see the LLC Agreement which is filed with the SEC.

Further, the LLC Agreement can be amended from time to time generally by the Board with the consent of Members holding a majority of the V Shares, which are currently and are expected going forward to be held solely by Apollo, its affiliates and/or certain Apollo Clients, and without the consent of the Shareholders as set forth in the LLC Agreement. The LLC Agreement sets forth certain other procedures for its amendment, including provisions allowing the amendment of the LLC Agreement without the consent of the Shareholders in certain circumstances. In addition, lenders to the Company will, under the terms of financing arrangements put in place with them, require us to seek lender approval of certain amendments to the LLC Agreement prior to the Board adopting any such amendment. The Company will file a Form 8-K with the SEC disclosing any amendments made to its LLC Agreement.

The Investor Shares do not have voting power, which is instead vested exclusively in the holders of the V Shares. Apollo, its affiliates and/or certain Apollo Clients own and are expected to continue to own all of the Company’s outstanding V Shares and will have the sole ability to elect directors of the Company. Shareholders will have no opportunity to control either larger strategic goals or the day-to-day operations, including acquisition and disposition decisions, of the Company. Shareholders must rely entirely on the Board, the Operating Manager, Apollo and their affiliates to conduct and manage the affairs of the Company and its Infrastructure Assets.

Additionally, while there is no current expectation that Apollo would transfer its V Shares to a third-party or that Apollo would transfer ownership or control of the Operating Manager, such transfers are permitted under the Company’s corporate documentation. If V Shares were transferred to a third party, or if ownership and control of the Operating Manager were transferred to a third-party, Apollo could lose the right to appoint the Company’s Board members, or to be involved in decisions that are currently expected to be made by the Operating Manager, and any expected benefits derived by the Company and Shareholders from such involvement by Apollo and the Infrastructure Platform, including access to personnel and other resources, could be lost or otherwise affected.

Our LLC Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company, the Members and the Shareholders. The Board, Apollo, the Members, the Operating Manager, our officers and their respective affiliates and certain service providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders.

The LLC Agreement contains provisions that, subject to applicable law, reduce, modify, eliminate or replace the fiduciary duties that an Indemnified Party (as defined below) would otherwise owe to the Company, the Series, the Members and the Shareholders. For example, the LLC Agreement provides that whenever the Operating Manager or the Board (or any committee thereof) makes a determination or takes or declines to take any other action, or any Affiliate of the Operating Manager causes the Operating Manager to do so, in its capacity as the Operating Manager as opposed to in its individual capacity, whether under our LLC Agreement or any other agreement, then, unless another express lesser standard is provided for in our LLC Agreement, the Operating Manager, the Board or such committee or such Affiliates causing the Operating Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by our LLC Agreement any other agreement contemplated thereby or under any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of our LLC Agreement if the person or persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of the Company or the applicable Series. In addition, the LLC Agreement provides that when the Operating Manager or its directors, employees or affiliates makes a determination or takes or declines to take any other action, or any of its affiliates causes it to do so, in its individual capacity as opposed to in its capacity as Operating Manager, whether under our LLC Agreement or any other agreement contemplated thereby or otherwise, then the Operating Manager or its directors, officers or affiliates, or such affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company, the Series, any Member, any Shareholder or any other person bound by the LLC Agreement, and the Operating Manager and its directors, officers and affiliates, or such affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by our LLC Agreement, any other agreement contemplated thereby or under any other law, rule or regulation or at equity, and the person or persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion.

Our LLC Agreement also permits Indemnified Parties to engage in other business or activities, including those that might compete directly with us. Our LLC Agreement provides that, notwithstanding any other provision thereof or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the Indemnified Parties is affiliated or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with the Company, the Series, any affiliate of the Company or any affiliate of a Series, without any obligation to offer any interest in such activities to the Company, the Series, an affiliate of the Company, an affiliate of the Series or to any Member or Shareholder, and the pursuit of such activities, even if competitive with the business of the Company, an affiliate of the Company, the Series or an affiliate of the Series shall not be deemed wrongful or improper or the breach of our LLC Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.

These contractual standards replace the fiduciary duties to which such persons would otherwise be held under common law.

The above modifications and replacements of fiduciary duties are expressly permitted by Delaware law. Hence, we and holders of our Shares will only have recourse and be able to seek remedies against the Indemnified Parties if the Indemnified Parties breach their obligations pursuant to the LLC Agreement or any implied contractual covenant of good faith and fair dealing owed to the Company, the Members or the Shareholders. Unless an Indemnified Party breaches their obligations pursuant to the LLC Agreement or any implied contractual covenant of good faith and fair dealing owed to the Company, the Members or the Shareholders, we and holders of our Shares will not have any recourse against such Indemnified Party even if such Indemnified Party were to act in a manner that was inconsistent with traditional fiduciary duties.

Under the LLC Agreement, each Indemnified Party (i) will not be liable to the Company, any Series, any Member, any Shareholder or any other person bound by the LLC Agreement for (A) any losses due to any act or omission by any Indemnified Party in connection with the conduct of the business of the Company or the Series unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such act or omission constitutes a Triggering Event (as defined below) by such Indemnified Party, (B) any losses due to any action or omission by any other person or entity, (C) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in the LLC Agreement or (D) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company, the Series, the Members or the Shareholders, whether the change occurs through legislative, judicial or administrative action, and (ii) will be indemnified by the Company or the applicable Series from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company, the business of a Series or the performance by the Indemnified Party of any of its responsibilities under the LLC Agreement, in each case unless such claims, liabilities, damages, losses, costs or expenses result from an Indemnified Party’s act or omission constituting a Triggering Event; provided, however, that such claims, liabilities, damages, losses costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Apollo or its affiliates. “Triggering Event” means an act or omission that constitutes actual fraud or willful misconduct.

Each Indemnified Party may be entitled to receive advances for any expenses (including legal fees and expenses) incurred by such Indemnified Party in appearing at, participating in or defending any claim, demand, action, suit or proceeding that may be subject to a right of indemnification. For example, in their capacity as directors (or in a similar capacity) of Infrastructure Assets or other entities which the Company acquires, the applicable Indemnified Party may be subject to derivative or other similar claims brought by shareholders of, or other investors in, such entities. Any Indemnified Party may seek indemnification or advancement from the Company (which indemnification or advancement will be considered an Operating Expense of, and be borne by, the applicable Series) prior to or in addition to seeking to cause such amounts to be borne by any other indemnitor (including any insurance maintained by Apollo, the Operating Manager, the Company or the applicable Infrastructure Asset), regardless of the ultimate allocation of the corresponding liabilities. For the avoidance of doubt, the unavailability of exculpation or indemnification under the LLC Agreement will not preclude any Indemnified Party from recovering under any insurance policy the cost of which is borne by the Company and/or Apollo or its affiliates.

The expenses (including legal fees and expenses) (whether or not advanced) and other liabilities resulting from the applicable Series’ indemnification obligations are generally Operating Expenses and will be paid by or otherwise satisfied out of the assets of the applicable Series. The application of the foregoing standards may result in Shareholders having a more limited right of action in certain cases than they would have in the absence of such standards. To the fullest extent permitted by applicable law, except in the case of a Triggering Event, in the exercise of its authority pursuant to the LLC Agreement, the Operating Manager will not be required or expected to disregard the interests of other Apollo Clients and other Apollo stakeholders (including Apollo, its subsidiaries and their owners) if such interests are in conflict with those of the Company (although the Operating Manager will not be authorized to disregard the interests of the Company). Further, members of the Board and each committee thereof are held only to a duty of subjective good faith, and generally will be considered to have acted in good faith if they subjectively believe that a decision is in the best interests of the Company. As a result of these considerations, even though such provisions in the LLC Agreement will not act as a waiver on the part of any Shareholder of any of its rights under applicable U.S. securities laws or other laws the applicability of which is not permitted to be waived, the Company may bear significant financial losses even where such losses were caused by the negligence (even if heightened) of such Indemnified Parties. Such financial losses may have an adverse effect on the returns to the Shareholders.

The Board or a committee of the Board may resolve potential conflicts of interest between us and Apollo, the Operating Manager and any of their respective affiliates. Under our LLC Agreement, it will be difficult for Shareholders to successfully challenge a resolution of a conflict of interest.

Whenever a potential conflict of interest arises among Apollo, the Operating Manager or any of their respective affiliates, on the one hand, and the Company, a Series, any of the Shareholders or any of the Members, on the other hand, which is not already pre-approved in the LLC Agreement, the Board (or a committee of the Board consisting of independent directors, which will initially be the Audit Committee) or the Operating Manager or affiliates of the Operating Manager may resolve such conflict of interest. If the Board or the Operating Manager determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company), then it will be presumed that in making this determination, the Board or the Operating Manager acted in good faith. A holder of our Shares seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption by clear and convincing evidence. This is different from the situation with a typical Delaware corporation, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

Also, if the Board obtains the approval of a committee of our independent directors (including the Audit Committee), the resolution will be permitted and deemed to be approved by all Shareholders and Members of the Company and shall not constitute a breach of the LLC Agreement, any agreement contemplated therein, or any duty otherwise existing under the LLC Agreement, at law or in equity. This is different from the situation with a typical Delaware corporation, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If Shareholders purchase, receive or otherwise hold Shares, they will be treated as having consented to the provisions set forth in the LLC Agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, Shareholders will, as a practical matter, not be able to successfully challenge an informed decision by a committee of our independent directors (including the Audit Committee).

Any claims, suits, actions or proceedings concerning the matters described above or any other matter arising out of or relating in any way to the LLC Agreement may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction or in the United States District Court for the District of Delaware.

We face heightened risk of conflicts of interest with the boards of directors of Infrastructure Assets because we expect our or our affiliates’ officers and employees to serve as members of such boards.

It is expected that our and our affiliates’ officers, employees, consultants or operating partners will serve as directors of Infrastructure Assets. In addition to any duties such persons may owe to the Company, as directors of Infrastructure Assets, these individuals will also owe duties to the shareholders of the Infrastructure Assets and persons other than the Company (which, in each case, could include other Apollo Clients who are themselves shareholders of such Infrastructure Asset). In general, such positions are often important to the Company’s strategy and may enhance the ability of the Operating Manager to manage the Company’s assets. However, such positions may have the effect of impairing the ability of the Company to sell the related assets when, and upon the terms, the Operating Manager may otherwise desire. In addition, such positions may place our officers or such other persons in a position where they must make a decision that is either not in the best interests of the Company or not in the best interests of the shareholders of the Infrastructure Asset. Should a Company officer or other representative make a decision that is not in the best interests of the shareholders of an Infrastructure Asset, such decision may subject the Operating Manager and the Company to claims they would not otherwise be subject to as a shareholder, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Company will indemnify the Operating Manager and other Indemnified Parties from such claims.

In addition, the interests of Apollo, its affiliates and other Apollo Clients that have invested in the Infrastructure Asset with respect to the management, investment decisions or operations of an Infrastructure Asset may at times be in direct conflict with those of the Company. As a result, in such circumstances, Apollo and its affiliates will face actual or apparent conflicts of interest, in particular in exercising powers of control over, or making decisions with respect to, such Infrastructure Assets.

We face heightened risk of the adverse effects associated with bridge financings, and the interest rates on such financings might not reflect that risk. When a short-term loan (or bridge financing) remains outstanding for long periods of time or when expected sources of cash to repay loans to the borrower do not become available, the interest rate charged may not adequately reflect the risk associated with the position taken by the Company.

From time to time, the Company may provide interim financing to Infrastructure Assets or may “underwrite” Co-Investment capital in order to facilitate an acquisition, typically on an unsecured basis (which may initially be intended on a short-term basis but may become a long-term basis as more fully described below) in anticipation of a future issuance of equity or long-term debt securities, repayment, refinancing or “sell-down” to Co-Investors. It can be expected that the Company will make loans to Infrastructure Assets where such Infrastructure Asset requires an infusion of cash for various reasons, including, but not limited to, capital expenditures. In some situations, the Company expects to make a short-term loan or otherwise invest on an interim basis in an Infrastructure Asset. In particular, the Company may make (i) acquisitions in excess of the amounts that the Company wishes to hold therein with a view to selling the excess to another person or entity within 12 months or less of such acquisition, (ii) acquisitions intended to be financed by the Company or a special purpose vehicle with a third party within 12 months or less of its acquisition or (iii) engage in financing transactions (including loan guarantees) intended to be repaid in 12 months or less entered into between the Company and an Infrastructure Asset on an interim basis pending the refinancing or sale to another person or entity in connection with, or in order to facilitate, the consummation of the Company’s acquisition of the Infrastructure Asset. While any such short-term loan (or bridge financing) could be converted into a more permanent, long-term security, it is entirely possible, for reasons not always in the Company’s control, issuance of long-term securities or other refinancing or syndication may not occur and such short-term loans (or bridge financings) may remain outstanding for long periods of time. Similarly, expected sources of cash to repay loans to the borrower may not become available. In such events, the interest rate charged may not adequately reflect the risk associated with the position taken by the Company.

Where both the Company and one or more Syndication Entities (as defined below) commit to all or any portion of an asset that is expected to be syndicated, Apollo may choose to split the post-closing syndication between the Company and such Syndication Entities based on a methodology determined by Apollo, in its discretion, which could include syndication on a non-pro rata basis. If there is insufficient demand and the full amount bridged by the Company and Syndication Entities in the aggregate is not repaid, refinanced or syndicated (including for reasons outside of the control of the Company or such Syndication Entities), the Company will be left with a more concentrated exposure to the relevant asset than was originally desired and a more concentrated exposure than it would have had if the Company’s Bridge Financing were syndicated on a priority basis relative to Syndication Entities. In addition, where Syndication Entities and/or the Company commit to any portion of a follow-on investment that is expected to be syndicated and any portion of such follow-on investment is not successfully syndicated, Syndication Entities and/or the Company could as a result participate in the follow-on investment on a non-pro rata basis relative to their share of the original investment. In connection with any syndication undertaken together by the Company and any Syndication Entities, it is anticipated that the Company would obtain “back-to-back” commitments or support from such Syndication Entities and bear the credit risk of such Syndication Entities vis-à-vis the potential Infrastructure Asset. The Company may not be compensated for bearing such risk; however, it is not anticipated that such risk would be material. Furthermore, the interest rate (if any) on a Bridge Financing may not adequately reflect the risk associated with the unsecured position taken by the Company.

We will be subject to substantial fees and expenses, which could impact Shareholder returns.

The Company will pay the Management Fee, Organizational and Offering Expenses and Operating Expenses whether or not it makes any profits, as set forth in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses,” the Operating Agreement and the LLC Agreement. If Apollo pays such expenses on behalf of the Company or any Infrastructure Asset, Apollo will seek and obtain reimbursement from the Company or such Infrastructure Asset and, to the extent Apollo incurred a cost of capital for the time period between payment of the expense and reimbursement by the Company or such Infrastructure Asset, Apollo has the authority to include such amount in the amount reimbursed from the Company or such Infrastructure Asset (with Apollo determining in its discretion whether to include (i) the calculation of the aggregate amount of the cost of capital and (ii) such amount as part of the reimbursement). This includes amounts payable to or in respect of any Apollo personnel or engagement of consultants, operating partners, operating executives or similar persons. No such amounts will constitute Special Fees and, therefore, such amounts will not reduce Management Fees paid by the Company. It is difficult to predict the future expenses of the Company. Such expenses will be substantial, and neither the Company’s expenses nor its fees (other than the amount of Organizational and Offering Expenses that may be ultimately borne by the Company) is subject to any cap.

We will be responsible for the costs of our personnel and employees and for the costs of certain of the Operating Manager’s employees when used for our benefit.

Apollo has in-house accounting, legal, compliance, tax, administrative, operational, finance, risk, reporting, technology, investor servicing and other types of personnel or employees that provide support to Apollo Clients (including the Company and its Infrastructure Assets) and their respective subsidiaries and potential and existing portfolio investments on an ongoing basis. These employees assist with, among other things, the legal, compliance, tax, administrative, operational, finance, risk, reporting, technology, investor servicing and other functions of the Operating Manager, their affiliates and Apollo Clients (including the formation of, and capital raising for, Apollo Clients) and their respective acquisition, due diligence, holding, maintenance, financing, restructuring and disposition of investments, including, without limitation, mergers and acquisitions, financing and accounting, legal, tax and operational support and risk, litigation and regulatory management and compliance. The performance of such functions by Apollo employees could be in addition to or as an alternative to the outsourcing of any such services to third-party service providers at market rates, including entities and persons regularly used by Apollo and its affiliates, Apollo Clients and their respective potential and existing portfolio investments.

All fees, costs and expenses incurred by Apollo (including allocable compensation (such as salary, bonus and payroll taxes) and benefits (such as health insurance and compensation for vacation time and sick time) of such personnel or employees and other related overhead otherwise payable by Apollo in connection with their employment, such as rent, property taxes and utilities allocable to workspaces) in connection with services performed by personnel or employees of the Operating Manager or their affiliates that constitute services for or in respect of the Company, its subsidiaries and its existing and potential Infrastructure Assets, will be allocable to and borne by the Company. Without prejudice to the above, in relation to the Operating Manager, the overhead allocation could also specifically include fees, costs and/or expenses relating to services connected to the valuation function, the risk management function and the finance function (as well as the supervision and oversight of the central administration function). Such allocations to the Company will be based on any of the following methodologies (or any combination thereof), among others: (i) requiring personnel to periodically allocate their historical time spent with respect to the Company, other Apollo Clients or the Operating Manager, approximating the proportion of certain personnel’s time spent with respect to the Company (which is anticipated to be tracked on a regular, but not necessarily weekly or biweekly or similar basis), and, in each case, either allocating their compensation and allocable overhead based on such approximations of time spent, or charging such approximations of time spent at market rates, (ii) the assessment of an overall dollar amount (based on a fixed fee or percentage of assets under management) that the Operating Manager determines in good faith represents a fair recoupment of expenses and a market rate for such services or (iii) any other methodology determined by the Operating Manager in good faith to be appropriate and practicable under the circumstances. Such methodologies take into account an employee’s aggregate compensation without any deduction for compensation allocable to vacation time, sick time, weekend time, break time, overnight hours, time spent in training or other administrative tasks or any other hours during a year when an employee is not working on Apollo or Apollo Client matters. This means, for example, that allocable compensation and benefits attributable to an employee that is on vacation for one week out of a month will still be based on the full amount of compensation paid to the employee for such month, without any deduction for the vacation week.

The methodology described above utilized for one personnel group could be different from the methodology utilized by another personnel group, and different methodologies may be utilized, including within a single personnel group, at different times or in determining different types of allocations (such as allocations among Apollo Clients, on the one hand, and allocations as between Apollo Clients and Apollo affiliates, on the other hand). Determining such charges based on approximate allocations, rather than time recorded on an hourly or similar basis (which will not be undertaken), could result in the Company being charged a different amount (including relative to another Apollo Client), which could be higher or lower, than would be the case under a different methodology. Any methodology (including the choice thereof), as well as the application of any approximations it entails, involves inherent conflicts between the interests of the Company, on the one hand, and any other Apollo Client or Apollo affiliate to which all or a portion of the relevant personnel’s time would otherwise be charged, on the other hand, and could result in incurrence of greater expenses by the Company and its subsidiaries and potential and existing Infrastructure Assets than would be the case if such services were provided by third parties at market rates. Further, there could be Apollo Clients whose governing documents restrict or preclude the allocation of any of the foregoing amounts to such Apollo Clients, in which case such Apollo Clients could bear a lesser amount of such expenses relative to the Company or any other Apollo Client or not bear any such expenses at all. See “Other Fees.”

There is no market for the Shares, and Shareholders will bear the risks of owning Shares for an extended period of time due to limited repurchases.

The Shares have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction and cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or an exemption from registration is available. It is not contemplated that the Shares will ever be registered under the Securities Act. There is no public market for the Shares and none is expected to develop. Accordingly, there are no quoted prices for the Shares. In addition, there are substantial restrictions upon the repurchase of Shares under the LLC Agreement and applicable securities laws, including that we may limit the number of Shares subject to Share Repurchases or may decide to not conduct Share Repurchases for certain periods. Consequently, Shareholders must be prepared to bear the risks of owning Shares for an extended period of time. See “Item 1. Business—Share Repurchases—Repurchase Limitations.”

The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions.

Distributions to Shareholders will be made only if, as and when declared by the Board. Shareholders may or may not receive distributions. In addition, some of our distributions may include a return of capital. The Company cannot make assurances as to when or whether cash distributions will be made to Shareholders, the amount of any such distribution or the availability of cash for any such distribution, since the ability to make distributions will be dependent upon the cash flow, capital raising, financial condition and other factors relating to the Company’s Infrastructure Assets. Such factors include the ability to generate sufficient cash from operations to pay expenses, service debt and to satisfy other liabilities as they come due. Furthermore, the Operating Manager, in its sole discretion, may use or set aside cash for working capital purposes, or for the funding of present or future reserves or contingent liabilities, taxes, investment activities, actual or anticipated Management Fees. If the Operating Manager determines that all or any portion of net capital event proceeds are not necessary for ongoing expenses (including debt payments and fees), anticipated acquisitions, capital expenditures and reserves, such amounts may be used to satisfy repurchase requests at the Board’s discretion in consultation with the Operating Manager. Accordingly, the payment of cash distributions is subject to the discretion of the Board, based on information provided by the Operating Manager.

The Operating Manager has the right to reinvest certain proceeds realized by the Company. For all such purposes, proceeds realized by the Company will include amounts deemed distributed to a Shareholder in respect of taxes (whether withheld from distributions to the Company or otherwise attributable to a Shareholder). Subject to oversight by the Board, the Operating Manager may elect to reinvest such proceeds otherwise available for distribution to Shareholders.

There could be circumstances under which the Operating Manager elects to withhold distributions to, among other reasons, pay obligations such as indebtedness of the Company, or of any subsidiary or Infrastructure Asset thereof, which could result in such amounts, and the retention and reuse thereof, not being subject to the terms and limitations of the LLC Agreement.

Neither the Operating Manager nor any of its affiliates is obligated to support or guarantee any level of distributions. In addition, because the Operating Manager does not charge a Management Fee on and Apollo does not receive a Performance Fee for Apollo Shares, the per Share amount of distributions on the Apollo Shares could be higher compared to the Investor Shares.

Valuations of our assets are estimates of fair value and may not necessarily correspond to realizable value.

Within the parameters of the Company’s valuation policies and procedures, the valuation methodologies used to value the Company’s assets will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Company’s control and the control of the Operating Manager. Rapidly changing market conditions or material events may not be immediately reflected in the Company’s NAV.

Among the Company’s important features are the provisions relating to the purchase and repurchase of Shares. The valuation of Shares upon purchase (including any reinvestment of cash distributions in additional Shares), the amount payable upon repurchase to tendering investors and certain other valuations are generally based upon the Company’s NAV per Share as of the end of the immediately preceding quarter. The Company will rely on the Operating Manager and its affiliates for valuation of the Company’s assets and liabilities.

The values of the Company’s assets are established in accordance with the Company’s valuation policies and procedures approved by the Board. The valuation policies and procedures can be modified by the Board. The Company will primarily hold Infrastructure Assets and other assets that will not have readily assessable market values. The Operating Manager will determine the estimated values of the Company’s Infrastructure Assets and the Company will use the estimated values provided as well as inputs from other sources in computing the Company’s monthly NAV per Share.

The monthly valuations performed by the Operating Manager may vary from similar valuations performed by any independent third parties for similar types of assets. The valuation of illiquid assets is inherently subjective and subject to increased risk that the information utilized to value such assets or to create the pricing models may be inaccurate or subject to other error. In addition, valuations rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the assets, market conditions at the time of such valuations and/or any anticipated disposition of the assets, legal and contractual restrictions on transfers that may limit liquidity, and any transaction costs related to, and the timing and manner of, any anticipated disposition of the assets, all of which may materially differ from the assumptions and circumstances on which the valuations are based. The value of the Company’s assets may also be affected by any changes in tax rates, accounting standards, policies or practices as well as general economic, political, regulatory and market conditions and the actual operations of Infrastructure Assets, which are not predictable and can have a material impact on the reliability and accuracy of such valuations. Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, since market prices of assets can only be determined by negotiation between a willing buyer and seller, and the difference between carrying value and the ultimate sales price could be material. Further, any volatility smoothing biases in our valuation process, generally, may lower the volatility of our NAV and cause our NAV to not accurately reflect the actual value of Infrastructure Assets. Accordingly, such values may not accurately reflect the actual market values of the assets, and, thus, Shareholders will likely make decisions as to whether to purchase or tender Shares without complete and accurate valuation information.

Determining the impact of these factors on the valuation of Infrastructure Assets involves a significant degree of judgment. Because valuations, and in particular valuations of assets for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Operating Manager’s fair value determinations may differ materially from the values that would have resulted if a ready market had existed.

During periods of market uncertainty and volatility, accurate valuations may be even more difficult to obtain. This is particularly true during periods of low transaction volume because there are fewer market transactions that can be considered in the context of a valuation. Changes in credit markets can also impact valuations and may have offsetting results when using discounted cash flow analysis for Infrastructure Assets that do not have readily observable market prices. For example, if applicable interest rates rise, then the assumed cost of capital for Infrastructure Assets would be expected to increase under the discounted cash flow analysis, and this effect would negatively impact their valuations if not offset by other factors. Rising U.S. interest rates may also negatively impact certain foreign currencies that depend on foreign capital flows.

In addition, Shareholders would be adversely affected by higher Management Fees and by higher Performance Fees if the Company’s NAV is overstated. Due to a wide variety of market factors and the nature of certain assets to be held by the Company, there is no guarantee that the value determined by the Company will represent the value that will be realized by the Company on a realization of the asset or that would, in fact, be realized upon an immediate disposition of the assets.

The Operating Manager may benefit by us retaining ownership of our assets at times when our Shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of the Shares or the price paid for the repurchase of our Shares on a given date may not accurately reflect the value of our holdings, and Shares may be worth less than the purchase price or more than the repurchase price.

Further, in connection with each subscription or repurchase of Shares, a Shareholder will receive an amount of Shares or cash, respectively, at a price that reflects the Company’s most recent calculated NAV (which generally will be the Company’s NAV as determined as of the last day of the immediately preceding (i) calendar month for subscriptions and (ii) calendar quarter for repurchases). There is no requirement, and it is not anticipated, that a new valuation will be made in connection with any such purchase and related issuance of Shares and, as a result, the price paid for Shares may not accurately reflect the current NAV at the time of issuance.

Any discrepancy between the NAV of the Company used in connection with the repurchase or issuance and the actual NAV of the Company as of the date of such repurchase or issuance may have an adverse effect on the Shareholder from whom Shares are repurchased, the Shareholder to whom Shares are issued or the Company as a whole, as applicable. Any such discrepancy may also lead the Company to dispose of more assets than necessary, and potentially at less advantageous prices. By way of example, in the event the Company were to liquidate assets in order to satisfy repurchase requests based on a determination of NAV of the Company used in connection with the repurchase that in retrospect turns out to be higher than the actual NAV of the Company as of the repurchase date, a Shareholder requesting the repurchase of a certain percentage of its Shares may receive a greater amount of repurchase proceeds than the repurchase proceeds it should have received in respect of such repurchase, thereby adversely affecting remaining Shareholders and the ability of the Company to employ the excess amounts paid out for the assets of the Company or other cash needs. If the Company were to borrow amounts to satisfy such repurchase request, the amounts borrowed might be higher than the amounts the Company would have borrowed had the correct or lower NAV been used to calculate repurchase proceeds, and such higher borrowing may have an adverse effect on the remaining Shareholders. In addition, if a new purchase of Shares by a new Shareholder is made based on such erroneously high or temporarily elevated NAV, the number of Shares issued to such new Shareholder will be lower than the number of Shares it should have received.

Monthly NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods we use to calculate our monthly NAV, which is the basis for the offering price for our Shares and the investment value published in customer account statements for our Shareholders and is used as the basis for calculating amounts paid to Shareholders under our Repurchase Plan, is not prescribed by the rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and repurchase our Shares. The Company and the Operating Manager cannot provide assurance that it will be able to choose, make or realize returns in any particular Infrastructure Asset. There can be no assurance that the Company will be able to generate returns for the Shareholders or that the returns will be commensurate with the risks of owning and controlling the type of Infrastructure Assets described herein. There can be no assurance that any Shareholder will receive any distribution from the Company or liquid assets with respect to the repurchase of its Shares. Accordingly, a purchase of the Company’s Shares should only be considered by persons who can afford a loss of their entire investment.

Due to the nature of Infrastructure Assets, Shareholders will have limited liquidity and may be limited in their opportunity to have their Shares repurchased and may not receive a full return of their invested capital if they elect to have their Shares repurchased by the Company.

A purchase of the Company’s Shares requires a long-term commitment, with no certainty of return and should be viewed as an illiquid investment. Infrastructure Assets are generally less liquid and involve longer hold periods than traditional private equity acquisitions, and, in the case of the Company, certain Infrastructure Assets may be held for the long-term. Investments in infrastructure projects can be difficult or impossible to realize. Since there is no established market for the Shares, and none is expected to develop, a Shareholder of the Company will be unable to realize its investment readily and may encounter difficulty ascertaining the market value of its Shares. Shares in the Company will be subject to restrictions on resales under applicable securities laws. Repurchases of Shares by the Company will likely be the only way for a Shareholder to dispose of Shares. It is uncertain as to when profits, if any, will be realized by a Shareholder and if such Shareholder will realize profits from the Company prior to the Company repurchasing its Shares. Losses on unsuccessful Infrastructure Assets may be realized before gains on successful Infrastructure Assets are realized. Furthermore, the expenses of operating the Company (including any fees payable to the Operating Manager (or an affiliate thereof)) may exceed its income, thereby requiring that the difference be paid from the Company’s assets. As noted above, it is also uncertain when liquid assets will be available to meet a Shareholder’s repurchase request. Whether the Company has sufficient liquidity to meet a Shareholder’s request for repurchase will be determined by the Operating Manager. The Company will not be obligated to liquidate any asset in order to meet repurchase requests and because of the illiquid nature of Infrastructure Assets, the Company may not have sufficient cash flow to meet repurchase requests at any given time. If the Operating Manager determines there is insufficient liquidity to meet repurchase requests, such requests will be delayed until the Operating Manager determines there is sufficient liquidity; such delay may be significant. The Company intends to primarily own Infrastructure Assets for the long term. The number of potential purchasers and sellers is expected to be limited. This factor could have the effect of limiting the availability of Infrastructure Assets for purchase by the Company and will also limit the ability of the Company to sell Infrastructure Assets at their fair market value in response to changes in the economy or financial markets. Illiquidity could also result from legal or contractual restrictions on their resale.

The realizable value of a highly illiquid Infrastructure Asset at any given time could be less than its intrinsic value. In addition, certain types of Infrastructure Assets owned by the Company are likely to require a substantial length of time to liquidate. In particular, infrastructure and infrastructure-related investments are highly illiquid and subject to industry cyclicity, downturns in demand, market disruptions and the lack of available capital for potential purchasers. As a result, the Company could be unable to realize its business objectives by sale or other disposition at attractive prices or could otherwise be unable to complete any exit strategy.

A purchase of the Company’s Shares is suitable only for sophisticated investors and an investor must have the financial ability to understand and the willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in a purchase of the Company’s Shares. Shareholders should consult their professional advisors to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of a purchase of the Company’s Shares in light of their own circumstances and financial condition.

Certain acquisitions by the Company may be of securities that are or become publicly traded and are therefore subject to the risks inherent in investing in public securities. Such acquisitions will involve economic, political, interest rate and other risks, any of which could result in an adverse change in the market price. In addition, in some cases the Company will be prohibited by contract or other limitations from selling such securities for a period of time so that the Company is unable to take advantage of favorable market prices. Such factors will be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. We calculate and publish the NAV of our Shares monthly solely for purposes of establishing the price at which we sell and repurchase our Shares, and for publishing the value of each Shareholder’s investment in us on such Shareholder’s customer account statement, and our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and repurchase our Shares.

There is no public trading market for the Shares; therefore, a Shareholder’s ability to dispose of its Shares will likely be limited to repurchase by us. If a Shareholder sells its Shares to us, the Shareholder may receive less than the price it paid.

There is no current public trading market for the Shares, and we do not expect that such a market will ever develop. Therefore, repurchase of Shares by us will likely be the only way for a Shareholder to dispose of its

Shares. While the Company intends to conduct quarterly Share Repurchases to repurchase Shares, it does not expect to do so until the second full quarter after the initial raising of third-party capital and even then there is no guarantee that the Company will elect to conduct a Share Repurchase. Moreover, even if the Company conducts a Share Repurchase, there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular Share Repurchase. In the event that we repurchase Shares in any Share Repurchase, we expect to repurchase Shares at an applicable price equal to either the NAV per Share, or a discount to the NAV per Share, of the type of Shares being repurchased as of the last day of the quarter prior to the commencement of the Share Repurchase and not based on the price at which a Shareholder initially purchased its Shares. As a result, a Shareholder may receive less than the price it paid for its Shares when the Shareholder sells them to us pursuant to any Share Repurchase.

A Shareholder’s ability to have its Shares repurchased through any Share Repurchase is limited.

The Company is designed primarily for long-term investors and an investment in the Shares should be considered illiquid. The Shares are not currently, and are not expected to be, listed for trading on any securities exchange. There is no public market for the Shares and none is expected to develop. The Shares therefore are not readily marketable and Shareholders must be prepared to hold Shares for an indefinite period of time. Shareholders may not be able to sell their Shares at all or at a favorable price.

In recognition that a secondary market for the Shares likely will not develop, the Company will generally conduct quarterly Share Repurchases. However, the Company does not expect to conduct any Share Repurchases until the second full quarter after the initial raising of third-party capital. Although the Company may offer to conduct a Share Repurchase, no assurance can be given that these repurchases will occur as contemplated or at all. The vast majority of our assets consist of Infrastructure Assets that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of liquid assets to immediately satisfy repurchase requests. In addition, in extreme cases, the Company may not be able to complete repurchases due to its inability to liquidate a portion of its portfolio. The Company may need to suspend or postpone Share Repurchases if it is not able to dispose of Infrastructure Assets in a timely manner.

Even if the Company makes a Share Repurchase, there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular Share Repurchase. If a Share Repurchase is oversubscribed by Shareholders, the Company will generally repurchase only a pro rata portion of the Shares requested to be repurchased by Shareholders. In addition, applicable rules, regulation or guidance may change, causing the Company to change its Repurchase Plan in a manner that may be materially adverse to Shareholders. A large Shareholder in the Company seeking repurchase may increase the likelihood that all Shareholders seeking repurchase will have their requests reduced pro rata. The potential for pro ration may cause some Shareholders to tender more Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the Share Repurchase.

There may be quarters in which no Share Repurchase is made, and it is possible that no Share Repurchases will be conducted by the Company at all. If the Board determines that we should not make a Share Repurchase, Shareholders may not be able to sell their Shares as it is unlikely that a secondary market for the Shares will develop or, if a secondary market does develop, Shareholders may be able to sell their Shares only at substantial discounts to the applicable NAV per Share. If the Company does conduct Share Repurchases, it may be required to sell assets to purchase Shares that are tendered, which may increase risks for remaining Shareholders and increase Company expenses as a percent of assets. In addition, while the Company is permitted to borrow money to finance the repurchase of Shares pursuant to Share Repurchases, there can be no assurance that the Company will be able to obtain such financing on favorable terms or at all if it attempts to do so. Moreover, if the Company’s assets do not provide adequate liquidity to fund Share Repurchases, the Company may extend the last day of any Share Repurchase, which will cause the shareholder to be paid at a later date than if the Share Repurchase were not extended.

As a result, a Shareholder’s ability to have its Shares repurchased by us may be limited and at times the Shareholder may not be able to liquidate its investment.

Economic events that may cause our Shareholders to request that we repurchase their Shares in connection with a Share Repurchase by us may materially and adversely affect our cash flows, our results of operations and our financial condition.

Economic events could cause our Shareholders to seek to sell their Shares to us pursuant to any Share Repurchase for up to 5.0% of the aggregate NAV (measured collectively across both Series) of our outstanding Investor Shares and E Shares at an applicable price based on the NAV per Share at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting tender requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to fund a Share Repurchase, we may not be able to meet future repurchase requests, take advantage of new acquisition opportunities or realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

We may require a Shareholder to have their Shares repurchased at any time in our sole discretion.

We may require a Shareholder to surrender and have all or any portion of its Shares repurchased at any time if we determine that it would be in our interest, in consultation with the Operating Manager, for us to repurchase the Shares or for certain other reasons enumerated in the LLC Agreement. To the extent that we require the mandatory repurchase of any Shares of any Shareholder, such repurchase will not be subject to the repurchase limits on quarterly Share Repurchases, unless otherwise determined by us in our sole discretion.

Payment by the Company of the Management Fee or Performance Fee in Shares will dilute a Shareholder’s interest in the Company.

At the Operating Manager’s election, the Company will pay the Operating Manager all or a portion of its Management Fees in E Shares in lieu of paying the Operating Manager an equivalent amount of such Management Fee in cash, which will dilute the interests of Investor Shares issued by the Company. In addition, the Company may pay Apollo all or a portion of its Performance Fee in E Shares in lieu of paying Apollo an equivalent amount of such Performance Fee in cash, which will similarly dilute the interests of Investor Shares issued by the Company.

If the Company’s series limited liability company structure is not respected, then Shareholders may have to share any liabilities of the Company and the other Series with all Shareholders and not just those who hold Shares of the same Series as them.

The Company is structured as a Delaware limited liability company that issues separate types of Shares for each Series. Each Series is a separate series under Delaware law and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Sections 18-215(b) or 18-218(c) of the LLC Act, depending on whether such series is established as a “protected series” under Section 18-215(b) of the LLC Act or a “registered Series” under Section 18-218 of the LLC Act) are met, the debts, liabilities, obligations and expenses of one Series are segregated from the debts, liabilities, obligations and expenses of the other Series and the assets of one Series are not available to satisfy the debts, liabilities, obligations or expenses of the other Series. Although this limitation of liability is recognized by Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction or in a U.S. federal court, such courts will uphold this statutory segregation of liabilities. If the Company’s series limited liability company structure is not respected, then the assets of a Series may be subject to the liabilities of another Series, of the Company, generally, and not just of that particular Series. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) or Section 18-218(c) of the LLC Act, as applicable, and thus potentially expose the assets of a Series to the liabilities of another Series or of the Company generally. The consequence of this is that Shareholders may have to bear higher than anticipated expenses which would adversely affect the value of their Shares of the applicable Series or the likelihood of any distributions being made by a particular Series to its Shareholders, and the Series could be treated as a single entity for U.S. federal tax purposes with different consequences to Shareholders. The state tax treatment of a series limited liability company depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) or Section 18-218 of the LLC Act in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

Our LLC Agreement includes a jury trial waiver that could limit the ability of shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company.

The LLC Agreement contains a provision pursuant to which Shareholders of the Company waive and release their respective rights to a trial by jury in any action or proceeding arising out of or relating to the LLC Agreement, or the transactions contemplated thereby. This jury trial waiver does not apply to any claim or cause of action arising out of or relating to the U.S. federal securities laws. Any person who becomes a Shareholder of the Company as a result of a transfer or assignment of Shares, including any purchasers in a secondary transaction, would become subject to the terms of the LLC Agreement, including the waiver of jury trial provisions.

If the Company opposed a jury trial demand based on the jury trial waiver, the appropriate court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law, including in respect of U.S. federal securities laws claims.

This waiver of jury trial provision may limit the ability of a shareholder of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the waiver of jury trial provision contained in the LLC Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action, which could harm our business, operating results and financial condition.

Our LLC Agreement designates the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state courts in the State of Delaware or the United States District Court for the District of Delaware, and any appellate court thereof, as applicable, as the sole and exclusive forums for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, members, managers, officers or other employees or their affiliates.

As permitted by the LLC Act, our LLC Agreement provides that each Shareholder submits, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, the other courts of the State of Delaware or the United States District Court for the State of Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to our LLC Agreement or the transactions contemplated thereby (including any claim arising under the internal affairs doctrine). This provision of our LLC Agreement does not provide exclusive jurisdiction to the Court of Chancery of the State of Delaware or any other state court in the State of Delaware where such court does not have jurisdiction, such as actions or proceedings brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Also, this provision of our LLC Agreement does not apply to actions or proceedings that do not arise out of or are unrelated to our LLC Agreement or the transactions contemplated thereby (including any claim (A) related to a representation or warranty made in connection with the LLC Agreement, (B) brought on behalf of the Company or a Series, (C) asserting a breach of a duty, owed by any current or former Director, officer, employee, Operating Manager, Member or Shareholder of the Company or a Series, (D) arising pursuant to any provision of the LLC Act or the LLC Agreement or (E) governed by the internal affairs doctrine).

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our LLC Agreement provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any such provision in the Company’s LLC Agreement remains subject to any related substantive requirements under the Securities Act.

In connection with the submission to such courts in an appropriate action or proceeding, our LLC Agreement provides that each shareholder waives any objection to venue in such courts and defense of inconvenient forum to the maintenance of such action or proceeding in such courts, in each case, to the fullest extent permitted by applicable law. Shareholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in our LLC Agreement. Furthermore, the validity of our forum selection provision could be challenged and a court could rule that such provision is inapplicable or unenforceable. If a court were to find our forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

Any person or entity purchasing or otherwise acquiring any interest in Shares of the Company will be deemed to have notice of and consented to the forum provisions in our LLC Agreement. Moreover, this choice of forum provision may limit a Shareholder’s ability to bring a claim in a judicial forum that the Shareholder finds favorable for disputes with the Company or any Series or any of the Company’s or any Series’ directors, officers, members, managers, other employees or shareholders or their affiliates, which may discourage lawsuits with respect to such claims.

Being a control person in a company may give rise to increased risk of liability for the Company and the Operating Manager, which could adversely affect a portion of our assets.

The Company is expected to have controlling interests in a number of its Infrastructure Assets. The fact that the Company or the Operating Manager exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, insurance laws, anti-bribery (and other anti-corruption laws)) and other types of liability for which the limited liability characteristic of business ownership and the Company itself (and the limited liability structures that may be utilized by the Company in connection with its ownership of Infrastructure Assets or otherwise) may be ignored or pierced, as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions. These risks of liability may arise pursuant to U.S. and non-U.S. laws, rules, regulations, court decisions or otherwise (including the laws, rules, regulations and court decisions that apply in jurisdictions in which Infrastructure Assets or their subsidiaries are organized, headquartered or conduct business). Such liabilities may also arise to the extent that any such laws, rules, regulations or court decisions are interpreted or applied in a manner that imposes liability on all persons that stand to economically benefit (directly or indirectly) from ownership of Infrastructure Assets, even if such persons do not exercise control or otherwise exert influence over such Infrastructure Assets (e.g., Shareholders). Lawmakers, regulators and plaintiffs have recently made (and may continue to make) claims along the lines of the foregoing, some of which have been successful. If these liabilities were to arise with respect to the Company or its Infrastructure Assets, the Company might suffer significant losses and incur significant liabilities and obligations.

The having or exercise of control or influence over an Infrastructure Asset could expose the assets of the Company, its Shareholders, the Operating Manager and their respective affiliates to claims by such Infrastructure Asset, its security holders and its creditors and regulatory authorities or other bodies. While the Operating Manager intends to manage the Company to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations or court decisions will be expanded or otherwise applied in a manner that is adverse to Infrastructure Assets and the Company and its Shareholders. Moreover, it is possible that, when evaluating a potential asset, the Operating Manager may choose not to pursue or consummate the acquisition of such asset, if any of the foregoing risks may create liabilities or other obligations for any of the Company, the Operating Manager or any of their respective affiliates, infrastructure assets, partners or employees. See also “—We face risks regarding potential controlled group liability” and “—Risks Related to Acquiring Long-Term Control-Oriented Infrastructure Assets—Compliance with environmental laws and regulations may result in substantial costs to the Company” below.

We face risks regarding potential controlled group liability.

Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group. Under ERISA, a “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Company holds in one or more of its Infrastructure Assets, the Company itself cannot be considered part of an ERISA controlled group unless the Company is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a fund vehicle (an example of an issuer that holds itself out as managing investments) was a “trade or business” for ERISA controlled group liability purposes and at least one Federal Circuit Court has similarly concluded that a fund vehicle could be a trade or business for these purposes based upon a number of factors, including the issuer’s level of involvement in the management of its investments and the nature of any management fee arrangements. It is unclear if a court or the PBGC were to apply a similar analysis to the Company or the Company’s Infrastructure Assets. If the Company were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Infrastructure Assets by the Company and/or its affiliates and other co-investors in an Infrastructure Asset and their respective ownership interests in the Infrastructure Asset, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Infrastructure Asset could result in liability being incurred by the Company, with a resulting need for additional investments in the Company, the appropriation of Company assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Company assets. Moreover, regardless of whether or not the Company were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Company’s Infrastructure Assets could become jointly and severally liable for another Infrastructure Asset’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above. See also “—Being a control person in a company may give rise to increased risk of liability for the Company and the Operating Manager, which could adversely affect a portion of our assets” above.

Our business may be affected by acquisitions and dispositions through partnerships, joint ventures and special purpose vehicles. Risks could include the possibility that the Company will not be able to implement investment decisions or exit strategies because of limitations on the Company’s control of the Infrastructure Asset or that its partner or co-venturer may experience economic difficulties or have divergent goals.

The Company may invest as a partner or a co-venturer with an unaffiliated third party, including as part of a Programmatic Acquisition. Joint Venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company will not be able to implement acquisition decisions or exit strategies because of limitations on the Company’s control of the Infrastructure Asset and its general business discretion under the applicable agreements with a partner or co-venturer, or that a partner or co-venturer may become bankrupt, or may at any time have economic or business interests or goals that are inconsistent with those of the Company, may fail to fund its share of required capital contributions or otherwise default on its obligations, may make business decisions with which the Operating Manager does not agree or may block or delay necessary decisions. Such a partner or co-venturer does not have fiduciary duties to the Company and may also be in a position to take action contrary to the Company’s objectives, including forcing the sale of an Infrastructure Asset prior to the end of the Company’s optimal holding period. Such acquisitions may also have the potential risk of an impasse on decisions if neither partner nor co-venturer has full control over the partnership or Joint Venture. The Company will, however, seek to maintain sufficient rights with respect to such partnerships, Joint Ventures or Programmatic Acquisitions to permit the Company’s objectives to be achieved.

Disputes between the Company and a partner or co-venturer may result in litigation or arbitration that would increase the Company’s expenses and prevent the Company’s management and the Operating Manager from focusing their time and effort on the Company’s businesses and assets. Consequently, actions by, or disputes with, a partner or co-venturer might result in additional risks, including liability for the actions of a third-party partner or co-venturer and the inability to enforce fully, all rights one partner or co-venturer may have against the other. In the event of litigation, the Company could be found liable to its co-venturer or partner for a range of damages available under applicable law under theories arising in contract, tort or otherwise, including consequential damages well in excess of amounts originally at stake. Additionally, the Company and a co-venturer may provide joint guarantees or indemnities (or the Company may seek a back-to-back guarantee or indemnity from a co-venturer) in connection with a Joint Venture and, to the extent the co-venturer does not satisfy all or a portion of such obligations (or does not assume any such obligations), the Company may be required to satisfy the entirety of such obligation or such shortfall.

The Operating Manager may not have the opportunity to diligence the individual investments in which the Company participates pursuant to a Joint Venture and certain service contracts. Instead, the Operating Manager will need to depend on its arrangement with, and diligence of, the applicable sourcing or Joint Venture partner. The incentives of such a sourcing or Joint Venture partner, however, may not be aligned with those of the Company, and such a partner will not owe any fiduciary or other similar duties to the Company. Certain Joint Venture or sourcing arrangements may entail the Operating Manager’s binding commitment of a minimum amount to such an arrangement. In connection with a sourcing or Joint Venture arrangement, the Company may be obligated to bear retainers, closing, performance or other fees paid to sourcing, operating and Joint Venture partners, unless the Company is reimbursed for such fees. Sourcing, operating or Joint Venture partners may receive compensation calculated on investment performance, which may incentivize the making of higher risk investments, and may incur substantial expenses that are borne by the Company. In addition, the Company or an Infrastructure Asset may compensate sourcing, operating and/or Joint Venture partners for certain services, even where the Operating Manager has the capacity to provide and/or has historically provided the same services to the Company or other Apollo Clients without charge. In connection with certain investments, sourcing, operating and/or Joint Venture partners may receive origination fees, commitment fees, ticking fees and breakup fees, upfront fees, amendment fees, prepayment premiums and other types of third-party fees not shared with the Company. The Operating Manager may reduce or waive management fees with respect to sourcing, operating and/or Joint Venture partners in connection with any investment by such partners in the Company.

Our business may be affected by purchasing, holding or disposing of special purpose vehicles or subsidiaries.

The Company is expected to purchase or hold through one or more special purpose vehicles or other subsidiaries a group of assets (regardless of whether such assets are related, purchased from a single seller or neither) in a single issuer or a group of issuers. If the Company purchases or holds through a special purpose vehicle or other subsidiary a group of assets (regardless of whether such assets are related, purchased from a single seller or neither) in a single issuer or a group of issuers, the Board or the Operating Manager, pursuant to delegation by the Board, has the authority, in its discretion, to designate any such special purpose vehicle or subsidiary as an Infrastructure Asset at any time, including before or after the creation or utilization thereof, and the Operating Manager will, in its discretion, define which entity or entities constitutes the Infrastructure Asset. Any such special purpose vehicle or other subsidiary (and not, for the avoidance of doubt, any asset made or held through such entity) will, unless otherwise determined by the Operating Manager in its discretion, be treated as an “Infrastructure Asset” for all purposes under the LLC Agreement, including that any such entity will be authorized to freely reinvest proceeds in, substitute collateral for, provide one or more guarantees, letters of credit, equity commitment letters or similar credit support (including on a joint and several or cross-collateralized basis or otherwise as described herein or in the LLC Agreement) for, and otherwise engage in financial transactions with, any of the entities comprising the enterprise conducted through such special purpose vehicle or other subsidiary and otherwise optimize its portfolio. In connection therewith, any such special purpose vehicle or other subsidiary may utilize or reserve proceeds generated at the level of any such special purpose vehicle or other subsidiary for purposes of making additional acquisitions or paying or reserving for the payment of fees, costs, expenses and other obligations of such special purpose vehicle or other subsidiary without having any obligation to necessarily cause such proceeds to be distributed by such special purpose vehicle or other subsidiary to the Company (and, in turn, to the Shareholders), even if such special purpose vehicle or other subsidiary is an entity that is utilized to facilitate the making of acquisitions by the Company only, or the Company together with other Apollo Clients. No restriction, limitation or obligation set forth herein or in the LLC Agreement or any agreement to or with one or more Shareholders (an “Other Agreement”) that is applicable to the Company will be deemed to apply at the level of a special purpose vehicle, subsidiary, Infrastructure Asset or issuer. As such, the Operating Manager is subject to conflicts of interest in determining whether an entity should be designated as an Infrastructure Asset.

The Operating Manager or an affiliate thereof could serve as the controlling person of a special purpose vehicle formed for the purpose of holding and subsequently liquidating assets of the Company. There can be no assurance that the Operating Manager will be able to sell or otherwise dispose of all or any portion of the assets held by any such special purpose vehicle in a timely manner, if at all, or at prices that reflect the value of such assets.

Acquisitions through offshore holding companies could be subject to registration.

The Company is permitted to acquire Infrastructure Assets operating in a particular country indirectly through holding companies organized outside of such country. Government regulation in such country could, however, restrict the ability of such Infrastructure Assets to pay dividends or make other payments to a “foreign” holding company. Additionally, any transfer of funds from a “foreign” holding company to its operating subsidiary, either as a shareholder loan or as an increase in equity capital, could be subject to taxation or registration with or approval by government authorities in such country. Such restrictions could materially and adversely limit the ability of any “foreign” holding company in which the Company holds a position to grow or make acquisitions that could be beneficial to its businesses, pay dividends or otherwise fund and conduct its business.

Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person.

The Operating Manager will, from time to time, depending on the type of acquisition opportunity, in its discretion, offer Co-Investments to, reserve Co-Investments for or otherwise cause the Company to participate in Co-Investments with Co-Investors (including participants in side-by-side co-investment rights). The Operating

Manager may or may not also, in its discretion, offer opportunities to provide debt financing to Infrastructure Assets to any person, but no such participation in the debt financing will be treated as a Co-Investment alongside the Company, unless otherwise determined by the Operating Manager, in its discretion. The Operating Manager may also structure a Co-Investment in a manner that does not involve forming a vehicle managed or advised by the Operating Manager or one of its affiliates, and any Shareholders so participating in such Co-Investment will not be Co-Investors for purposes of the LLC Agreement unless otherwise determined by the Operating Manager, in its discretion.

Apollo has the authority to allocate Co-Investments among Co-Investors in any manner it deems appropriate, taking into account those factors that it deems relevant under the circumstances, including: (i) the character or nature of the Co-Investment (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold); (ii) the level of demand for participation in such Co-Investment; (iii) the ability of a prospective Co-Investor to analyze or consummate a potential Co-Investment on an expedited basis; (iv) certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital; (v) the investing objectives and existing portfolio of the prospective Co-Investor; (vi) as noted above, whether a prospective Co-Investor meets any of the criteria described herein; (vii) the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the Co-Investment; (viii) the legal or regulatory constraints to which the proposed acquisition is expected to give rise; (ix) the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients (including contemporaneously with the applicable Co-Investment); (x) Apollo’s own interests; (xi) whether the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo and/or its portfolio investments, the Company and/or its Infrastructure Assets or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise and (xii) the prospective Co-Investor’s existing or prospective relationship with Apollo, including, for example, the fact that certain insurance balance sheet investors are affiliates of Apollo as well as Apollo Clients. With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford Co-Investments to one Co-Investor over another. Apollo expects that these factors will lead Apollo to favor some potential Co-Investors over others with respect to the frequency with which Apollo offers them Co-Investments. Apollo also expects to allocate certain Co-Investors a greater proportion of an investment opportunity than others as a result of these factors. In addition, depending on the fee structure of the Co-Investment, if any, Apollo could be economically incentivized to offer such Co-Investment to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable Co-Investment or otherwise, including in connection with facilitating such Co-Investor (in its capacity as such with respect to the Company or any other Apollo Client) to express interest and participate as a shareholder of the Company, the terms of which will not be available for election through any “most favored nations process.”

Apollo could be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of Co-Investments, or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including performance fee or other incentive arrangements. Apollo also could agree, in an Apollo Client’s governing documents, that all or certain of the investors in such Apollo Client will be offered Co-Investments arising out of such Apollo Client’s investment activities on a priority basis before any other person is offered all or a portion of any such opportunity (however, such an agreement generally would be expected to be subordinate to Apollo’s ability to offer Co-Investments to other Apollo Clients or strategic Co-Investors). Further, from time to time, Apollo establishes Apollo Clients for the sole purposes of investing in co-investment opportunities that arise. No Shareholder (i) should have any expectation of receiving a Co-Investment or (ii) will be owed any duty or obligation in connection therewith. Moreover, given Apollo’s management of substantially all of the Athene Holding Ltd.’s (“Athene” and, together with its subsidiaries, the “Athene Group”) assets, and the treatment of the Athene Group and its related entities as Apollo Clients under applicable circumstances (notwithstanding the merger between Apollo and the Athene Group), Apollo is incentivized to allocate co-investment opportunities to Athene, which could create the appearance or existence of a conflict of interest insofar as Apollo being viewed as allocating Co-Investment opportunities, including on a selective basis, to itself.

Apollo could allocate Co-Investments to prospective Co-Investors that ultimately decline to participate in the offered Co-Investment. In such instance, if another Co-Investor is not identified, the Company may be unable to consummate an acquisition, or may end up holding a larger portion of an asset than the Operating Manager had initially anticipated, in which case the Company may have insufficient capital to pursue other opportunities or may not achieve its intended asset diversification. If the Company has participated in a Co-Investment alongside any co-investment vehicle or other Apollo Client and the Company is subsequently called upon to make an additional investment in respect of such Co-investment, the Company may participate in such additional investment for a non-pro rata share up to the full amount of such additional investment.

Co-Investments involving the raising of passive investor capital will generally be made at substantially the same time as (or within a reasonable time before or after) the Company’s acquisition and on economic terms at the level substantially no more favorable to the applicable Co-Investors than those on which the Company acquires at the time of such Co-Investment (to the extent reasonably practicable, taking into account such facts and circumstances as are applicable with respect to such Co-Investment at the time of such Co-Investment and it being understood that legal, tax, regulatory or similar considerations or limitations may affect the form of such Co-Investments). Any such Co-Investment (other than a Co-Investment by another Apollo Client that was not formed for the purpose of co-investing in the applicable Co-Investment) generally will be sold or otherwise disposed of at substantially the same time (and, in the case of a partial disposition, in substantially the same proportion) as the Company’s disposition of its interest in such asset and on economic terms at the level substantially no more favorable to such Co-Investors than those on which the Company disposes of its interest in such asset at the time of such disposition (to the extent reasonably practicable, taking into account such facts and circumstances as are applicable with respect to such Co-Investment at the time of the disposition of such Co-Investment), unless, in either case, the Operating Manager determines in good faith that (i) other terms, proportions or timing are (a) advisable due to legal, tax, regulatory or similar considerations or limitations or (b) advisable in order to facilitate a transaction or (ii) such Co-Investment is or was intended, on or prior to the date of the consummation of the relevant asset, to be syndicated. The previous sentence will also not apply to any investments by (1) management or employees of the relevant Infrastructure Asset, (2) consultants or advisors with respect to such Infrastructure Asset, (3) preexisting investors or other persons that are not affiliates of the Operating Manager and are associated with such Infrastructure Asset, (4) any joint-venture partner, (5) any private fund or similar person or business sponsored, managed or advised by persons other than Apollo and (6) any person or entity whom the Operating Manager believes will be of benefit to the Company or one or more Infrastructure Assets or who may provide a strategic, sourcing, tax, structuring, regulatory or similar benefit to an Infrastructure Asset due to industry expertise, regulatory expertise, end-user expertise or otherwise (including private funds sponsored by persons other than Apollo).

Co-Investors in certain transactions could be offered the ability to participate in any leverage arrangements utilized by the Company, or in similar arrangements designed to approximate the leverage arrangements utilized by the Company; however, such opportunities will not always be available or practicable, the terms of any such arrangements utilized for Co-Investors may differ from those of the arrangements utilized for the Company and, even where available, Co-Investors will not be required to participate or to make the same election as one another in this regard. Any of the foregoing could result in the returns from such acquisition experienced by the Company, on the one hand, differing from the returns experienced by some or all of the Co-Investors, on the other hand, and no such transaction, arrangement or variation will be deemed to contravene the investment-level alignment principles contemplated by the applicable agreement or governing document. Further, the use of such leverage arrangements by the Company and not by a co-investment vehicle could present conflicts of interest for Apollo in terms of how it manages the underlying asset or in the event of a default or margin call in respect of the asset that is the subject of a margin loan.

With respect to broken deal expenses, the Operating Manager may, but is not required to, seek to cause Co-Investors to bear their respective pro rata portions of broken deal expenses; however, there can be no assurance that the Operating Manager will be successful in causing any such Co-Investors to bear their respective pro rata portions of such broken deal expenses. Any such fees, costs or expenses related to Co-Investments

(irrespective of whether such Co-Investments are ultimately consummated) that are not borne by Co-Investors, will be considered Operating Expenses of, and be borne by, the Company. In practice, it is anticipated that the Company will be responsible for the payment of all broken deal expenses, including legal fees, due diligence expenses, travel and related expenses, reverse termination fees and other fees, costs and expenses.

With respect to a given proposed acquisition or proposed disposition considered by the Company and one or more other Apollo Clients, (i) to the extent not reimbursed by a third party, all third-party and internal expenses, including any liquidated damages, reverse termination fees or other similar payments, incurred by the Company in connection with such proposed acquisition, where such proposed acquisition is not ultimately made by the Company, or in connection with such proposed disposition, where such proposed disposition is not actually consummated by the Company and (ii) to the extent not reimbursed by a third party, all third-party and internal expenses incurred by any other Apollo Client in connection with such proposed acquisition, where such proposed acquisition is not ultimately made by the other Apollo Client but is made by the Company, or in connection with such proposed disposition, where such proposed disposition is not actually consummated by the other Apollo Client but is consummated by the Company, may be borne, in whole or in part (at the Operating Manager’s sole discretion) by the Company (and to the extent borne by the Company, will be allocated pro rata to all Shareholders). For purposes of this paragraph, the third-party and internal expenses referred to herein include, without limitation, commitment fees that become payable in connection with a proposed acquisition that is not ultimately made, refundable deposits, legal, tax, administrative, accounting, advisory and consulting fees and expenses, travel, accommodation, dining (including, e.g., late-night meals for Operating Manager employees working on a proposed acquisition or disposition), entertainment and related expenses, consulting and printing expenses, reverse termination fees and any liquidated damages, forfeited deposits or similar payments.

In connection with any Co-Investment, the Operating Manager or any of its affiliates will retain the portion of the Special Fees allocable or otherwise attributable to acquisition of assets by any such Co-Investors, whether or not such acquisitions are consummated; provided that if the Company is responsible for the payment of the portion of any breakup fees intended to be provided by a prospective Co-Investor with respect to a prospective acquisition that is not consummated, then the portion of any breakup fees received by the Operating Manager or any of its affiliates or any employees of any of the foregoing with respect to such unconsummated acquisition that is allocable to the share of such capital intended to be provided by such prospective Co-Investor (had such unconsummated acquisition been made), will instead be deemed to be allocable to the share of capital intended to be provided by the Company with respect to such unconsummated acquisition, and the portion of any such amounts that is allocable to the Management Fee-bearing Shareholders will offset the Management Fee payable by the Company in accordance with the terms of the LLC Agreement.

Apollo is under no obligation to provide Co-Investments and could offer a Co-Investment to one or more Co-Investors without offering such opportunity to other potential Co-Investors and will take into consideration, among other things, the size of a Shareholder’s subscription and a number of other factors in determining whether to provide such opportunities to such Shareholder. The Operating Manager will, in its discretion, determine if an acquisition by the Company alongside or with another person or entity in a given Infrastructure Asset or other issuer of securities constitutes a Co-Investment.

In those circumstances where such Co-Investors involve an Infrastructure Asset’s management group, such Co-Investors may receive compensation arrangements relating to the investment, including incentive compensation arrangements. Some of the Co-Investors with whom the Company may co-invest have preexisting investments with Apollo, and the terms of such preexisting investments may differ from the terms upon which such persons may invest with the Company in such investment.

The Company may acquire an interest in an asset through a sale or other disposition of a portion of another Apollo Client’s interest in such investment. In connection therewith, unless otherwise determined by the Operating Manager, the Company will pay to such Apollo Client a purchase price determined in accordance with Apollo’s policies and procedures and the governing documents of the applicable Apollo Clients.

In order to facilitate the acquisition of, or other investment in or extension of credit to, an Infrastructure Asset, the Company may make (or commit to make) an acquisition that exceeds the desired amount with a view to selling a portion of such asset to Co-Investors or other persons prior to or within the 12-month period after the closing of the acquisition or otherwise to one or more other Apollo Clients. In such event, the Company will bear the risk that the transaction will not be consummated, or that any or all of the excess portion of such asset may not be sold or may only be sold on unattractive terms and that, as a consequence, the Company may bear the entire portion of any break-up fee or other fees, costs and expenses related to such asset, including break-up fees and hold a larger than expected portion of such Infrastructure Asset or other asset or may realize lower than expected returns from such asset. The Operating Manager endeavors to address such risks by requiring such acquisitions to be in the best interests of the Company, regardless of whether any sell-down ultimately occurs. The Operating Manager or any of its affiliates will not be deemed to have violated any duty or other obligation to the Company or any of its Shareholders by engaging in such acquisition and sell-down activities.

Any references in this Registration Statement to “Co-Investment,” “Co-Investments,” “Co-Investors” and any similar terminology are intended to refer to acquisition opportunities that are allocated to the Company based on its strategy and objectives and with respect to which the Operating Manager or Apollo has, in each case, in its discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Company to one or more such Co-Investors. Any such references are not intended to refer to investments made by persons in debt or similar securities (including certain types of securities with equity-like attributes, such as preferred equity) that are issued by Infrastructure Assets, including debt or similar securities with respect to which AGS or any other Affiliated Service Provider that may act as a broker or dealer in reselling such debt or similar securities or otherwise assisting in structuring or facilitating the initial resales of such debt or similar securities under Rule 144A under the Securities Act or otherwise. By way of example only, no financial institution or other person that is investing in the corporate debt or similar securities issued by an Infrastructure Asset or otherwise providing any form of debt financing in connection with the Company’s acquisition of such Infrastructure Asset will be deemed a “co-investor” for purposes of this Registration Statement or the LLC Agreement, nor will any such investment by any such person in such corporate debt or similar securities be deemed a “co-investment” or “co-investments” for purposes of this Registration Statement or the LLC Agreement. Further, if the Company acquires (or commits to acquire) certain outstanding debt or similar securities of an Infrastructure Asset or acquires (or commits to acquire) debt or similar securities issued (or proposed to be issued) in connection with the Company’s acquisition of an Infrastructure Asset, the Company will not be deemed to be co-investing with any other holder of any such securities, no such person will be deemed a Co-Investor in respect of their acquisition of such securities and it is possible that none of the Operating Manager or Apollo will be under any obligation to offer the right to participate in the acquisition of such securities alongside the Company to any Co-Investor who is co-investing alongside the Company in the equity (or similar) securities of such Infrastructure Asset, unless, in each case, the Operating Manager determines otherwise, in its discretion. Moreover, AGS or any other Affiliated Service Provider’s offering, placement, arrangement, underwriting or other role with respect to the sale or resale of debt or other securities will not be subject to any of the Co-Investment allocation processes, procedures, considerations or restrictions (if any) that are contemplated by this Registration Statement or the LLC Agreement.

The commitment of Co-Investors to an Infrastructure Asset could be substantial and such acquisitions may involve risks not present in acquisitions where such Co-Investors are not involved. Any fees, costs or expenses related to Co-Investments will generally be borne, directly or indirectly (including by the Infrastructure Asset), by the Company, irrespective of whether such Co-Investments are ultimately consummated, and include, among other things, broken deal expenses, reverse break-up fees and any other expenses that a Co-Investor refuses to bear. All such amounts, including broken deal expenses that are not borne by Co-Investors, will be considered Operating Expenses of, and be borne by, the Company. Further, the Company may, in certain circumstances, be liable for the entire amount of such fees, costs and expenses, even if Co-Investors commit to participate in the relevant acquisitions at the same time as the Company. Further, it is possible that a Co-Investor may experience financial, legal or regulatory difficulties, may at any time have economic, tax or business interests or goals that are inconsistent with those of the Company, may take a different view from Apollo as to the appropriate strategy for an acquisition or may be in a position to take action contrary to the Company’s objectives. Additionally, the Company’s position could also be diluted or subordinated by subsequent investments of Co-Investors. Finally, the Company may in certain circumstances be liable for the actions or omissions of Co-Investors. See also “—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person” above.

Apollo and its affiliates (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other advisors/relationships of Apollo) will be permitted to invest in Infrastructure Assets outside of the Company, on terms no more favorable than the terms on which the Company participates in such asset to the extent reasonably practicable and subject to legal, tax, regulatory or similar considerations applicable to such persons. Such Co-Investments, if offered, will be in addition to any other Co-Investments offered to any other person.

In addition to one or more investment vehicles through which Apollo will offer certain qualified Apollo professionals and employees (and in certain cases, employees of portfolio investments of Apollo or Apollo Clients) the opportunity to invest in the Company, Apollo, including Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo, will be permitted to invest in portfolio investments outside of the Company (the “Apollo Co-Investment”).

Acquisitions with Syndication Entities or other third parties could subject us to a conflict of interest in determining the portion of such acquisition to be allocated to the Company.

In addition to the ability to syndicate the Company’s assets to Co-Investors as described herein, Apollo has established one or more investment vehicles (which, or the investors in which, include Apollo affiliates, Apollo Clients, members of the Athene Group, Apollo-sponsored SPACs, which are controlled by Apollo and in which Apollo holds direct investments (as opposed to SPACs that are Infrastructure Assets or subsidiaries of the Company) (“Apollo SPACs”) and third parties) that are dedicated syndication vehicles whose purpose includes committing to investments (in the form of equity or debt financing in either the same or different classes, series or tranches) including alongside the Company and/or other Apollo Clients, with a view toward syndicating all or a portion of certain of such investments to the Company, other Apollo Clients, Apollo professionals, employees or other professionals and their friends and family members (including their respective family offices), Apollo itself, co-investors and/or other third parties in certain circumstances (each a “Syndication Entity”). Syndication Entities are anticipated to be permitted to be offered the opportunity to participate in equity acquisition opportunities only after the Company has been allocated its share of the applicable opportunity (as determined pursuant to Apollo’s investment allocation policies and procedures) and any Shareholder co-investment syndication has been accounted for. In the case of equity acquisitions, it is anticipated that the presence of a Syndication Entity could be beneficial to the Company and the potential acquisition in certain circumstances, including, among other things: (i) where the Company has exhausted its available capital for the applicable transaction; (ii) a customary co-invest syndication is not available or practical under the circumstances or does not (or is not expected to) result in a successful syndication of the full amount required; (iii) an acquisition is larger than what the Company would otherwise be able to speak for; (iv) a Syndication Entity could help to reduce concentration risk through syndicating excess deal capacity (after giving effect to the portions of the acquisitions that are allocated to the Company or, under certain circumstances, offered to Co-Investors); or (v) timing, legal, regulatory, tax or similar constraints could be mitigated or nullified to the extent a Syndication Entity commits to the transaction alongside the Company. Consistent with Apollo’s prior practice and experience, it is anticipated that co-investment opportunities will continue to play an important role in the Company’s acquisition program and will often be available for relatively large acquisitions (it being understood that there can be no guarantee on the ultimate availability of Co-Investment opportunities), and it is Apollo’s belief that a Syndication Entity could contribute to the execution of this program by allowing the Company to source and execute relatively larger transactions. The presence of a Syndication Entity could broaden the universe of attractive acquisitions available to the Company by allowing the Company to speak for larger deals while maintaining both what Apollo believes to be appropriate asset construction within the Company and

Apollo’s typical levels of co-investor participation (without increasing duplicative exposure for co-investors), and could enable the Company to avoid complex consortium dynamics and maintain control of assets, thereby allowing it to seek to drive operational improvement and outcomes and determine exit strategies in the manner Apollo believes to be most beneficial to the Company and the relevant Infrastructure Asset.

Such acquisitions will likely involve risks not present in acquisitions where a third party is not involved, including the possibility that a co-venturer or partner of the Company will at any time have economic or business interests or goals that are inconsistent with those of the Company, or may be in a position to take action contrary to the Company’s objectives. In addition, the Company could be liable for actions of its co-venturers or partners.

While it is not anticipated that a Syndication Entity will be entitled to be offered any acquisition opportunities in any particular strategy on a priority basis, Apollo could be subject to a conflict of interest in connection with its determination of the portion of such acquisition opportunity that is to be allocated to the Company or offered to Co-Investors. Further, Syndication Entities are anticipated to participate in the equity and debt of Infrastructure Assets, including where the Company participates (along with any Co-Investors) only in the equity of such Infrastructure Asset, in another level of the capital structure or in a non-pari passu manner vis-à-vis such Syndication Entities. No such participation will be included in the Apollo Co-Investment, nor will any such participation constitute a Co-Investment or be subject to the limitations thereon set forth in the LLC Agreement. To the extent any such arrangements are entered into, they could result in fewer co-investment opportunities being made available to the Shareholders.

In determining the allocation of such Co-Investments, Apollo considers a multitude of factors, including its own interest in the opportunity and any Apollo Co-Investment. Additionally, to the extent a deposit, commitment (financial or otherwise) or other contingency is required or otherwise viewed at the time as prudent for an acquisition or transaction process, the Company or another Apollo Client could make the deposit, provide the commitment or make such arrangements to support and be liable for the contingency on behalf of itself and other Apollo Clients. See also “—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person” above.

In addition, Apollo or one or more Affiliated Service Providers are expected to receive fees (including from investors acquiring interests in the relevant investment through the applicable syndication and from Infrastructure Assets) in connection with a Syndication Entity’s participation in any acquisition. Any such fees, as well as the portion of any Special Fees allocable to a Syndication Entity’s participation in any acquisition alongside the Company, will be for the benefit of Apollo or the applicable Affiliated Service Provider, and will not be treated as Special Fees or offset Management Fees payable by the Company. Shareholders, including certain strategic partners and third-party investors, who ultimately participate in an acquisition syndicated through a Syndication Entity, may participate pursuant to more favorable rights or pre-negotiated terms, including with respect to discounts or rebates of performance-based compensation or management fees.

We face heightened risks due to the incentives and discretion of the Operating Manager and affiliates to allocate fees or performance based compensation to Co-Investors.

As described in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Operating Manager, any Apollo Clients, any Apollo affiliates or any of their respective affiliates may (or may not) in their discretion, (i) charge or otherwise receive incentive allocation, management fees, performance fees, consulting fees, transaction fees and other fees and costs to any Co-Investors (including at lower rates than what is being charged to Shareholders of the Company) and may make an acquisition, or otherwise participate, in any vehicle formed to structure a Co-Investment and facilitate receipt of such performance fees, incentive allocation, management fees, consulting fees, transaction fees and other fees and costs or (ii) collect customary fees (including breakup fees) in connection with actual or contemplated acquisitions that are the subject of such Co-Investment arrangements. Any performance-based compensation (such as performance fees), management fees or other similar fees received from Co-Investors with respect to any Co-Investment may (or may not) differ from those charged to the Company. Furthermore, since the Operating Manager may receive performance-based compensation (such as performance fees), management fees or other similar fees under its agreement with such a Co-Investor, which may be more favorable than the fees paid by the Company, there may be an incentive for the Operating Manager to transfer interests in an Infrastructure Asset investment to a Co-Investor in greater amounts and on terms, including price, that are less favorable to the Company than they would otherwise be. Additionally, in those circumstances where the applicable Co-Investors include one or more members of an Infrastructure Asset’s management group, the Co-Investors who are members of such management group may receive compensation relating to the acquisition of such Infrastructure Asset, including incentive compensation arrangements. With respect to consummated Co-Investments, Co-Investors will typically bear their pro rata share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of their Co-Investments.

Certain clients of financial intermediaries who purchase Founder Shares or Anchor Shares may have a lower Management Fee and Performance Fee and others fees associated with them compared with other Investor Shares offered. Investors may not know whether their financial intermediaries will be eligible to acquire the Founder Shares or Anchor Shares.

Founder Shares will be offered to investors during the Initial Offer Period, and thereafter only (a) in connection with the DRIP and (b) to clients of designated Founder Intermediaries. Anchor Shares are not being offered to all investors in this offering, but only to clients of certain financial intermediaries designated by the Company or the Dealer Manager as Anchor Intermediaries as described in “Item 1. Business—Private Offering of Shares.”

Investors will be subject to the same investment risks regardless of whether they become eligible to acquire the Anchor Shares and Founder Shares, which are structured to receive greater benefits as compared to the other Investor Shares in this offering. Lower or no upfront selling commissions, dealer manager fees or shareholder servicing fees will be paid with respect to the Anchor Shares or Founder Shares. Additionally, lower Management Fees and Performance Fee will be paid with respect to the Anchor Shares and Founder Shares compared with the other Investor Shares. As a result, the per Share amount of distributions on the Anchor Shares and Founder Shares could be higher compared to the other Investor Shares. To the extent lower Management Fees and Performance Fees will be paid with respect to the Anchor Shares and Founder Shares, the Management Fees or Performance Fees associated with the other Investor Shares will not be affected. The differences in fees between different types of Shares may result in the dilution of Investor Shares with higher fees rates compared to Share types with lower fees.

See “Item 1. Business—Private Offering of Shares” for more information about the terms of the Anchor Shares and Founder Shares.

Investors’ ability to acquire Founder Shares after the Initial Offer Period, and Anchor Shares at any time, and receive the benefits associated with the Founder Shares and Anchor Shares, will depend on the eligibility of investors’ financial intermediaries through which they purchase the Founder Shares or Anchor Shares. For example, if an investor purchases Shares through a financial intermediary that does not meet the applicable eligibility criteria set forth in “Item 1. Business—Private Offering of Shares,” then that investor will not qualify to purchase Founder Shares after the Initial Offer Period or Anchor Shares at any time, or to have their Shares exchanged for Anchor Shares without further action by the Shareholder. An investor may not know whether their financial intermediary will be eligible to acquire Founder Shares or Anchor Shares. Accordingly, investors should consult with their financial intermediary about the ability to acquire Founder Shares and Anchor Shares and determine if it is in the investor’s best interest to invest through a financial intermediary eligible to sell or recommend Founder Shares or Anchor Shares.

We may face risks associated with our use of certain computer and algorithmic research tools.

Research and creative tools that harness generative artificial intelligence (collectively, “Computer and Algorithmic Research Tools”), as well as other machine learning techniques, will continue to become more accessible to Apollo, to the Company and to the Company’s Infrastructure Assets. Prospective investors should anticipate that Apollo will utilize Computer and Algorithmic Research Tools in connection with its business activities, including acquisition activities. The use of Computer and Algorithmic Research Tools brings with it known, anticipated, and as-yet-unknown risks and conflicts, including the risk that Apollo’s compliance and operational policies and procedures will not anticipate every potential issue and conflict, and that Apollo’s surveillance and control systems might not be sufficient to identify every instance of non-compliance. Among other things, this means that Apollo’s policies and procedures relating to Computer and Algorithmic Research Tools will continue to evolve rapidly, and without notice to investors. As is the case with all third-party services and products, Apollo will exercise appropriate levels of review and testing before deployment, but the relative novelty of Computer and Algorithmic Research Tools likely will result in more incorrect or unclear inputs into Apollo’s acquisition and operations process. This could lead to an increase in interpretative issues, errors of judgement and systems errors, notwithstanding the benefits that deploying new services and products is expected to create. Where appropriate, Apollo will work with providers and vendors to improve or fix licensed services and products, but that will not always be the case. To the extent that Apollo develops proprietary Computer and Algorithmic Research Tools, similar risks will exist.

Apollo’s use of Computer and Algorithmic Research Tools will be subject to its policies and procedures on cybersecurity, privacy, confidentiality. However, the effectiveness of those policies when using Computer and Algorithmic Research Tools is dependent on the licensor adhering to its contractual commitments and to applicable law, as well as the effectiveness of the licensor’s (and Apollo’s) cybersecurity, systems and other structural safeguards being effective in design and operation. To the extent that there is breach or failure in any of these safeguards, investors could be harmed by the theft, misappropriation or release of their confidential information, or by an impairment in the value of the Company’s assets directly or indirectly caused by such breach or failure.

Independent of its context of use, certain varieties of Computer and Algorithmic Research Tools are generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Computer and Algorithmic Research Tools utilize to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Computer and Algorithmic Research Tools. Such models also are subject to inherent bias (owing to the structure of its initial programming) as well as acquired biases (reflecting the data upon which it was trained). To the extent that Apollo, the Company’s or the Company’s Infrastructure Assets are exposed to the risks of using Computer and Algorithmic Research Tools, any such inaccuracies or errors could have adverse impacts on Apollo, the Company or the Company’s Infrastructure Assets.

Risks Related to the Company’s Infrastructure Assets and Owning and Managing Infrastructure Assets Generally

We face heightened risks relating to owning and managing Infrastructure Assets.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Company’s objectives will be achieved. The Company will be subject to the risks involved with owning and managing infrastructure-related assets. See “—Risks Related to the Company’s Infrastructure Assets and Owning and Managing Infrastructure Assets Generally.” In addition, the Company may utilize various techniques, such as leverage and derivatives (including swaps), which can in certain circumstances increase the adverse impact to which the Company’s assets may be subject. See “—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset and this may increase the exposure of such Infrastructure Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below. In the event of the insolvency of the issuer of securities directly or indirectly owned by the Company, or a related event such as a bail-in under which creditors of the issuer (including bondholders) are required to accept a write-off of amounts owed, some or all of the amount invested is likely to be lost.

Our acquisitions and assets are affected by the general economy and recent events, including market volatility, inflation and public health crises such as COVID-19.

Various sectors of the global financial markets previously have experienced and could in the future experience adverse conditions. Further, recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally and U.S. markets in particular. The infrastructure industry generally, and the Company’s activities in particular, are affected by general economic and market conditions and activity, such as interest rates, availability and spreads of credit, a lack of price transparency (see also “—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset and this may increase the exposure of such Infrastructure Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below), credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations, trade barriers, technological developments and national and international political, environmental and socioeconomic circumstances. Market disruptions in a single country could cause a worsening of conditions on a regional and even global level. A worsening of general economic and market conditions would likely affect the level and volatility of securities prices and the liquidity of the Company’s assets, which could impair the Company’s profitability, result in losses and impact the Shareholders’ investment returns. A depression, recession or slowdown in the global economy or one or more regional markets (or any particular segment thereof) or a weakening of credit markets (including a perceived increase in counterparty default risk) would have a pronounced impact on Apollo, the Company and the Infrastructure Assets (which would likely be exacerbated by the presence of leverage in a particular Infrastructure Asset’s capital structure) and could adversely affect their profitability and ability to execute on their business plans, satisfy existing obligations, make and realize investments successfully, finance or refinance credit or draw on existing financings. The market price of any publicly traded securities held by the Company will separately be impacted by these conditions, including in a manner that does not reflect the direct impact on the relevant Infrastructure Assets. The Company’s financial condition also could be adversely affected by a significant general economic downturn, and the Company could be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Company’s business and operations. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

Other factors that could negatively affect the Company’s business, potentially materially, include travel-related health events, such as COVID-19 (as discussed further below), Ebola, H1N1, MERS-CoV SARs, avian flu or similar outbreaks, which may have global impacts. The outbreak of the 2019 Novel Coronavirus (“COVID-19”) across nearly all countries adversely impacted and may in the future continue to impact global commercial activity and contributed to significant volatility in financial markets. As cases of the virus continued to be identified, many countries instituted quarantines, restrictions on travel, bans and/or limitations on public events and public gatherings, closures of a variety of venues (e.g., restaurants, concert halls, museums, theaters, schools and stadiums, non-essential stores, malls and other entertainment facilities and commercial buildings) or shelter-in-place orders. Businesses also implemented protective measures, such as work-from-home arrangements, partial or full shutdowns of operations, furlough or termination of employees and cancellation of customer, employee or industry events. Such measures, including the unknown duration thereof in many instances, as well as the general uncertainty surrounding the dangers and impact of COVID-19, created and, along with other public health crises may continue to create disruption in global supply chains, and adversely impacted a number of industries, such as transportation, retail, hospitality and entertainment.

COVID-19 presented, and along with other health crises could continue to present, material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of the potential effect of public health crises, such as COVID-19, on the Company and any Infrastructure Assets, which could have a material adverse effect on the Company’s assets (specifically, overall delay of the Company’s acquisition process, timelines and opportunities) and on the business, financial condition and results of operations of Infrastructure Assets, particularly those Infrastructure Assets that were already highly leveraged or distressed prior to potential economic downturns associated with these health crises, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result in the Company and its Infrastructure Assets being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Company and its Infrastructure Assets could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Company could lose both invested capital in and anticipated profits from the affected Infrastructure Asset. No previous success by the Operating Manager or its affiliates in dislocated markets is any guarantee of the Company’s success in respect of investing and managing any Infrastructure Asset during and after public health crises such as the COVID-19 pandemic.

While the Operating Manager expects that the current environment will yield attractive investment opportunities for the Company, the acquisitions made by the Company are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of Infrastructure Assets or increase the risks associated with an investment in the Company. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Company’s assets and strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Company or one or more of its Infrastructure Assets and these or similar events may affect the ability of the Company to execute its strategy.

Western economies have been moving into high inflation territory and there has been significant concerns that such high inflation may be sustained or possibly lead to stagflation. Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on economies and financial markets. For example, wages and prices of goods increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, countries may impose wage and price controls or otherwise intervene in the economy. Governmental efforts to curb inflation may have negative effects on economic activity. There can be no assurance that inflation will not have an adverse effect on an Infrastructure Asset’s or the Company’s performance.

Financial instruments which the Company will acquire may be impacted by the high volatility of the market which may be beyond the control of the Company and could adversely impact the Company’s ability to generate attractive returns.

The prices of financial instruments which the Company will acquire can be highly volatile. The prices of instruments which the Company will acquire are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events, can occur that could be highly disruptive to the markets in which the Company will acquire instruments. In addition, governments from time to time intervene (directly and by regulation), which intervention could adversely affect the performance of the Company and its business activities. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The Company is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its assets may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Company’s strategies will be successful in such markets or that historically low-risk strategies will not perform with unprecedented volatility and risk.

The Company and its Infrastructure Assets are expected to regularly seek to acquire new debt and refinance existing debt, including in the liquid debt markets, and significant declines in pricing of debt securities or other financial instruments or increases in interest rates, or other disruptions in the credit markets, would make it difficult to carry on normal financing activities, such as obtaining committed debt financing for acquisitions, bridge financings or permanent financings. Tightening of loan underwriting standards, which often occurs during market disruptions, can have a negative impact, including through reduction of permitted leverage levels and increased requirements for borrower quality. The Company’s ability to generate attractive investment returns will be adversely affected by any worsening of financing terms and availability.

Our Infrastructure Assets may also be impacted by interest rate fluctuations which may be beyond the control of the Company.

General fluctuations in the market prices of securities and interest rates may affect the value of the assets held by the Company. Volatility and instability in the securities markets may also increase the risks inherent in the Company’s assets. The ability of companies, businesses or Infrastructure Assets in which the Company may acquire to refinance debt securities and/or other financial instruments may depend on their ability to sell new securities and/or debt instruments in the high-yield debt or bank financing markets, which may be difficult to access at favorable rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed-rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. The Company may experience increased interest rate risk to the extent it acquires, if at all, lower-rated instruments, debt instruments with longer maturities, debt instruments paying no interest (such as zero coupon debt instruments) or debt instruments paying non-cash interest in the form of other debt instruments.

The success of the Company depends on our ability to navigate the acquisitions and competition of the market. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which Infrastructure Assets can be acquired.

There is currently, and will continue to be, competition for acquisition opportunities by vehicles, with objectives and strategies similar to the Company’s objectives and strategies, as well as by private equity funds, business development companies, strategic investors, hedge funds and others. See “—Due to conflicts between Apollo or its affiliates and the Company regarding allocation of acquisition opportunities, there is no guarantee that the Company will participate in specific Apollo opportunities, which may harm the Company’s performance” below. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital, access to funding sources unavailable to the Company and a greater ability to achieve synergistic cost savings in respect of an investment other than the Company, the Operating Manager, Apollo and each of their respective affiliates. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to the Company and adversely affecting the terms, including pricing, upon which acquisition of Infrastructure Assets can be made. Such competition is particularly acute with respect to participation by the Company in auction proceedings. To the extent that the Company encounters competition for acquisitions, returns to Shareholders may decrease, including as a result of significant fees and expenses identifying, investigating and attempting to acquire potential assets that the Company does not ultimately acquire, including fees and expenses relating to due diligence, travel and related expenses.

Based on the foregoing, there can be no assurance that the Company will be able to identify or consummate acquisitions that satisfy the Company’s rate of return objectives or realize upon their values, or that the Company will be able to invest fully its committed capital. The success of the Company will depend on the Operating Manager’s ability to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of infrastructure assets.

Due to conflicts between Apollo or its affiliates and the Company regarding allocation of acquisition opportunities, there is no guarantee that the Company will participate in specific Apollo opportunities, which may harm the Company’s performance.

Apollo provides investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients will have one or more strategies that overlap or conflict with those of the Company, including with respect to infrastructure, impact, climate, sustainability and other strategies. The employment by Apollo of conflicting strategies for other Apollo Clients could adversely affect the prices and availability of the securities and other assets which the Company acquires.

As a general matter, the Company will be permitted to participate in acquisition opportunities alongside other Apollo Clients and in certain instances alongside Apollo affiliates (such as Syndication Entities), subject to and in accordance with Apollo’s allocation policies and procedures, in effect from time to time. If participation in specific acquisition opportunities is appropriate for both the Company and one or more other Apollo Clients (or Apollo itself, such as an Apollo SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific opportunity to the Company or that the Company will participate in all opportunities falling within its objective. Such considerations can result in allocations of certain opportunities among the Company and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly formed Apollo Client (or an Apollo SPAC) established for a particular acquisition. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo (or an Apollo SPAC) rather than to Apollo Clients or (ii) a newly formed Apollo Client created for a particular acquisition opportunity, and Apollo expects to allocate such opportunities in a similar manner in the future. As Apollo continues to seek additional sourcing channels for acquisition opportunities for the Company and other Apollo Clients, as well as Apollo, it is also anticipated that there will be opportunities for acquisitions in various companies or businesses, including among others financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including the Company) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including the Company (such investments, “Platform Investments”). Any fees, costs and expenses arising from or in connection with the discovery, evaluation, investigation, development and consummation of potential Platform Investments or joint ventures (including joint ventures formed in connection with Platform Investments) will be considered Operating Expenses and will be borne by the Company in accordance with Apollo’s expense allocation procedures. In addition, for any such Platform Investments or joint ventures, to the extent the Company participates in one or more acquisition opportunities sourced by such platform (irrespective of whether any such investment is consummated), any fees earned by Apollo in respect of such Platform Investment or joint venture, including management fees or other incentive compensation arrangements, will not constitute Special Fees and will not be applied to reduce Management Fees; instead such payments will be treated as Other Fees. None of the Shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Company. See “—Risks Related to Regulatory Matters—Some of our assets may be treated as “securitizations” under the EU/U.K. Risk Retention Rules” below.

To the extent that the participation of the Company or any Shareholder in the Company in an acquisition opportunity that is otherwise suitable for the Company and other Apollo Clients would cause the acquisition to become subject to requirements and restrictions of a law, rule or regulation that could have an adverse impact on any participating Shareholder in such opportunity, Apollo may determine to modify some or all of the terms of such opportunity or to exclude the Company or any such Shareholder in the Company from participating in such opportunity.

Due to the Company or its affiliates entering into exclusivity arrangements, we face the risk of having to turn down opportunities we might otherwise be interested in.

It is possible that, from time to time, the Company, Apollo, other Apollo Clients or any of their respective affiliates or Infrastructure Assets, could enter into exclusivity, non-competition or other arrangements with one or more joint venture partners, operating partners or other third parties with respect to potential acquisitions in a particular geographic region or with respect to a specific industry or asset type pursuant to which the Company or Apollo or any of their respective affiliates, could agree, among other things, not to make acquisitions in such region or with respect to such industry or asset type outside of its arrangement with such person. Similar issues could arise in connection with the disposition of an asset. Accordingly, there could be circumstances in which Apollo or an Apollo Client could source a potential acquisition opportunity or be presented with an opportunity by a third party, and, as a result of such arrangements with such person, the Company or its Infrastructure Assets could be precluded from pursuing such acquisition opportunity.

Such acquisitions will involve risks in connection with such third-party involvement, including the possibility that a third party could have financial difficulties resulting in a negative impact on such acquisitions. Furthermore, a third-party co-investor, operating partner or joint venture partner advisor might have economic or business interests or goals that are inconsistent with those of the Company or could be in a position to take (or block) action in a manner contrary to the objectives of the Company. The Company might also in certain circumstances be liable for the actions of such third parties. While the Company can seek to obtain indemnities to mitigate such risk, such efforts might not be successful. In addition, acquiring alongside a third party may require that the Company participate through tax structures that are different than, and in some circumstances may be less advantageous for Shareholders of the Company than, if the acquisition was made exclusively by the Company (or the Company and other Apollo Clients). Acquisitions made with such third parties in joint ventures or other entities could involve arrangements whereby the Company would bear a disproportionate share of the expenses of the joint venture and/or portfolio entity, as the case may be, including any overhead expenses, management fees or other fees payable to the joint venture partner (or the management team of the joint venture portfolio entity), employee compensation, diligence expenses or other related expenses in connection with backing the joint venture or the build out of the joint venture portfolio entity. Such expenses can be borne directly by the Company as Operating Expenses or indirectly as the Company bears the start-up and ongoing expenses of the newly formed joint venture portfolio entity.

The compensation paid to joint venture and operating partners, if any, could be comprised of various types of arrangements, including one or more of the following: (i) management or other fees, including, for example, origination fees and development fees payable to the joint venture partner (or the management team of the joint venture portfolio entity); (ii) performance fee distributions and/or other profit sharing arrangements payable to the joint venture partner (or the management team of the joint venture portfolio entity), including profits realized in connection with the disposition of a single asset, the whole joint venture portfolio entity or some combination thereof; and (iii) other types of fees, bonuses and compensation not otherwise specified above. None of the compensation or expenses described above, if any, will be offset against any Management Fees or Performance Fee distributions payable to the Operating Manager or Apollo in respect of the Company. In addition, joint venture and operating partners (and/or their officers, directors, employees or other associated persons), if any, could be permitted to invest in the Company, other Apollo Clients or specific transactions (including Infrastructure Assets) on a no-fee/no-carry basis. Members of the management team for a joint venture portfolio entity could include consultants and/or former Apollo employees.

In the event that the Company has a non-controlling interest in any such acquisition, there can be no assurance that minority rights will be available to it or that such rights will provide sufficient protection of the

Company’s interests. The Company’s business strategies in certain assets could, but are not expected to, depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that Apollo’s future relationship with any such partner or operator would continue (whether on currently applicable terms or otherwise) with respect to the Company or that any relationship with other such persons would be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to the Company.

Some Infrastructure Asset acquisitions occur on an expedited basis which may result in limited financial information being available, and limited time to conduct analysis.

Investment analyses and decisions by the Operating Manager will often be undertaken on an expedited basis in order for the Company to take advantage of acquisition opportunities. In such cases, the information available to the Operating Manager at the time of an acquisition decision may be limited, and the Operating Manager may not have access to the detailed information necessary for a full evaluation of the opportunity. In addition, the financial information available to the Operating Manager may not be accurate or provided based upon accepted accounting methods. The Operating Manager will rely upon consultants or advisors in connection with the evaluation of proposed acquisitions. There can be no assurance that these consultants or advisors will accurately evaluate such acquisitions. See “—Risks Related to our Company and an Investment in our Shares—Many services related to acquiring, owning and operating our Infrastructure Assets, including conducting due diligence before an acquisition, rely on third parties which creates risks, including a lack of control of the process and a lack of alignment with our goals” above.

We face increased risk in acquiring portfolios of Infrastructure Assets, because we may be required to bid on Infrastructure Assets in a very short time frame and as a result may not be able to perform normal due diligence on such acquisitions. Additionally, the uncertainty of financial projections could have a material adverse impact on the ability of an Infrastructure Asset to realize projected values.

The Company may seek to purchase entire portfolios or substantial portions of portfolios from market participants in need of liquidity or suffering from adverse valuations. The Operating Manager may designate, in its discretion, whether any acquisition by the Company of multiple securities of one or more issuers or a series or pool of securities, instruments, interests, obligations or assets (whether in a single acquisition or series of related acquisitions) will constitute a single asset or several assets of the Company (including for purposes of the Company’s diversification limits and distribution waterfall). The Company may be required to bid on such portfolios in a very short time frame and may not be able to perform normal due diligence on the portfolio. Such a portfolio may contain instruments or complex arrangements of multiple instruments that are difficult to understand or evaluate. Such a portfolio may suffer further deterioration after purchase by the Company before it is possible to ameliorate such risk. As a consequence, there is substantial risk that the Operating Manager will not be able to adequately evaluate particular risks or that market movements or other adverse developments will cause the Company to incur substantial losses on such transactions.

While bidding on and operating Infrastructure Assets, the Operating Manager will generally design and, after an acquisition, establish the capital structure of Infrastructure Assets on the basis of financial projections for such Infrastructure Assets. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Operating Manager believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of an Infrastructure Asset to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Our business may be affected by using hedging strategies which are intended to reduce certain risks but may not achieve all anticipated benefits and may entail certain other risks such as the risk that counterparties to such transactions default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected.

In connection with certain acquisitions, the Company and/or its Infrastructure Assets expect to employ hedging strategies (whether by means of derivatives or otherwise and whether in support of financing techniques or otherwise) that are designed to reduce the risks to the Company and/or such Infrastructure Assets of fluctuations in interest rates, securities, commodities and other asset prices and currency exchange rates, as well as other identifiable risks. While the transactions implementing such hedging strategies are intended to reduce certain risks, such transactions themselves entail certain other risks, such as the risk that counterparties to such transactions default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. Thus, while the Company and/or its Infrastructure Assets may benefit from the use of these hedging strategies, unanticipated changes in interest rates, securities, commodities and other asset prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Company and/or its Infrastructure Assets than if it or its Infrastructure Assets had not implemented such hedging strategies.

With respect to any potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase and the value of our debt acquisitions to decline. We may seek to stabilize our financing costs as well as any potential decline in our assets by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or acquisitions outside of the U.S., we may have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

The Company and/or its Infrastructure Assets may engage in a variety of over-the-counter and other derivative transactions as part of their hedging or other strategies, which may subject the Company to increased risk or adversely affect the Company’s business. The Company could buy or sell options which involves the risk of losing the value of or incurring liability relating to those options.

The Company and/or its Infrastructure Assets may engage in a variety of over-the-counter (“OTC”) and other derivative transactions as part of their hedging or acquisition strategies, including total return swaps on individual or baskets of assets, interest rate swaps, credit default swaps, repurchase agreements, forward contracts, purchases and sales of commodity futures, put and call options, floors, collars or other similar arrangements and derivative transactions. Both the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and EU Regulation No 648/2012 on over-the-counter derivatives, central counterparties and trade repositories (also known as “EMIR”) set forth a comprehensive regulatory framework applicable to OTC swaps and other derivatives.

The Dodd-Frank Act and regulations promulgated thereunder and EMIR currently require the clearing of certain derivatives by relevant entities other than certain specified “commercial end users” in relation to the Dodd-Frank Act and “non-financial counterparties below the clearing threshold” in relation to EMIR. Additional products may be required to be cleared in the future. Clearinghouse collateral requirements may differ from and be greater than the collateral terms negotiated with derivatives counterparties in the OTC market. This may increase the cost incurred by the Company and/or its Infrastructure Assets, as applicable, in entering into these products and impact the ability of the Company and/or its Infrastructure Assets, as applicable, to pursue certain strategies. For derivatives that are cleared through a clearinghouse, the Company and or its Infrastructure Assets, as applicable, will face the clearinghouse as legal counterparty and will be subject to clearinghouse performance and credit risk. It is anticipated that some Infrastructure Assets will be eligible to rely on the “end user exception” from the clearing requirements described above.

The markets with respect to non-cleared OTC derivatives are “principals’ markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, the Company and/or its Infrastructure Assets, as applicable, will be subject to counterparty risk relating to the inability or refusal of a counterparty to perform such uncleared derivatives contracts. If a counterparty’s creditworthiness declines, the value of OTC derivatives contracts with such counterparty can be expected to decline, potentially resulting in significant losses to the Company or its Infrastructure Assets. If a default, an event of default, termination event or other similar condition or event were to occur with respect to the Company or an Infrastructure Asset under any OTC derivative instruments, the relevant counterparty may be able to terminate all transactions with the Company or such Infrastructure Asset, as applicable, potentially resulting in significant losses to the Company or such Infrastructure Asset, as the case may be.

Suitable derivative instruments may not continue to be available at a reasonable cost. Participants in the OTC derivative markets are generally not required to make continuous markets in the instruments which they trade. Participants could also refuse to quote prices for OTC derivatives contracts or could quote prices with an unusually wide spread. Disruptions can also occur in any market in which the Company or any of its Infrastructure Assets trade due to unusually high trading volume, political intervention or other factors. A reduction or absence of price transparency or liquidity could increase the margin requirements, if any, under the relevant transactions and may result in significant losses or loss of liquidity to the Company and/or its Infrastructure Assets, as applicable. There is no limitation on daily price movements on these instruments. The imposition of controls by governmental authorities might also limit such trading to less than that which the Operating Manager would otherwise recommend, to the possible detriment of the Company. Market illiquidity or disruption could result in significant losses to the Company.

Derivative instruments may also embed varying degrees of leverage. Accordingly, the leverage offered by trading in derivative instruments may magnify the gains and losses experienced by the Company or an Infrastructure Asset. Thus, like other leveraged investments, a derivatives trade may result in losses in excess of the amount invested. Any increase in the amount of leverage applied will increase the risk of loss due to the amount of additional leverage applied. Also, certain derivative instruments, such as swap agreements, shift the investment exposure from one type of asset to another. Depending on how they are used, such agreements may increase or decrease the overall volatility of the Company or an Infrastructure Asset. A significant factor in the performance of many derivatives is the change in the specific factors that determine the amounts of payments due to and from the Company or an Infrastructure Asset, as the case may be, pursuant to such derivative instrument. If a derivative instrument calls for payments by the Company or an Infrastructure Asset, the Company or such Infrastructure Asset must be prepared to make such payments when due.

The Company or its Infrastructure Assets may buy or sell (write) both call options and put options (either exchange-traded or OTC in principal-to-principal transactions), and when either writes options it may do so on a “covered” or an “uncovered” basis. The Company’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another position) or a form of leverage, in which the Company has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. In general, the principal risks involved in options trading can be described as follows, without taking into account other positions or transactions into which the Company may enter. When the Company buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, it could result in a total loss of the Company’s investment in the option (including commissions). When the Company sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price. Thus, the risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies.

Furthermore, counterparties to the Company or the Infrastructure Assets may be subject to capital and other requirements as a “swap dealer,” “major swap participant,” “security-based swap dealer” or “major security-based swap participant,” which may increase their costs of doing business, a portion of which increase may be passed on to the Company or each such Infrastructure Asset. Persons deemed to be swap dealers, major swap participants, security-based swap dealers or major security-based swap participants are required to register with the SEC, as applicable, as such and would be subject to a number of regulatory requirements, such as specific record-keeping, back-office and reporting requirements, margin collection requirements for swaps and security-based swaps that are not cleared, capital requirements, disclosure obligations, specific compliance obligations and special obligations to governmental entities. While it is unlikely that the Company or an Infrastructure Asset would be directly subject to these requirements, the requirements likely will apply to many of the Company’s or its Infrastructure Assets’ counterparties, which may increase the cost of trading swaps and security-based swaps through increased fees to offset the counterparties’ trading and compliance costs. On the other hand, the Company and its Infrastructure Assets may trade in certain swaps or derivative instruments with unregistered and unregulated entities, and therefore may not benefit from protections afforded to counterparties of registered and regulated swap entities.

The Dodd-Frank Act requires the SEC to set speculative position limits on security-based swaps. Similarly, the Company’s derivatives counterparties may limit the size or duration of positions available to the Company as a consequence of credit or other considerations. Position limits are the maximum amounts of net long or net short positions that any one person or entity may own or control in a particular financial instrument. Position limits may affect the Company’s and its Infrastructure Assets’ ability to enter into or continue to hold certain derivatives positions.

Pursuant to the Dodd-Frank Act, the SEC and prudential regulators have set variation and initial margin requirements for uncleared OTC derivatives. Uncertainty remains regarding the application of certain post-financial crisis swaps legislation (including the Dodd-Frank Act and the regulations adopted thereunder) and, consequently, the full impact that such legislation ultimately will have on the Company and its issuers’ derivative instruments is not fully known to date.

The techniques related to derivative instruments are highly specialized. Such techniques often involve forecasts and complex judgments regarding relative price movements and other economic developments. The success or failure of these techniques may turn on small changes in exogenous factors not within the control of issuers, the Company, the Operating Manager or any of the Infrastructure Assets. For all the foregoing reasons, while the Company may benefit from the use of derivatives and related techniques, such instruments can expose the Company and its acquisitions to significant risk of loss and may result in a poorer overall performance for the Company than if it had not entered into such transactions.

The Company could enter into repurchase or reverse repurchase agreements which involves the risk of market volatility.

The Company and/or its Infrastructure Assets may enter into repurchase and reverse repurchase agreements. Under a repurchase agreement, the Company and/or an Infrastructure Asset, as applicable, “sells” financial instruments and agrees to repurchase them at a specified date and price. Repurchase agreements may involve the risk that the market value of the financial instruments purchased with the proceeds of the repurchase agreement by the Company and/or such Infrastructure Asset may decline below the price of the financial instruments the Company and/or such Infrastructure Asset has sold but is obligated to repurchase. In the event the buyer of financial instruments under a repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation of the Company and/or such Infrastructure Asset, as applicable, to repurchase the financial instruments, and the Company’s and/or such Infrastructure Asset’s, as applicable, use of the proceeds of the repurchase agreement may effectively be restricted pending such decision. To the extent that, in the meantime, the value of the financial instruments that the Company and/or such Infrastructure Asset, as applicable, has purchased has decreased, it could experience a loss. In a reverse repurchase transaction, the Company and/or an Infrastructure Asset “buys” financial instruments from another party, subject to the obligation of the other party to repurchase such financial instruments at a negotiated price. If the seller of financial instruments to the Company and/or such Infrastructure Asset defaults on its obligation to repurchase the underlying financial instruments, as a result of its bankruptcy or otherwise, the Company and/or such Infrastructure Asset, as applicable, will seek to dispose of such financial instruments, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy laws, the Company and/or such Infrastructure Asset, as applicable, may be restricted in its ability to dispose of the underlying financial instruments. It is possible, in a bankruptcy or liquidation scenario, that the Company and/or such Infrastructure Asset, as applicable, may not be able to substantiate its interest in the underlying financial instruments. Finally, if a seller defaults on its obligation to repurchase financial instruments, the Company and/or such Infrastructure Asset, as applicable, may suffer a loss to the extent that it is forced to liquidate the purchased financial instruments in the market, and proceeds from the sale of the underlying financial instruments are less than the repurchase price agreed to by the defaulting seller.

The Company could enter into credit derivative transactions which involve many risks, upon which opinions may differ.

As part of its strategy, the Company may enter into credit derivative transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (mainly a default on a material portion of its outstanding obligations or a bankruptcy, or in some cases, a restructuring of its debt). Upon the occurrence of a credit event, credit default swaps may be cash settled (either directly or by way of an auction) or physically settled. If the transaction is cash settled, the amount payable by the credit protection seller following a credit event will usually be determined by reference to the difference between the nominal value of a specified obligation of the reference entity and its market value after the occurrence of the credit event (which sometimes may be established in an industry-wide auction process). If the transaction is physically settled, the credit protection buyer will deliver an obligation of the reference entity that is either specified in the contract or that meets the requirements described therein to the credit protection seller in return for the payment of its nominal value.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Company or its issuers may enter into credit derivatives transactions as protection buyer or seller. Credit derivative transactions are an established feature of the financial markets and both the number of participants and range of products available have significantly increased over the years. Pricing of credit derivative transactions depends on many variables, including the pricing and volatility of the common stock of the reference entity, market value of the reference entity’s obligations and potential loss upon default by the reference entity on any of its obligations, among other factors. As such, there are many factors upon which market participants may have divergent views.

The Company could use total return swaps which involves risks relating to liquidity and tax treatment.

The Company and/or Infrastructure Assets may utilize customized derivative instruments, such as a total return swap (“TRS”), to receive synthetically the economic attributes associated with an acquisition in a security or financial instrument or a basket of securities or financial instruments. In lieu of a TRS, the Company may also use one or more special purpose vehicles to borrow under a subscription line credit facility. TRS allow shareholders to gain exposure to an underlying instrument without actually owning the instrument. In these swaps, the total return (interest, fixed fees and capital gains/losses on an underlying credit instrument) is paid to a shareholder in exchange for a floating rate payment. A TRS may be a leveraged interest in the underlying instrument. Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, swaps may need to be renewed as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that the Company and/or an Infrastructure Asset, as applicable, would be able to obtain suitable replacement providers. TRS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks. There may be circumstances in which the Operating Manager would conclude that the best or only means by which the Company and/or an Infrastructure Asset could make a desirable acquisition is through the use of such derivative structures. The Company and/or its Infrastructure Assets may be exposed to certain risks should the Operating Manager use derivatives as a means to implement synthetically its strategies. If the Company and/or an Infrastructure Asset enters into a derivative instrument whereby it agrees to receive the economic return of an individual security or financial instrument or a basket of securities or financial instruments, it will typically contract to receive such returns for a predetermined period of time. During such period, the Company and/or such Infrastructure Asset, as applicable may not have the ability to increase or decrease its exposure. In addition, such customized derivative instruments are expected to be highly illiquid and it is possible that the Company and/or such Infrastructure Asset, as applicable, will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Company’s performance in a materially adverse manner. In the event the Company and/or an Infrastructure Asset, as applicable, seeks to participate through the use of such synthetic derivative acquisitions, it may not acquire any voting interests or other shareholder rights that would be acquired with a direct acquisition of the underlying asset, securities or financial instruments. Accordingly, the Company and/or such Infrastructure Asset may not be able to participate in matters submitted to a vote of the shareholders or other holders of record. In addition, the Company and/or such Infrastructure Asset, as applicable, may not receive all of the information and reports to shareholders that it would receive with a direct acquisition. Further, the counterparty to any such customized derivative instrument may be paid structuring fees and ongoing transaction fees, which will reduce the performance of the Company and/or such Infrastructure Asset, as applicable. Finally, the tax treatment of such customized derivative instruments may be uncertain and, if the tax treatment of such instruments is successfully challenged by the IRS or any other taxing authority, the Company may directly or indirectly bear tax liabilities in respect of such instrument and/or a Shareholder’s after-tax return from its investment in the Company may be adversely affected.

We may need to incur financial leverage to be able to achieve our business objectives. We cannot guarantee the availability of such financing.

Borrowing money to partially or wholly purchase infrastructure assets could provide the Company with the opportunity for greater capital appreciation but, at the same time, will increase the Company’s exposure to capital and interest rate risk and higher expenses. The terms and cost of such borrowing will be dependent on market conditions and could involve one or more types of financing, including without limitation, asset based financing, repurchase agreements, securities lending, and/or prime brokerage financing, including margin lending. See “—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset and this may increase the exposure of such Infrastructure Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” below. If the assets of the Company are not sufficient to pay the principal of, and interest on, the debt when due, or if the Company breaches any covenant or any other obligation with respect to such borrowing, then the Company could sustain a total loss of its Infrastructure Assets.

The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset and this may increase the exposure of such Infrastructure Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business.

The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset. The Company will typically leverage its acquisitions with debt financing at the Company, special purpose vehicle and/or Infrastructure Asset level. Utilization of such leverage (including through credit facilities (including subscription line facilities), guarantees, letters of credit, equity commitment letters, reverse repurchase agreements, dollar rolls, margin financing, options, futures, repurchase agreements, contracts, short sales, swaps (including TRS) and other derivative instruments or similar credit support (including on a joint and several or cross-collateralized basis or other forms of indebtedness or credit support)) will result in fees, expenses and interest costs borne by the Company. Although Infrastructure Asset-level debt is generally expected to be recourse only to the financed Infrastructure Asset, the Company may be required to provide equity commitment letters, completion guarantees, payment guarantees, environmental indemnities and so-called “non-recourse carve out guarantees” (e.g., guarantees of losses suffered by the lender, and in some cases of the full principal amount of the loan, in the event that the borrowing entity or its equity owners engage in certain conduct such as fraud, misappropriation of funds, unauthorized transfers of the financed property or equity interests in the borrowing entity, the commencement of a voluntary bankruptcy case by the borrowing entity or under other circumstances provided for in such guaranty or indemnity). Such arrangements will not constitute borrowings or guarantees under the LLC Agreement and will not be subject to the related caps, even though these arrangements pose many of the same risks and conflicts associated with the use of leverage that the caps intend to address. Although the use of leverage could enhance returns and increase the number of acquisitions that can be made by the Company, because leveraged assets are inherently more sensitive to declines in revenues and to increases in expenses and interest rates, they may also be at substantially increased risk of loss.

As an example, a special purpose vehicle could enter into a “margin loan” whereby it borrows money from a bank (distributing the proceeds to the applicable Series for further distribution to the Shareholders, including, where applicable, Performance Fee distributions to the Operating Manager) and pledges the Shares of the underlying infrastructure asset (or other asset) as collateral for the loan. Under these arrangements, the special purpose vehicle would typically be subject to a margin call if the value of the underlying assets decreases significantly. In order to meet the margin call, the special purpose vehicle will need additional assets to avoid foreclosure. Even if the margin loan is not recourse to the applicable Series (which is the expectation), such Series may contribute additional capital to the special purpose vehicle to avoid adverse consequences to the acquisition, including foreclosure on the collateral at a lower valuation. The interests of Shareholders and Co-Investors, or of Apollo with respect thereto, where Co-Investors do not bear Performance Fee, could diverge in connection with the utilization of a margin loan for an asset that includes a co-investment. Apollo will seek to cause Co-Investors to participate in any such margin loan. Furthermore, it is possible that an Affiliated Service Provider could earn Other Fees in connection with the structuring, placement or syndication of any margin loan that is directly or indirectly for the benefit of the Company or co-investment vehicles.

The leveraged capital structure of any Infrastructure Asset will increase the exposure of such Infrastructure Asset to adverse economic factors (such as rising interest rates, changes in commodity prices, downturns in the economy or a deterioration in the condition of such Infrastructure Asset or its industry), each of which may impair such Infrastructure Asset’s ability to finance its future operations and capital needs and may result in the imposition of restrictive financial and operating covenants. If any such factors cause or contribute to such Infrastructure Asset’s inability to generate sufficient cash flow to meet principal and/or interest payments on its indebtedness or similar payments or obligations, such Infrastructure Asset’s flexibility to respond to changing business and economic conditions may be constrained materially and may increase the risk of insolvency and the value of the applicable Series’ Infrastructure Asset could be significantly reduced or even eliminated. Similarly, with respect to leverage at the level of the applicable Series, if the assets of such Series are not sufficient to pay the principal of, and interest on, the debt when due, such Series could sustain a total loss of its acquisitions. The ability of Infrastructure Assets and other issuers to refinance debt securities may depend on their ability to sell new securities in the public high-yield debt market or otherwise, or to raise capital in the leveraged finance debt markets, which historically have been cyclical with regard to the availability of financing.

Each Series may enter into contractual arrangements, including deferred purchase price payments, staged funding obligations, earn outs, milestone payments, equity commitment letters and other forms of credit support, and other contractual undertakings such as indemnification obligations or so-called “bad-boy” guarantees, that obligate it to fund amounts to special purpose vehicles, infrastructure assets or other third parties. Such arrangements may not constitute borrowings or guarantees under the LLC Agreement and will not be subject to the related caps, even though these arrangements pose many of the same risks and conflicts associated with the use of leverage that the caps intend to address.

In addition, if all or a portion of the acquisition cost of an asset has been funded with the proceeds of borrowing under a credit facility and no capital contributions (or capital contributions for less than the full acquisition cost, as applicable) have been made by Management Fee-bearing Shareholders for purposes of such acquisition, the “Adjusted Cost” of such acquisition will be the cost thereof, as paid with the proceeds of borrowing under such credit facility (i.e., Management Fees, to the extent calculated on the basis of Adjusted Cost, will be payable on the cost basis of such acquisition notwithstanding that it was acquired using such credit facility rather than through capital contributions). The Operating Manager will, in its discretion, select and apply the calculation methodology for determining the cost basis of the applicable Series’ assets for purposes of calculating the Management Fee, including in connection with determining the types and amounts of expenses associated with an acquisition that will be included in the calculation of Adjusted Cost (which will include expenses capitalized into the acquisition cost of an asset and certain ongoing expenses associated with such asset) and whether and to what extent a disposition has occurred with respect to an asset, including for purposes of determining whether Adjusted Cost should be reduced or distributions should be made. The Operating Manager will be subject to conflicts of interest in making that determination given the associated economic consequences. Additionally, the Operating Manager will determine, in its discretion, whether the Management Fees with respect to an Infrastructure Asset will be calculated as of, and, therefore include any amounts accrued, posted or committed (including any upfront margin) commencing from, such date through the date of a full or partial disposition thereof, the trade date or the settlement or closing date of such Infrastructure Asset, on a case by case basis.

The instruments and borrowings utilized by each Series to leverage acquisitions may be collateralized by any assets of such Series (and may be cross-collateralized with the assets of special purpose vehicles of the Company, Infrastructure Asset or other Apollo Client formed for the purpose of co-investing in a particular acquisition alongside the Company, and such entities may be held jointly and severally liable for the full amount of the obligations arising out of such instruments and borrowings). Accordingly, each Series may pledge its assets in order to borrow additional funds or otherwise obtain leverage for acquisitions or other purposes (including to make distributions, enhance returns and provide financing for Co-Investors (as defined below) prior to permanent financing being established). The amount of borrowings which each Series may have outstanding at any time may be substantial in relation to its capital.

The principal, interest expense and other costs incurred in connection with any leverage used by each Series may not be recovered by the proceeds from the upfront commitment, unused fees or similar fees, if any, from the issuer of a portfolio investment, income from interest and repayment of borrowings by the Infrastructure Asset. Lenders may, under the terms of financing arrangements put in place with them, have the right to cause the Operating Manager to withhold distributions from the applicable Series for various reasons, including in the event that any Infrastructure Asset fails to perform to expectation.

The extent to which the applicable Series uses leverage may have consequences to the Shareholders, including the following: (i) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for a Joint Venture or Programmatic Acquisition in excess of its reserved amount, distributions or other purposes; (ii) increased interest expense if interest rate levels were to increase significantly; (iii) in certain circumstances, prematurely harvesting investments to service such Series’ debt obligations; and (iv) limitation on the flexibility of the Company to make distributions to its Shareholders or sell assets that are pledged to secure the indebtedness.

In addition, and as discussed above under “—Our acquisitions and assets are affected by the general economy and recent events, including market volatility, inflation and public health crises such as COVID-19”

uncertainty in the global financial system could lead to an overall weakening of the U.S. and global economies, which could adversely affect the financial resources of the applicable Series’ Infrastructure Assets. Favorable borrowing conditions in the debt markets, which historically have been cyclical, have often benefited investments by Apollo Clients and enabled Apollo to make substantial distributions from the portfolio investments of its managed funds. However, there have been periods of volatility, uncertainty and a deterioration of the global credit markets which reduced shareholder demand and liquidity for investment-grade, high-yield and senior bank debt and caused some investment banks and other lenders to be unwilling (or significantly less willing) to finance new investments or to offer committed financing for investments on terms less favorable than terms offered in the past, making it significantly more difficult for sponsors or potential buyers to obtain favorable financing. There remain elevated levels of uncertainty in the global financial markets today and there can be no certainty that recurring periods of limited financing availability (or an increase in the interest cost) for leveraged transactions could return or persist, and should such conditions arise, they could impair, potentially materially, the applicable Series’ or an Infrastructure Asset’s ability to consummate transactions or could cause the applicable Series or an Infrastructure Asset to enter into certain leveraged transactions on less attractive terms.

The availability of debt facilities may be further limited following guidance issued to banks in March 2013 by the U.S. Federal Reserve (the “Federal Reserve”), the U.S. Office of the Comptroller of the Currency and the U.S. Federal Deposit Insurance Corp. relating to loans to highly leveraged companies and reported recent statements by the Federal Reserve and Office of the Comptroller of the Currency reaffirming their position on such loans. As such, there can be no guarantee that debt facilities will be available at commercially attractive rates when due for refinancing. If the applicable Series is unable to obtain favorable financing terms for its investments, refinance its indebtedness or maintain a desired or optimal amount of financial leverage for its acquisitions, such Series may hold a larger than expected equity interest in one or more Infrastructure Assets and may realize lower than expected returns from such Infrastructure Assets that would adversely affect such Series’ ability to generate attractive returns for the Shareholders. Any failure by lenders to provide previously committed financing could also expose the applicable Series to potential claims by sellers of businesses which such Series may have been contracted to purchase.

The Company is subject to heightened risk of conflicts of interests due to Apollo or its affiliate’s ability to provide debt financing to Shareholders while acting as Operating Manager.

From time to time, prospective and existing Shareholders may inform the Operating Manager that they intend or would like to finance or lever their investment in the Company using both equity and debt financing, with all or a portion of the debt financing being provided by a lender that has, among other things, such Shareholders’ Shares in the Company as collateral for such debt financing. It is possible that the lender could be Apollo, its affiliates, Apollo Clients, the Athene Group, Athora Holding Ltd. (“Athora” and, together with its subsidiaries, the “Athora Group”) or one or more of their respective portfolio investments. In this instance, there could be conflicts of interest with respect to the provision of such debt financing by any such person to such Shareholder or an Apollo-managed vehicles through which such Shareholders invest in the Company. Such lenders would earn and/or be reimbursed for customary fees, costs and expenses, and none of the foregoing amounts would offset Management Fees payable by the Company. It is also possible that such lending activities could have adverse effects on the Company and the manner in which it is managed, given that an affiliate of Apollo could be the Operating Manager and the lender to the Shareholder. None of the foregoing transactions will be subject to the approval of or be subject to a notification requirement in favor of the Board or any other Shareholder.

Our Infrastructure Assets may enter into financing arrangements which involve risk of loss, covenants to maintain certain financial ratios or reduce or suspend distributions to the Company.

To the extent that the Company enters into financing arrangements, it is possible that such arrangements contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. A cross-default provision in a bond indenture or loan agreement puts a borrower in default if the borrower defaults on another obligation. If a cross-default provision were exercised, this could result in a substantial loss for the Company, and/or the Company could lose its interests in performing acquisitions if they are cross-collateralized with poorly performing or non-performing acquisitions. Also, the Company or any Infrastructure Asset may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Company or an Infrastructure Asset were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Company might be forced to sell infrastructure assets. The Company might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Operating Manager to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants. In addition, pursuant to the LLC Agreement, the Operating Manager is permitted to pledge assets of the Company and also guarantee the indebtedness of others (including Infrastructure Assets and entities through which acquisitions by the Company are held). Tax-exempt prospective investors should note that the entry into, or the use of, certain financing arrangements by the Company or its subsidiaries, including any Infrastructure Assets, is expected to create UBTI for Series II Shareholders.

Credit facilities may impose limitations on our business, such as caps on borrowings, or result in the Company being liable for borrowings of another party to a transaction.

As described in “Item 1. Business—Leverage,” the Company and/or the Series are expected to obtain one or more net asset value credit facilities in order to (i) facilitate acquisitions, financings or dispositions by the Company and Infrastructure Assets, (ii) fund Organizational and Offering Expenses, Operating Expenses, Management Fees, placement fees or other obligations of the Company (including to facilitate the making of distributions, including Performance Fee distributions) or Infrastructure Assets, (iii) to conduct Share Repurchases under the Repurchase Plan or (iv) otherwise carry out the activities of the Company. There is no guarantee the Company will obtain any such credit facilities on favorable terms or at all. If the Company obtains a credit facility, it is generally expected that the Company’s interim capital needs would be satisfied through borrowings by the Company under the credit facility, including those used to pay interest on credit facilities. Credit facilities are utilized by operating companies for various purposes, including to bridge the time between the closing of an investment and the receipt of proceeds from periodic subscriptions, to make distributions and for broader cash management purposes. From the shareholders’ perspective, such facilities can smooth cash flows. In addition, such facilities permit the Company to have ready access to cash in the event short-term funding obligations (e.g., margin requirements) arise, which allows for efficient cash management (as opposed to holding larger cash reserves).

Borrowings by the Company or its operating entities or other subsidiaries also may, in whole or in part, be directly or indirectly secured by the Company’s assets.

For the avoidance of doubt, neither the foregoing restrictions pertaining to borrowings and guarantees nor the Company’s investment limitations, if any, will apply to, or prevent the Company from entering into (a) any non-recourse asset-based financing or (b) agreements to indemnify or provide funds in the event of breaches of contractual provisions by the Company, its subsidiaries or its acquisitions (whether such agreement to provide funds is described as a guarantee, performance undertaking or otherwise). Any funded guarantees of indebtedness or other obligations of Infrastructure Assets or such other entities will only be included with the interests of the Company in the relevant acquisition for purposes of measuring the Company’s limitations, if any, to the extent determined by the Operating Manager.

There are no limitations under the LLC Agreement on the time any borrowings or guarantees by the Company under a credit facility may remain outstanding, and the interest expense and other fees, costs and expenses of or related to any borrowings or guarantees by the Company will be Operating Expenses and, accordingly, will decrease net returns of the Company.

As the Operating Manager determines, in its discretion, lenders or other providers of financing to the Company or its existing or potential assets, operating entities or other subsidiaries can include Apollo, Apollo Clients or any of their respective affiliates or existing or potential Infrastructure Assets, and could take the form of stapled or seller financing to Infrastructure Assets that are the subject of a disposition. Any such transactions will give rise to conflicts of interest between Apollo or the relevant financing provider, on the one hand, and the Company, on the other hand; however, subject to the Operating Manager’s policies and procedures then in effect and the terms of the LLC Agreement, such transactions generally will not require the approval of the Board or consent of the Shareholders.

It is possible that a counterparty, lender or other unaffiliated participant in credit facilities (or otherwise in connection with the acquisition of Infrastructure Assets) requires or desires to face only one entity or group of entities, which may result in (i) the Company and/or an Infrastructure Asset being solely liable with respect to such third party for such other entities’ share of the applicable obligation or (ii) the Company or such Infrastructure Asset being jointly and severally liable for the full amount of such applicable obligation. Such arrangements may result in the Company and such third party or third parties (which could include Apollo, its affiliates or other Apollo Clients) entering into, participating in or applying a back-to-back or other similar reimbursement arrangement (and in most circumstances, especially where there are back-to-back or other similar reimbursement obligations, the Company and/or such third parties, as applicable, would not be compensated (or provide compensation to the other) for being primarily liable to, contributing amounts in excess of its pro rata share to or otherwise directly contracting with such counterparty, lender or other unaffiliated participant) which also could include provisions intended to mitigate certain impacts that may arise with respect to the primary obligor, which could be the Company or Apollo, its affiliates or another Apollo Client (e.g., any reduction in the borrowing base of the Company, as the primary obligor attributable to credit support attributable to Apollo, its affiliates or one or more other Apollo Clients that are indirect obligors) relating to a reduction in its borrowing base under a credit facility. If the Company enters into any such arrangements with Apollo, its affiliates or one or more other Apollo Clients, it will be subject to the counterparty risk of Apollo, its affiliates or the other Apollo Clients involved, including, without limitation, the risk of a default or delay in the performance of Apollo, its affiliates or such other Apollo Client’s obligations. The foregoing arrangements will arise in connection with Co-Investments, in particular where a counterparty transacts with a single entity resulting in the Company having to enter into back-to-back arrangements with Co-Investors or a co-investment vehicle. Although the Operating Manager will, in good faith, allocate the related repayment obligations and other related liabilities arising out of such credit facilities among the foregoing (to the extent applicable), the alternative investment vehicles of the Company will, in such circumstance, be subject to each other’s credit risk, as well as the credit risk of such Infrastructure Assets. In such situations it is not expected that the Company and/or such Infrastructure Asset would be compensated (or provide compensation to the other) for being primarily liable vis-à-vis such third-party counterparty, and even where the Company incurs primary liability and Apollo, its affiliates or other Apollo Clients participate in such obligation by virtue of sharing arrangements, a portion of any guarantee or other similar fees paid to the Company likely would be shared with Apollo, its affiliates or the applicable other Apollo Client(s), despite the incremental risk taken on by the Company.

The Operating Manager may be subject to conflicts of interest in allocating such repayment obligations and other related liabilities. As stated above, the Company is authorized to make permanent borrowings utilizing a credit facility or other forms of leverage, whereby the Company borrows money with no intention at the time of the borrowing to repay it using capital contributions for any purpose, including the making of equity, debt or other assets, even if the asset is initially being permanently levered using a credit facility but ultimately replaced in whole or in part with other forms of permanent financing. Such forms of permanent leverage could be used in addition to or in lieu of asset-level financing in connection with the acquisition, financing or realization (in whole or in part) of an asset. This could result in the capital structures of Infrastructure Assets being structured or managed in a way that utilizes permanent forms of financing (such as permanent borrowings under a credit facility) where such forms of financing are not necessarily required in connection with the acquisition or other activity with respect to the Infrastructure Asset. The LLC Agreement will only impose a percentage cap on the amount of cash borrowings (excluding for the avoidance of doubt, obligations that do not involve borrowings for money, such as certain derivative transactions) that are recourse to the applicable Series. The Operating Manager will, in its discretion, determine whether and to what extent a borrowing is “recourse” to the applicable Series (and could determine to count such borrowing or indebtedness for purposes of such cap only to the extent that it is so secured), and will be subject to conflicts of interest in making such determination given that, among other things, if a borrowing is not deemed to be recourse to such Series then it will not count towards the aforementioned cap on borrowings at such Series level or be subject to certain of the limitations applicable to investments across the capital structure (including in different levels thereof) of Infrastructure Assets. Furthermore, it is possible that an Affiliated Service Provider could earn Other Fees in connection with the structuring, placement or syndication of any such credit facility or other fund-level financing.

At any time, the Operating Manager has the ability to cause the Company and/or related entities, including subsidiaries and intermediate entities or special purpose vehicles that have been or will be formed for the purpose of holding one or more Infrastructure Assets (“SPVs”), including newly formed entities, to enter into “NAV” facilities or similar financing arrangements the effect of which, among other things, could accelerate the receipt of distributions, including Performance Fee, to Apollo. The provider of any such financing can be any person that is permitted to provide financing to the Company. In connection with such transactions, the Operating Manager has the ability to pledge the Company’s assets, including on a cross-collateralized basis. Such financing arrangements will not be considered borrowings by the Company for purposes of the limitations on borrowings (or any limits on issuing additional interests) by the Company and will be excluded from the calculation of applicable AIC investment limitations, if any.

The use of back leverage increases the risks associated with collateralized assets held through the same leverage facilities. The use of back leverage also could limit the ability of a collateralized vehicle to make distributions.

The Company may (i) create a special purpose vehicle, contribute the Company assets to such vehicle (or make acquisitions directly through such vehicles), and cause such vehicle to make borrowings or (ii) cause multiple such vehicles to engage in joint borrowings and/or cross-collateralize assets held by such vehicles. The lender or other provider of financing in any such arrangement can be any party from which the Company is permitted to borrow, as described under “—Credit facilities may impose limitations on our business, such as caps on borrowings, or result in the Company being liable for borrowings of another party to a transaction” above. Any arrangements entered into by such vehicle or entity (and not the Company itself), will not be considered borrowings by the Company for purposes of the limits on borrowings (or any limits on issuing additional interests) by the Company or limits on cross-collateralization. In either case of (i) or (ii), such vehicle(s) will not be treated as a single vehicle for purposes of AIC’s investment limitations, if any even if multiple Infrastructure Assets are pledged to and at risk with respect to a borrowing with respect to one single Infrastructure Asset. In connection with the foregoing, distributions from one Infrastructure Asset may be used to pay interest and/or principal on borrowing secured by other Infrastructure Assets, which amounts will also not be treated as interest by the Company for purposes of any limitations. The use of back leverage potentially enhances the return profile of these Infrastructure Assets and the Company overall, but also increases the risk of the applicable Infrastructure Assets, including the risks associated with collateralized Infrastructure Assets held through the same leverage facilities. See “—The availability of capital is generally a function of capital market conditions that are beyond the control of the Company or any Infrastructure Asset and this may increase the exposure of such Infrastructure Asset to adverse economic factors or unfavorable financing terms, which may subject the Company to risks or adversely affect our business” above.

If the Company were to create one or more of such vehicles, the Company would depend on distributions from a vehicle’s assets out of its earnings and cash flows to enable the Company to make distributions to its Shareholders. The ability of such a vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict the Company’s ability, as the holder of a vehicle’s common equity interests, to receive cash flow from these Infrastructure Assets. There is no assurance any such performance tests will be satisfied. Also, a vehicle may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan in, and the distribution of cash out of, such a vehicle, or cash flows may be completely restricted for the life of the relevant vehicle. Such restrictions or other delays in distributions resulting from these arrangements could also result in Series II Shareholders being subject to tax on income or gains without receiving corresponding cash distributions from Series II, which taxes may be material.

We are uncertain that the additional capital we will raise for future transactions will be sufficient since the availability of future capital is based on market conditions out of our control. If it is not, we might have to raise additional capital at a price unfavorable to existing Shareholders.

The Company expects to make additional acquisitions and fund obligations (subject to certain limitations) for, among other reasons, the funding of add-on acquisitions or other interests or repayment of indebtedness by the Company or an Infrastructure Asset or other obligations, contingencies or liabilities, to satisfy working capital requirements or capital expenditures or in furtherance of the Company or an Infrastructure Asset’s or any of its subsidiaries’ or affiliates’ strategies. The amount of additional acquisitions needed will depend upon the maturity and objectives of the particular asset. Each such round of financing (whether from the Company or other Shareholders) could be intended to provide an Infrastructure Asset with enough capital to reach the next major corporate milestone or for any other initiative, including to preserve, protect, enhance or optimize any existing asset. If the funds provided are not sufficient, such Infrastructure Asset may have to raise additional capital at a price unfavorable to the existing Shareholders, including the Company.

The Company also may make additional debt and equity investments in an Infrastructure Asset for purposes of, for example, exercising its preemptive rights or warrants or options or converting convertible securities that were issued in connection with an existing investment in such Infrastructure Asset in order to, among other things, preserve the Company’s proportionate ownership when a subsequent equity or debt financing is planned, to protect the Company’s interest when, for example, such Infrastructure Asset’s performance does not meet expectations, to preserve or enhance the value of an existing interest (including through add-on acquisitions or other investments) or in anticipation of disposition, refinancing, recapitalization or other transactions. The availability of capital is generally a function of capital market conditions that are beyond the control of the Company, and there can be no assurance that the Company will be able to predict accurately the future capital requirements necessary for success or whether or not additional funds will be needed or be available from the Company or any other financing source. For instance, the Company may be called upon to make additional contributions or have the opportunity to increase its interest in an Infrastructure Asset. There can be no assurance that the Company will make additional contributions or that it will have sufficient funds or the ability to do so. Any decision by the Company not to make an additional contribution or its inability to make such a contribution may, in either case, have a substantial negative impact on an Infrastructure Asset in need of such a contribution. Such decision or inability may also result in dilution of the Company’s interest in a Joint Venture or a default in the Company’s funding obligations under a Joint Venture agreement, which may cause a diminution of the Company’s voting rights under the Joint Venture agreement or the exercise of remedies by any joint venture partner of the Company or may diminish the Company’s ability to influence the Infrastructure Asset’s future development. The Operating Manager, in its discretion, will have the authority to determine if a contribution of capital to an Infrastructure Asset (or to another issuer, including a successor of an Infrastructure Asset) is an additional contribution, a Bridge Financing or other obligation of the Company and what entity or entities comprise the Infrastructure Asset for this purpose, including for purposes of the LLC Agreement and the limitations set forth therein. The Operating Manager could be subject to conflicts of interest in making these decisions, or it could affect, among other things, the amount of capital available to invest. Further, proceeds generated from a restructuring or similar transaction that are subsequently reinvested are not expected to be subject to such limitations.

We face heightened risk because our strategy will concentrate our assets in infrastructure. Because a significant amount of the Company’s aggregate capital may be invested in a single Infrastructure Asset, a loss with respect to such Infrastructure Asset could have a significant adverse impact on the Company’s capital.

While diversification is an objective of the Company’s acquisition strategy, there is no assurance as to the degree of diversification that will actually be achieved in the Company’s assets and the assets will be concentrated within the infrastructure sector. Because a significant amount of the Company’s aggregate capital may be invested in a single Infrastructure Asset (and also a significant amount in connection with a financing transaction (including loan guarantees) intended to be repaid within 12 months or less entered into between the Company and an Infrastructure Asset on an interim basis pending the expected refinancing, satisfaction or sale of such financing to another person or entity in connection with, or in order to facilitate, the consummation of the Company’s acquisition of such Infrastructure Asset (each a “Bridge Financing”) or with cost overruns) a loss with respect to such Infrastructure Asset could have a significant adverse impact on the Company’s capital. To the extent that the Company acquires more than one Infrastructure Asset partnering with a single operational management team or other acquisition of an Infrastructure Asset consisting of multiple assets or operating businesses, a series of related transactions, joint ventures or similar arrangements (“Joint Venture”) in one or more Infrastructure Assets which is both (i) designated as a Programmatic Acquisition for purposes of the LLC Agreement by the Operating Manager, either at the time of the applicable acquisition or thereafter in connection with a subsequent acquisition that will comprise part of such Programmatic Acquisition; and (ii) made in connection with a programmatic Joint Venture, platform Joint Venture, series Joint Venture, asset acquisition/build up strategy and/or other operating platform, arrangement, company or business established in connection with developing, sourcing or operating opportunities. For the avoidance of doubt, Programmatic Acquisitions may include: (a) multiple ventures or platforms investing in the same infrastructure industry segment, (b) portfolios of Infrastructure Assets that are related or in the same infrastructure industry segment, (c) multiple ventures or platforms with the same operating or developer partner investing in different infrastructure industry segments and (d) portfolios of Infrastructure Assets which are part of the same investment strategy (“Programmatic Acquisition”), such concentration will be more pronounced.

Because Apollo has developed expertise in certain core industries, the Company’s assets could be concentrated in one or more of such industries. Moreover, the Company’s assets and the acquisitions will be concentrated within the infrastructure sector. Concentration of acquisitions in an industry, sector, security or geographic region will make the Company’s holdings more susceptible to fluctuations in value resulting from adverse economic and business conditions in those industries, sectors, securities or geographic regions. The risk of loss on the Company’s assets is likely to be increased as a result of such concentration. If the Company co-invests with private equity, credit or real asset funds, including other Apollo Clients, a Shareholder invested in such other vehicle could have exposure to an Infrastructure Asset through more than one vehicle. Further, the Operating Manager may determine that there are exceptions to the aforementioned limitations (i) for payments made under, or required by, any non-recourse carve out guarantees, completion guarantees, equity commitment letters, environmental indemnities, hedging guarantees or guarantees made in order to facilitate or finance acquisitions, including in respect of customary key principal, “bad acts” or other performance-related matters, or (ii) in the event the Company has procured the binding commitment of one or more persons, including other Apollo Clients and/or Co-Investors, to acquire a portion of the Company’s interest. The Operating Manager will designate, in its discretion, whether a series of transactions constitutes a single holding for purposes of the limitations described in the LLC Agreement.

To the extent there is a downturn affecting a country, region or asset type in which the Company’s holdings are concentrated, this could increase the risk of defaults, reduce the amount of payments the Company receives on its assets and, consequently, could have an adverse impact on the Company’s financial condition and results and its ability to make distributions.

Because the Company is likely to make a limited number of acquisitions and such acquisitions generally will involve a high degree of risk, poor performance by even a single asset could severely affect the total returns to Shareholders. It is not reasonable to expect all of the Company’s assets to perform well or even return capital;

accordingly, for the Company to achieve above-average returns, at least one or a few of its assets must significantly exceed performance expectations. There are no assurances that such performance returns will be achieved.

The Company can make acquisitions in the most junior levels of an Infrastructure Asset’s capital structure and, therefore, relative to other investors in the Infrastructure Asset, may be subject to the greatest risk of loss, including, in certain circumstances, as a result of events not related directly to the Infrastructure Asset itself. Further, in circumstances where the Operating Manager intends to refinance all or a portion of the capital in an acquisition, there will be a risk that such refinancing may not be completed, which could lead to increased risk as a result of the Company having an unintended long-term interest as to a portion of the amount invested and/or reduced diversification.

The Company’s holdings could include Infrastructure Assets based in, or companies that conduct all or a large portion of their operations in countries outside North America and Europe, and such countries could have a short history as market economies. Loans to companies or acquisitions of assets or companies in such countries could entail a higher risk than loans to companies or acquisitions of assets or companies with operations or assets wholly or substantially within North America or Europe. Particular risks associated with assets based in, or companies that conduct all or a large portion of their operations in countries outside, North America and Europe include changes in exchange control regulations, political and social instability, government expropriation, imposition of unanticipated taxes, illiquid markets and limited information, high transaction costs, limited government supervision of exchanges, brokers and companies, complex or undeveloped insolvency laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Our business, results of operations and financial condition may be adversely affected by the ongoing conflicts and crises.

Sustained uncertainty about, or worsening of, global geopolitical tensions, including further escalation of war between Russia and Ukraine, further escalation in the armed conflicts and tensions in the Middle East, could result in a global economic slowdown and long-term changes to global trade.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine marking the largest escalation of crisis in Ukraine to date. Although the Russian invasion and the conflict in Ukraine is ongoing and its long-term effects remain to be seen, the 2022 Russian invasion of Ukraine is likely to cause significant economic disruption and further calls from other countries for a severe sanctions regime that would seek to further isolate Russia from the world economy. In response to the Russian invasion of Ukraine in February 2022, the EU, the United States, the United Kingdom and other governmental entities have passed a variety of severe economic sanctions and export controls against Russia, which have sought to isolate Russia from the world economy, including imposition of sanctions against Russia’s Central Bank and largest financial institutions. In addition, a number of businesses have curtailed or suspended activities in Russia or dealings with Russian counterparts for reputational reasons. While current sanctions may not target the Company, Apollo, Apollo Clients or their respective Infrastructure Assets and industries more generally, these sanctions have had and may continue to have the effect of causing significant economic disruption, and may adversely impact the global economy generally, and the Russian economy specifically, by, among other things, creating instability in the market overall or certain market sectors, reducing trade as a result of economic sanctions and increasing volatility and uncertainty in financial markets, including Russia’s financial sector. Any new or expanded sanctions that may be imposed by the EU, the United States, the U.K. or other countries may materially adversely affect Apollo’s operations, including the Company and its assets. In addition, one or more Shareholders could become subject to sanctions or similar restrictions, which could result in adverse consequences to such Shareholder(s) or the Company or its Infrastructure Assets, including as it relates to the Company’s ability to consummate acquisitions or its or an Infrastructure Asset’s ability to obtain financing.

Overall, the situations in Ukraine and the Middle East remain uncertain and how they will unfold or impact the Company’s business, Infrastructure Assets or results of operations cannot be predicted. The potential further repercussions surrounding the situations in Ukraine and the Middle East are unknown and cannot be predicted, and no assurance can be given regarding the future of relations between countries.

Expanding geopolitical tensions and social unrest, and any resulting market disruptions could be significant and could potentially have a substantial impact on the global economy and the Company or its Infrastructure Assets, including a material adverse effect on the Company’s financial condition and results of operations.

Any or all of the above factors could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Sustainability risks and increasing scrutiny and changing expectations regarding ESG could negatively impact our returns.

The Operating Manager considers that sustainability risks are relevant to the returns of the Company. A sustainability risk is an ESG event or condition that, if it occurs, could cause an actual or potential material negative impact on the value of an asset.

Assessment of sustainability risks is complex and may be based on data which is difficult to obtain, incomplete, estimated, out of date and/or otherwise materially inaccurate. Even when identified, there can be no guarantee that the Operating Manager will correctly assess the impact of sustainability risks on the Company’s assets. The impacts following the occurrence of an event contemplated by a sustainability risk may be numerous and vary depending on the specific risk and asset class. In general, where an event contemplated by a sustainability risk occurs in respect of an asset, there will be a material negative impact on, and may be an entire loss of, its value. For example, this may be because of damage to a business’ reputation with a consequential fall in demand for its products or services, loss of key personnel, exclusion from potential business opportunities, increased costs of doing business and/or increased cost of capital and/or fines and other regulatory sanctions. The time and resources of a business’ management team may be diverted from furthering its business and be absorbed in seeking to manage the events contemplated by such sustainability risk, including changes to business practices and managing investigations and litigation. Sustainability risks may also give rise to loss of assets and/or physical loss including damage to real estate and infrastructure. The utility and value of assets held by businesses to which the Company is exposed may also be adversely impacted by a sustainability risk.

Many economic sectors, regions and/or jurisdictions, including those in which the Company may invest, are currently and/or in the future may be, subject to a general transition to a greener, lower carbon and less polluting economic model. Drivers of this transition include governmental and/or regulatory intervention, evolving consumer preferences and/or the influence of non-governmental organizations and special interest groups.

Further, certain industries face considerable scrutiny from regulatory authorities, non-governmental organizations and special interest groups with respect to their impact on sustainability factors, such as compliance with minimum wage or living wage requirements and working conditions for personnel in supply chain. The influence of such authorities, organizations and groups along with the public attention they may bring can cause affected industries to make material changes to their business practices which can increase costs and result in a material negative impact on the profitability of such businesses. Such external influence can also materially impact the consumer demand for a business’s products and services which may result in a material loss in value of an investment linked to such businesses.

Subject to the constitutional documents of the Company and the provisions of this Registration Statement, the Operating Manager will take into account certain ESG considerations in the managing and disposing of any of the Company’s assets. That approach could involve higher compliance expenses or costs or the forgoing of certain opportunities. There are no universally accepted ESG standards and not all Shareholders may agree on the appropriate ESG standards to apply in a particular situation. The Operating Manager will apply (or not apply) particular ESG standards and considerations in its sole discretion and in accordance with the current regulatory requirements.

The regulatory environment for ESG-related investments is evolving and changes to it could adversely affect the Company and its Infrastructure Assets. Regulators have adopted regulatory regimes that have led to increased oversight of ESG-related investments and funds, and which have created additional compliance, transaction, data collection, disclosure or other costs, which may negatively affect the returns of the Company.

Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to Apollo’s ESG policies may impose additional costs or expose Apollo, the Operating Manager, the Company or Infrastructure Assets to additional risks. Companies across all industries are facing increasing scrutiny relating to their ESG policies. Investor advocacy groups, certain lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. The increased focus and activism related to ESG and similar matters may hinder access to capital, as lenders may decide to reallocate capital or to not commit capital as a result of their assessment of ESG practices. These limitations in both the debt and equity capital markets may affect the Company’s ability to grow as its plans for growth may include accessing the equity and debt capital markets. If those markets are unavailable, or if the Company is unable to access alternative means of financing on acceptable terms, or at all, the Company may be unable to implement its business strategy, which would have a material adverse effect on its financial condition and returns and impair the Company’s ability to service its indebtedness. Further, it is possible that the Company or its Infrastructure Assets incur additional material costs and require additional resources to monitor, report and comply with wide ranging ESG requirements. The occurrence of any of the foregoing could have a material adverse effect on the Company’s business and overall returns.

We will rely on the management teams of our Infrastructure Assets, and their interests may not align with ours.

The day-to-day operations of an Infrastructure Asset will be the responsibility of such Infrastructure Asset’s management team, which could include representatives of other financial investors with whom the Company is not affiliated and whose interests conflict with the interests of the Company. In some cases, the Operating Manager might have limited ability to evaluate the management of such companies based on past performance due to changes in management, lack of operational history or otherwise. Although the Operating Manager will be responsible for monitoring the performance of Infrastructure Assets and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate an Infrastructure Asset in accordance with the Operating Manager’s strategy for such company. Misconduct by management (or other employees) of an Infrastructure Asset could cause significant losses in respect of the relevant investment.

In certain cases, operating partners of the Company or Apollo may be awarded the performance of construction work, obtaining of permits, marketing and sales or any combination of the above. In such instances, the Company will rely on the operating partners to perform their scope of work under a Joint Venture, joint development, development or construction management, marketing or similar agreement. If an operating partner does not perform for any reason (either due to default, bankruptcy or other reasons), or if the Company and an operating partner disagree on decisions or actions to be made or taken in connection with the development, operation or leasing of the Company’s assets, the Company is likely to incur additional costs, or find itself in a deadlock with the operating partner, which will have an adverse effect on the Company’s performance. Such occurrences may cause delays in construction, thus exposing the Company to a loss of its competitive advantage. By relying on operating partners, the Company may become subject to a number of risks relating to these entities, such as different standards of quality of performance and work ethics, performance delays, construction defects, breach or non-performance of agreements and the financial stability of the operating partners.

Some of the Company’s assets may be held through Joint Venture arrangements with third parties with whom the Company shares ownership and control of such assets. These arrangements entail risks in addition to those associated with acquisitions in which the Company owns a controlling interest, including the possibility that the operating partner may (i) at any time have economic or other business interests that are inconsistent with the Company’s, (ii) be in a position to take action contrary to the Company’s instructions or requests, or contrary to Apollo’s policies or objectives, or frustrate the execution of acts which the Company or the Operating Manager believes to be in the interests of the asset, (iii) have different objectives than the Company, including with respect to the appropriate timing and pricing of any sale or refinancing of a development and whether to enter into agreements with potential contractors or purchasers, (iv) become bankrupt or insolvent and (v) fail to provide required equity or furnish collateral to financing third parties in which case the Company may be required to provide additional equity or financing to make up any shortfall.

The management of the business or operations of the Infrastructure Asset may be contracted to a third-party management company or operator unaffiliated with the Operating Manager, including in connection with Joint Ventures and Programmatic Acquisition, and as a result, the Company may be adversely affected by the inherent risks of Infrastructure Asset-level management.

The management of the business or operations of the Infrastructure Asset may be contracted to a third-party management company or operator unaffiliated with the Operating Manager, including in connection with Joint Ventures and Programmatic Acquisitions. The selection of a management company or operator is inherently based on subjective criteria, making the true performance and abilities of a particular management company or operator difficult to assess. Further, there are a limited number of management companies and operators with the expertise necessary to maintain and operate infrastructure projects successfully. Although it would be possible to replace any such operator, the failure of such an operator to perform its duties adequately or to act in ways that are in the Infrastructure Asset’s best interest, or the breach by an operator of applicable agreements or laws, rules and regulations, could have an adverse effect on the Infrastructure Asset’s financial condition or results of operations. Additionally, where the Company is in a passive investment position, its revenues depend in part on such operator’s willingness to continue to own, operate and manage the underlying assets. A third-party management company may suffer a business failure, become bankrupt or engage in activities that compete with an Infrastructure Asset. These and other risks, including the deterioration of the business relationship between the Company and the third-party management company, could have an adverse effect on an Infrastructure Asset. Should a third-party management company fail to perform its functions satisfactorily, it may be necessary to find a replacement operator, which may require the approval of a government or Regulatory Agency that has granted a concession with respect to the relevant Infrastructure Asset. It may not be possible to replace an operator in such circumstances, or do so on a timely basis or on terms that are favorable to the Company.

We face heightened risks when acquiring less established companies.

The Company may acquire a portion of its assets in less established companies, or early stage companies. Acquisitions in such early stage companies may involve greater risks than those generally associated with acquisitions in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Company, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

The Company may also acquire private, later-stage companies. These companies typically have modest revenues and may or may not be profitable. They may require additional capital, at high valuations, to develop products and markets, acquire customers and achieve or maintain a competitive position. This capital may not be available at all, or on acceptable terms. Further, the products and markets of such companies may not develop as anticipated, even after substantial expenditures of capital. Such companies may face intense competition, including competition from established companies with much greater financial and technical resources, more extensive development, manufacturing, marketing and service capabilities, and a greater number of qualified managerial and technical personnel. Although the Company may be represented on the board of directors of a late-stage company which the Company acquires, such company will be managed by its own officers (who generally will not be affiliated with the Company or Apollo). These Infrastructure Assets may have substantial variations in operating results from period to period and experience failures or substantial declines in value at any stage.

In addition to acquiring less established, early or later stage companies, the Company may form new businesses. Unlike acquiring an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Company forms a new business, all such risks are generally borne by the Company. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above, and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved. There is no assurance that such new business ventures will become successful.

Some of the Infrastructure Assets expected to be acquired by the Company should be considered highly speculative and may result in the loss of the Company’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Company’s other acquisitions.

Acquiring Infrastructure Assets puts us at risk of any adverse changes of those companies.

The Infrastructure Assets which the Company acquires could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Infrastructure Assets that the Company may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Company’s strategy and approach will depend, in part, on the ability of the Company to effect improvements in the operations of an Infrastructure Asset and/or recapitalize its balance sheet. The activity of identifying and implementing operating improvements and/or recapitalization programs at Infrastructure Assets entails a high degree of uncertainty. There can be no assurance that the Company will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Company may cause its Infrastructure Assets to bear certain fees, costs and expenses that the Company would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Company’s or any other acquisitions of such Infrastructure Assets. For example, the Operating Manager may cause such Infrastructure Assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Infrastructure Assets and such other fees, costs and expenses that may otherwise be treated as Operating Expenses.

The payment of such fees, costs and expenses by such Infrastructure Assets may reduce the amount of cash that the Infrastructure Assets have on hand.

Our acquisitions of equity securities are subject to limited marketability and price volatility.

The Company will hold assets in equity securities and may hold assets in equity security-related derivatives, such as cash-settled equity swaps. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, acquisition of equity securities may arise in connection with the Company’s debt acquisition opportunities, which may be accompanied by “equity-kickers” or warrants, as well as in the form of equity acquisitions in Platform Investments, to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Company) and not Apollo in accordance with Apollo’s policies and procedures. See also “—Due to conflicts between Apollo or its affiliates and the Company regarding allocation of acquisition opportunities, there is no guarantee that the Company will participate in specific Apollo opportunities, which may harm the Company’s performance” above. The Company may use acquisitions of equity security-related derivatives to obtain leveraged and/or synthetic exposure to target companies. Equity security-related derivatives may be less liquid than direct acquisitions of equity securities, and the Company may be limited in its ability to exit an equity security-related derivatives investment quickly or prior to an agreed upon maturity date. In addition, equity security-related derivatives typically do not convey voting rights in the underlying securities, and the Company therefore may not be in a position to exercise control over or vote its interest in its economic stake in the asset. The Company may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Company may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Company may suffer losses if it acquires equity instruments of issuers whose performance diverges from the Operating Manager’s expectations or if equity markets generally move in a single direction and the Company has not hedged against such a general move. The Company also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments.

Our business is subject to heightened risk because of our plans to acquire Infrastructure Assets outside of the United States, which results in numerous risks related to foreign investment, including additional economic and political risk.

The Company may acquire companies domiciled in or with operations or assets in countries outside of the United States, some of which may prove to be unstable. Additionally, there is often a high degree of government regulation in non-U.S. economies, including in the securities markets. Action by such governments may directly affect foreign investment in securities in those countries and may also have a significant indirect effect on the market prices of securities and of the payment of dividends and interest.

Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters, such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Company’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another (see also “—We face heightened risks with non-U.S. currencies because the value of the currency with respect to the U.S. dollar may change” below); (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition on Shareholders of

non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments (possibly directly) and the possible imposition of withholding taxes or branch taxes on earnings of the Company from investments in such jurisdictions; (viii) different insurance or bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors; (xi) higher dependence on exports and the corresponding importance of international trade; (xii) greater risk of inflation; (xiii) inability to exchange local currencies for U.S. dollars; (xiv) increased likelihood of governmental involvement in and control over the economy; (xv) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (xvi) less developed compliance culture; (xvii) risks associated with differing cultural expectations and norms regarding business practices; (xviii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (xix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims, including less developed bankruptcy laws and processes; (xx) greater regulatory uncertainty; (xxi) maintenance of the Company’s assets with non-U.S. brokers and securities depositories; (xxii) threats or incidents of corruption or fraud; (xxiii) less developed securities markets, which could result in potential price volatility and relative illiquidity; (xxiv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation, which could result in lower quality information being available and less developed corporate laws regarding fiduciary duties and the protection of investors; (xxv) certain economic and political risks, including potential economic, political or social instability, exchange control regulations, restrictions on foreign investment and repatriation of capital (possibly requiring government approval), expropriation or confiscatory taxation and higher rates of inflation and reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; and (xxvi) fewer or less attractive financing and structuring alternatives and exit strategies.

In addition, these countries may have a short history as market economies, and acquisitions of assets or companies in such countries may entail a higher risk than with companies in North America or Europe. The Operating Manager will analyze risks in the applicable non-U.S. countries before making such acquisitions, but no assurance can be given that a change in political or economic climate, a lack of reliable and less detailed information than information typically available from U.S. investments or particular legal or regulatory risks might not adversely affect an acquisition by the Company.

Repatriation of income, assets and the proceeds of sales by companies foreign to such markets, such as the Company, may require governmental registration and/or approval in some emerging markets. The Company could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Company may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Future political and economic conditions in any of those countries may result in its government adopting different policies with respect to foreign investment. Any such changes in policy may affect ownership of assets, taxation, rates of exchange, environmental protection, repatriation of income and return of capital, with potentially adverse effects on the Company’s assets. Future actions of any relevant governments could have a significant effect on the relevant country’s economy, which could adversely affect private sector companies, market conditions and prices and yields of the Company’s assets. In recent years many countries have witnessed various terrorist attacks, civil unrest and other acts of violence, and it is possible that in the future such events as well as other adverse social, economic or political events in the Company’s target markets may adversely affect the value and prospects of the Company’s assets.

Changing political environments, regulatory restrictions and changes in government institutions and policies outside of the United States could adversely affect private investments. Civil unrest, ethnic conflict or regional hostilities may contribute to instability in some countries outside of the United States. Such instability may impede business activity and adversely affect the environment for foreign investments. The Company does not intend to obtain political risk insurance. Actions in the future of one or more non-U.S. governments could have a significant effect on the various economies, which could affect market conditions, prices and yields of securities in the Company’s holdings. Political and economic instability in any of the countries outside the United States in which the Company operates could adversely affect the Company’s assets.

The above factors will affect the evaluation of potential acquisitions and our ability to perform due diligence.

The burden of complying with conflicting laws may have an adverse impact on the operations of the Company.

Investment in non-U.S. securities involves considerations and possible risks not typically involved with investment in the securities of U.S. issuers, including changes in applicable laws, changes in governmental administration or economic or monetary policy (in the United States or elsewhere) or changed circumstances in dealings between nations. The application of non-U.S. tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) may also affect investment in non-U.S. securities. Higher expenses may result from investment in non-U.S. securities than would result from investment in U.S. securities because of the costs that must be incurred in connection with conversions between various currencies and non-U.S. brokerage commissions that may be higher than in the United States. Non-U.S. securities markets also may be less liquid and more volatile.

Laws affecting international investment and business continue to evolve, although at times in an uncertain manner that may not coincide with local or accepted international practices. Laws and regulations, particularly those concerning foreign investment, insurance and taxation, can change quickly and unpredictably. Inconsistencies and discrepancies among the vast number of local, regional and national laws, the lack of judicial or legislative guidance on unclear or conflicting laws and broad discretion on the part of government authorities implementing the laws produce additional legal uncertainties. The burden of complying with conflicting laws may have an adverse impact on the operations of the Company.

We face heightened risks with non-U.S. currencies because the value of the currency with respect to the U.S. dollar may change.

While the Company expects to make acquisitions that are denominated in U.S. dollars, the Company may also acquire infrastructure assets denominated in other currencies around the world. Infrastructure assets that are denominated in currencies other than U.S. dollars are subject to the risk from an investor’s perspective that the value of the currency could change in relation to one or more other currencies, including the U.S. dollar, the currency in which the books of the Company are kept and contributions and distributions generally will be made. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Company will incur costs in converting proceeds from one currency to another. The Operating Manager may, but is under no obligation to, employ hedging techniques to minimize these risks, the costs of which will be borne by the Company, although there can be no assurance that such strategies will be effective. See “—The Company and/or its Infrastructure Assets may engage in a variety of over-the-counter and other derivative transactions as part of their hedging or other strategies, which may subject the Company to increased risk or adversely affect the Company’s business. The Company could buy or sell options which involves the risk of losing the value of or incurring liability relating to those options” above. Non-U.S. prospective investors should note that the Shares are denominated in U.S. dollars. Prospective investors subscribing for Shares in any country in which U.S. dollars are not the local currency should note that changes in the value of foreign exchange between the U.S. dollar and such currency may have an adverse effect on the value, price or income of the investment to such prospective investors. In all instances, the fees, costs and expenses associated with hedging and similar transactions will be Operating Expenses and not considered borrowings by the Company.

Due to different accounting and other standards, the Company may be presented with information that is less reliable and less sophisticated than GAAP principles would allow for, which would adversely affect our business.

Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to generally accepted accounting principles in the United States (“GAAP”), may differ in fundamental ways. Accordingly, information available to the Company that is not consistent with GAAP including both general economic and commercial information and information concerning specific infrastructure assets, may be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, the Company’s due diligence and reporting activities. Assets and profits appearing on the financial statements of an Infrastructure Asset may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. Even for financial statements prepared in accordance with GAAP, the accounting entries and adjustments may not reflect economic reality and actual value.

Furthermore, for an Infrastructure Asset that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on Infrastructure Asset’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, the Company’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

Changes in economic policy, the regulation of the asset management industry, insurance law, tax law, immigration policy, environmental protection and/or climate change policies or regulations and/or government entitlement programs could negatively affect the Company.

Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the asset management industry, insurance law, tax law, immigration policy, environmental protection and/or climate change policies or regulations and/or government entitlement programs could have a material adverse impact on the Company and its assets. More generally, legislative acts, rulemaking, adjudicatory or other activities by U.S. or non-U.S. governmental, quasi-governmental or self-regulatory bodies, agencies and regulatory organizations could make it more difficult (or less attractive) for the Company to achieve its objectives or for some or all of the Company’s Infrastructure Assets to engage in their respective businesses.

Populist, protectionist and anti-globalization movements, particularly in Western Europe and the United States, could result in material changes in economic, trade and immigration policies, all of which could lead to significant disruption of global markets and could have materially adverse consequences on the investments of the Company, including in particular on infrastructure assets whose operations are directly or indirectly dependent on international trade.

We expect our acquisitions to include Infrastructure Assets in regulated industries that could negatively affect the Company. Acquisitions of Infrastructure Assets in regulated industries exposes us to a higher level of regulatory control than typically imposed on other businesses.

In many instances, the making or acquisition of infrastructure investments involves an ongoing commitment to a municipal, state or federal government, quasi-government, industry, self-regulatory or other relevant regulatory authority, body or agency (“Regulatory Agencies”). These more highly regulated industries include among others, real estate, financial services (including banking, investing and mortgage servicing), transportation (e.g., aviation), energy and power generation, civil engineering and urban development, construction and businesses that serve primarily customers that are governmental entities, including the defense industry. Certain investments (e.g., those involving hospitality, hotels and leisure) also can involve regulated activities (e.g., gaming and liquor). The nature of these obligations exposes the owners of infrastructure assets to a higher level of regulatory control than typically imposed on other businesses, including rules regarding transfer of ownership. Regulatory Agencies may impose conditions on the construction, operations and activities of an infrastructure asset as a condition to granting their approval or to satisfy regulatory requirements. This may include requirements that such assets remain managed by the Company, the Operating Manager or their respective affiliates, which may limit the ability of the Infrastructure Assets to dispose of the assets at opportune times.

Regulatory Agencies may have considerable discretion to change or increase regulation of the operations of an infrastructure asset or to otherwise implement laws, regulations or policies affecting its operations (including, in each case, with retroactive effect), separate from any contractual rights that the Regulatory Agency counterparties may have. Accordingly, additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may be required to acquire infrastructure assets, and additional approvals may become applicable in the future due to, among other reasons, a change in applicable laws and regulations or a change in the relevant Infrastructure Asset’s customer base. There can be no assurance that an Infrastructure Asset will be able to: (i) obtain all required regulatory approvals that they do not yet have or that they may require in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Licenses and regulatory approvals may be expensive or result in delays to transfer of development of Infrastructure Assets. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility owned by an infrastructure asset, the completion of a previously announced acquisition or sale to a third party, or could prevent operation of a facility owned by an Infrastructure Asset, the completion of a previously announced acquisition or sale to a third party, or could otherwise result in additional costs to the Infrastructure Asset and the Company.

Since many Infrastructure Assets will provide basic, everyday services and face limited competition, Regulatory Agencies may be influenced by political considerations and may make decisions that adversely affect the Infrastructure Asset’s business. Certain types of Infrastructure Assets are very much in the “public eye” and politically sensitive, and as a result the Company’s activities, may attract an undesirable level of publicity. Additionally, pressure groups and lobbyists may induce Regulatory Agency action to the detriment of the Company as the owner of the relevant asset or business. There can be no assurance that the relevant government will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of an Infrastructure Assets. The profitability of certain types of investments may be materially dependent on government subsidies being maintained (for example, government programs encouraging the development of certain technologies such as solar and wind power generation). Reductions or eliminations of such subsidies may have a material adverse impact on the Infrastructure Assets and the Company.

Where the Company or an Infrastructure Asset holds a concession or lease from a Regulatory Agency, such arrangements are subject to special risks as a result of the nature of the counterparty. The concession or lease may restrict the operation of the relevant asset or business in a way that maximizes cash flows and profitability.

The lease or concession may also contain clauses more favorable to the Regulatory Agency counterparty than a typical commercial contract. In addition, there is the risk that the relevant Regulatory Agency will exercise sovereign rights and take actions contrary to the rights of the Company or an Infrastructure Asset under the relevant agreement. Poor performance and other events during construction or operating phases may lead to termination of the relevant concession or lease agreement, which may or may not provide for compensation to the relevant Infrastructure Assets. If it does, as the Infrastructure Asset would generally be deemed to have been “at fault,” then often the amount of any related senior debt may not be paid out in full and compensation for lost equity returns may not be provided.

Certain Infrastructure Assets may require the use of public ways or may operate under easements. Regulatory Agencies may retain the right to restrict the use of such public ways or easements or require an Infrastructure Asset to remove, modify, replace or relocate facilities relating to Infrastructure Assets at its own expense. If a Regulatory Agency exercises these rights, an Infrastructure Asset could incur significant costs and their ability to provide services to their customers could be disrupted, which could adversely impact the performance of such investment.

Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If an Infrastructure Asset fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines.

An Infrastructure Asset also could be negatively affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact an Infrastructure Asset’s business and governments may be influenced by political considerations and may make decisions that adversely affect an Infrastructure Asset’s business. Additionally, certain Infrastructure Assets have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject any such Infrastructure Asset’s activities and labor relations matters to complex laws and regulations relating thereto.

Moreover, an Infrastructure Asset’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such Infrastructure Asset’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such company’s facilities could have a negative effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to the Company itself, which could adversely affect the Company’s ability to implement its objectives.

An infrastructure asset’s operations may rely on government licenses, concessions, leases or contracts that are generally very complex and may result in a dispute over interpretation or enforceability. Even though most permits and licenses are obtained prior to the commencement of full project operations, many of these licenses and permits have to be maintained over the project’s life. If the Company or an Infrastructure Asset fails to comply with these regulations or contractual obligations, they could be subject to monetary penalties or may lose their right to operate the affected asset, or both.

Acquiring Infrastructure Assets that derive substantially all of their revenues from throughput-related fees subjects us to increased regulation.

The Company may invest in Infrastructure Assets that derive substantially all of their revenues from tolls, tariffs or other usage or throughput-related fees. Services provided by such Infrastructure Assets may be subject to rate regulation by a Regulatory Agency that determines or limits the prices that may be charged, particularly if the relevant Infrastructure Asset is the sole or predominant service provider in its service area or provides services that are essential to the community. An Infrastructure Asset may be subject to unfavorable regulatory determinations that may be final with no right of appeal or that, despite a right of appeal, could result in their profits being negatively affected and assets not meeting initial return expectations. Users of the applicable service provided by an Infrastructure Asset may react negatively to any adjustments to the applicable rates, or public pressure may cause a Regulatory Agency to challenge such rates. In addition, adverse public opinion, or lobbying efforts by specific interest groups, could result in government pressure on such Infrastructure Asset to reduce their rates or to forego planned rate increases or may otherwise result in a reduction of usage volume by users of the applicable service. It cannot be guaranteed that Regulatory Agencies with which the Infrastructure Asset has concession agreements will not try to exempt certain users from tolls, tariffs or other fees or negotiate lower rates. If public pressure or government action forces an Infrastructure Asset to restrict their rate increases or reduce their rates or reductions in usage of the relevant services and cannot be reversed or become significant and/or long term and the Infrastructure Asset is not able to secure adequate compensation to restore the economic balance of the relevant concession agreement, the Company’s business, financial condition and results of operations could be adversely affected. To the extent that the Operating Manager’s assumptions regarding the demand, usage and patronage of assets prove incorrect, the Company’s financial returns could be adversely affected. Some of these Infrastructure Assets may be subject to seasonal variations in terms of usage. Accordingly, the Company’s operating results for any particular Infrastructure Assets in any particular quarter may not be indicative of the results that can be expected for such Infrastructure Assets throughout the entire year.

We could be subject to review and approval by CFIUS or other regulatory agencies resulting in limitations or restrictions on our acquisitions and joint ventures.

Certain acquisitions made by the Company, including those that involve a business or real estate connected with, related to or that implicates national security, critical technology or critical infrastructure or the collection or storage of sensitive data, could be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”), non-U.S. national security/investment clearance regulators or other regulators (each, a “FDI Regulator”), depending on the beneficial ownership and control of Shares in the Company, as well as access to information and other rights regarding Company assets. In the event that a FDI Regulator reviews one or more of the Company’s proposed or existing acquisitions, there can be no assurances that the Company will be able to maintain, or proceed with, such acquisitions on terms acceptable to the Company. FDI Regulators may seek to impose limitations or restrictions that prevent the Company from maintaining or pursuing acquisitions, which could adversely affect the Company’s performance with respect to such acquisitions (if consummated) and thus the Company’s performance as a whole. In the event that restrictions are anticipated to be imposed on any acquisition by the Company due to the non-U.S. status of a Shareholder or group of Shareholders or other related CFIUS, national security or other regulatory considerations, the Operating Manager could choose to exclude such Shareholder(s) from participating in such acquisition, require the Shareholder(s) to withdraw from the Company, restrict transfers by a Shareholder, substitute required votes by the Board or Shareholders, restrict or otherwise limit information otherwise required to be provided to Shareholders or the Board or implement a structure for such acquisition that results in different instruments being held by or for the benefit of such Shareholders, which could result in such Shareholders receiving all or a portion of any distributions relating to such acquisition in a different manner, or on different timing, than other Shareholders or the Operating Manager (including in respect of the Operating Manager’s Performance Fee). The outcome of CFIUS’s and other FDI Regulators’ processes may be difficult to predict, and there is no guarantee that, if applicable to an Infrastructure Asset, the decisions of CFIUS or other FDI Regulators would not adversely impact the Company’s acquisition of such entity.

If the Company acquires Infrastructure Assets for which approval by CFIUS or a FDI Regulator is being sought, the Company and a governmental entity might address perceived threats to national security or other relevant concerns through mitigation measures such as, including contractual undertakings with such governmental entity, board resolutions and proxy agreements, among others. Such measures may include the disclosure of certain identifying information relating to some or all of the Shareholders to the applicable regulator and/or, in certain circumstances, filing requirements being imposed on one or more Shareholders and/or Co-Investors and complying with these laws or measures may impose potentially significant costs and complex additional burdens. The time it takes to negotiate any such measures or the length of the review process of a FDI Regulator could place the Company at a competitive disadvantage to purchasers not subject to review by a FDI Regulator. Should approval by a FDI Regulator be a closing condition to a prospective transaction, there is a risk that such approval might not be granted and the Company will have to bear the costs and expenses relating to such unconsummated acquisition.

Our business may be affected by acquiring stocks of public companies, taking private Infrastructure Assets public or acquiring minority positions.

The Company may acquire stock or other securities (including debt securities) of public companies (subject to restrictions applicable to open market purchases of public equity in the LLC Agreement) or take private Infrastructure Assets public. Acquisitions of stock in public companies may subject the Company to risks that differ in type or degree from those involved with acquisitions of privately held companies. Such risks include, without limitation, movements in the stock market and trends in the overall economy, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Company to dispose of such securities at certain times (including due to the possession by the Company of material non-public information), increased likelihood of shareholder litigation against such companies’ board members, which may include Apollo personnel, regulatory action by the SEC, inability to obtain financial covenants or other contractual governance rights, lack of access to certain information regarding such public company and increased costs associated with each of the aforementioned risks. In connection with any such shareholder litigation that arises in connection with the Company’s acquisition in a public company, it is possible that the Company may not fund the full amount of the purchase price associated with such acquisition and return the applicable amount of proceeds to the Shareholders until such shareholder litigation is finally resolved. If the Company contributes to the acquisition of the applicable Infrastructure Asset a portion of the purchase price that was not needed at such time in light of such shareholder litigation, the Operating Manager or the Infrastructure Asset may cause such amounts to be returned to the Company, which amounts can be held in reserve by the Company or returned to the Shareholders (on a pro rata basis, as determined by the Operating Manager). Any subsequent acquisition of such amounts in such Infrastructure Asset for purposes of settling or otherwise resolving any such shareholder litigation may not be deemed an additional acquisition in such Infrastructure Asset.

The Company could also make minority equity or debt acquisitions in companies where the Company may have limited influence and accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock or other securities (including debt securities), of such companies. Such companies may have economic or business interests or goals that are inconsistent with those of the Company and the Company may not be in a position to limit or otherwise protect the value of its acquisition in such companies. The Company’s control over the investment policies of such companies may also be limited. This could result in the Company’s assets being frozen in minority positions that incur a substantial loss. If the Company takes such a minority position in publicly traded securities as a “toe-hold” position, then such publicly traded securities may fluctuate in value over the duration of the Company’s acquisition in such publicly traded securities, which could potentially reduce returns to Shareholders. While the Operating Manager may seek to accumulate larger positions on behalf of the Company through open market purchases, registered Share Repurchases, negotiated transactions or private placements, the Company may be unable to accumulate a sufficiently large position in a company to execute its strategy. In such circumstances, the Company may dispose of its position in a company within a short time of acquiring it and there can be no assurance that the price at which the Company can sell such securities will not have declined since the time of acquisition. Moreover, this may be exacerbated by the fact that securities of the companies that the Company may target may be thinly traded and that the Company’s position may nevertheless have been substantial, although not controlling, and its disposal may depress the market price for such securities. As discussed herein, it is anticipated that such minority equity or debt positions could be permanently levered, including in connection with the use of a Company credit facility.

Force Majeure events may adversely affect our Infrastructure Assets.

Infrastructure Assets or assets may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of infectious disease, pandemic or any other serious public health concern, war, regional armed conflict, terrorism and labor strikes). Natural disasters, epidemics, pandemics and other acts of God, which are beyond the control of the Operating Manager, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, Southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19), and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Company’s assets may have a negative effect on the Company. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Company’s assets, the Company could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including an Infrastructure Asset or a counterparty to the Company or an Infrastructure Asset) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an Infrastructure Asset or the Company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Company may operate specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Infrastructure Assets or its assets, could result in a loss to the Company, including if its position in such Infrastructure Asset is canceled, unwound or acquired (which could be without what the Company considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Company and its assets.

Risks Related to our Primary Operating Strategies

Risks Related to Acquiring Long-Term Control-Oriented Infrastructure Assets

Government contracts can be uncertain.

The Company may invest in Infrastructure Assets involved in companies engaged in supplying equipment and services to government agencies, which are subject to certain business risks peculiar to that industry. These risks include the ability of the U.S. government to, in some circumstances, unilaterally suspend its contractors from receiving new contracts in the event of certain violations of law or regulation. All of an Infrastructure Asset’s U.S. government contracts may, by their terms, be subject to termination by the U.S. government either for its convenience or following the default of the Infrastructure Asset. In addition, certain costs and expenses may not be allowable charges under U.S. government contracts. An Infrastructure Asset, as a U.S. government contractor, may be subject to financial audits and other reviews by the U.S. government of performance of, and the accounting and general practices relating to, U.S. government contracts. Costs and prices under such contracts may be subject to adjustment based upon the results of such audits and reviews.

The Company faces the risk of eminent domain and governmental takings.

Certain Infrastructure Assets may become subject to eminent domain proceedings brought by municipal governments and/or other governmental instrumentalities with the aim of acquiring one or more of the Company’s Infrastructure Assets. Such proceedings may divert the financial resources of the Company and the time of the employees of the Operating Manager or its affiliates away from the Company’s business activities, and there cannot be any guarantee that the Company will be able to successfully prevent the acquisition of any Infrastructure Assets via such proceedings. If such governmental instrumentality successfully acquires an

Infrastructure Asset by way of an eminent domain proceeding, there is no guarantee that the Company will receive compensation for such Infrastructure Asset in an amount sufficient to compensate the Company either for such Infrastructure Asset’s market value or the Company’s cost basis in such Infrastructure Asset. Additionally, a governmental instrumentality may impose restrictions on the use of Infrastructure Assets held by the Company that may or may not be considered “regulatory takings” depending upon applicable law and for which the Company may or may not be able to secure compensation, and if the Company is able to secure compensation, such compensation may be less than the diminution in value of the Infrastructure Asset attributable to the restriction.

Infrastructure Assets we purchase may face issues relating to labor relations, which could result in those Infrastructure Assets being subjected to labor disputes, difficulties relating to the negotiation of collective bargaining agreements and complex laws and regulations.

Certain Infrastructure Assets may have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject any such Infrastructure Asset’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, an Infrastructure Asset’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any Infrastructure Asset’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of an Infrastructure Asset’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may adversely affect the Company’s ability to implement its objectives.

Our business may be adversely affected by commodity price risk and energy industry market dislocation.

Acquisitions made by the Company might be subject to commodity price risk. The operation and cash flows of any asset could depend, in some cases to a significant extent, upon prevailing market prices of commodities, including, for example, commodities such as oil, gas, coal, electricity, steel or concrete. Commodity prices fluctuate depending on a variety of factors beyond the control of Apollo or its portfolio companies, the Company or its Infrastructure Assets or their respective affiliates, including, without limitation, weather conditions, foreign and domestic supply and demand, force majeure events, pandemics, epidemics, changes in laws, governmental regulations, price and availability of alternative commodities, international political conditions and overall economic conditions. Events in the energy markets over the last few years have caused significant dislocations and illiquidity in the equity and debt markets for energy companies and related commodities, with COVID-19 recently enhancing such dislocation. To the extent that such events continue (or even worsen), they could have an increasingly adverse impact on certain Company acquisitions and could continue to lead to the further weakening of the U.S. and global economies. The recent economic downturn arising initially due to the COVID-19 pandemic is adversely affecting the financial resources of and returns generated by Infrastructure Assets in this sector and such adverse effect could continue for some time. Such marketplace events could also restrict the ability of the Company to sell or liquidate Infrastructure Assets at favorable times or for favorable prices. A stabilization or improvement of the conditions in the global financial markets generally and the energy markets specifically likely would aid the Company’s Infrastructure Assets in this sector. Absent such a recovery or in the event of a further market deterioration, the value of the Company’s Infrastructure Assets in this sector might not appreciate as projected (if applicable) or could suffer a loss. There can be no assurance as to the duration of any perceived current market dislocation.

Compliance with environmental laws and regulations may result in substantial costs to the Company.

The operation of Infrastructure Assets is subject to numerous statutes, rules and regulations relating to environmental protection. Ordinary operation or the occurrence of an accident with respect to an Infrastructure Asset could cause major environmental damage, which may result in significant financial distress to the relevant Infrastructure Asset, if not covered by insurance.

Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of infrastructure assets, which may induce government action to the detriment of the Company. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly construction, drilling, water management, completion, waste handling, storage, transport, disposal or cleanup requirements could require the Company to make significant expenditures to attain and maintain compliance, which may have a material adverse effect on their results of operations or financial condition. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on the Infrastructure Assets or could otherwise place the Infrastructure Assets at a competitive disadvantage compared to alternative forms of infrastructure, and failure to comply with any such requirements could have an adverse effect on the Infrastructure Assets and the Company. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements may particularly affect companies in the power and energy industry. For example, the Federal Clean Air Act and other similar federal, state and provincial laws are subject to periodic review and amendment, which could result in more stringent emission control requirements obligating Infrastructure Assets to make significant capital expenditures at their facilities. There can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation, and actual future expenditures may be different from the amounts currently anticipated.

The effect of global climate change may impact our business such as through increased operating and capital costs and reduced demand for the products and services of certain Infrastructure Assets.

Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Infrastructure Assets. The Company may acquire Infrastructure Assets that are located in areas which are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Company’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Infrastructure Assets in areas subject to severe weather. These climate-related changes could damage Infrastructure Assets’ physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various Regulatory Agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of Greenhouse Gasses (“GHGs”) such as methane and CO2, including the EPA programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Infrastructure Assets’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the Infrastructure Assets.

As a result of these physical impacts from climate-related events, the Company may be vulnerable to the following: risks of damage to the Company’s assets; indirect financial and operational impacts from disruptions to the operations of the Company’s Infrastructure Assets due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Infrastructure Assets in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Infrastructure Asset’s business depends; decreased consumer demand for Infrastructure Asset products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity asset due to changing conditions not previously anticipated at the time of the acquisition; and economic disturbances arising from the foregoing.

Our business may be affected by construction risks typical to Infrastructure Assets, including issues related to labor, regulatory approvals, construction delays, coordination with public utilities, adverse weather conditions and accidents.

The Company may acquire infrastructure assets that may include both existing assets or businesses and in “greenfield” assets and other assets and businesses that require significant capital expenditure to bring them to fully commissioned and/or cash-flowing status or to otherwise optimize their operational capabilities. Construction risks typical for “greenfield” Infrastructure Assets and businesses in which the Company may invest, include, without limitation, risks of: (i) labor disputes, shortages of material and skilled labor or work stoppages; (ii) difficulty in obtaining regulatory, environmental or other approvals or permits; (iii) slower than projected construction progress and the unavailability or late delivery of necessary equipment; (iv) less than optimal coordination with public utilities in the relocation of their facilities; (v) adverse weather conditions and unexpected construction conditions; (vi) accidents or the breakdown or failure of construction equipment or processes; (vii) other events discussed above under “—Risks Related to the Company’s Infrastructure Assets and Owning and Managing Infrastructure Assets Generally—Force Majeure events may adversely affect our Infrastructure Assets” that are beyond the control of the Operating Manager and the Company; and (viii) risks associated with holding direct or indirect interests in undeveloped land or underdeveloped real property. These risks could result in substantial unanticipated delays or expenses (which may exceed expected or forecasted budgets or cash flow generation) and, under certain circumstances, could prevent completion of construction activities once undertaken, any of which could have an adverse effect on the Company and on the amount of funds available for distribution to Shareholders. Delays in construction may also affect the scheduled cash flow necessary to cover the debt service costs and operation and maintenance expenses. Similar risks apply to the ongoing operations of any assets or businesses. Infrastructure Assets may remain in construction phases for a prolonged period and, accordingly, may not be cash generative for a prolonged period. While the intention of the Company in respect of any Infrastructure Asset may be for construction works to be contracted to a construction contractor on a fixed-price basis with liquidated damages payable to the Company where delay is caused that is attributable to the contractor, the related contractual arrangements made by the Company may not be as effective as intended and/or contractual liabilities on the part of the Company may result in unexpected costs or a reduction in expected revenues for the Company. In addition, recourse against the contractor may be subject to liability caps or may be subject to default or insolvency on the part of the contractor.

Other assets and businesses which the Company acquires may require large capital investments including, but not limited to, in connection with completing, maintaining, developing and/or expanding their existing plant, machinery and facilities, necessary software and other intellectual property assets or securing necessary Regulatory Agency license approvals and concessions and complying with related requirements. Such capital expenditures may exceed cash flow from operations and/or the amount of capital the Company has invested or will invest (including through permitted follow-on investments) and the relevant Infrastructure Asset may need to secure additional capital through other means and sources, including selling assets or refinancing or restructuring its debt capital, which, if available, could be at higher interest rates and/or otherwise on more onerous terms than any existing debt financing. Sourcing of such capital through additional equity investment from third parties could dilute the Company’s holding and its returns and such dilution may be on the basis of valuations of hard to value illiquid assets, which may ultimately result in an over-dilution of the Company’s holding, all of which will have an adverse impact on the returns generated by the Company’s acquisition of such Infrastructure Asset. Any delay or failure by the relevant Infrastructure Asset to secure such capital from other sources and to implement the necessary capital expenditures in whole or in part will also have an adverse impact on returns to the extent there is a delay or failure in its ability to achieve fully commissioned and/or cash-flowing status or to otherwise optimize its operational capabilities.

Our business may be affected by changes in technology.

The Company may be exposed to the risk that a change could occur in the way a service or product is delivered to the Infrastructure Asset, rendering the existing technology obsolete. While the risk could be considered as low in the infrastructure sector given the massive fixed costs involved in constructing assets and the fact that many infrastructure technologies are well established, any technological change that occurs over the medium term could threaten the profitability of an Infrastructure Asset. If such a change were to occur, these Infrastructure Assets would have very few alternative uses should they become obsolete. In addition, new technology installed in a power plant may not work or may diminish the capacity, output and efficiency of the Infrastructure Asset.

Risks Related to Infrastructure Asset Financings

There is no restriction on credit quality for Company acquisitions of debt instruments and the amount and timing of payments with respect to loans are not guaranteed, which may cause losses.

The Company may, in certain circumstances, acquire debt instruments or convertible debt securities in connection with acquisitions in equity or equity-related securities (including as additional investments) or may make debt acquisitions, which could take into account leverage incurred in connection with such acquisitions, comparable to equity or equity-related securities. Such debt may be unsecured and structurally or contractually subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured. Moreover, such debt acquisitions may not be protected by financial covenants or limitations upon additional indebtedness and there is no minimum credit rating for such debt acquisitions. Other factors may materially and adversely affect the market price and yield of such debt acquisitions, including investor demand, changes in the financial condition of the applicable issuer, government fiscal policy and domestic or worldwide economic conditions. Certain debt instruments which the Company may acquire may have speculative characteristics. A secured debt acquisition is subject to the same risks as the underlying asset securing the debt.

There are no restrictions on the credit quality of the acquisitions of the Company. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities. Therefore, the credit rating assigned to a particular instrument may not fully reflect the true risks of an acquisition in such instrument. Credit rating agencies may change their methods of evaluating credit risk and determining ratings. These changes may occur quickly and often. While the Company may give some consideration to ratings, ratings may not be indicative of the actual credit risk of the Company’s assets in rated instruments.

Generally, acquisitions in speculative securities offer a higher return potential than higher-rated securities, but involve greater volatility of price and greater risk of loss of income and principal. The issuers of such instruments (including sovereign issuers) may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal. Such instruments are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, an economic recession could severely disrupt the market for most of these instruments and may have an adverse impact on the value of such instruments. It also is likely that any such economic downturn could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon and increase the incidence of default for such instruments.

The portfolio of the Company will include loans, which may be non-performing and possibly in default. Furthermore, the obligor and/or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments with respect to such loans. Although the Operating Manager will attempt to manage these risks, there can be no assurance that these investments will increase in value or that the Company will not incur significant losses. The Operating Manager anticipates that several of the Company’s assets will incur losses.

Loans we acquire may not receive an investment-grade rating, or may be unrated, which can result in additional risk that can adversely affect our returns.

Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below-investment-grade fixed-income instruments, although senior secured loans are senior and secured in contrast to other below-investment-grade, fixed-income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment-grade issuers to default on their payments of interest and principal owed to the Company, and such defaults could have a material adverse effect on the Company’s performance. An economic downturn would generally lead to a higher nonpayment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value. Senior secured loans are subject to a number of risks described elsewhere in this Registration Statement, including liquidity risk and the risk of investing in below-investment-grade fixed-income instruments. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Operating Manager will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Company will be particularly dependent on the analytical abilities of the Operating Manager.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Company may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Acquiring subordinated loans or securities can be associated with the increased risks of unrated or below investment-grade assets.

Certain of the Company’s assets will consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Company. Some of the Company’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Company receives from its acquisitions, which may lead to the Company having less income to distribute to Shareholders.

In addition, many of the obligors are highly leveraged and many of the Company’s assets will be in securities which are unrated or rated below investment-grade. Such acquisitions are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

The Company faces risks by originating loans if then unable to sell, assign or close transactions for that loan.

The Company’s strategy may include the origination of loans, including secured and unsecured notes, senior and second lien loans, mezzanine loans and other similar instruments. From time to time, the Company may offer participations in and/or assignments or sales of loans (or interests therein) to other Apollo Clients or sales of loans (or interests therein) to third parties, in either case that the Company has originated or purchased; provided that there is no assurance that the Company will complete the sale of such an instrument. See also “—Risks Related to our Company and an Investment in our Shares—Our Infrastructure Assets may not achieve our business objectives or generate returns for Shareholders” above and “—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person” herein. In the event of such an offer to other Apollo Clients, the price of the participation, assignment or sale will not be set by the Operating Manager or the Company, but rather will be established based on third-party valuations. Further, the decision by any Apollo Client to accept or reject the offer may be made by a party independent of the Operating Manager, such as an independent third-party valuation firm or the independent directors of such Apollo Client, if any, or an advisory or credit committee composed of individuals who are not affiliated with Apollo. In determining the target amount to allocate to a particular loan origination, the Company may take into consideration the fact that it may sell, assign or offer participations in such investment to third parties as described above. If the Company is unable to sell, assign or successfully close transactions for the loans that it originates, the Company will be forced to hold its interest in such loans until such time as it can be disposed. This could result in the Company’s assets being over-concentrated in certain borrowers. Loan origination presents special tax considerations for the Company and its Shareholders, including potentially generating ECI for non-U.S. Series II Shareholders that are ECI-sensitive. Series II Shareholders are expected to hold originated loans through a “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes. See “—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person” and “—Certain United States Federal Income Tax Considerations.”

Our business may be affected by prepayment risk.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on bonds and loans will be affected by a variety of factors, including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Company’s holdings in two ways. First, particular instruments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular instruments may underperform relative to hedges that the Operating Manager may have constructed for these assets, resulting in a loss to the Company’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

We face heightened risk with lower credit quality securities due to uncertainties and exposures to adverse conditions. Such securities involve greater volatility of price and greater risk of loss of income and principal.

There are no restrictions on the credit quality of the acquisitions of the Company. Securities in which the Company may invest may be deemed by rating companies to have substantial vulnerability to default in payment of interest and/or principal. Other securities may be unrated. Lower-rated and unrated securities in which the Company may invest have large uncertainties or major risk exposures to adverse conditions, and are considered to be predominantly speculative. Generally, such securities offer a higher return potential than higher-rated securities, but involve greater volatility of price and greater risk of loss of income and principal. The market values of certain of these securities (such as subordinated securities) also tend to be more sensitive to changes in economic conditions than higher-rated securities. Declining real estate values, in particular, will increase the risk of loss upon default, and may lead to a downgrading of the securities by rating agencies. The value of such securities may also be affected by changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the quality of securities that they rate. These ratings may be used by the Operating Manager as initial criteria for the selection of portfolio securities. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.

Our acquisitions of high-yield securities create risks since the marketplace is less transparent than the exchange-traded marketplace.

The Company may acquire high-yield securities. Such securities are generally not exchange-traded and, as a result, these instruments trade in the over-the-counter marketplace, which is less transparent than the exchange-traded marketplace. The Company may acquire bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. High-yield securities face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the issuer’s inability to meet timely interest and principal payments. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities that react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. It is possible that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. It is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.

Risks Related to Strategic Investments in Infrastructure Assets

We may acquire structured products where the performance of such assets is uncertain because they are subject to greater volatility than acquiring an asset or other security directly from the underlying market.

The Company may acquire securities backed by, or representing interests in, certain underlying instruments (“structured products”). The cash flow on the underlying instruments may be apportioned among the structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions and the extent of the payments made with respect to the structured products is dependent on the extent of the cash flow on the underlying instruments. The Company may invest in structured products that represent derived investment positions based on relationships among different markets or asset classes.

The performance of structured products will be affected by a variety of factors, including priority in the capital structure of the issuer, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets.

The risks associated with structured products involve the risks of loss of principal due to market movement. In addition, investments in structured products may be illiquid in nature, with no readily available secondary market. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on a structured product is derived by linking the return to one or more characteristics of the underlying instrument. Because certain structured products of the type which the Company may acquire may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Company may acquire a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Finally, the tax treatment of certain structured products or structured debt or equity investments may be uncertain or subject to challenge by a tax authority under rules governing “hybrid” and “reverse hybrid” instruments (which is an area of tax law that has seen substantial changes in many of the jurisdictions in which the Company expects to acquire instruments and may see further substantial changes in the future) and, if the tax treatment of such instruments is successfully challenged by the IRS or any other taxing authority, the Company may directly or indirectly bear tax liabilities in respect of such instrument and/or a Shareholder’s after-tax return from its investment in the Company may be adversely affected.

Certain issuers of structured products may be deemed to be “investment companies” as defined in the Investment Company Act or may be subject to law or regulation in the jurisdiction in which they have their registered offices and/or head offices (“Home Jurisdictions”). As a result, the Company’s holdings of these structured products may be limited by the restrictions contained in the Investment Company Act or in such Home Jurisdiction law or regulation. Structured products are typically sold in private placement transactions, and there currently is no active trading market for structured products. As a result, certain structured products which the Company acquires may be illiquid.

For a portion of our assets, we are at risk of having a limited ability to control an asset when we hold a non-controlling interest in that asset.

In general, the Company intends to make control or influential minority positions in its assets but will also make debt or debt-like acquisitions (e.g., preferred equity). If the Company holds a non-controlling interest in Infrastructure Assets, it may have a limited ability to protect its position in such Infrastructure Assets. Further, the Company may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Infrastructure Assets. In such cases, the Company will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Company is not affiliated and whose interests may conflict with the Company’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Company’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Company’s interests. In addition, the Company may hold debt instruments or other instruments that do not entitle the Company to voting rights and, therefore, the Company may have a limited ability to protect such assets.

We may participate in proposed transactions where the value of securities can decline if the transaction is not consummated.

The price offered for securities of a company involved in an announced deal can generally represent a significant premium above the market price prior to the announcement. Therefore, the value of such securities held by the Company may decline if the proposed transaction is not consummated and if the market price of the securities returns to a level comparable to the price prior to the announcement of the deal. Furthermore, the difference between the price paid by the Company for securities of a company involved in an announced deal and the anticipated value to be received for such securities upon consummation of the proposed transaction will often be very small. If the proposed transaction appears likely not to be consummated or, in fact, is not consummated or is delayed, the market price of the securities will usually decline, perhaps by more than the Company’s anticipated profit.

Where the Company has purchased put options with respect to the securities it anticipates receiving in an exchange or merger, if the proposed transaction is not consummated, the exercise price of the put options held by the Company may be lower than the market price of the underlying securities, with the result that the cost of the options will not be recovered. If the Company has purchased put options with respect to securities which are the subject of a proposed cash share repurchase or cash merger and the transaction is consummated, the Company also may not exercise its options and may lose the premiums paid therefor. Premiums paid for put options increase the Company’s transaction costs and, in certain situations, may result in a sufficient reduction in the spread between the acquisition price and the anticipated price to be received to make the arbitrage investment so unattractive based upon a return on capital/risk-reward analysis that the Operating Manager may determine not to take a portfolio position. Since options expire on defined dates, in the event consummation of a transaction is delayed beyond the expiration of a put option held by the Company it may lose the anticipated benefit of the option.

The Company may determine that the offer price for a security which is the subject of a share repurchase is likely to be increased, either by the original bidder or by another party. In those circumstances, the Company may purchase securities above the offer price, and such purchases are subject to the added risk that the offer price will not be increased or that the offer will be withdrawn.

The consummation of refinancings, restructurings, mergers and tender and exchange offers can be prevented or delayed by a variety of factors, including: (i) opposition of the management or stockholders of the target company, which will often result in litigation to enjoin the proposed transaction; (ii) intervention of a regulatory agency; (iii) efforts by the involved company to pursue a “defensive” strategy, including a merger with, or a friendly Share Repurchase by, a company other than the offeror; (iv) in the case of a merger, failure to obtain the necessary stockholder approvals; (v) market conditions resulting in material changes in securities prices; (vi) compliance with any applicable securities laws; and (vii) inability to obtain adequate financing.

Often a tender or exchange offer will be made for less than all of the outstanding securities of an issuer or a higher price will be offered for a limited amount of the securities, with the provision that, if a greater number is tendered, securities will be accepted pro rata. Thus, a portion of the securities tendered by the Company may not be accepted and may be returned to the Company. Since, after completion of the share repurchase, the market price of the securities may have declined below the Company’s cost, a sale of any returned securities may result in a loss.

If an Infrastructure Asset is involved in a bankruptcy proceeding, the Company could be adversely affected.

An Infrastructure Asset may become involved in a reorganization, bankruptcy or other proceeding. In any such event, the Company may lose its entire investment, may be required to accept cash or securities or assets with a value less than the Company’s original investment and/or may be required to accept payment over an extended period of time.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Company’s assets would typically be entitled to receive payment in full before the Company receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Company. In the case of debt ranking equally with the loans or debt securities which the Company acquires, the Company would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Company operates has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

An Infrastructure Asset that becomes distressed or any distressed asset received by the Company in a restructuring would require active monitoring. Additionally, active monitoring could include the involvement of one or more teams that provide services on behalf of the ACS Business (the “ACS Teams”) to provide a variety of services. Involvement by the Operating Manager in a company’s reorganization proceedings could result in the imposition of restrictions limiting the Company’s ability to liquidate its position therein. Bankruptcy proceedings involve a number of significant risks. Many of the events within a bankruptcy litigation are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions which may be contrary to the interests of the Company, particularly in those jurisdictions which give a comparatively high priority to preserving the debtor company as a going concern, or to protecting the interests of either creditors with higher ranking claims in bankruptcy or of other stakeholders, such as employees.

Generally, the duration of a bankruptcy case can only be roughly estimated. The reorganization of a company usually involves the development and negotiation of a plan of reorganization, plan approval by creditors and confirmation by the bankruptcy court. This process can involve substantial legal, professional and administrative costs to the company and the Company; it is subject to unpredictable and lengthy delays, particularly in jurisdictions that do not have specialized insolvency courts or judges and/or may have a higher risk of political interference in insolvency proceedings, all of which may have adverse consequences for the Company. During such process, the company’s competitive position may erode, key management may depart and the company may not be able to invest adequately. In some cases, the company may not be able to reorganize and may be required to liquidate assets. In addition, the debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental values. Such acquisitions can result in a total loss of principal.

One of the protections offered in certain jurisdictions in bankruptcy proceedings is a stay on required payments by the borrower on loans or other securities. When an Infrastructure Asset or other issuer seeks relief under the bankruptcy laws of a particular jurisdiction (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the issuer prior to the date of the bankruptcy filing must generally petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be “adequately protected” during the proceedings. If the bankruptcy court’s assessment of adequate protection is inaccurate, a creditor’s collateral may be wasted without the creditor being afforded the opportunity to preserve it. Thus, even if the Company holds a secured claim, it may be prevented from collecting the liquidation value of the collateral securing its debt, unless relief from the automatic stay is granted by the court. If relief from the stay is not granted, the Company may not realize a distribution on account of its secured claim until a plan of reorganization or liquidation for the debtor is confirmed. Bankruptcy proceedings are inherently litigious, time-consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. The equitable power of bankruptcy judges also can result in uncertainty as to the ultimate resolution of claims. A stay on payments to be made on the assets of the Company could adversely affect the value of those assets and the Company itself. Other protections in such proceedings may include forgiveness of debt, the ability to create super-priority liens in favor of certain creditors of the debtor and certain well-defined claims procedures. Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Company of its entire investment in any particular issuer. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Company’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Company.

Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will be more likely to experience a significant loss of its investment. There can be no assurance that the security interests securing the Company’s claims will not be challenged vigorously and found defective in some respect, or that the Company will be able to prevail against the challenge. As such, acquisitions in issuers involved in such proceedings could subject the Company to certain additional potential liabilities that may exceed the value of the Company’s original investment therein.

Moreover, under applicable bankruptcy law, debt may be disallowed or subordinated to the claims of other creditors if the creditor is found guilty of certain inequitable conduct resulting in harm to other parties with respect to the affairs of a company or other issuer filing for protection from creditors. In addition, creditors’ claims may be treated as equity if they are deemed to be contributions to capital, or if a creditor attempts to control the outcome of the business affairs of an issuer prior to its filing under such laws. If a creditor is found to have interfered with an issuer’s affairs to the detriment of other creditors or shareholders, the creditor may be held liable for damages to injured parties. Although the Company generally intends to make equity acquisitions, there can be no assurance that claims for equitable subordination or creditor liability will not be asserted with respect to the Company’s Infrastructure Assets, and to the extent applicable, the Company could face the risk of becoming unexpectedly subordinated without its consent if an Infrastructure Asset or other issuer in which the Company invests enters into a recapitalization, reorganization or other agreement with other lenders granting priority to such other lenders over the Company. Such risk could exist even with respect to senior secured debt held by the Company. Litigation regarding these types of recapitalizations, reorganizations, bankruptcies and similar situations has occurred, and lenders such as the Company may experience increased risk of their holdings in an Infrastructure Asset or other issuer being subordinated to the right of payment of other securities issued by, or loans made to, such Infrastructure Asset or other issuer.

While the challenges to liens and debt normally occur in a bankruptcy proceeding, the conditions or conduct that would lead to an attack in a bankruptcy proceeding could, in certain circumstances, result in actions brought by other creditors of the debtor, shareholders of the debtor or even the debtor itself in other U.S. state or U.S. federal proceedings, including pursuant to state fraudulent transfer laws. As is the case in a bankruptcy proceeding, there can be no assurance that such claims will not be asserted or that the Company will be able successfully to defend against them. To the extent that the Company assumes an active role in any legal proceeding involving the debtor, the Company may be prevented from disposing of securities issued by the debtor due to the Company’s possession of material, non-public information concerning the debtor.

U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Company’s influence with respect to a class of claims can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class. In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high.

We may acquire or invest in Infrastructure Assets in distressed securities or entities that are in or may become bankrupt, which typically involves elevated risk.

A portion of the Company’s assets may also be in obligations or securities that are rated below investment grade by recognized rating services such as Moody’s and Standard & Poor’s or in restructurings that involve Infrastructure Assets that are experiencing or are expected to experience severe financial difficulties. Securities rated below investment grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Company could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Financial difficulties experienced by distressed Infrastructure Assets may never be overcome and may lead to uncertain outcomes, including causing such Infrastructure Asset to become subject to bankruptcy proceedings. See “—If an Infrastructure Asset is involved in a bankruptcy proceeding, the Company could be adversely affected” above. Such acquisitions could, in certain circumstances, subject the Company to certain additional potential liabilities that may exceed the value of the Company’s original investment therein. In addition, under certain circumstances, payments to the Company and distributions by the Company to Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. Furthermore, acquisitions in restructurings may be adversely affected by statutes related to, among other things, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions.

The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain. Such uncertainties may also be increased by legal and other factors that limit the ability of the Company or the Operating Manager to be able to obtain reliable and timely information concerning material developments affecting an obligor, or which lengthen a reorganization or liquidation proceeding.

Such acquisitions could also be subject to applicable bankruptcy law and fraudulent conveyance laws, which may vary from jurisdiction to jurisdiction, if the securities relating to such acquisitions were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities. If such acquisitions constitute debt and such debt is used for a buyout of shareholders, this risk is greater than if the debt proceeds are used for day-to-day operations or organic growth. Under certain circumstances, payments to the Company and distributions by the Company to the Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Such debt may also be disallowed or subordinated to the claims of other creditors if the Company is found to have engaged in other inequitable conduct resulting in harm to other parties. The Company’s acquisition may be treated as equity if it is deemed to be a contribution to capital, or if the Company attempts to control the outcome of the business affairs of a company prior to its filing under the applicable bankruptcy laws. While the Company will attempt to avoid taking the types of action that would lead to such liability, there can be no assurance that such claims will not be asserted or that the Company will be able to defend against them successfully.

Risks Related to Regulatory Matters

We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.

We conduct our operations directly and through wholly or majority-owned subsidiaries, so that the Company and each of its subsidiaries do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other instruments, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that the Company is not required to register as an investment company. The Company is organized as a holding company that conducts its business primarily through its subsidiaries. The Company conducts operations so that it and most of its subsidiaries comply with the 40% Test. We will monitor our holdings on an ongoing basis and determine compliance with this test in accordance with the requirements of the Investment Company Act. We expect most of our wholly-owned and majority-owned subsidiaries to be outside the definitions of “investment company” under Section 3(a)(1)(A) and Section 3(a)(1)(C), or to rely on an exception from the definition of “investment company” other than the exceptions under Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which constitute most of our assets) generally will not constitute “investment securities.” Accordingly, we believe the Company will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. Moreover, we believe the Company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Company’s wholly owned or majority-owned subsidiaries, the Company is primarily engaged in the non-investment company businesses of these subsidiaries, the business of owning and operating Infrastructure Assets.

We make the determination of whether an entity is a majority-owned subsidiary of the Company. The Investment Company Act defines a “majority-owned subsidiary” of a person as a company that represents 50% or more of the outstanding voting securities owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our assets in order to continue to pass the 40% Test. Any such adjustment in our assets could have a material adverse effect on us.

Some of our majority-owned subsidiaries may rely on the exceptions from the definition of investment company under Section 3(c)(5)(A) or (B) of the Investment Company Act, which except from the definition of “investment company,” respectively, (i) any person who is primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable and other obligations representing part or all of the sales price of merchandise, insurance and services; or (ii) any person who is primarily engaged in the business of making loans to manufacturers, wholesalers and retailers of, and to prospective purchasers of, specified merchandise, insurance and services. The SEC staff has issued no-action letters interpreting Section 3(c)(5)(A) and (B) pursuant to which it has taken the position that these exceptions are available to a company with at least 55% of its assets consisting of eligible loans and receivables of the type specified in Section 3(c)(5)(A) and (B). We believe that most of the loans that we provide to finance infrastructure projects relate to the purchase price of specific equipment or services the cost to engage contractors to install equipment or to provide services for such projects. Accordingly, we believe that most of these loans are eligible loans that qualify for this 55% test. However, no assurance can be given that the SEC or the SEC staff will concur with this position. In addition, the SEC or the SEC staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying with this exclusion. A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on

Section 3(c)(5)(A) or (B), to fall within the definition of “investment company,” and negatively affect our ability to not fall within the definition of investment company under the Investment Company Act. To avoid being required to register the Company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired, or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and that would be important to our business strategy.

If we become obligated to register the Company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act, imposing, among other things: limitations on capital structure; restrictions on specified investments; prohibitions on transactions with affiliates; and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We may be restricted in our operations to ensure that we are not deemed an investment company.

As stated above, the Company intends to conduct its operations so that the Company does not fall within the definition of an investment company under the Investment Company Act. Before determining whether to acquire an Infrastructure Asset, the Company will analyze both (i) the status of the Infrastructure Asset under the Investment Company Act and (ii) the potential effect of such Infrastructure Asset on the status of the Company’s wholly-owned or majority-owned subsidiary that would directly own the Infrastructure Asset. Additionally, the Company will analyze the Investment Company status of its wholly-owned and majority-owned subsidiaries on an ongoing basis to make sure that the Company satisfies the 40% Test.

To ensure that the Company is not deemed to be an investment company, it may be required to materially restrict or limit the scope of its operations or plans. A change in the value of the Company’s assets could cause the Company to fall within the definition of “investment company” inadvertently, and negatively affect the Company’s ability to maintain its exemption from regulation under the Investment Company Act. To avoid being required to register as an investment company under the Investment Company Act, the Company may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, the Company may have to acquire additional assets that it might not otherwise have acquired, or may have to forgo opportunities to acquire interests in Infrastructure Assets that it would otherwise want to acquire and that would be important to its business strategy.

We will have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business.

We will be subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time we file our second annual report on Form 10-K. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting for so long as we remain an “emerging growth company.” Even if we no longer qualify as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Shares, which is not expected to occur.

In addition, we have elected to avail ourselves of the extended transition period for complying with new or revised accounting standards available for “emerging growth companies” and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates and may result in less investor confidence. In this Registration Statement, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

We face the risk that the Operating Manager or any affiliated entities may experience a compliance failure, which would adversely affect us.

Apollo and certain of its affiliates, including the Operating Manager, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Company. The provision of investment management services is regulated in most relevant jurisdictions, and the Operating Manager (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Company’s assets and to continue Apollo’s businesses generally. The Operating Manager’s ability to source and execute transactions for the Company, and investor sentiment with respect to the Company, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

We face the risk that the legal and regulatory fields will change in a manner which adversely affects the Company.

Legal and regulatory changes could occur during the Company’s term that may adversely affect the Company or its Infrastructure Assets. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. See “—We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act” above. For example, the Company expects to make acquisitions in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of Infrastructure Assets that operate in these industries.

The Company and the Operating Manager cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Company’s business performance.

Some of our assets may be treated as “securitizations” under the EU/U.K. Risk Retention Rules.

Risk retention and due diligence requirements (the “EU/U.K. Risk Retention Rules”) apply under EU/U.K. (as appropriate) legislation in respect of various types of investors, including credit institutions, investment firms, authorized alternative investment fund managers and insurance and reinsurance undertakings (together, “Affected Investors”). Among other things, such requirements restrict an investor who is subject to the EU/U.K. Risk Retention Rules from investing in securitizations issued on or after January 1, 2011 (or securitizations issued before that date to which new underlying exposures are added or substituted after December 31, 2014), unless: (i) the originator, sponsor or original lender in respect of the relevant securitization (the “Risk Retention Holder”) has explicitly disclosed that it will retain, on an ongoing basis, a net economic interest of not less than 5% in respect of certain specified credit risk tranches or securitized exposures; and (ii) the investor is able to demonstrate that it has undertaken certain due diligence in respect of various matters including (a) its note position, (b) the underlying assets and (c) (in the case of certain types of investors) the relevant sponsor or originator. Risk Retention Holders must hold the retained net economic interest throughout the life of the securitization, and cannot enter into any arrangement designed to mitigate the credit risk in relation thereto. Failure to comply with one or more of these requirements could result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge.

Acquisitions by the Company which involve the tranching of credit risk associated with an exposure or pool of exposures are likely to be treated as “securitizations” under the EU/U.K. Risk Retention Rules. If such acquisitions involve Affected Investors, the sponsor or originator of the transaction could be required to act as the Risk Retention Holder. This could increase the costs of such acquisitions for the Company and, where it acts as the Risk Retention Holder, reduce the Company’s liquidity and prevent the Company from entering into any credit risk mitigation in respect of such acquisitions.

The EU/U.K. Risk Retention Rules have been replaced by those contained in Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 (the “Securitization Regulation”). The Securitization Regulation applies from January 1, 2019 (subject to certain transitional provisions regarding securitizations the securities of which were issued before January 1, 2019) and, where relevant, as transposed and retained into the national laws of the U.K. following the U.K.’s exit from the EU. Shareholders should be aware that there are material differences between the EU/U.K. Risk Retention Rules and the Securitization Regulation. For example, the Securitization Regulation imposes a direct retention obligation on sponsors and originators of securitizations. Failure by the sponsor or originator to comply with this retention obligation could result in criminal sanctions and fines of up to 10% of total annual turnover (calculated on a consolidated basis). Moreover, the Securitization Regulation expands on the types of Affected Investor to which the due diligence requirements apply. The Securitization Regulation does not explicitly provide for sanctions for failure by an Affected Investor to comply with the due diligence requirements, although sanctions or other adverse implications could apply under the relevant sectoral EU legislation governing the Affected Investor. Prospective investors should be aware that the range of strategies and acquisitions that the Company is able to pursue could be limited by the Securitization Regulation, and that there could be other adverse consequences for Shareholders and their investments in the Company as a result of changes to the EU risk retention and due diligence requirements that have been introduced through the Securitization Regulation.

Prospective investors belonging to any category of Affected Investor should consult with their own legal, accounting, regulatory and other advisors and/or regulators to determine whether, and to what extent, the information set out in this Registration Statement and in any Shareholder report provided in relation to this offering is sufficient for the purpose of satisfying their obligations under the EU/U.K. Risk Retention Rules, and such Shareholders are required to independently assess and determine the sufficiency of such information. Prospective investors are themselves also responsible for monitoring and assessing changes to the EU/U.K. Risk Retention Rules, and any regulatory capital requirements applicable to the Shareholder, including any such changes introduced through the Securitization Regulation.

The prices of our Infrastructure Assets are volatile and could change as a result of valuations and changing accounting standards.

The valuation of the assets of the Company will affect the Company’s reported performance. Although the valuation of the Company’s assets will be performed in accordance with the terms of valuation guidelines as approved by the Board, the Company’s assets will be investments for which there is no, or a limited, liquid market and the fair value of such assets may not be readily determinable. There is no assurance that the value assigned to an asset at a certain time will accurately reflect the value that will be realized by the Company upon the eventual disposition of the asset and the performance of the Company could be adversely affected if such valuation determinations are materially higher than the value ultimately realized upon the disposition of the asset. Such valuations also may vary from similar valuations performed by independent third parties for similar types of securities or assets.

Valuation methodologies used to value an asset will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. For example, the Operating Manager could believe that capitalization rates will be lower upon sale of an asset than they ultimately are, or that interest rates will decline during the hold period of an asset thereby creating attractive value even though rates do not decline. Valuation methodologies may permit reliance on a prior period valuation of particular assets. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Operating Manager’s or the Company’s control. The valuation of assets will affect the amount and timing of the Apollo’s Performance Fee and the amount of Management Fees paid to the Operating Manager. As a result, there may be circumstances where Apollo is incentivized to determine valuations that are higher than the actual fair value of assets. There will be no retroactive adjustment in the valuation of any asset or the amount of Performance Fee allocated to Apollo or Management Fees paid to the Operating Manager to the extent any valuation proves to not accurately reflect the realizable value of an asset.

For purposes of financial reporting that is compliant with GAAP, the Company is required to follow the requirements for valuation set forth in Accounting Standards Codification 820 (“ASC 820”), “Fair Value Measurements and Disclosures” (formerly, Financial Accounting Standards No. 157, “Fair Value Measurements”), which defines and establishes a framework for measuring fair value under GAAP and expands financial statement disclosure requirements relating to Fair Value Measurements. Additional Financial Accounting Standards Board (“FASB”) Statements and guidance and additional provisions of GAAP that may be adopted in the future may also impose additional, or different, specific requirements as to the valuation of assets and liabilities for purposes of GAAP-compliant financial reporting. Except as described below, the Operating Manager intends to apply ASC 820 and other relevant FASB statements and guidance to the valuation of the Company’s assets and liabilities. In particular, the Operating Manager intends to apply the ASC 820 requirement that the fair value of an asset must reflect any restrictions on the sale, transfer or redemption of such asset—a requirement that may result in the imposition of a discount when determining the fair values of assets that are subject to such restrictions.

ASC 820 and other accounting rules applicable to the Company and various assets in which it invests are subject to change. Notwithstanding that the Company is an operating company that conducts its operations so that the Company does not fall within or is excluded from the definition of an “investment company” under the Investment Company Act, the Company expects to utilize investment company accounting methods. Accordingly, such changes may adversely affect the Company. For example, changes in the rules governing the determination of the fair value of assets to the extent such rules become more stringent would tend to increase the cost and/or reduce the availability of third-party determinations of fair value. This may in turn increase the costs associated with selling assets or affect their liquidity due to inability to obtain a third-party determination of fair value.

Notwithstanding the foregoing, the Operating Manager may determine in certain instances to assign to a particular asset or liability a different value under the terms of the LLC Agreement than the value assigned to such asset or liability for financial reporting purposes (in particular, the value assigned to such asset or liability as required by GAAP). In particular, the Operating Manager may not apply GAAP when determining whether an asset has been disposed of (e.g., whether it has declined in value is to be treated as significant and permanent for the purposes of determining distributions (including distributions of Performance Fee) and management fees payable to or by the Company that are determined on the bases of Adjusted Cost).

Accordingly, Shareholders should only expect such assets or liabilities to be valued in accordance with GAAP for purposes of preparing the Company’s GAAP-compliant audited financial statements. Otherwise, except as expressly required by the terms of the LLC Agreement, the Operating Manager may assign such assets or liabilities a different value for all other purposes (including, without limitation, for purposes of allocating gains and losses), without regard to any GAAP requirements relating to the determination of fair value.

The Company, the Operating Manager and its affiliates are subject to the FCPA and other anti-bribery laws, which can result in significant civil and criminal penalties and may prevent certain investments.

Apollo’s professionals, the Operating Manager, the Company, its Infrastructure Assets and their respective affiliates are subject to the U.S. Foreign Corrupt Practices Act of 1977 (as amended from time to time, the “FCPA”) and other anti-corruption, anti-bribery, anti-boycott and other similar and/or relevant laws and regulations that apply to the Company in connection with its investment opportunities throughout the U.K., the EU and other jurisdictions in which the Company may acquire from time to time.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA and penalty amounts in FCPA cases have risen dramatically. In addition, the U.K. has significantly expanded the reach of its anti-bribery laws and other countries have become active in these areas of enforcement, especially with respect to anti-corruption. While Apollo has developed and implemented policies and procedures designed to ensure strict compliance by Apollo and its personnel with the FCPA, such policies and procedures may not be effective to prevent violations in all instances. In addition, in spite of Apollo’s policies and procedures, affiliates of Infrastructure Assets, particularly in cases where the Company or another Apollo Client does not control such Infrastructure Assets, may engage in activities that could result in anti-corruption violations. Any determination that the Company or Apollo has violated the FCPA, or other applicable anti-corruption laws or anti-bribery laws, could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation, problems with lenders and a general loss of Shareholder confidence, any one of which could adversely affect the Company’s and Apollo’s business prospects and/or financial position, as well as the Company’s ability to achieve its objective and/or conduct its operations. Some applicable anti-corruption laws, including the portions of the FCPA that apply to U.S. issuers, affirmatively require companies to make and keep accurate and reasonably detailed books and records and to maintain adequate policies, procedures and internal controls to, among other things, prevent bribery and provide reasonable assurances that transactions are made with appropriate management authorization. These requirements may impose an added compliance cost which could affect the Company’s, Apollo’s or Infrastructure Assets’ financial prospects. Additionally, such laws and regulations may make it difficult in certain circumstances for the Company to act successfully on opportunities and for such Infrastructure Assets to obtain or retain business as some business competitors may not adhere to applicable anti-corruption laws.

The Company may be subject to pay-to-play laws, regulations and policies, which prohibit, restrict or require disclosure of payments to state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds.

A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Operating Manager, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Company and Apollo generally, and may require the applicable Shareholder to withdraw from the Company, which in turn could adversely affect the other Shareholders.

While we try to comply with data protection laws, we cannot always accurately anticipate the ways in which those laws will be interpreted, potentially subjecting us to liability.

The Company’s and/or the Operating Manager’s processing of personal data associated with their staff and representatives, natural person investors, service provider representatives and others, including the use of third-party processors and cloud-based services to, among other things, store and maintain personal data, imposes legal and regulatory risks. Legal requirements relating to the collection, storage, handling and transfer of personal data continue to develop. Certain activities of the Company and/or the Operating Manager and/or other members of Apollo or its affiliates may, for example, be subject to the EU’s General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act or the Cayman Islands Data Protection Law.

While the Company, the Operating Manager and other members of Apollo or its affiliates intend to comply with their privacy and data protection obligations under GDPR and other applicable laws, they may not be able to accurately anticipate the ways in which regulators and courts will apply or interpret the law. The failure of the Company and/or the Operating Manager, or another member of Apollo’s or its affiliates’ indirectly providing services to the Company to comply with privacy and data protection laws could result in negative publicity and may subject the Company to significant costs associated with litigation, settlements, regulatory action, judgments, liabilities or penalties. And if privacy or data protection laws are implemented, interpreted or applied in a manner inconsistent with Apollo’s expectations, that may result in business practices changing in a manner that adversely impacts the Company. Moreover, if the Company and/or the Operating Manager, or other members of Apollo or its affiliates suffer a security breach impacting personal data, there may be obligations to notify government authorities or stakeholders, which may divert the Operating Manager’s time and effort and entail substantial expense.

The GDPR was implemented into laws enforceable in the U.K. by the Data Protection Act 2018. The U.K. formally left the EU on January 31, 2020. Following withdrawal from the EU, the U.K. entered a transition period lasting until December 31, 2020, during which EU law continued to apply in the U.K. (and any new EU legislation that took effect before the end of the transition period also applied to the U.K.). Following the end of such transition period, the GDPR (as it existed on December 31, 2020) has been retained in U.K. law as the U.K. GDPR, which applies in the U.K. from January 1, 2021. Given the dual regimes, the U.K.’s withdrawal from the EU may therefore lead to an increase in data protection compliance costs for any of the Infrastructure Assets of the Company that have operations in the U.K. and the EU, although as the U.K. GDPR is (for the time being) substantially similar to the GDPR (but with necessary national variations), and as the European Commission has issued a finding of data protection adequacy for the U.K., such compliance costs may not be significant. However, to the extent that the U.K. GDPR and GDPR begin to diverge, and if a finding of data protection adequacy for the U.K. is revoked by the European Commission, such infrastructure assets could face substantial additional data protection compliance costs in the long term (e.g., in the form of a greater dual regulatory compliance burden and the costs of implementing data transfer safeguards).

We face risks arising from the provision of managerial assistance if the Company is operated to qualify as a VCOC or REOC.

The Operating Manager will use its commercially reasonable efforts to conduct the affairs of the Company so that the assets of the Company should not be treated as constituting “plan assets” of any “benefit plan investor” within the meaning of the ERISA and regulations issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code and may, in this regard, elect to operate the Company as a “venture capital operating company” (a “VCOC”)or a “real estate operating company” (a “REOC”), each within the meaning of the Plan Asset Regulations. Operating the Company as a VCOC would require that the Company obtain rights to substantially participate in or influence the conduct of the management of a number of the Company’s Infrastructure Assets, and in the case of operating as a REOC, participating in the management and development activities of the underlying real estate. The Company may designate a director to serve on the board of directors or similar governing body of one or more Infrastructure Assets as to which it obtains such rights. The designation of directors or similar persons and other measures contemplated could expose the assets of the Company to claims it might not otherwise be subject to as an investor, including by an Infrastructure Asset, its security holders and its creditors. While the Operating Manager intends to manage the Company to minimize exposure to these risks, the possibility of successful claims cannot be precluded. See also “—Risks Related to our Company and an Investment in our Shares—Being a control person in a company may give rise to increased risk of liability for the Company and the Operating Manager, which could adversely affect a portion of our assets” above. In the event the Company is operated to qualify as a VCOC or REOC in order to avoid holding “plan assets” within the meaning of ERISA, the Company may be restricted or precluded from making certain acquisitions. In addition, the Operating Manager may be required to liquidate investments at a disadvantageous time, resulting in lower proceeds to the Company than might have been the case without the need to qualify as a VCOC or REOC. See “—Certain ERISA Considerations” above.

Compliance with the SEC’s Regulation Best Interest (“Regulation Best Interest”) by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this offering to certain retail customers, or the amount of shares which are recommended to such customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors under the duty of care obligation of Regulation Best Interest, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers choose alternatives to our shares, many of which likely exist our ability to raise capital may be adversely affected. Shareholders should ask their broker-dealer or other financial professional about what reasonable alternatives exist for them, and how our offering compares to other types of investments (e.g., listed entities) that may have lower costs, complexities, and/or risks, and that may be available for lower or no commissions. If Regulation Best Interest reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.

Tax Risks Related to the Company, the Shares and the Company’s Assets

Our acquisition decisions will be based on economic considerations which could result in adverse tax consequences.

An investment in the Company involves complex U.S. and non-U.S. tax considerations that will differ for each Shareholder depending on the Shareholder’s particular circumstances and whether an investment is made through Series I or Series II. The recommendations of the Operating Manager to the Company will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all Shareholders. In addition, the Company’s Shareholder base is expected to be diverse, such that the tax considerations relevant to each individual Shareholder may differ from those of other Shareholders, and the tax considerations relevant to the Shareholders may be different from those relevant to the Operating Manager. There can be no assurance that the structure or tax position of the Company or of any Infrastructure Asset (or the Company’s investment therein) will be tax-efficient for any particular shareholder, for the Series I Shareholders as a whole, or for the Series II Shareholders as a whole. It is likely that Series II Shareholders and Series I Shareholders will have different after-tax returns.

Prospective investors are strongly urged to review the discussion under “—Certain United States Federal Income Tax Considerations” to consult their own tax advisors.

Shareholders may be subject to taxes on phantom income.

The Company may make certain acquisitions, such as acquisitions in original issue discount obligations, credit investments with an equity component, obligations with payment-in-kind features, preferred stock with redemption or repayment premiums or investments in vehicles that are treated as transparent or flow-through with respect to such Shareholder, which, under the tax law of a Shareholder’s jurisdiction of residence or domicile, could give rise to taxable income to the Shareholder without such Shareholder receiving any cash (or receiving cash that is reinvested pursuant to the DRIP). For U.S. Shareholders investing through Series II, such income may also arise as a result of the Company’s acquisitions in equity of certain non-U.S. entities treated as corporations for U.S. federal income tax purposes (e.g., if such entity is treated as a “controlled foreign corporation” or “passive foreign investment company” for U.S. federal income tax purposes). In such cases, taxable income allocated to a Shareholder may exceed cash distributions, if any, made to such Shareholder, in which case such Shareholder would have to satisfy tax liabilities arising from an investment in this Company from other assets of such Shareholder.

Series I Shareholders that reinvest any distributions pursuant to the DRIP may have tax liabilities that exceed cash distributions made to such Series I Shareholders, in which case such excess tax liability arising from the ownership of Series I Shares would need to be satisfied from a Series I Shareholder’s own funds.

We face the risk of owning SPVs in a manner that is not fully tax efficient because certain jurisdictional rules or other factors may limit our ability to do so.

The Company expects to make and hold certain of its Infrastructure Assets through wholly or partially owned SPVs. When possible, the Company will seek to structure acquisitions through SPVs in a tax efficient manner so as to be exempt from, or reduce income and withholding taxes in a particular SPV’s jurisdiction of formation or incorporation and any other jurisdictions in which the SPV operates, as well as withholding taxes or capital gains taxes arising in, or on payments from, the jurisdictions of the Company’s assets or activities. However, there is no guarantee that such benefits will be available, and, in some cases, the availability of these benefits may be subject to subsequent challenge and clawback. In some cases, certain procedural formalities may need to be completed before payments in respect of Infrastructure Assets can be made free of withholding tax. The completion of such formalities may depend on the agreement of taxation authorities or the provision of certain information by Shareholders, the timing of which cannot be guaranteed. The implementation of the structures described above could also give rise to additional Company expenses, which would be borne by the Shareholders, and any withholding tax, non-resident capital gains tax or income tax imposed by the jurisdiction in which the SPV is formed or in which the investment is based or operates could reduce returns realized by the Shareholders.

If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected.

The value of our Series II Shares to Shareholders will depend in part on the treatment of Series II as a partnership for U.S. federal income tax purposes. However, in order for Series II to be treated as a partnership for

U.S. federal income tax purposes, under present law, 90% or more of Series II’s gross income for every taxable year must consist of “qualifying income,” as defined in Section 7704 of the Code and Series II must not be required to register under the Investment Company Act, or another exception to the “publicly traded partnership” rules must apply. Although Series II intends to operate in a manner such that it will meet the 90% test described above in each taxable year, Series II may not meet such requirement, or current law may change so as to cause, in either event, Series II to be treated as a corporation for U.S. federal income tax purposes. If Series II were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Shareholders and Series II.

Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders.

Series II may take positions with respect to certain tax issues, including with respect to partnership allocations, that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by the IRS or any other tax authority, a Series II Shareholder might be found to have a different U.S. tax liability (or any tax liability under the law of another jurisdiction), for that year than that reported on its federal (or other) income tax return.

An audit of Series II may result in an audit of the returns of some or all of the Series II Shareholders, which examination could result in adjustments to the tax consequences initially reported by Series II and affect items not related to a Shareholder’s investment in Series II. If such adjustments result in an increase in a Shareholder’s federal income tax liability for any year, such Shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of Series II’s tax return will be borne by Series II. The cost of any audit of a Shareholder’s tax return will be borne solely by the Shareholder.

Pursuant to legislation governing U.S. tax audits enacted by the U.S. Congress in 2015, as subsequently amended, the regulations promulgated and the guidance issued thereunder, and similar state or local tax rules (collectively, the “BBA Rules”), unless Series II makes the election described below, the IRS is generally permitted to determine adjustments to Series II tax items, and assess and collect taxes attributable thereto (including any applicable penalties and interest), at Series II level in the tax year during which the audit is finalized (the “adjustment year”). In this case, Shareholders of Series II in the adjustment year, rather than the persons that were Shareholders during Series II tax year under audit (the “reviewed year”), would bear the cost of the audit adjustment. In general, under this regime, taxes imposed on Series II would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, Shareholders’ status or the benefit of Shareholder-level tax attributes (that could otherwise reduce tax due). However, Series II may be able to reduce the underpayment of taxes owed by Series II, to the extent that Series II demonstrates such taxes are allocable to a Shareholder that would not owe any tax by reason of its status as a “tax-exempt entity” or if the character of income is subject to a lower rate of tax.

Series II may under certain circumstances have the ability to avoid the entity-level tax assessment or collection (described above), by electing to “push-out” any adjustments to persons that were Shareholders during the reviewed year (the “Push-out Election”) and issuing them adjusted Schedule K-1s. If Series II makes the Push-out Election, such Shareholders would be responsible for paying any taxes associated with the audit adjustments in the adjustment year (including interest and penalties). In such case, the Shareholders of the reviewed year would also incur a two-percentage point increase on the interest rate that would otherwise have been imposed on any underpayment of taxes (unless such Shareholder is a pass-through entity and makes a valid Push-out Election to “push out” its share of the adjustments to its shareholders, members or owners). If Series II makes a Push-out Election with respect to Shareholders or former Shareholders whose allocable Shares of adjustments would have been subject to U.S. federal withholding tax, such Shareholders or former Shareholders may be required to file a U.S. federal income tax return and pay their allocable Shares of interest, penalties and additions to tax even though Series II is required to pay the withholding tax. The Operating Manager has discretion whether or not to make the Push-out Election and has not yet determined whether or to what extent such election will be appropriate. The Operating Manager or the person the Operating Manager appoints will be the “shareholder representative” for purposes of the BBA Rules and will have broad authority to represent Series II in respect of tax audits, including the authority to make the Push-out Election.

Certain of the Company’s Infrastructure Assets, such as Infrastructure Assets that are operating partnerships, will be subject to the rules described above, in which case the BBA Rules would be expected to apply to the Company as a partner therein. The Company may also make acquisitions through tiered partnership structures (including as a minority partner), in which case its capacity to make a “push out” election in respect of such tiered partnership investment may be limited by the timing of information provided by the underlying Infrastructure Asset or decisions by the underlying Infrastructure Asset that the Company may not have control over.

In addition, Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes are subject to the examination of their income and other tax returns by the IRS and other authorities.

Prospective investors are encouraged to consult their tax advisors regarding the impact of the BBA Rules on their investment in Series II.

Series I faces the risk of a tax audit which may have adverse consequences for Series I and/or the Series I Shareholders.

Series I is subject to the examination of its income and other tax returns by the IRS and other tax authorities. Series I regularly assesses the likelihood of adverse outcomes resulting from such examinations to determine the adequacy of our provision for income taxes. Although we believe Series I intends to make appropriate provisions for taxes in the jurisdictions in which it operates, changes in the tax laws or challenges from tax authorities under existing laws could adversely affect Series I’s business, financial condition and results of operations.

In addition, certain of the Company’s Infrastructure Assets, such as Infrastructure Assets that are operating partnerships, will be subject to the rules described above under “Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders,” in which case the BBA Rules would be expected to apply to the Company as a partner therein. The Company may also acquire through tiered partnership structures (including as a minority partner), in which case its capacity to cause a “push out” election to be made in respect of such tiered partnership investment may be limited by the timing of information provided by the underlying Infrastructure Asset or decisions by the underlying Infrastructure Asset that the Company may not have control over.

Prospective investors are encouraged to consult their tax advisors regarding the impact of potential tax audits on their investment in Series I.

There is no assurance that Schedules K-1 will be provided within a particular time-frame to Series II Shareholders and any such Schedule K-1 may be based on the best available estimates at the time of issuance.

The Operating Manager will endeavor to provide Series II Shareholders with statements of the taxable income or loss computed for U.S. tax purposes allocated to them in connection with their investment in Series II on Schedules K-1 (or other similar tax reporting) within 90 calendar days of the end of the fiscal year, provided that such Schedules K-1 may be based on the best available estimates at the time of issuance. However there is no assurance that Schedules K-1 (or other similar tax reporting) will ultimately be provided within 90 calendar days of the end of the fiscal year, given, among other things, delays experienced due to Infrastructure Assets or other persons not providing the information necessary to facilitate preparation of Schedules K-1 (or other similar tax reporting) in a timely fashion, evolving reporting and compliance requirements or other events, and final statements, including Schedules K-1, may not be available until after the completion of Series II’s annual audit.

Neither the Company nor the Operating Manager will be liable for any failure to provide or delay in providing such Schedules K-1s. Series II Shareholders may be required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels (and, to the extent applicable, any non-U.S. income tax returns).

Some of our financing arrangements may result in the tax-exempt holders of our Series II Shares recognizing UBTI.

The Company and subsidiary vehicles of the Company will enter into financing arrangements, obtain credit facilities or otherwise employ leverage to finance their acquisitions of Infrastructure Assets. These arrangements may result in Series II and Series II Shareholders being treated as holding debt-financed property that may give rise to UBTI for tax-exempt Series II Shareholders. The Operating Manager expects to structure acquisitions in operating partnerships for Shareholders investing in Series II that it expects to give rise to UBTI through a “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes. However, Series II does not expect to utilize “blocker” vehicles when entering into, or drawing down amounts under, credit facilities or other financing or hedging arrangements available to the Company or subsidiary vehicles of the Company.

Increases to the corporate tax rate would likely decrease the Company’s returns.

Any increase in the corporate income tax rate or changes to the corporate income tax rules that have the effect of increasing the effective corporate income tax rate would likely result in an increase of the overall tax burden borne by Series I and any Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes and, as a result, such changes could materially affect the Company’s returns. In addition, the value of the Company’s assets may be affected by any changes in tax rates or tax rules, and Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders. See the discussion under the heading “Valuations of our assets are estimates of fair value and may not necessarily correspond to realizable value.”

The IRS might not agree with our assessment regarding the treatment of Special Fees.

Series II intends to take the position that the reduction of the Management Fee for Special Fees received by the Operating Manager or its affiliates should not cause Series II or its Shareholders to be treated as being engaged in a U.S. trade or business, but there is a risk that the IRS might take the position that tax-exempt and Non-U.S. Series II Shareholders should be treated as having received a portion of such Special Fees and, if such fees were regularly received by Series II, that a tax-exempt or Non-U.S. Series II Shareholder’s allocable share of such fees should be treated as UBTI or ECI, as applicable. Additionally, if such Special Fees are treated as being received directly by Series II, such fees would not be qualifying income for purposes of the Qualifying Income Exception from the publicly traded partnership rules, and as a result, Series II may not qualify for the Qualifying Income Exception in which case, unless another exception applied, Series II would likely be subject to taxation as a corporation for U.S. federal income tax purposes, and such treatment would materially adversely affect the value of the Series II Shares.

Non-U.S. Shareholders may be subject to United States income tax with respect to the gain on disposition of their Shares.

We believe it is possible that Series I may become a “United States real property holding corporation” and/or Series II may hold interests in, “United States real property interest,” each as defined in the Code and applicable Treasury regulations. As a result, Non-U.S. Series I Shareholders may be subject to United States federal income tax on a sale, exchange or other disposition of our Series I Shares and may be required to file a United States federal income tax return, and Non-U.S. Series II Shareholders may be subject to federal income tax and withholding tax on a sale, exchange or other disposition of our Series II Shares pursuant to Section 1445 of the Code. See “Certain United States Federal Income Tax Considerations—Series I—Gain on Disposition of Series I Shares” and “Certain United States Federal Income Tax Considerations—Series II—Consequences to Non-U.S. Series II Shareholders.”

If we are required to register as an investment company under the Investment Company Act, Series II may be treated as a publicly traded partnership that is subject to corporate income taxes.

If Series II were deemed to be an investment company under the Investment Company Act, the Qualifying Income Exception to the publicly traded partnership rules would no longer apply, and in that case, unless another exception applied, Series II would likely be subject to taxation as a corporation for U.S. federal income tax purposes, and such treatment would materially adversely affect the value of the Series II Shares.

Changes in U.S. Tax Laws may adversely affect the Company or Shareholders.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “IRA”), which among other things, altered the taxation of business entities including by imposing an alternative minimum tax on the book income of certain large corporations, implementing a 1% excise tax on stock repurchases, and economically similar transactions, of U.S. publicly traded corporations and bolstered funding for the IRS. The 1% excise tax may apply to leveraged buyouts and certain merger transactions, which could increase the cost to the Company of acquiring publicly traded corporations. Ambiguities surrounding various aspects of the IRA together with uncertainty about the nature and timing of regulations that will be promulgated to implement such legislation, may create uncertainty in financial markets and create other unknown risks.

Additionally, various tax measures recently adopted by the U.S. Congress, including tax measures currently under consideration, could result in changes in the U.S. tax system that could affect Shareholders, as well as Infrastructure Assets. Such measures may include changes in tax rates, a global minimum tax, limits on the deductibility of expenses, disallowance or limitation on the deductibility of interest on any leverage incurred by the Company or its Infrastructure Assets, other increases in the taxable income base, increases in the corporate and capital gains rates and broad-based domestic and international corporate tax reform.

The IRA also includes significant tax credit incentives for a variety of renewable energy resources in the United States, which may have a significant impact on the renewable energy industry, including certain Company assets. Among other changes, the IRA extends the investment tax credits and production tax credits available for solar and wind projects and adds expanded tax credits for certain new renewable energy technologies and capacities. Certain credits contained in the IRA are subject to sunset and the availability of these credits for any individual project (including as to amount), may be limited. These credits may also impact the dynamics of the markets in which the Company’s assets operate and may affect the return profile and asset selection of the Company in ways that cannot currently be predicted. The tax incentives available under the IRA may be limited where interests in the underlying project are held by tax-exempt and non-U.S. investors (and certain other investors treated as tax-exempt for such purposes), which may cause the Company to invest through certain blocker corporation structures as described in more detail below. See also “—Certain United States Federal Income Tax Considerations.”

A number of provisions of the IRA are expected to be the subject of future regulations and guidance. While certain regulations and guidance have been issued by the U.S. Treasury Department and the IRS applicable to these provisions, some of these regulations remain in proposed form or are yet to be promulgated and other interpretative guidance will be necessary to help reduce uncertainty in application. However, it may take a substantial amount of time for regulations to become final and guidance to be published, and, accordingly, the Company may have significant uncertainties in its tax positions. Furthermore, the impact of this legislation on the state and local tax consequences of an investment in the Company is uncertain and will depend on whether and to what extent state and local jurisdictions conform applicable tax laws to these provisions and the interpretation thereof. In addition, there can be no assurance that U.S. tax laws, including laws impacting the corporate income tax rate, will not significantly change in the future.

Our business may be affected by changes to tax regimes in jurisdictions outside of the United States.

The Company and/or the Shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Company operates. Changes to taxation treaties (or their interpretation) between the countries relevant for the Company’s assets may adversely affect the Company’s ability to efficiently realize income or capital gains. Tax laws of different jurisdictions vary substantially with respect to the treatment of specific items of income, gain, loss, deduction and credit, and with respect to the bases on which such tax is or may be assessed. The Company expects to acquire a substantial amount of capital in various non-U.S. jurisdictions and the impact of tax laws in the relevant jurisdictions in respect of any particular asset, or on any specific Infrastructure Asset, may be material. For example, interest payments on Company holdings in certain jurisdictions and certain other items of income may be subject to withholding taxes or non-resident capital gains taxes, and in some cases, the withholding taxes or non-resident capital gains taxes may be greater than if such Company holdings were held directly by the Shareholders.

In addition, non-U.S. tax laws, including their interpretation, are subject to change, and the Company cannot predict what effect such changes might have on the Company and/or Shareholders. The Company and/or the Shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Company operates, and local tax incurred in these jurisdictions by the Company vehicles may not be creditable or deductible to Shareholders in their jurisdiction of residence. There can also be no assurance that U.S. tax credits (or credits in any non-U.S. jurisdiction) may be claimed with respect to non-U.S. taxes incurred, including in respect of the withholding taxes described above. Shareholders wishing to claim the benefit of an applicable tax treaty may be required to submit information to tax authorities in such jurisdictions. Further, changes to taxation treaties (or their interpretation) between the United States and the countries in which the Company operates may adversely affect the Company’s ability to efficiently realize income or capital gains, which may result in additional taxation to Company vehicles used to facilitate investments in such non-U.S. jurisdictions or to the Shareholders.

The OECD and other government agencies in other jurisdictions have continued to recommend and implement changes related to the taxation of multinational companies. In particular, the OECD/G20 Inclusive Framework on Base Erosion and Profit Shifting (“OECD IF”) has committed to a proposal that allocates a formulaic share of the consolidated profit of a multinational enterprise to jurisdictions where their consumers are located (i.e., where sales arise) resulting in additional tax in such jurisdictions (“Pillar 1”). The OECD IF also announced an agreement among 138 countries (as of December 16, 2022), including all G7 and G20 countries, on the key principles with respect to the introduction of a corporate global minimum tax rate of 15% (assessed on a jurisdiction-by-jurisdiction basis) with a target of such proposal being effective domestically during 2023 (“Pillar 2”). On December 20, 2021, the Inclusive Framework released model rules on Pillar 2 (“Pillar 2 Rules”), and later commentary and administrative guidance. On December 15, 2022, the EU Council adopted a Council Directive to implement the Pillar 2 Rules in Member States of the European Economic Area (“Member States”). Depending on how countries amend their tax laws to adopt all or part of the Pillar 2 Rules (and, when finalized, measures from Pillar 1), there may be an increase in tax uncertainty and an increase in taxes applicable to the Company, Shareholders or Infrastructure Assets. The Company cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation (including increases to tax rates), whether the IRS or any other tax authority will issue new regulations or other guidance, whether the OECD or any other intergovernmental organization will publish any guidelines on global taxation, whether Member States will implement such guidelines and to which degree, nor can it predict what effect such legislation, regulations or international guidelines might have, including any potential impact on global markets. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Company’s performance.

On October 5, 2015, the OECD published 13 final reports and an explanatory statement outlining consensus actions under the Base Erosion and Profit Shifting (“BEPS”) project. This project involves a coordinated multijurisdictional approach to increase transparency and exchange of information in tax matters, and to address weaknesses of the international tax system that create opportunities for BEPS by multinational companies. The reports cover measures such as new minimum standards, the revision of existing standards, common approaches which will facilitate the convergence of national practices and guidance drawing on best practices. The outcome of the BEPS project, including limiting interest deductibility, changes in transfer pricing, new rules around hybrid instruments or entities and loss of eligibility for benefits of double tax treaties could increase tax uncertainty and impact the tax treatment of the Company’s earnings. This may adversely impact the returns of the Company or limit future opportunities due to potential tax leakage.

Implementation into domestic legislation has not been uniform across the participating states.

On November 24, 2016, the OECD published the text of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS, which is intended to expedite the interaction of the tax treaty changes of the BEPS project. Several of the proposed measures, including measures covering treaty abuse, the deductibility of interest expense, local nexus requirements, transfer pricing and hybrid mismatch arrangements are potentially relevant to the Company and could have an adverse tax impact on the Company, Shareholders and/or Infrastructure Assets. On June 7, 2017, the first wave of countries (68 in total) participated in the signing ceremony of the multilateral instrument (“MLI”). The MLI went into effect on July 1, 2018 with the intention to override and complement certain provisions in existing bilateral tax treaties. The MLI may not have immediate effect but, rather, when it applies will depend on a number of factors, including further steps required to ratify changes to treaties according to the local law of the signatory countries. There is a lack of certainty as to how the signatories will apply the MLI and from when. The ratification process of Luxembourg has been achieved through the law of March 7, 2019 and the deposit of the instrument of ratification with the OECD on April 9, 2019. As a consequence, the MLI entered into force on August 1, 2019. Its application per double tax treaty concluded with Luxembourg will depend on the ratification by the other contracting state and on the type of tax concerned. There are some countries that have not yet signed including the United States and Brazil. Significant uncertainty remains around the access to tax treaties for the Company’s assets holding structures, which could create situations of double taxation and adversely impact the returns of the Company.

The OECD is continuing with the BEPS project with additional proposals. These approaches go beyond the original measures from the 2015 reports and may have the effect of changing the way that the tax base for the Company and its Infrastructure Assets is established. The impact for financial services businesses is currently unclear. To the extent that the Operating Manager determines in its sole discretion that additional taxes imposed on the Company, intermediate entities or Infrastructure Assets are properly attributable to a Shareholder or group of Shareholders, including as a result of a hybrid mismatch/non-inclusion (because of the tax classification of the entities or instruments in a Shareholder’s local jurisdiction) or a Shareholder’s failure to provide requested information (which may support compliance with the rules described in the foregoing), such taxes may be deemed distributed to or otherwise allocated to such Shareholder or group of Shareholders pursuant to the terms of the LLC Agreement. Prospective investors should consult their own tax advisors regarding all aspects of the implementation of these laws and directives as it affects their particular circumstances.

In December 2017, an EU list of non-cooperative tax jurisdictions was agreed by the finance ministers of Member States. The EU’s list is intended to promote good governance in taxation worldwide, maximizing efforts to prevent tax avoidance, tax fraud and tax evasion. If a jurisdiction in which the Company directly or indirectly invests or receives payments from, is considered as non-cooperative tax jurisdiction (at the time the investment is made or at a later stage), this may result in adverse tax consequences for the Company and/or Shareholders. The list is regularly updated and was (last revised on 14 February 2023).

The Business in Europe: Framework for Income Taxation (“BEFIT”) is a European Commission proposal for a directive to produce a comprehensive solution for business taxation in the EU. BEFIT aims to introduce a common set of rules for EU companies to calculate their taxable base while ensuring a more effective allocation of profits between EU countries. BEFIT has the potential to alter taxing rights with the EU, and may include substantive changes to applicable tax rules (including, for example, the debt-equity bias reduction allowance proposal, which would, if adopted, introduce both a tax allowance on increases in company equity and a limitation of the tax deductibility of interest payments). Consultation of BEFIT concluded in January 2023, it is expected that the European Commission will decide whether to adopt BEFIT in the third quarter of 2023. Whether this proposal will be taken forward, and if so the details and timing of its implementation, is therefore uncertain.

ATAD I-III, DAC6 and the UK MDR Regime may place additional administrative burdens on the Operating Manager’s management team or portfolio investment management and ultimately could lead to increased cost, which could adversely affect profitability.

The European Council has adopted two Anti-Tax Avoidance Directives, Council Directive (EU) 2016/1164 of 12 July 2016 laying down rules against tax avoidance practices that directly affect the functioning of the internal market (“ATAD I”) and Directive 2017/952/EU of May 29, 2017, amending ATAD I as regards hybrid mismatches with third countries (“ATAD II”). The measures included in ATAD I and ATAD II were implemented into Luxembourg law on, respectively, December 21, 2018, and December 20, 2019, and all of them are applicable gradually since January 1, 2019, January 1, 2020 or January 1, 2022, depending on the measure. ATAD I and ATAD II may place additional administrative burdens on the Operating Manager’s management team or portfolio investment management to assess the impact of such rules on the assets of the Company and ultimately could lead to increased cost, which could adversely affect profitability. ATAD I and ATAD II may also impact the returns of the Company.

On January 17, 2023, the European Parliament approved a proposal for a further anti-tax avoidance directive laying down rules to prevent the misuse of shell entities for tax purposes within the EU U (“ATAD III”). The final text will need to be approved by the Council of the European Union. The rules contained in ATAD III aim to target EU entities mainly involved in cross-border activities, having predominantly passive income flows and outsourcing the administration of day-to-day operations and the decision-making on significant functions. ATAD III could result in additional reporting and disclosure obligations that may result in the denial of certain EU Directives and tax treaty benefits on EU entities not meeting certain minimum substance criteria (the so-called “shell entities”). ATADIII3 is a proposal still subject to the unanimous consent of the Member States and, to the extent it is passed in its current form, will only become effective after the national transposition by the Member States and may be subject to certain exemptions incorporated in its provisions.

The EU has taken further steps towards tax transparency with the sixth version of the EU Directive on administration and cooperation for implementation by Member States (“DAC6 Rules”). In addition, the United Kingdom repealed DAC6 and implemented reporting rules following the OECD Mandatory Disclosure Rules (“UK MDR Rules”). DAC6 Rules and UK MDR Rules could require taxpayers and their advisers to report on cross-border arrangements with an EU or UK component that bear one of the prescribed hallmarks. The hallmarks are widely drafted and may require many transactions to be reported. Failure to comply with disclosure obligations can result in fines and penalties. DAC6 Rules or UK MDR Rules could expose the Company’s business activities to increased scrutiny from European or United Kingdom tax authorities.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company was formed as a Delaware limited liability company on April 3, 2023. The Company has a limited operating history and was formed to acquire, control and manage Infrastructure Assets globally, finance infrastructure development and strategically invest in infrastructure-related investments. The Company formed separate Series pursuant to the LLC Act, and although the IRS has only issued proposed regulations relating to series entities, each Series is intended to be treated as a separate entity for U.S. federal income tax purposes. Although the Series are separate legal entities, they are expected to invest, directly or indirectly, in the same Infrastructure Assets on a pro rata basis, with equal voting rights with respect thereto. While it is the Company’s intention that the Series will generally hold pro rata economic interests in each Infrastructure Asset, such economic interests may not be pro rata in all instances. The Company expects that deviations from this pro rata holding intention would be a result of cash flows into the Series and different tax obligations between the Series. The Series conduct the business of the Company jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with one another. Neither Series has directors, officers or employees, but each is overseen by the Board and managed by the Operating Manager. As a Delaware limited liability company with two different series, to the extent the records maintained for a Series account for the assets associated with a Series separately from the assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not the assets of the Company generally or of any other Series, as provided under Delaware law. Each of Series I and Series II is intended to be treated as a separate entity for U.S. federal income tax purposes. Series I has elected to be treated as a corporation for U.S. federal income tax purposes and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a limited liability company, and of different series in a series limited liability company, depends on the laws of each state. Although there is no direct authority on point, we generally expect that the vast majority of states will follow the U.S. federal tax treatment. However, it is possible that a state may classify Series I and/or Series II differently than the IRS does for U.S. federal income tax purposes. The state tax treatment of a series limited liability company depends on the laws of each state, and it is possible that a particular state may treat Series I and Series II as a single entity for state tax purposes or may treat Series I or Series II as separate entities but classified differently than the IRS does for U.S. federal income tax purposes.

Consistent with Apollo’s broader approach to investing, the Company and each Series will pursue a disciplined, value-oriented approach to building a portfolio of Infrastructure Assets. The Company and each Series will target the acquisition of debt and/or equity in businesses or projects that provide essential services, are generally asset-backed and have high barriers to entry. We believe these characteristics should enhance downside protection and allow AIC to achieve attractive risk-adjusted returns. None of Apollo’s results can be attributed to the Company and there is no guarantee of similar results for the Company.

AIC expects to employ an acquisition approach centered around three primary strategies—control-oriented Infrastructure Asset acquisitions, Infrastructure Asset financings and strategic investments in Infrastructure Assets. By creating multiple avenues through which to deploy capital into Infrastructure Assets, we believe we can focus on where the best risk-adjusted opportunities lie at any given point in time and consistently execute on compelling opportunities at attractive valuations.

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Control-Oriented Infrastructure Asset Acquisitions. We plan to acquire, own, control and operate Infrastructure Assets across our Target Sectors. We rely on Apollo’s Infrastructure Platform to source and manage these Infrastructure Assets. Our executive officers, with the assistance of our Operating Manager, actively oversee operations through board seats and shareholder governance across our control-oriented Infrastructure Assets with a focus on driving operational improvement, capital structure enhancements and long-term value creation. Over time, we may expand our operations through additional mergers and acquisitions. We plan to own these assets primarily through controlled operating company subsidiaries.

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Infrastructure Asset Financings. We will pursue Infrastructure Asset financing opportunities across project finance, corporate infrastructure and green loans. We will leverage Apollo Credit and Apterra, Apollo’s infrastructure debt origination platform, to participate in private direct origination opportunities. We plan to hold these debt assets primarily through controlled lending company subsidiaries.

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Strategic Investments in Infrastructure Assets. To a lesser extent, we also plan to participate in other strategic investments originated by Apollo’s Infrastructure Platform. These investments will include allocations to equity buyouts and corporate carve outs originated by the Apollo Infrastructure Team. We expect these assets to carry a higher risk-return profile than the Infrastructure Assets that we will seek to own and control long-term. Our participation structure in these investments will depend on the facts and circumstances of each opportunity.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties. Our financial statements will be prepared using the accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services-Investment Companies, or ASC Topic 946.

Revenues

We plan to generate revenues primarily from our long-term control and management of control-oriented Infrastructure Assets, Infrastructure Asset financings and to a lesser extent strategic investments in

Infrastructure Assets, which may consist of dividend income, interest income, net realized gains or losses and net change in unrealized appreciation or depreciation of Infrastructure Assets.

Expenses

The below description of expenses applies with respect to each Series and is the same for each Series unless otherwise indicated.

Management Fee

We will pay the Operating Manager the Management Fee. The Management Fee is payable monthly in arrears in an amount equal to (i) 1.25% per annum of the month-end NAV attributable to S Shares and I Shares, (ii) 1.00% per annum of the month-end NAV attributable to the Founder Shares, (iii) 0.75% per annum of the month-end NAV attributable to the A-I Shares until December 31, 2026 and 1.00% per annum of the month-end NAV attributable to the A-I Shares thereafter and (iv) 0.50% per annum of the month-end NAV attributable to the A-II Shares; provided, that this Management Fee will be reduced by any applicable Special Fees; provided, however, that this Management Fee will not be reduced for any Other Fees. In calculating the Management Fee, we will use our NAV before giving effect to accruals for the Management Fee, Performance Fee, combined annual distribution fee and shareholder servicing fees or distributions payable on our Shares. We will not pay the Operating Manager a Management Fee on the Apollo Shares, and as a result, it is an expense specific only to Investor Shares at the rates specified herein, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Investor Shares.

Selling Commissions and Ongoing Distribution and Servicing Fees

Apollo Global Securities, LLC (the “Dealer Manager”) will be entitled to receive selling commissions of up to 3.0%, and dealer manager fees of up to 0.5%, of the transaction price of each S Share and F-S Share. Any participating broker-dealers will be compensated from such amounts by reallowance from the Dealer Manager; provided that the sum of such reallowed amounts and the selling commissions will not exceed 3.5% of the transaction price. The Dealer Manager will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding S Shares and F-S Shares. There will not be a combined annual distribution fee and shareholder servicing fee, upfront selling commission or dealer manager fee with respect to the Anchor Shares, I Shares or F-I Shares. The Dealer Manager anticipates that all or a portion of selling commissions and dealer manager fees will be reallowed to participating broker-dealers.

Apollo Shares will not incur any upfront selling costs or ongoing servicing costs.

Special Fees

100% of any net consulting (including management consulting) or monitoring fees (including any early termination fee or acceleration of any such management consulting fee on a one-time basis that is approved by the Board), break-up fees (including, if applicable, the portion thereof described above in “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our business may be affected by offering Co-Investments or opportunities to provide debt financing to any person”), directors’ fees, closing fees and merger and acquisition transaction advisory services fees related to the negotiation of the acquisition of an Infrastructure Asset (other than debt investments or investments with respect to which Apollo does not exercise direct control with respect to the decision to engage the services giving rise to the relevant fees, costs and expenses) and similar fees (including Bridge Financing fees), whether in cash or in kind, including options, warrants and other non-cash consideration paid to the Operating Manager or any of its affiliates or any employees of the foregoing in connection with actual or contemplated acquisitions or investments (and allocable to the Company) that are allocable to those Shareholders who bear Management Fees, will be applied to reduce the Management Fees paid by such Management Fee-bearing Shareholders. As such, the portion of such Special Fees attributable to Apollo’s investment or to the investments of Shareholders that do not pay Management Fees will be retained by Apollo. In practice, the only fees that are generally expected to be paid and treated as Special Fees are mergers and acquisition transaction fees payable in connection with an acquisition and management consulting fees payable thereafter.

Performance Fee

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive a Performance Fee equal to (i) 12.5% of the Total Return (as defined below) with respect to S Shares or I Shares, (ii) 9.0% of the Total Return with respect to F-S Shares or F-I Shares, (iii) 7.5% of the Total Return from inception through December 31, 2026 and 9.0% thereafter with respect to A-I Shares and (iv) 5.0% of the Total Return with respect to A-II Shares, in each case subject to a 5.0% Hurdle Amount and a High Water Mark with respect to such type of Shares, with a Catch-Up (each term as defined below). Such fee will be paid annually and accrue monthly. The Performance Fee will not be paid on Apollo Shares, and as a result, it is an expense specific only to Investor Shares at the rates specified herein, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Investor Shares.

Specifically, the Operating Manager will be entitled to receive a Performance Fee in an amount equal to:

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First, if the Total Return with respect to S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares for the applicable period exceeds the sum, with respect to such relevant type of Shares, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such type of Shares equals 12.5% (with respect to S Shares or I Shares), 9.0% (with respect to F-S Shares or F-I Shares), 7.5% from inception through December 31, 2026 and 9.0% thereafter (with respect to A-I Shares) and 5.0% (with respect to A-II Shares) of the sum of (x) the Hurdle

Amount with respect to such type of Shares for that period and (y) any amount allocated to the Operating Manager with respect to such type of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

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Second, to the extent there are remaining Excess Profits, (i) with respect to S Shares or I Shares, 12.5% of such remaining Excess Profits, (ii) with respect to F-S Shares or F-I Shares, 9.0% of such remaining Excess Profits, (iii) 7.5% from inception through December 31, 2026 and 9.0% thereafter with respect of A-I Shares and (iv) 5.0% with respect to the A-II Shares.

“Total Return” with respect to any Shares for any period since the end of the prior calendar year shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on such Shares plus

(ii)

the change in aggregate NAV of such Shares since the beginning of the year, before giving effect to (w) applicable taxes for the year, (x) changes resulting solely from the proceeds of issuances of additional Shares, (y) any fee/accrual to the Performance Fee and (z) applicable combined annual distribution fee and shareholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Shares.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of any relevant Shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” with respect to any Shares means, for any period during a calendar year, that amount that results in a 5.0% annualized internal rate of return on the NAV of such Shares outstanding at the beginning of the then-current calendar year and such Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of any such Shares over the period and calculated in accordance with recognized industry practices. The ending NAV of such Shares used in calculating the internal rate of return will be calculated before giving effect to any fee/accrual to the Performance Fee and applicable combined annual distribution fee and shareholder servicing fee expenses and applicable taxes; provided that the calculation of the Hurdle Amount for any period will exclude any such Shares repurchased during such period, which Shares will be subject to the Performance Fee upon repurchase.

“Loss Carryforward Amount” with respect to any Shares shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Shares and decrease by any positive annual Total Return with respect to such Shares; provided that each Loss Carryforward Amount shall at no time be less than zero; provided further, that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Shares repurchased during such year, which Shares will be subject to the Performance Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Operating Manager’s Performance Fee. This is referred to as a “High Water Mark.”

Other Fees

From time to time, the Operating Manager or its affiliates (including APPS, AGS and other Affiliated Service Providers) will provide services to certain persons or entities, including the Company and the Series, potential and existing Infrastructure Assets (including with respect to the Company’s investments therein), other Apollo Clients or any of their investments or portfolio companies and, in connection with such services, will receive Other Fees (as defined below). Other Fees will be retained by, and be for the benefit of, the Operating Manager and/or such affiliates and Affiliated Service Providers, and will not be applied to reduce the Management Fee.

For the avoidance of doubt, an Infrastructure Asset may, on such terms as such Infrastructure Asset determines to be in its best interest, provide services to another Infrastructure Asset or Apollo Client (or receive services from another Infrastructure Asset or Apollo Client), and may pay or receive related compensation, without the approval of the Board or any investor of the Company.

“Other Fees” means:

(i)	fees, costs and expenses that comprise or constitute Organizational and Offering Expenses or Operating Expenses;

(ii)

salary, fees, expenses or other compensation of any nature paid by an Infrastructure Asset to any individual (or to the Operating Manager or any of its affiliates with respect to such individual) who acts as an officer of, or in an active management role at, such Infrastructure Asset (including industry executives, advisors, consultants (including operating consultants and sourcing consultants)), operating executives, subject matter experts or other persons acting in a similar capacity engaged or employed by Apollo;

(iii)

without limiting the foregoing items (i) and (ii), fees, costs or expenses paid to or in respect of Apollo or any industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity who provide services to the Company or its Infrastructure Assets (including allocable overhead or other amounts or compensation of Apollo, including all costs and expenses on account of compensation and benefits of its employees);

(iv)

payments, fees, costs, expenses and other liabilities, allocable overhead or other amounts or compensation (such as arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, group purchasing, structuring, collateral management, special purpose vehicle (including any special purpose vehicle of an Infrastructure Asset), capital markets syndication and advisory fees (including underwriting and debt advisory fees) or subsidiary management or administration, operation, asset service, advisory, commitment, facility, float, insurance or other fees, discounts, retainers, spreads, commissions and concessions or other fees associated with the effectuation of any securities or financing transactions, but not merger and acquisition transaction advisory services fees related to the negotiation of the acquisition of an Infrastructure Asset) earned by or paid (whether in cash or in kind) to an Affiliated Service Provider, or another person with respect to services rendered by such Affiliated Service Provider or other person; provided that if such Affiliated Service Provider is engaged in the relevant activity or service on a for-profit basis, as determined by the Operating Manager in good faith, then, unless approved by the Board, the applicable fees paid to it for such services will be on terms as determined by the Operating Manager which the Operating Manager determines are not materially less favorable to the Company or the applicable Infrastructure Asset than the fees that could be paid to a third party with commensurate skill, expertise or experience (to the extent applicable), in each case, as determined by the Operating Manager in good faith;

(v)	amounts earned by or for the account of any Apollo Client (directly or indirectly through an expense offset mechanism);

(vi)

fees, costs and expenses for any and all services whatsoever (including merger and acquisition transaction advisory services fees related to the negotiation of the acquisition of an investment) paid or otherwise borne by any Infrastructure Asset or issuer of any securities or other financial instruments that constitute debt investments or investments with respect to which the Operating Manager does not exercise control with respect to the decision to engage the services giving rise to such fees, costs and expenses;

(vii)

fees, costs and expenses or other amounts or compensation earned by any person or otherwise borne with respect to Infrastructure Asset investments or transactions that are otherwise consented to or approved by a committee of the Board’s independent directors; it being understood that in connection with obtaining such consent or approval, the Operating Manager will furnish or make available to the Board all material information, then actually known and available to the Operating Manager, that the Operating Manager determines in good faith is reasonably necessary for the Board to provide such consent or approval on a reasonably informed basis;

(viii)	any fees, costs or expenses paid to any Affiliated Service Provider, including where such fees, costs or expenses are structured as a performance fee;

(ix)

fees, costs and expenses or other amounts or compensation (including management fees, operating expenses and performance fees) earned by any person or otherwise borne with respect to Infrastructure Assets managed by the Operating Manager or any of its affiliates that are acquired by the Company in the secondary market; and

(x)	any fees, costs or expenses determined by the Operating Manager in good faith to be similar in nature to any of the foregoing.

Organizational and Offering Expenses

The Company and the Series incur organizational and offering expenses in connection with the formation and organization of the Company and the Series, and the offering of shares to investors, including legal, accounting, printing, mailing and filing fees and expenses, taxes, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design, website and electronic database expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging and meals and other similar fees, costs and expenses but excluding upfront selling commissions, dealer manager fees and the combined annual distribution fees and shareholder servicing fees (collectively, the “Organizational and Offering Expenses”).

Series I incurred Organizational and Offering Expenses of $91,199 and $635,369 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively. Series II incurred Organizational and Offering Expenses of $91,199 and $635,369 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively. Organizational and Offering Expenses will be paid by the Operating Manager, subject to potential Reimbursement Payments.

Operating Expenses

Each Series will pay or otherwise bear its proportionate portion of the Operating Expenses. Operating Expenses includes payments, fees, costs and expenses and other liabilities and obligations resulting from, related to, associated with, arising from or incurred in connection with:

(i)

(a) the discovery, evaluation, investigation, impact assessment, development, acquisition, consummation, structuring, ownership, maintenance, monitoring, hedging, portfolio and risk management or disposition of investments (including brokerage, sales and underwriting commissions, private placement, syndication, solicitation, fairness opinions, pricing and valuation (including appraisal), consulting, arranger, transaction, advisory, investment banking, custodial, depositary, trustee, transfer agent, record-keeping and administrative fees, clearing, settlement and bank charges, deposits (including earnest money deposits), consent or other third-party fees or payments, closing, execution and transaction costs, other fees, costs and expenses in respect of derivative contracts (including any payments under, and any margin expenses relating to, such derivative contracts or any posting of margin or collateral with respect to such derivative contracts), investment costs, and other closing, execution and transaction costs, travel and related expenses and other administrative fees, costs and expenses), (b) any indebtedness, credit facility, guarantee (including any payments made under, or required by, any non-recourse carve out guarantees, completion guarantees, equity commitment letters, environmental indemnities, hedging guarantees or guarantees made in order to facilitate or finance investments, including in respect of customary key principal, “bad acts” or other performance-related matters), line of credit, loan commitment, letter of credit, equity commitment letter, hedging guarantee or similar credit support or other indebtedness involving such Series or any investment (including any fees, costs and expenses incurred in obtaining, negotiating, entering into, effecting, maintaining, varying, refinancing or terminating such borrowings, indebtedness, guarantees or obligations and interest arising out of such borrowings and indebtedness and in respect of customary key principal, “bad acts” or other performance-related matters) and (c) attending conferences in connection with the evaluation of future investments or particular sector opportunities, organizational memberships with impact-focus groups and compliance with any impact initiatives or principles;

(ii)	risk management assessments and analysis of such Series’ assets;

(iii)

taxes and other governmental charges incurred or payable by such Series and taxes and other governmental charges incurred or payable by structuring or other investment vehicles through which such Series invests or formed for Shareholders of such Series (including any withholding taxes and entity-level taxes imposed on, with respect to, or otherwise borne by such Series or any structuring or other investment vehicle through which such Series invests or formed for Shareholders of such Series to the extent not allocated to one or more Shareholders);

(iv)

any actuaries, accountants, advisors, auditors, administrators, brokers (including prime-brokers), consultants, counsel, custodians, appraisers, depositaries, valuation experts and other service providers that provide services to or with respect to such Series, and legal expenses incurred in connection with claims or disputes related to such Series or one or more investments;

(v)

the engagement of professionals (including through Apollo) (including all costs and expenses on account of compensation and benefits of its employees) and any industry executives, advisors, consultants (including operating consultants, sourcing consultants, and any other third-party consultants), operating executives, subject matter experts (or other persons acting in a similar capacity) who provide services to or in respect of such Series or its operating entities, or other subsidiaries or related Infrastructure Assets (including with respect to potential Infrastructure Assets) related to, among other things, (a) conducting due diligence or analysis on industry, geopolitical or other operational issues and (b) operational improvement initiatives relating to such subsidiaries or the related Infrastructure Assets, and developing and implementing such initiatives (including with respect to allocable overhead of Apollo, including all costs and expenses on account of compensation and benefits of its employees);

(vi)	all fees, costs and expenses in connection with entities comprising Apollo, including those incurred in the organization, operation, maintenance, restructuring and dissolution of such vehicles;

(vii)

obtaining research and other information for the benefit of such Series, including information service subscriptions, as well as the operation and maintenance of information systems used to obtain such research and other related information;

(viii)	developing, implementing or maintaining computer software and technological systems for the benefit of such Series, its Shareholders or its investments;

(ix)

premiums and fees for insurance (including costs, liabilities and expenses of any litigation, investigation, judgments or settlements paid in connection therewith) allocated to such Series by the Operating Manager (including Apollo’s group insurance policy, the Operating Manager’s, any general partners’, directors’ and officers’ liability or other similar insurance policies, errors and omissions insurance, financial institution bond insurance and any other insurance for coverage of liabilities to any person or entity that are incurred in connection with the activities of such Series);

(x)	any governmental inquiry, investigation or proceeding or any litigation involving or otherwise applicable to such Series, the Operating Manager or any of its affiliates in connection with the activities of such Series or any investment, any subsidiaries, or any Infrastructure Asset or any potential Infrastructure Assets, subsidiaries or Infrastructure Asset (including fees, costs and expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of any such inquiry, investigation, proceeding or litigation and the amount of any judgments, settlements or fines paid in connection therewith) and other extraordinary expenses related to such Series, any investment, subsidiary, Infrastructure Asset or any potential investment, subsidiary or Infrastructure Asset (including fees, costs and expenses that are classified as extraordinary expenses under GAAP);

(xi)

assessing and reporting the sustainability, social and environmental impact and environmental, social and governance performance of investments and potential investments (including fees, costs and expenses payable to any third-party service provider or otherwise incurred in connection with designing, implementing and monitoring participation by Infrastructure Assets in compliance and operational “best practices” programs and initiatives, and compensation and benefits of Apollo employees engaged with respect thereto), all reports or information requests for one or more Shareholders, Apollo, consultants or the Board and any committees thereof (including all fees, costs and expenses incurred to audit such reports, provide access to a database or other internet forum and for any other operational, legal or secretarial expenses relating thereto or arising in connection with the distribution of same), and any other financial, tax, accounting, legal or fund administration reporting functions for the benefit of such Series or any investment vehicle utilized by such Series or structuring vehicle or subsidiary through which such Series invests (including expenses associated with any compliance with, filings in respect of, or other obligations related to or arising out of AEOI (as defined below), any “physical presence,” “substance” or similar mandates under the Organization for Economic Development’s Base Erosion and Profit Shifting Initiative or Luxembourg law with respect to such Series, its Operating Manager or other managing entity’s, compliance with the European Union’s Anti-Tax Avoidance Directives, DAC6 mandatory tax disclosure regime, or the United Kingdom’s UK MDR regime, and any holding company regime (including the United Kingdom’s “qualifying asset holding company regime”)), the preparation of financial statements, tax returns and U.S. Internal Revenue Service Schedules K-1 (or equivalents thereof) or Form 1099-DIV, Luxembourg Forms 200 (to the extent applicable) or any successors thereto or equivalents thereof in any jurisdiction, and the representation of such Series, any Series vehicle or the Series subsidiary in a tax audit (including by the “partnership representative” of Series II and any Series vehicle or Series subsidiary);

(xii)

meetings of consultants, the Board and any committees thereof (including travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings), legal counsel, accountants, auditors, financial advisors or any other advisors or experts retained to assist the Operating Manager, each consultant or the Board or any committee thereof, as applicable, and other expenses incurred in connection with the activities of each consultant, the Board and its committees;

(xiii)

meetings of the Operating Manager with any Shareholder(s) (including travel and related expenses and other accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with any such meetings);

(xiv)

such Series’ indemnification obligations (including those incurred in connection with indemnifying Indemnified Parties (as defined below), and advancing fees, costs and expenses incurred by any such Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification under the LLC Agreement );

(xv)

complying with (or facilitating compliance with) any applicable law, rule or regulation (including legal fees, costs and expenses), regulatory filing or other expenses of such Series, the Operating Manager or Apollo, including any compliance, filings or other obligations related to or arising out of AIFMD or the European Markets Infrastructure Regulation (Regulation (EU) No 648/2012), as

amended from time to time, in each case, involving or otherwise related to such Series but, for the avoidance of doubt, excluding any ordinary course of compliance, filings or other obligations imposed on the Operating Manager or Apollo under the Investment Advisers Act of 1940, as amended (such as the preparation and filing of the Operating Manager’s Form ADV), the Operating Manager or Apollo by the CSSF or by the United Kingdom Financial Conduct Authority, that, in either case, do not relate directly to the affairs of such Series;

(xvi)	a default by a defaulting investor (but only to the extent not paid by the defaulting investor);

(xvii)

a transfer of a Shareholder’s Shares or a Shareholder’s withdrawal or admission permissible or required under the LLC Agreement (but only to the extent not paid by the Shareholder or the purchaser, assignee, pledgee, charge, transferee or withdrawing investor, as applicable);

(xviii)

any amendments, modifications, revisions or restatements to the constituent documents of such Series or the Operating Manager (other than any such amendments, modifications, revisions or restatements related solely to the affairs of the Operating Manager and not related to the affairs of such Series);

(xix)

distributions to the Shareholders (including in respect of any distributions in kind or activities necessary or appropriate to give effect thereto) or administering withholding tax with respect thereto;

(xx)

administering and operating such Series, preparing and maintaining the books and records of such Series, including internal costs that the Operating Manager may incur to produce such Series’ books and records, external costs in cases where the Operating Manager or the Company hires a third-party administrator to maintain such Series’ books and records and any costs of the Operating Manager to oversee and manage such third-party administrator;

(xxi)

negotiating and entering into and compliance with any applicable Other Agreements (as defined above), whether executed or not (which fees, costs and expenses may, in the sole discretion of the Operating Manager, be allocated solely to the investor(s) to which they relate) and “most favored nations” election processes in connection therewith;

(xxii)	the winding up and termination of such Series;

(xxiii)

all fees, costs and expenses incurred in connection with special purpose vehicles and subsidiaries of such Series or other investment structures (including any alternative investment vehicles and any platform entities used to facilitate one or more investments by such Series) to facilitate such Series’ investment activities, including those incurred in the organization, operation, maintenance, restructuring (including by way of a secondary transaction, strip sale or similar transaction to one or more third parties or other Apollo Clients, in each case, whether or not consummated), liquidation, winding-up and dissolution of such vehicles and including costs associated with establishing and maintaining a presence in certain jurisdictions (such as rent for office space, related overhead and employee salaries and benefits), unless, in each case, the Operating Manager determines, in its sole discretion, that such fees, costs and expenses should be allocated solely to the Shareholder(s) or other Apollo vehicles participating therein;

(xxiv)

all fees, costs and expenses in connection with forming, organizing, maintaining, administering, operating and negotiation of Joint Ventures or Programmatic Acquisitions not otherwise borne at the level of such Joint Ventures or Programmatic Acquisitions;

(xxv)

amounts incurred in connection with maintaining, administering and operating any entity that registers under AIFMD or any entity that serves as the alternative investment fund manager or general partner thereof or in a similar capacity (including rent, salaries and ancillary costs of such entities, and costs and expenses of service providers of such entities);

(xxvi)

amounts paid in respect of the services provided by, or overhead of, the Operating Manager to the Company or either Series, which will include an arm’s-length net profit margin thereon determined in accordance with applicable transfer pricing standards;

(xxvii)

such Series’ allocable portion of any performance fee, management fees or other similar fees, costs and expenses or compensation (including expense reimbursement), in each case, directly or indirectly, payable by or allocable to Joint Ventures or Programmatic Acquisitions of such Series, any special purpose vehicle, any subsidiary or any Infrastructure Asset;

(xxviii)

to the extent agreed by the Operating Manager in its sole discretion, all (a) organizational expenses and operating expenses of or with respect to and (b) servicing fees payable to the sponsor of, or placement agent engaged with respect to (but not, for the avoidance of doubt, the placement fees payable to), a joint venture partner that is sponsored or managed by a placement agent, bank, consultant or any affiliate thereof and which placement agent, bank, consultant or any related party thereof is entitled to receive placement fees in connection with or as a result of placing investors indirectly into the Company or a Series through such joint venture partner; and

(xxix)	allocable costs of legal, finance and other support personnel of Apollo, the Operating Manager or their affiliates in connection with the operations and management of the Company and the Series.

For all purposes of this Registration Statement, “travel and related expenses” will include all travel fees, costs and expenses (which may include use of private aircraft by investment professionals employed by Apollo but charged to each Series at a comparable first-class commercial airline rate), accommodations, meals, events and entertainment. For all purposes of the definition of “Operating Expenses,” references therein to payments, fees, costs, expenses and other liabilities related to, associated with, arising from or incurred in connection with, an Infrastructure Asset will include all payments, fees, costs, expenses and other liabilities related to, associated with, arising from or incurred in connection with, potential or unconsummated Infrastructure Assets. Each Series will also bear any other fees, costs and expenses and other liabilities that arise in connection with an unconsummated Infrastructure Asset but that generally would not arise in connection with a consummated Infrastructure Asset (such as reverse break-up fees).

The Operating Manager and its affiliates will be entitled to reimbursement from each Series, in its proportionate share, for any Operating Expenses or Organizational and Offering Expenses paid or incurred by them on behalf of, or in relation to, such Series.

If any Operating Expenses are incurred for the account or for the benefit of each Series and one or more other Apollo Clients, the Operating Manager will allocate such Operating Expenses among such Series and each such other Apollo Client in proportion to the size of the investment made by each in the activity or entity to which such Operating Expenses relate, to the extent applicable, or in such other manner as the Operating Manager in good faith determines is fair and reasonable.

As mentioned in item (v) of “Operating Expenses” above, each Series will bear the fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo as well as industry executives, advisors, consultants and operating executives contracted or engaged directly or indirectly by such Series, the Operating Manager or any Affiliated Service Provider. Certain industry executives, advisors, consultants and operating executives may be employees of Apollo, and may be exclusive or non-exclusive independent contractors with respect to services provided to Apollo or such Series; however, in each case, their compensation and allocable expenses will be borne by such Series. For purposes of item (v) of “Operating Expenses” above, Apollo consists of any entity or group, including APPS, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio companies, that facilitates strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Operating Manager determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services to or in respect of such Series, Infrastructure Assets (including with respect to potential Infrastructure Assets of such Series) and other Apollo Clients and their investments. To the extent that for legal, tax, regulatory or similar considerations or limitations it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Operating Manager, or other persons other than Apollo, such activities will be treated for purposes of this definition as if they were conducted by Apollo or any affiliate thereof.

For purposes of this definition of Operating Expenses, “AEOI” means: (a) legislation known as the U.S. Foreign Account Tax Compliance Act, sections 1471 through 1474 of the Code, and any associated or successor legislation, regulations (whether proposed, temporary or final) or guidance, any applicable intergovernmental agreement and related statutes, regulations or rules, and other guidance thereunder; (b) any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, including the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance; (c) Council Directive 2018/822/EU of May 25, 2018 (and any successor directive) amending Council Directive 2011/16/EU on mandatory automatic exchange of information and administrative cooperation in the field of taxation in relation to reportable cross-border tax arrangements and any regulation or law relating to, implementing or having similar effect to it in any relevant jurisdiction; (d) any other intergovernmental agreement, treaty, regulations, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in clauses (a), (b) and (c) of this definition; and (e) any legislation, regulations or guidance in any jurisdiction that give effect to the matters outlined in the preceding clauses of this definition.

Company Expense Support and Conditional Reimbursement of the Operating Manager

The Operating Manager may elect to pay certain of our expenses, including certain Organizational and Offering Expenses on our behalf (each, an “Expense Support”).

Following any calendar month in which the Specified Expenses are below 0.60% of the Company’s net assets on an annualized basis, the Company shall reimburse the Operating Manager, fully or partially, for the Expense Supports, but only if and to the extent that Specified Expenses plus any “Reimbursement Payments” (as defined below) do not exceed 0.60% of the Company’s net assets at the end of each calendar month on an annualized basis, until such time as all Expense Supports made by the Operating Manager to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company in the prior sentence shall be referred to herein as a “Reimbursement Payment.”

“Specified Expenses” is defined to include all expenses incurred in the business of the Company with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) the combined annual distribution fees and shareholder servicing fees, (iv) the dealer manager fees (including selling commissions), (v) Infrastructure Asset related expenses, (vi) interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company, (vii) taxes, (viii) certain insurance costs, (ix) Organizational and Offering Expenses, (x) certain non-routine items (as determined in the sole discretion of the Operating Manager) and (xi) extraordinary expenses (as determined in the sole discretion of the Operating Manager).

Hedging Activities

The Company and/or its Infrastructure Assets expect to employ hedging strategies (whether by means of derivatives or otherwise and whether in support of financing techniques or otherwise) that are designed to reduce the risks to the Company and/or such Infrastructure Assets of fluctuations in interest rates, securities, commodities and other asset prices and currency exchange rates, as well as other identifiable risks. While the transactions implementing such hedging strategies are intended to reduce certain risks, such transactions themselves entail certain other risks, such as the risk that counterparties to such transactions default on their obligations and the risk that the prices and/or cash flows being hedged behave differently than expected. Thus, while the Company and/or its Infrastructure Assets may benefit from the use of these hedging strategies, unanticipated changes in interest rates, securities, commodities and other asset prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Company and/or its Infrastructure Assets than if it or its Infrastructure Assets had not implemented such hedging strategies.

With respect to any potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase and the value of our debt acquisitions to decline. We may seek to stabilize our financing costs as well as any potential decline in our assets by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or acquisitions outside of the U.S., we may have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Financial Condition, Liquidity and Capital Resources

A subsidiary of Apollo has made initial capital contributions of $1,000 in cash, in exchange for 40 Series I V Shares and $1,000 in cash, in exchange for 40 Series II V Shares. The Company may issue additional Series I and Series II V Shares to Apollo in exchange for one or more capital contributions to facilitate the acquisition of the Company’s initial assets. Apollo currently holds all of the Company’s outstanding Series I and Series II V Shares. The V Shares may be transferred to an Apollo affiliate or Apollo Client. If an Apollo affiliate or Apollo Client become the holder of a majority of the V Shares, that entity would have majority control over the Company, including the right to vote for the appointment of the Company’s directors. While the LLC Agreement permits transfer of the V Shares to a third party, the Company does not currently anticipate that any such transfer would take place. In the event of such a transfer in the future however, if Apollo or its affiliates cease to own a majority of V Shares, any expected benefits derived by the Company and Shareholders from such involvement by Apollo and the Infrastructure Platform, including access to personnel and other resources, could be lost or otherwise affected. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Holders of Investor Shares will not have control or influence over Company policies, operations or acquisitions or the decision to conduct Share repurchases or the selection of service providers. Further, we may amend the LLC Agreement without Shareholder approval and holders of Investor Shares will not be entitled to vote for the election of directors.”

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) acquisition of Infrastructure Assets, financing of infrastructure developments and strategic investment in infrastructure-related investments, (ii) the cost of operations (including the Management Fee and Performance Fee), (iii) debt service of any borrowings, (iv) periodic repurchases, including under the Repurchase Plan (as described herein), and (v) cash distributions (if any) to the holders of our Shares to the extent declared by the Board.

The minimum initial purchase amount is $2,500 for S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares of each Series. The minimum subsequent purchase amount is $500 for each type of Shares, except for additional purchases pursuant to the distribution reinvestment plan (“DRIP”), which are not subject to a minimum purchase amount. The minimum purchase amount for each type of Shares can be modified or waived in the sole discretion of the Company or the Dealer Manager (as defined above), including for certain financial firms that submit orders on behalf of their customers, our officers and directors and certain employees of Apollo, including its affiliates, vehicles controlled by such employees and their extended family members. The Company and the Dealer Manager each reserves the right to designate and re-designate the Founder Intermediary or Anchor Intermediary status of financial intermediaries in its sole discretion.

Cash Flows

There were no additional cash flows in the period from June 30 to September 30, 2023 except for de minimis interest income.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES

Our corporate headquarters are located at 9 West 57th Street, 42nd Floor, New York, NY 10019, and are provided by the Operating Manager. We believe that our office facilities are suitable and adequate for our business.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A subsidiary of Apollo has made initial capital contributions of $1,000 in cash, in exchange for 40 Series I V Shares and $1,000 in cash, in exchange for 40 Series II V Shares. The Company may issue additional Series I and Series II V Shares to Apollo in exchange for one or more capital contributions to facilitate the acquisition of Infrastructure Assets. Apollo currently holds all of the Company’s outstanding Series I and Series II V Shares. As of December 18, 2023, Apollo was our only Shareholder with voting shares.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Company’s and each Series’ oversight rests with the Board. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, any committee of the Board, the officers of the Company or the Operating Manager. The Board consists of six members, three of whom are independent directors, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Board of Directors and Executive Officers

Information regarding our directors and executive officers is set forth below:

Name	Year of Birth	Position	Position Held Since
Non-Independent Directors
Olivia Wassenaar	1979	Chair	2023
David Cohen	1986	Director	2023
Corinne Still	1983	Director	2023
Independent Directors
N. John Lancaster	1968	Director	2023
Christine Benson Schwartzstein	1981	Director	2023
David Small	1965	Director	2023
Executive Officers
Olivia Wassenaar	1979	Chief Executive Officer	2023
David Cohen	1986	Co-President	2023
Corinne Still	1983	Co-President	2023
Yvette Novo	1972	Chief Financial Officer, Treasurer and Secretary	2023

Each director will hold office until his or her disability, death, resignation, removal or disqualification. The address for each of our directors is c/o 9 West 57th Street, 42nd Floor, New York, NY 10019.

Each executive officer holds office at the pleasure of the Board until his or her successor is duly appointed and qualified or until their earlier disability, death, resignation or removal or as the Board otherwise determines in its sole discretion.

Biographical Information

Directors

Our directors have been divided into two groups—independent directors and non-independent directors.

Non-Independent Directors

Olivia Wassenaar. Ms. Wassenaar is the Chair of the Board and the Chief Executive Officer of AIC. Ms. Wassenaar is a Partner at Apollo, Head of Sustainability and Infrastructure, having joined in 2018. Prior to that time, Ms. Wassenaar was a Managing Director at Riverstone Holdings and was previously a member of the Investment Banking division of Goldman Sachs. Ms. Wassenaar also serves on the boards of directors of Arconic Corporation, AP Shale Logistics Holdco LLC (a.k.a. Tidewater Logistics Operating, LLC), FlexGen Power Systems, Inc., Graanul Invest AS, TOPS Holdings, LLC, Takkion Group LLC and the parent entity of Energos Infrastructure. During the past five years, Ms. Wassenaar also served as a director of Spartan Acquisition Corp. III, Talos Energy Inc., Pegasus Optimization Partners, LLC, LifePoint Health, Inc., Jupiter Resources Ltd., High Road Resources, LLC (f.k.a. American Petroleum Partners, LLC), Spartan Acquisition Corp. II, Momentum Minerals II, LLC and Apex Energy LLC. Ms. Wassenaar also serves as a Trustee at the School of American Ballet and The Brearley School. She received her AB, magna cum laude from Harvard College and an MBA from the Wharton School at the University of Pennsylvania. We believe Ms. Wassenaar’s significant experience executing infrastructure transactions across the globe and building sustainable infrastructure and natural resources investment platforms makes her a valuable member of the Board.

David Cohen. Mr. Cohen is a director and a co-President of AIC. Mr. Cohen is a Partner within the Infrastructure group at Apollo, where he has worked for over three years. He is responsible for sourcing, executing and managing the firm’s infrastructure equity investments across various subsectors. Prior to joining the firm, Mr. Cohen spent 12 years at Goldman Sachs where he most recently was an investment professional in the Merchant Banking Division, investing out of the firm’s infrastructure funds. Mr. Cohen currently serves on the boards of directors of Intermodal Tank Transport, IonicBlue and Primafrio. He previously served on the boards of directors of Parallel Infrastructure, as well as Red de Carreteras de Occidente and Restaurant Technologies before joining Apollo. Mr. Cohen graduated with high honors from Lehigh University with a BS in Finance and Accounting. We believe Mr. Cohen’s significant experience executing infrastructure transactions across the globe and managing infrastructure equity investments makes him a valuable member of the Board.

Corinne Still. Ms. Still is a director and a co-President of AIC. Ms. Still is a Partner in Apollo’s Infrastructure group, where she has worked for more than seven years. She is responsible for originating, underwriting and managing equity investments in energy transition and social infrastructure. Ms. Still sits on the board of Doral Renewables, Circulus, Summit Ridge Energy, Broad Reach Power, Great Bay Renewables, Great Bay Renewables II and Stagecoach Renewables. Ms. Still has previously served on the board of AIE Arlington and Freestone Midstream Holdings. Prior to joining Apollo in 2016, Ms. Still was an investment professional at GE Energy Financial Services and a Management Consultant in the Energy & Natural Resources group at Accenture. Ms. Still graduated magna cum laude from James Madison University with a BS in Integrated Science & Technology and received both her Master of Environmental Management and Master of Business Administration from Duke University. We believe Ms. Still’s significant experience executing infrastructure transactions across the globe and managing infrastructure equity investments makes her a valuable member of the Board.

Independent Directors

N. John Lancaster. Mr. Lancaster is an independent director of AIC. Mr. Lancaster is currently Managing Partner of Oyster Creek, LLC and has had a 25-year career as an investment professional with expertise in PE Fund management and investing across the energy and power industry. Before establishing Oyster Creek, Mr. Lancaster was a Partner at Riverstone Holdings, LLC. Previously, he was a Director at the Beacon Group LLC and a Vice President at Credit Suisse First Boston. He currently serves on the board of directors of Authentix Inc. He has been an investor, advisor, and Board member for over 30 public and private companies in the United States and abroad, ranging from start-up to multi-billion-dollar enterprises. Previous public company board roles include Cobalt International Energy, Inc., Crestwood Equity Partners LP, Oasis Petroleum Inc., Liberty Oilfield Services, Inc., and Magellan Midstream Partners, L.P. Mr. Lancaster received a B.A. in Business Administration from the University of Texas and a Master of Business Administration from Harvard University. We believe Mr. Lancaster’s extensive experience across the energy and power industry and his experience serving on numerous public and private boards make him a well-qualified member of the Board.

Christine Benson Schwartzstein. Ms. Benson is an independent director of AIC. Ms. Benson is currently a director of Talen Energy and has nearly 20 years of experience in natural resources risk management, capital markets, and investing. She previously served as a member of Orion Infrastructure Capital’s Senior Advisory Board after retiring as a Managing Director and Investment Principal in 2022. Before joining Orion Infrastructure Capital, Ms. Benson spent 17 years in various roles at Goldman Sachs. Most recently, she was a Managing Director in the Financing Group on the Structured Finance and Risk Management team in the Investment Banking Division; there she was responsible for the firm’s commodity structured finance efforts within Investment Banking. Prior to that, Ms. Benson was a Managing Director on the Energy Sales and Structuring teams in the Securities Division. She began her career at Goldman Sachs in 2004 as an analyst on the Energy team. Ms. Benson serves on a Harvard School Committee in New York City after acting as a co-chair from 2017 to 2023. She previously served on the Board of Directors for the Women’s Energy Network -Greater New York City Chapter, Inc. Ms. Benson received an A.B. in Earth and Planetary Sciences, magna cum laude, from Harvard University in 2004. We believe Ms. Benson’s extensive natural resources risk management and capital markets experiences, as well as her various roles in finance, make her a well-qualified member of the Board.

David Small. Mr. Small is an independent director of AIC. Mr. Small retired from Verizon Communications after a 31 year career in a number of senior executive roles. Mr. Small was Executive Vice President of Global Field Operations and Assurance from 2016 to 2019, and was responsible for leading field construction and operations employees for the Verizon Wireless, Telecom and Business networks across the globe. Prior to this role, Mr. Small was the Executive Vice President and Chief Operating Officer of Verizon Wireless. Prior to this, Mr. Small was Chief Platform Officer of Verizon, Chief Technology Officer of Verizon Wireless, and President of Verizon’s wholesale business. Earlier in his career he had many engineering, marketing, sales, and operational roles at Verizon and predecessor companies. Mr. Small currently also serves as an independent director of Acropolis Infrastructure Acquisition Corp. and is chair of the Audit Committee (since March 2021). Mr. Small currently serves as a senior operating partner of Snowhawk (since May 2022). Mr. Small is also on the board of KidsPeace and is the Chair of the Finance Committee. He previously served on the board of directors of Hylan Datacom from May 2020 to January 2022. Mr. Small received his Bachelor’s degree in Mechanical Engineering from Purdue University, and his Master of Business Administration from Ball State University. We believe Mr. Small’s experience in building, operating and maintaining large global infrastructure networks, and his experience across various operations, technology and business unit domains make him a well-qualified member of the Board.

Executive Officers

Ms. Wassenaar is the Chief Executive Officer and the Chair of the Board of AIC, and Mr. Cohen and Ms. Still are co-Presidents and directors of AIC. For Ms. Wassenaar, Mr. Cohen and Ms. Still’s biographies, please see “—Non-Independent Directors.”

Yvette Novo. Ms. Novo is Chief Financial Officer of AIC. Ms. Novo is a Principal in the Sustainability & Infrastructure Finance team at Apollo, having joined Apollo in 2010, with responsibility over the financial reporting and operational oversight of the private infrastructure funds and previously was responsible for the management of certain of the firm’s private real estate funds. Prior to that time, Ms. Novo was a Vice President within the Finance and Operations team at Citi Property Investors within Citigroup, responsible for overseeing the accounting and administration of their Citi-sponsored real estate funds. Prior to that, Ms. Novo was an associate at Imowitz Koenig and prior to that an accountant at Kraft Haiken & Bell (a firm that since merged with Gettry Marcus). Ms. Novo graduated from the City University of New York at Queens College with a BA in both Economics and Accounting.

Committees

The Board has formed an Audit Committee and may form additional committees, ad hoc committees or working groups in the future.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of our financial statements and other financial information provided by the Company to its Shareholders, the public and others, (ii) our compliance with legal and regulatory requirements and (iii) the qualifications, independence and performance of our independent auditor. In addition, transactions and other matters of the Company that present a material conflict of interest will be subject to the review and approval of a majority of the non-interested members of the Board or a duly-appointed committee thereof, which is initially the Audit Committee that is composed entirely of independent directors.

The members of the Audit Committee are N. John Lancaster, Christine Benson Schwartzstein and David Small. Mr. Lancaster serves as Chair of the committee. Each of the members of the Audit Committee meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance.

Executive Officers

The Company’s executive officers (pursuant to a delegation of authority from the Board), and in certain instances the Board or a committee of the Board, are responsible for making capital allocation and acquisition decisions proposed by the Operating Manager. With the oversight of the Board, our executive officers oversee the management and control of the Company’s Infrastructure Assets. See “Item 5. Directors and Executive Officers—Our Management Team.”

Operating Manager

Pursuant to the terms of the Operating Agreement, the Operating Manager, a wholly-owned subsidiary of Apollo that is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, manages the Company on a day-to-day basis and provides certain management, administrative and advisory services to the Company related to identifying, acquiring, owning, controlling and providing capital to Infrastructure Assets.

ITEM 6.	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

We do not currently have any employees. Our corporate senior management team is comprised of Company officers, who are employees of Apollo that are assigned or seconded to the Company. We may also engage other personnel which may be supplied by the Operating Manager or its affiliates, or may be directly hired by the Company or one or more of its subsidiaries. Services necessary for our business will generally be provided by individuals who are employees of the Operating Manager, or its affiliates, pursuant to the terms of the Operating Agreement, as applicable. Our day-to-day business operations is managed by the Operating Manager. Most of the services necessary for the sourcing and administration of our portfolio are provided by investment professionals employed by the Operating Manager or its affiliates. Certain risks and potential conflicts exist as a result of our receiving services from the Operating Manager and its affiliates and not having any full-time employees. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—We face heightened risk from working with Affiliated Service Providers since key personnel will not devote their full time or attention to the Company and could leave the Affiliated Service Provider at any time.”

Our executive officers may receive compensation from us in the form of E Shares but will not otherwise receive direct compensation from us. We will reimburse the Operating Manager and/or their affiliates for Company expenses incurred on our behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the Operating Manager and/or their affiliates in performing administrative and/or accounting services for the Company or any Infrastructure Asset (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Company). See “Item 1. Business—Operating Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

(b) Compensation of Directors

Our directors who are not independent directors may receive compensation from us in the form of E Shares but will not otherwise receive direct compensation from us. We expect to pay each independent director: (i) an annual fee (prorated for any partial year) which is expected to be at a market rate in an amount to be determined by the Board, or committee thereof, at a later date and (ii) an additional annual fee which is expected to be at a market rate in an amount to be determined by the Board, or committee thereof, at a later date for the Chair of the Audit Committee. On an annual basis, we expect to pay each independent director an annual grant of restricted stock based on the then-current per Share transaction price of our E Shares at the time of grant, with the remainder expected to be paid in cash. Restricted stock grants will generally vest one year from the date of grant. We are also authorized to pay the reasonable out-of-pocket expenses of each independent director incurred by such director in connection with the fulfillment of his or her duties as an independent director.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Operating Agreement

The Company and the Operating Manager entered into the Operating Agreement, pursuant to which the Operating Manager is entitled to receive the Management Fee and Performance Fee. See “Item 1. Business—Compensation of the Operating Manager—Management Fee” and “Item 1. Business—Compensation of the Operating Manager—Performance Fee” for additional information.

Potential Conflicts of Interest

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Company. Attention is also drawn to certain risk factors (see generally “Item 1A. Risk Factors” above) that refer to potential conflicts of interest. This summary is not intended to be an exhaustive list of all conflicts or their potential consequences. Identifying potential conflicts of interest is complex and fact-intensive, and it is not possible to foresee every conflict of interest that could arise during the life of the Company. In particular, the Company, the Operating Manager or Apollo could in the future identify additional conflicts of interest that currently are not apparent to them, as well as conflicts of interest that arise or increase in materiality over time. To the extent the Company, the Operating Manager or Apollo identifies conflicts of interest in the future, they could, but assume no obligation to, disclose these conflicts and their implications to Shareholders through a variety of channels, including by way of a Form ADV, which Apollo files on an annual basis with the SEC, or in other written or oral communications to the Board or Shareholders more generally.

The Operating Manager’s Form ADV Part 2, copies of which are publicly available and available from the Operating Manager upon request and will be furnished to each investor prior to its admission to the Company, also contains further information regarding conflicts of interest relating to Apollo that are relevant to the Company. Shareholders are encouraged to read such Form ADV Part 2 prior to investing.

We are subject to conflicts of interest arising out of our relationship with Apollo, including the Operating Manager and its affiliates. Additionally, the compensation arrangements of the Operating Manager or its affiliates and their personnel (including certain of their personnel who also serve as officers and/or directors of the Company) could influence the Operating Manager’s services to us. The Company and Apollo have established policies and procedures that allow them to address some types of conflicts, if and when required by or otherwise consistent with the LLC Agreement, by seeking the approval of the Board or a committee of the Board consisting of independent directors, which will initially be the Audit Committee. In most cases, however, the resolution of the conflict will depend entirely on the exercise of Apollo’s discretion in light of the relevant facts and circumstances at the time, including the immediate and long-term interests of the relevant Apollo Clients, including the Company, Apollo and their respective infrastructure assets, as applicable. The specific weight ascribed to each of the relevant factors is a subjective judgment about which reasonable people may differ, and such judgments will remain in Apollo’s complete discretion. For the avoidance of doubt, Apollo is not required to and generally does not expect to seek Board or Shareholder approval to manage the conflicts of interest described herein or other potential conflicts of interest that may arise from time to time unless required by applicable law, the LLC Agreement or the Operating Agreement. Furthermore, any prohibition or restriction contained in the LLC Agreement will apply only at the Company and Series levels and will not apply to any transaction by an Infrastructure Asset or among Infrastructure Assets. There is no guarantee that the policies and procedures adopted by us, the terms of LLC Agreement, the terms and conditions of the Operating Agreement or the policies and procedures adopted by the Operating Manager, Apollo and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest.

By acquiring the Shares, each Shareholder will be deemed to acknowledge and agree that: (i) Apollo, the Operating Manager and their respective affiliates are authorized to engage, without liability to the Company, the Series or the Shareholders, in any or all of the activities of the type or character described or contemplated in the LLC Agreement, sub-section “—Risk Factors” above, this sub-section “—Potential Conflicts of Interest” and the Operating Agreement whether or not such activities have or could have an effect on the Company’s or the Series’ affairs or on any Infrastructure Asset; (ii) no such activity will in and of itself constitute a breach of the LLC Agreement or of any duty owed by any such person to the Shareholders or the Company or the Series; and (iii) the distribution of the LLC Agreement and this Registration Statement prior to the closing date as of which such Shareholder is admitted to the Company will be deemed to constitute disclosure of all such activities provided prior to such Shareholder making any subscription. To the extent that prospective investors would benefit from an independent review, such benefit is not available through Simpson Thacher & Bartlett LLP or other legal counsel or through the Operating Manager or any of their respective affiliates. Prospective investors are encouraged to seek the advice of independent legal counsel in evaluating the conflicts involved in the offering and operation of the Company.

Valuation of Company Assets

There can be situations in which the Operating Manager is incentivized to influence or adjust the valuation of the Company’s assets. For example, the Operating Manager could be incentivized to (i) employ valuation methodologies that improve the Company’s track record and do not reduce the basis by which the amount of Management Fees are due, or (ii) minimize losses from the write-downs that must be returned prior to the Operating Manager receiving a Performance Fee. The Board has adopted valuation policies to address these potential conflicts; however, any such determination will be made by the Operating Manager, in its discretion, and will be subjective. See “Item 1A. Risk Factors—Risks Related to Regulatory Matters—The prices of our Infrastructure Assets are volatile and could change as a result of valuations and changing accounting standards” above.

Valuations are inherently volatile and subject to change and may not necessarily be indicative of the inherent value of the underlying investments or the actual value to be realized from such investments. As described in further detail below, valuations for unrealized investments that are not publicly traded are calculated at fair value consistent with valuations with generally accepted accounting principles in the United States and the Operating Manager’s valuation policy and procedures.

There is no single standard for determining fair value of private investments and, in many cases, fair value is best expressed as a range of fair values from which a single estimate may be derived. The Operating Manager determines the fair values of unrealized private assets based on the enterprise values at which the applicable asset could be sold in a public offering in orderly dispositions over a reasonable period of time. When determining the enterprise value of an investment, in most cases the Operating Manager uses a market multiple approach that considers a specific financial measure (such as EBITDA, adjusted EBITDA, net income, book value or net asset value) that it believes to be customary in the relevant industry. Consideration is also given to such factors as historical and projected financial data for the asset, valuations given to comparable companies, the size and scope of the asset’s operations, the strengths and weaknesses of the asset, expectations relating to shareholders’ receptivity to an offering of the asset’s securities, the size of the Operating Manager’s holding in the asset, information with respect to transactions or offers for the asset’s securities (including the transaction pursuant to which the acquisition of the asset was made and the period of time that has elapsed from the date of the acquisition to the valuation date), industry information and assumptions, general economic and market conditions, indicative guidance from potential underwriters and other factors deemed relevant. Valuations are before giving effect to transaction costs and management fees, incentive compensation or performance fee, taxes, transaction expenses and other expenses to be borne by shareholders in the indicated vehicles, which in the aggregate are expected to be substantial. The effect of such costs and expenses will reduce actual realizations from such valuations. The Operating Manager’s valuations of certain of its vehicles’ holdings in such companies are reviewed by one or more independent valuation firms, which provide third-party valuation assistance in accordance with limited procedures that the Operating Manager identifies and requests it or them to perform. Those procedures do not include an audit, review, compilation or any other form of examination or attestation under generally accepted auditing standards in the United States. Such firms are generally not responsible for determining the fair value of any individual asset, and their role is limited to being an advisor and providing additional support to the Operating Manager’s existing valuation policy and process. Based on the results of its application of these limited procedures and its review of relevant information, a substantial amount of which was provided by the Operating Manager’s investment professionals and was assumed to be accurate and complete, including asset valuations, such firms have concluded that the Operating Manager’s valuation of each asset appears to be reasonable. Valuations in this Registration Statement may differ from those utilized by third parties based on methodologies different from those employed by other Apollo-managed vehicles.

While the Operating Manager’s valuations of unrealized assets are based on assumptions that the Operating Manager believes are reasonable under the circumstances, whether on a public market basis or an estimated fair value basis, the actual realized returns on unrealized assets will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, many of which may be affected by factors beyond the Operating Manager’s control and all of which may differ from the assumptions on which the valuations contained herein are based. Accordingly, there can be no assurance that any indicated valuations for unrealized assets will ultimately be realized for such value or be profitable or that losses can be avoided. In such event, the actual realized returns on these unrealized assets may differ materially from the (assumed) returns indicated herein.

Finally, ASC 820 and other accounting rules applicable to vehicles and various assets they invest in are evolving. Notwithstanding that the Company is an operating company that conducts its operations so that the Company does not fall within or is excluded from the definition of an “investment company” under the Investment Company Act, the Company expects to utilize investment company accounting methods. Accordingly, such changes may adversely affect the Company. For example, the evolution of rules governing the determination of the fair value of assets to the extent such rules become more stringent would tend to increase the cost and/or reduce the availability of third-party determinations of fair value. This may in turn increase the costs associated with selling assets or affect their liquidity due to inability to obtain a third-party determination of fair value.

Timing of Infrastructure Asset Realization

The Operating Manager has significant flexibility regarding when to realize Infrastructure Assets. Because the Operating Manager receives management fees, the Operating Manager will be incentivized not to dispose of Infrastructure Assets that have poor prospects for improvement in order to receive ongoing management fees in the interim and, potentially, more likely or larger Performance Fees if such Infrastructure Asset’s value appreciates in the future. This incentive is further exacerbated by the Operating Manager’s loss carryforward arrangement.

Valuation Matters

The fair value of all Infrastructure Assets will ultimately be determined by the Operating Manager in accordance with its valuation guidelines approved by the Board. It will, in certain circumstances, be the case that the NAV of an asset for the purposes of the calculation of the Performance Fee may not reflect the price at which the asset is ultimately sold in the market, and the difference between the NAV of an asset for the purposes of the calculation of the Performance Fee and the ultimate sale price could be material. The valuation methodologies used to value any asset will involve subjective judgments and projections and may, in certain circumstances, not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular asset. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Operating Manager’s control. There will be no retroactive adjustment in the valuation of any asset, the offering price at which Shares were purchased or sold by Shareholders or repurchased by AIC, as applicable, or the Management Fee to the extent any valuation proves to not accurately reflect the realizable value of an asset in AIC. The valuation of assets will affect the amount and timing of the Performance Fee and the amount of the Management Fee and payable to the Operating Manager. The valuation of assets of other Apollo Clients will, in certain circumstances, affect the decision of potential Shareholders to subscribe for Shares. Similarly, the valuation of AIC’s assets will, in certain circumstances, affect the ability of Apollo to form and attract capital to other Apollo Clients. As a result, there may be circumstances in which the Operating Manager is incentivized to defer realization of the value of the assets, make more speculative acquisitions, seek to deploy capital at an accelerated pace, hold assets longer and/or the Operating Manager is incentivized to determine valuations that are higher than the actual fair value of assets. In particular, given that the amount of the Management Fee will be dependent on the valuation of non-marketable securities, which will be determined by the Operating Manager, the Operating Manager could be incentivized to value the securities higher than if the Management Fee were not based on the valuation of such securities. The foregoing conflicts arising from valuation matters will not necessarily be resolved in favor of AIC.

Dealer Manager

The Dealer Manager for AIC is AGS. The success of the offering of the Company’s Shares and our ability to implement our business strategy is dependent on the ability of the Dealer Manager to build and maintain a network of licensed securities broker-dealers and other agents, including its affiliate Griffin Capital Securities (“GCS”) to provide wholesale and marketing services. Any material adverse change to the ability of AIC’s Dealer Manager to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on AIC’s business and the offering. If the Dealer Manager is unable to build and maintain a sufficient network of participating broker-dealers to distribute Shares in the offering, AIC’s ability to raise proceeds through the offering and implement AIC’s strategy may be adversely affected. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers and GCS provides wholesaling services to other issuers. As a result, the Dealer Manager and GCS may experience conflicts of interest in allocating its time between the offering and such other issuers, which could adversely affect AIC’s ability to raise proceeds through the offering and implement AIC’s strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical strategies and areas of focus as AIC, which they may elect to emphasize to their retail clients.

ITEM 8.	LEGAL PROCEEDINGS

Neither we nor the Operating Manager is currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or the Operating Manager. From time to time, we, or the Operating Manager may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our Infrastructure Assets. We may also be subject to regulatory proceedings.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our outstanding Investor Shares will be offered and sold in transactions exempt from registration under Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop.

Because our Investor Shares will be purchased by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Investor Shares may not be sold or transferred (i) except as permitted under the LLC Agreement and (ii) unless the Investor Shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Investor Shares unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Investor Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Investor Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Net Asset Value

Calculation of NAV

The Company determines NAV of the Shares no less frequently than monthly. The Operating Manager will prepare valuations with respect to each of our assets in accordance with its valuation guidelines approved by the Board. The Administrator will use the estimated values provided as well as inputs from other sources in its calculation of our monthly NAV per Share. The NAV per Share of each type of the Company’s Shares is determined by dividing the total assets of the Company (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such type less the value of any liabilities (including accrued expenses or distributions) of such type, by the total number of Shares outstanding of such type.

Timing of Valuations

The value of the Company’s Infrastructure Assets is monitored for material changes on a monthly basis for purposes of updating the Company’s monthly NAV. The Company disseminates monthly NAV to Shareholders through a Form 8-K filing on EDGAR, which are available on the SEC’s website at https://www.sec.gov and on the Company’s website at https://www.apollo.com/infraco.

Valuation Guidelines

The Company’s Infrastructure Assets will be valued at fair value in a manner consistent with GAAP, including Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There is no single standard for determining fair values of assets that do not have a readily available market price and, in many cases, such fair values may be best expressed as a range of fair values from which a single estimate may be derived in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each acquisition while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

When making fair value determinations for Infrastructure Assets that do not have readily available market prices, we will consider industry-accepted valuation methodologies, primarily consisting of an income approach and market approach. The income approach derives fair value based on the present value of cash flows that a business, or security is expected to generate in the future. The market approach relies upon valuations for comparable public companies, transactions or assets, and includes making judgments about which companies, transactions or assets are comparable. A blend of approaches may be relied upon in arriving at an estimate of fair value, though there may be instances where it is more appropriate to utilize one approach. It is common to use only the income approach for Infrastructure Assets. We also consider a range of additional factors that we deem relevant, including a potential sale of the Infrastructure Assets, macro and local market conditions, industry information and the relevant Infrastructure Asset’s historical and projected financial data.

Infrastructure Assets will generally be valued at the relevant transaction price initially; however, to the extent the Operating Manager does not believe an Infrastructure Asset’s transaction price reflects the current market value, the Operating Manager will adjust such valuation. When making fair value determinations for Infrastructure Assets, the Operating Manager will update the prior month-end valuations by incorporating the then current market comparables and discount rate inputs, any material changes to the financial performance of the Infrastructure Assets since the prior valuation date, as well as any cash flow activity related to the Infrastructure Assets during the month. The Operating Manager will value Infrastructure Assets using the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions.

When making fair value determinations for assets that do not have a reliable, readily available market price, which the Company expects to be the case for a significant number of its Infrastructure Assets, the Operating Manager may engage one or more independent valuation firms to provide positive assurance regarding the reasonableness of such valuations as of the relevant measurement date.

Because assets are valued as of a specified valuation date, events occurring subsequent to that date will not be reflected in the Company’s valuations. However, if information indicating a condition that existed at the valuation date becomes available subsequent to the valuation date and before financial information is publicly released, it will be evaluated to determine whether it would have a material impact requiring adjustment of the final valuation.

At least annually, the Board, including our independent directors, will review the appropriateness of our valuation guidelines. From time to time, the Board, including our independent directors, may adopt changes to the valuation guidelines on occasions in which it has determined or in the future determines that such changes are likely to result in a more accurate reflection of estimated fair value.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On April 12, 2023, an affiliate of Apollo purchased 40 V Shares of Series I at a purchase price of $25 per Share and 40 V Shares of Series II at a purchase price of $25 per Share as our initial capital. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act. As of November 14, 2023, the Company issued and sold, with respect to Series I limited liability company interests, 1,152,720 A-II Shares, and with respect to Series II limited liability company interests, 5,397,200 A-II Shares. These unregistered shares of the Company were issued and sold to third party investors for cash in reliance upon Regulation D. Future sales of unregistered securities will be reported on Form 8-K, which are expected to be available on the Company’s filings with the SEC and on the Company’s website at https://www.apollo.com/infraco.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Shares

We are a series limited liability company with series established pursuant to Sections 18-215 or 18-218 of the LLC Act. The purchase of Shares of a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. In accordance with the LLC Act, each Series is a separate series of assets or limited liability company interests of the Company and not a separate legal entity.

Sections 18-215(b) and 18-218(c) of the LLC Act provide that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the limited liability company and the records maintained for any Series account for the assets associated with such Series separately from the assets of the limited liability company or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the Company expects the Operating Manager to maintain separate, distinct records for each Series and its associated assets and liabilities that reasonably identify such assets and liabilities and in which records such assets are objectively identifiable. As such, the assets of a Series include only the Infrastructure Assets associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) and 18-218(c) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet such liabilities.

Sections 18-215(c) and 18-218(c)(1) of the LLC Act provide that a Series established in accordance with Section 18-215(b) or 18-218 of the LLC Act, respectively, may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by or for the benefit of, the relevant Series.

There is currently no market for our Shares, and we do not expect that a market for our Shares will develop in the future. We do not intend for the Shares registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. Under the terms of the LLC Agreement, except as required by law, the liability of each Shareholder in such capacity shall be limited to the amount of such Shareholder’s total investments and pro rata share of any undistributed profits. All of the Shares of any Series will be duly authorized and validly issued. Except as may otherwise be provided in the LLC Agreement or in any type designation and except as required by law, after the payment of all subscription proceeds for the Shares of any Series purchased by such Shareholder, no Shareholder shall have any further obligations to the Company, be subject to any additional assessment or contribute any additional capital, or to loan any funds, with respect to such Series (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-218, 18-607 and 18-804 of the LLC Act), unless otherwise agreed by the Company and the Shareholder. No Shareholder shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the applicable Series under or pursuant to, or otherwise in connection with, the LLC Agreement or the conduct of the business of the Company solely by reason of being a Shareholder of the applicable Series. Shareholders of any Series have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Shares and no preferential rights to distributions.

A purchase of our Shares is suitable only for Shareholders who can bear the financial risks of this investment for an indefinite period of time. Prospective investors should have the financial ability and willingness to accept the risks and limited liquidity that is characteristic of the investment described herein.

A purchase of our Shares is appropriate only for (i) “accredited investors” (as defined in Regulation D under the Securities Act) who can bear the financial risks of this investment for an indefinite period of time or (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). Prospective investors should have the financial ability and willingness to accept the risks and lack of liquidity that is characteristic of the investment in the Company described herein. To purchase our Shares, a prospective investor not purchasing Shares pursuant to Regulation S will be required to certify that the Shares are being acquired directly or indirectly for the account of an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

An investment in our Shares is most suitable for investors who seek to diversify their personal portfolios with an infrastructure-based investment and seek to receive current income and obtain the benefits of potential long-term capital appreciation from infrastructure as an asset class. An investment in our Shares is least suitable for persons who require liquidity or guaranteed income.

Before making an investment decision, potential Shareholders should (i) consider the suitability of this investment with respect to the investment objective and personal financial situation and (ii) consider factors such as personal net worth, income, age, risk tolerance and liquidity needs. An investment in our Shares should not be viewed as a complete investment program.

An investment in the Company involves a considerable amount of risk. It is possible that potential Shareholders may lose part or all of their investment in our Shares. An investment in our Shares is suitable only for Shareholders who can bear the risks associated with private market investments with potential limited liquidity. Shares should be viewed as a long-term investment within a multi-asset personal portfolio and should not be viewed individually as a complete investment program.

Summary of the LLC Agreement

The following is a summary of the material provisions of our LLC Agreement, which sets forth the terms and conditions upon which we will conduct our business and affairs and the rights and obligations of our Shareholders. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement and the applicable series agreement for each Series. Potential investors should study our LLC

Agreement and the applicable series agreement for each Series carefully before making any investment in our Shares. The LLC Agreement and the applicable series agreement for a Series will be provided to potential investors upon request to the Company.

Name and Address

We conduct business under the name “Apollo Infrastructure Company LLC” with our principal office and place of business at 9 West 57th Street, 42nd Floor, New York, NY 10019 (unless we change the office or place of business).

Purpose

Under our LLC Agreement we are permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a limited liability company formed under the LLC Act. Under the applicable series agreement, each of Series I and Series II is permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a registered series of a limited liability company formed under the LLC Act.

Establishment and Nature

We are formed as a limited liability company under the LLC Act and each Series is formed as a series of the Company under the LLC Act. The Board has overall responsibility for the oversight of management and supervision of the business operations of the Company and each Series. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Company, any committee of the Board or the Operating Manager.

Our Management

Our Powers

Except as otherwise specifically provided in our LLC Agreement, the Board has complete and exclusive discretion in carrying out its responsibilities and affairs and is authorized to employ all powers necessary or advisable to carry out our purposes and investment policies, conduct our business and affairs and exercise our powers. The Board has delegated to our Operating Manager the management of our overall Infrastructure Assets, subject to the Board’s supervision.

The Board has the sole and absolute discretion to accept or refuse to accept the admission of any member of the Company or any Series. Except to the extent limited by Delaware law or our LLC Agreement, the Board may delegate any or all of its duties under our LLC Agreement to any person, including any committee of the Board or any affiliates of Apollo.

Shareholders’ Powers

Except as otherwise specifically provided in the LLC Agreement, no Shareholder that holds Investor Shares can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Capital Contribution

Our Contribution

On April 12, 2023, an affiliate of Apollo purchased 40 V Shares of Series I at a purchase price of $25.00 per share and 40 V Shares of Series II at a purchase price of $25.00 per share as our initial capital. Apollo, its affiliates and/or certain Apollo Clients may make additional capital contributions.

Shareholders’ Contribution

Each Series expects to offer the applicable Investor Shares to eligible investors monthly on a continuous basis at NAV per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders) plus any applicable upfront selling commissions and dealer manager fees.

No Further Contribution

Delaware law provides that, for a period of three years from the date on which any distribution is made to Shareholders (or later, if an action to recover the distribution is commenced prior to the expiration of such three-year period), a Shareholder may be liable to us for the return of the distribution if both of the following are true: (1) the distribution was made in violation of the LLC Act; and (2) such Shareholder knew at the time they received the distribution that it was made in violation of the LLC Act. Other than as stated in the immediately preceding sentence, after Shareholders pay for their Shares, Shareholders will not have any further obligations to contribute any capital to, or loan any funds to, us.

Types of Shares

Each type of Shares described below represents the applicable type of limited liability company interest in each of Series I and Series II. The same type of each Series will have the same terms unless otherwise indicated.

This Registration Statement relates to the registration of S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares, A-II Shares and E Shares and not to the V Shares.

Investor Shares

Holders of S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares have equal rights and privileges with one another but have different fee structures, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Shares. With respect to payment of fees:

•	Shareholders do not pay a sales load or dealer manager fees and Shareholders do not pay any servicing or distribution fees with respect to I Shares, F-I Shares, A-I Shares and A-II Shares;

•	F-S Shares and F-I Shares are subject to a lower Management Fee and Performance Fee than S Shares and I Shares; and

•

A-I Shares and A-II Shares are subject to a lower Management Fee and Performance Fee than S Shares, I Shares, F-S Shares and F-I Shares, except that after December 31, 2026, A-I Shares will have the same Management Fee and Performance Fee as F-S Shares and F-I Shares. See “Item 1. Business—Private Offering of Shares” for more information.

I Shares, F-I Shares, A-I Shares and A-II Shares are each not subject to a sales load; however, Shareholders could be required to pay brokerage commissions on purchases and sales of I Shares, F-I Shares, A-I Shares and A-II Shares to their selling agents. Holders of S Shares and F-S Shares may be subject to a sales load and dealer manager fee of 0.5% of the transaction price. See “Item 1. Business—Private Offering of Shares” for more information.

S Shares

S Shares will be subject to a maximum sales load of up to 3.0% of the transaction price and may be subject to a dealer manager fee of 0.5% of the transaction price. Certain participating broker-dealers may offer S Shares subject to higher dealer manager fees; provided that the sum of the reallowed sales load and dealer manager fee will not exceed 3.5% of the transaction price. S Shares may also forego a sales load in lieu of a brokerage commission imposed by a selling agent. The Dealer Manager will also receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding S Shares. S Shares are subject to a Management Fee of 1.25% per annum of the month-end NAV and a Performance Fee of 12.5% of the Total Return measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of S Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

I Shares

I Shares have equal rights and privileges with other types of Investor Shares. I Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to I Shares. I Shares are subject to a Management Fee of 1.25% per annum of the month-end NAV and a Performance Fee of 12.5% of the Total Return measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of I Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Founder Shares

F-S Shares and F-I Shares (“Founder Shares”) will be offered during the Initial Offer Period to all investors unless their financial intermediary has opted not to sell Founder Shares. Following the Initial Offer Period, Founder Shares will no longer be offered except (a) in connection with the DRIP and (b) to clients of financial intermediaries that have been designated as a Founder Intermediary. Following the Initial Offer Period, Founder Intermediaries will be determined based on whether the net proceeds on an aggregate basis across all share types and Series received by the Company from such intermediary’s clients by the end of the Initial Offer Period are over $100 million, unless such minimum Founder Shares holding requirement is waived by the Company or the Dealer Manager. The minimum Founder Shares holding requirement does not apply to purchases made by holders of Founder Shares under our DRIP. The Company reserves the right to extend the Initial Offer Period in our sole discretion.

If a Founder Intermediary later becomes designated as an Anchor I Intermediary, such financial intermediary’s client Shareholders will, as soon as practical, have the Founder Shares exchanged for A-I Shares without any further action by such Shareholders.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was a Founder Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their Founder Shares but cannot acquire any further Founder Shares except in connection with the DRIP.

The Company reserves the right to extend the Initial Offer Period in our sole discretion, to waive or modify the eligibility criteria and/or to change the designation of a financial intermediary as a Founder Intermediary. For example, in the event that an intermediary’s clients participate in Share repurchases in a manner that results in the intermediary’s clients having contributed less than $100 million in proceeds to AIC on a net basis, then the Company or the Dealer Manager in their sole discretion may remove the designation of such intermediary as a Founder Intermediary. Subject to any requirements that may be imposed by the financial intermediary, clients of a re-designated intermediary are permitted to retain the Founder Shares issued prior to the re-designation but may not purchase additional Founder Shares except in connection with the DRIP.

F-S Shares

F-S Shares will be subject to a maximum sales load of up to 3.0% of the transaction price and may be subject to a dealer manager fee of 0.5% of the transaction price. Certain participating broker-dealers may offer F-S Shares subject to higher dealer manager fees; provided that the sum of the sales load and dealer manager fee will not exceed 3.5% of the transaction price. F-S Shares may also forego a sales load in lieu of a brokerage commission imposed by a selling agent. The Dealer Manager will also receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate NAV of the Company’s outstanding F-S Shares. F-S Shares are subject to a lower Management Fee compared to some of the other Investor Shares, and a Performance Fee of 9.0% measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of F-S Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

F-I Shares

F-I Shares have equal rights and privileges with other types of Investor Shares. F-I Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to F-I Shares. F-I Shares are subject to a Management Fee of 1.0% per annum of the month-end NAV, and a Performance Fee of 9.0% of the Total Return measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of F-I Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

A-I Shares

A-I Shares have equal rights and privileges with other types of Investor Shares. A-I Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to A-I Shares. A-I Shares are subject to a Management Fee of 0.75% per annum of the month-end NAV from inception through December 31, 2026, and 1.0% per annum of the month-end NAV thereafter. A-I Shares are also subject to a Performance Fee of 7.5% of the Total Return from inception through December 31, 2026, and 9.0% of the Total Return thereafter, measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of A-I Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

A-I Shares will be offered during the Initial Offer Period to clients of financial intermediaries that have been designated as an Anchor I Intermediary. The designation of Anchor I Intermediaries will be based on whether the net proceeds on an aggregate basis across all share types and Series received by the Company from such intermediary’s clients at any point before the end of the Initial Offer Period total more than $250 million, unless such minimum A-I Share holding requirement is waived by the Company or the Dealer Manager. A-I Shares will be offered only (A) in connection with the DRIP and (B) to clients of Anchor I Intermediaries. A-I Shares that are held as of the end of the Initial Offer Period by a client of a non-Anchor I Intermediary will keep those Shares at their lifetime preferential fee rates but may not acquire further Shares except in connection with the DRIP.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was an Anchor Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their A-I Shares but cannot acquire any further A-I Shares except in connection with the DRIP.

The Company reserves the right to extend the Initial Offer Period in our sole discretion, to waive or modify the eligibility criteria and/or to change the designation of a financial intermediary as an Anchor I Intermediary. For example, in the event that an intermediary’s clients participate in Share repurchases in a manner that results in the intermediary’s clients having contributed less than $250 million in proceeds to the Company on a net basis, then the Company or the Dealer Manager in their sole discretion may remove the designation of such intermediary as an Anchor I Intermediary. Subject to any requirements that may be imposed by the financial intermediary, clients of a re-designated intermediary are permitted to retain the A-I Shares issued prior to the re-designation but may not purchase additional A-I Shares except in connection with the DRIP.

A-II Shares

A-II Shares have equal rights and privileges with other types of Investor Shares. A-II Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to A-II Shares. A-II Shares are subject to a Management Fee of 0.5% per annum of the month-end NAV. A-II Shares are also subject to a Performance Fee of 5.0% of the Total Return, measured over a 5.0% Hurdle Amount and a High Water Mark with a Catch-Up.

Holders of A-II Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

A-II Shares will be offered during the Initial Offer Period to clients of certain intermediaries designated in our sole discretion. A-II Shares will be offered only (A) in connection with the DRIP and (B) to clients of Anchor II Intermediaries. A-II Shares that are held as of the end of the Initial Offer Period by a client of a non-Anchor II Intermediary will keep those Shares at their lifetime preferential fee rates but may not acquire further Shares except in connection with the DRIP.

In the event that a Shareholder switches financial intermediaries and the prior intermediary was an Anchor Intermediary and the new intermediary does not have that designation, then, subject to any requirements that may be imposed by the new intermediary, such Shareholder will be permitted to keep their A-II Shares but cannot acquire any further A-II Shares except in connection with the DRIP.

The Company reserves the right to waive or modify the eligibility criteria and/or to change the designation of a financial intermediary as an Anchor II Intermediary. Subject to any requirements that may be imposed by the financial intermediary, clients of a re-designated intermediary are permitted to retain the A-II Shares issued prior to the re-designation but may not purchase A-II Shares except in connection with the DRIP.

Apollo Shares

E Shares

E Shares have equal rights and privileges with Investor Shares. E Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to E Shares. E Shares are not subject to the Management Fee or the Performance Fee. E Shares will be held only by Apollo and its employees or affiliates, and Apollo Clients, and are not being offered to other investors.

Holders of E Shares are not entitled to vote on any matters relating to the Company, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Company.

V Shares

V Shares have special rights and privileges, including entitling the holders thereof to the exclusive right to appoint and remove directors of the Company, increase or decrease the number of directors of the Company and fill any vacancies on the Board. V Shares will not have economic participation in the Company. V Shares will be held only by Apollo, its affiliates and/or certain Apollo Clients and are not being offered to other investors. V Shares may be transferred to an Apollo affiliate or Apollo Client. If an Apollo affiliate or Apollo Client becomes the holder of a majority of the V Shares, that entity would have majority control over the Company, including the right to vote for the appointment of the Company’s directors.

V Shares do not pay a sales load or dealer manager fees and investors do not pay any servicing or distribution fees with respect to V Shares. V Shares are not subject to the Management Fee or the Performance Fee.

Summary Chart of Share Types

The below chart presents certain of the Share information described above with respect to the Series I Shares and the Series II Shares in summary form.

Type	S	I	F-S	F-I	A-I	A-II	E
Investor eligibility	Any	Any	(a) All Shares purchased during the Initial Offer Period through a participating intermediary and (b) clients of Founder Intermediary	(a) All Shares purchased during the Initial Offer Period through a participating intermediary and (b) clients of Founder Intermediary	Clients of Anchor I Intermediary	Clients of Anchor II Intermediary	Apollo employees or affiliate

Management Fee	1.25%	1.25%	1.00%	1.00%	Inception through December 31, 2026: 0.75% Beginning January 1, 2027: 1.00%	0.50%	None

Performance Fee	12.5%	12.5%	9%	9%	Inception through December 31, 2026: 7.5% Beginning January 1, 2027: 9%	5%	None

Sales load	Up to 3%	None	Up to 3%	None	None	None	None

Dealer Manager fees	Up to 0.5%	None	Up to 0.5%	None	None	None	None

Combined annual distribution fee and shareholder servicing fee	0.85%	None	0.85%	None	None	None	None

Voting rights	No

Initial investment minimum	$2,500

Subsequent invest. minimum	$500

Subscriptions	Monthly

Repurchases	Expected to be quarterly

Rights Upon Liquidation

Upon the dissolution of a Series or the Company as a whole, as applicable, after paying or making reasonable provision for the payment of the Series’ or the Company’s creditors, as applicable, for all claims and obligations in accordance with the LLC Act, the remaining assets of the Series or the Company as a whole, as applicable, shall be distributed among the holders of Shares of the applicable Series or of the Company generally pro rata in proportion to the number of Shares held by such holder (subject to the rights of any holders of Shares specified in the LLC Agreement, a series agreement or in any Share type designation), which distribution within a Series will be made consistent with any preferences which exist within such Series.

Authorized Shares

Each of our Shares represents a limited liability company interest in the Company associated with the applicable Series. Only Apollo and its subsidiaries, officers, directors and employees of the Company or its affiliates, and/or certain Apollo Clients are expected to hold Apollo Shares.

Issuance of Additional Securities

Our LLC Agreement authorizes the Board, without the consent of any other person, to create additional types of Shares, including Investor Shares and Apollo Shares, of any Series, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing types of Shares), as the Board shall determine. Our LLC Agreement also authorizes the Board, without the consent of any other person, to issue additional Shares of any Series of any type for the consideration and on the terms and conditions established by the Board.

Transfer of Our Shares

Shareholders may resign as a Shareholder of Apollo Infrastructure Company LLC associated with any Series by selling, transferring or assigning their Shares of such Series or having all of their Shares of such Series repurchased or redeemed in accordance with our Repurchase Plan, our LLC Agreement and any applicable securities laws. Shareholders may generally transfer all or a portion of their Shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LLC Agreement.

Timing of Subscription and Share Repurchase Requests

Subject to the publication of the subscription cut-off dates as described herein, subscriptions are accepted on a monthly basis. To be accepted, a subscription request including the full subscription amount must be received in good order at least five business days prior to the first business day of the month (unless waived by the Dealer Manager).

The Company expects to report its NAV per Share as of the last day of each month on its website within 25 days of the last day of each month. Because subscriptions must be submitted at least five business days prior to the first business day of each month, Shareholders will not know the NAV per Share at which they will be subscribing at the time they subscribe. While a Shareholder will not know the NAV applicable on the effective date of the Share purchase, the NAV applicable to a purchase of Shares will be available generally within 25 days of the last day of each month; at that time, the number of Shares based on that NAV and each Shareholder’s purchase will be determined and Shares will be credited to the Shareholder’s account as of the effective date of the Share purchase.

Any subscription request may be cancelled at any time before two business days before the first business day of the month. All subscription requests or cancellation requests must be received in good order and with full payment, as applicable, by 4:00 p.m. (Eastern time) on the applicable date.

Repurchases are expected to be made on a quarterly basis, subject to the Board’s discretion. All requests for repurchases must be received in good order by 4:00 p.m. (Eastern time) on the last business day of the repurchase window of the applicable quarter, as published on our website or our filings with the SEC, which we generally expect to be 10 business days following the publication of NAV for the immediately preceding quarter. Shareholders may also withdraw their repurchase requests by the same deadline.

Formation and Duration

The Company was formed on April 3, 2023 as a Delaware limited liability company. On April 10, 2023, the Company established two registered series of limited liability company interests, Apollo Infrastructure Company LLC—Series I and Apollo Infrastructure Company LLC—Series II. The Company will remain in existence until its certificate of formation has been cancelled in the manner required by the LLC Act following the Company’s dissolution and the completion of the winding up of the Company in accordance with our LLC Agreement and Delaware law. The LLC Agreement provides that the Company will be dissolved upon (a) the adoption of a resolution by the Board approving the dissolution of the Company and the approval of such action by Members holding a majority of the outstanding V Shares, (b) the operations of the Company ceasing to constitute legal activities under the LLC Act or any other applicable law (as determined by the Board), (c) at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the LLC Act or (d) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act.

Each of Series I and Series II were formed on April 10, 2023 as a registered series of the Company. Each of Series I and Series II will remain in existence until its certificate of registered series has been cancelled in the manner required by the LLC Act following Series I’s or Series II’s, as applicable, dissolution and the completion of the winding up of such Series in accordance with our LLC Agreement, the applicable series agreement and Delaware law. The LLC Agreement and the applicable series agreement provides that Series I or Series II will be dissolved upon (a) the adoption of a resolution by the Board approving the dissolution of Series I or Series II, as applicable, and the approval of such action by Members holding a majority of the outstanding V Shares, (b) the operations of Series I or Series II, as applicable, ceasing to constitute legal activities under the LLC Act or any other applicable law (as determined by the Board), (c) the entry of a decree of judicial dissolution of a Series under Section 18-218(c)(11) of the LLC Act, or (d) the dissolution of the Company.

Limited Liability of our Shareholders and Members; Indemnification

Members of the Company (each, a “Member”) will have no personal liability for any of the Company’s obligations or liabilities solely by reason of being a member of the Company generally or being associated with any Series. Shareholders and Members associated with a Series will have no personal liability for any of such Series’ obligations or liabilities solely by reason of being a Shareholder of or Member associated with such Series. Shareholders or Members will only be liable, in their capacity as holder of an interest in the Company with respect to the applicable Series or a member of the Company generally or associated with a Series, respectively, to the extent of their capital contribution and pro rata share of any of our undistributed profits. Delaware law provides that, for a period of three years from the date on which any distribution is made to Shareholders (or later, if an action to recover the distribution is commenced prior to the expiration of such three-year period), Shareholders may be liable to us to return the distribution if both of the following are true:

(1)	the distribution was made in violation of the LLC Act; and

(2)	the Shareholder knew at the time they received the distribution that it was made in violation of the LLC Act.

As further explained in the LLC Agreement, except in the case of actual fraud or willful misconduct, we have agreed to indemnify members of the Board, Apollo, the holders of Apollo Shares, the Operating Manager, their respective affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other person who serves at the request of Apollo or its affiliates as a director, officer, agent, member, manager, partner, shareholder, trustee or employee of the Company, a Series or any other person (each such person being an “Indemnified Party”), to the fullest extent permitted by law, against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such persons and arise out of or in connection with the business of the Company, the business of a Series or the performance by an Indemnified Party of any of its responsibilities under the LLC Agreement. We have agreed to provide this indemnification under the LLC Agreement and the Operating Agreement unless these persons’ actions constitute actual fraud or willful misconduct. Thus, one or more of the foregoing persons could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships among Apollo, the Operating Manager or any of their respective affiliates, on the one hand, and the Company, a Series, any of the Shareholders or any of our Members, on the other hand. Whenever a potential conflict arises among Apollo, the Operating Manager or any of their respective affiliates, on the one hand, and the Company, a Series, any of the Shareholders or any of our Members, on the other hand, the Board or the Operating Manager may, but shall not be required to, resolve that conflict by seeking approval from a committee of our independent directors (which, initially, will be our Audit Committee). Our LLC Agreement contains provisions that reduce or eliminate certain of the duties of the Board, including fiduciary duties, to the Company, the Series, and our Shareholders and Members. Our LLC Agreement also restricts the remedies available to Shareholders and Members for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our LLC Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company, the Members and the Shareholders. The Board, Apollo, the Members, the Operating Manager, our officers and their respective affiliates and certain service providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders.”

Under our LLC Agreement, the Board or the Operating Manager will not be in breach of its obligations under the LLC Agreement or its duties to us or our Shareholders or Members if the resolution of the conflict of interest or the course of action in respect of the conflict of interest is:

•	approved by a committee of our independent directors, which will initially be the Audit Committee, although the Board or the Operating Manager is not obligated to seek such approval;

•	on terms which are, in the aggregate, no less favorable to us than those generally being provided to or available from unrelated third parties;

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us; or

•

approved by the vote of Shareholders owning a majority of the outstanding Investor Shares, excluding any Investor Shares owned by Apollo or any of its affiliates, although the Board or the Operating Manager is not obligated to seek such approval.

The Board or the Operating Manager may, but is not required to, seek the approval of such resolution from the Audit Committee, any other committee of our independent directors or our Shareholders. If the Board or the Operating Manager does not seek approval from the Audit Committee, any other committee of our independent directors or our Shareholders and the Board or the Operating Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above, then it will be presumed that in making its decision the Board or the Operating Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any

Shareholder, Member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption by clear and convincing evidence. Unless the resolution of a conflict is specifically provided for in our LLC Agreement, the Board, the Operating Manager or a committee of the Board consisting of independent directors, which will initially be the Audit Committee may consider any factors they determine in their sole discretion to consider when resolving a conflict of interest. Our LLC Agreement provides that the Board or the Operating Manager will be conclusively presumed to be acting in good faith if the Board or the Operating Manager, as applicable, subjectively believes that the determination made or not made is in or not adverse to the best interests of the Company or the applicable Series, or, with respect to resolutions of conflicts of interest pursuant to the second or third bullet points above, if the Board or the Operating Manager subjectively believes that the action or inaction meets the standard set forth therein.

Fiduciary Duties

The Board is accountable to Shareholders and Members and the fiduciary duties owed to the Shareholders and Members by the Board are prescribed by law and our LLC Agreement. The LLC Act provides that Delaware limited liability companies may in their limited liability company agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by our directors, managers, controlling members, their affiliates and other persons to members, the limited liability company and other persons bound by the LLC Agreement.

Our LLC Agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our directors, managers, controlling members and their affiliates. We have adopted these modifications to allow Apollo, the Operating Manager and their respective affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards or subjected to enhanced scrutiny and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, the ability of the Board and our Audit Committee to make decisions involving conflicts of interest could be restricted. These modifications may be detrimental to the Shareholders and Members because they restrict the remedies available to the Shareholders and Members for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit the Board and the Audit Committee to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our LLC Agreement eliminates certain duties (including fiduciary duties) owed by the Board or other parties to the Company, the Members and the Shareholders. The Board, Apollo, the Members, the Operating Manager, our officers and their respective affiliates and certain service providers will be entitled to exculpation and indemnification resulting in limited right of action for Shareholders.”

The following is a summary of the material modifications to the fiduciary duties owed by the Board to the Shareholders and Members:

State Law Fiduciary Duty Standards

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a limited liability company agreement providing otherwise, the duty of care would generally require a board of directors of a Delaware limited liability company to make decisions in a deliberate and fully informed manner after taking into consideration all material information reasonably available. In the absence of a provision in a limited liability company agreement providing otherwise, the duty of loyalty would generally require a board of directors of a Delaware limited liability company to take any action or omit to take action on a disinterested basis, in good faith, with an honest belief that it is in the best interests of the limited liability company.

LLC Agreement Modified Standards

Our LLC Agreement contains provisions that modify or eliminate duties of or consent to conduct by the Board, the Operating Manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law.

In addition to the other more specific provisions limiting the obligations of the Board, our LLC Agreement further provides that none of the Indemnified Parties will be liable to us, the Shareholders, the Members or any other person bound by the LLC Agreement for any losses due to any act or omission by any Indemnified Party in connection with the conduct of our business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such act or omission constitutes actual fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our LLC Agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Shareholders and that are not approved by a committee of our independent directors may also be permitted and deemed approved by all Members and Shareholders and not constitute a breach of any duty if the Board determines that the course of action is:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If the Board or the Operating Manager does not seek approval from a committee of our independent directors or our Shareholders and the Board or the Operating Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above under “—Conflicts of Interest,” then it will be presumed that in making its decision, the Board or the Operating Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Member, Shareholder or the Company, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our directors or the Operating Manager would otherwise be held.

Exculpation and Indemnification

To the fullest extent permitted by applicable law, none of the Indemnified Parties will be liable to the Company or any Shareholders or Members for (i) any losses due to any act or omission by any Indemnified Party in connection with the conduct of the business of the Company unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Indemnified Party’s act or omission constitutes actual fraud or willful misconduct with respect to the LLC Agreement or the Operating Agreement, (ii) any losses due to any action or omission by another person, (iii) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in the LLC Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company, the Series or the Shareholders or Members, whether the change occurs through legislative, judicial or administrative action.

To the fullest extent permitted by applicable law, except in the case of actual fraud or willful misconduct, the Company or the applicable Series will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company or the performance by the Indemnified Party of any of its responsibilities under the LLC Agreement or the Operating Agreement; provided, that an Indemnified Party will not be entitled to indemnification under the LLC Agreement if the Indemnified Party’s action or omission constitutes actual fraud or willful misconduct with respect to the LLC Agreement or the Operating Agreement; provided further that with respect to the Operating Agreement, such claims, liabilities, damages, losses, costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Apollo or its affiliates.

Compulsory Sales to the Company

Under the Company’s LLC Agreement, the Company or a Series may repurchase all or any portion of the Shares of a Shareholder without consent or other action by the Shareholder or other person if the Board of Directors, on the recommendation of a repurchase committee, if any, consisting of the Company’s officers or directors appointed by the Board from time to time, determines that:

•

the Shares have been transferred in violation of the LLC Agreement, or have vested in any person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•	any transferee does not meet any investor eligibility requirements established by the Company from time to time;

•

ownership of Shares by a Shareholder or other person is likely to cause the Company or a Series to be in violation of, or require registration of the Shares under, or subject the Company or a Series to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, including without limitation the Investment Company Act;

•

continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, a Series, the Operating Manager, Apollo or any of their affiliates, or may subject the Company, a Series or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Company or a Series, as determined by the Board, for the Company or such Series to repurchase the Shares; or

•

continued ownership of any Shares by a Shareholder of may cause all or any portion of the assets of the Company or a Series to be characterized as plan assets of such Shareholder for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law.

Third-Party Tender Offers

Our LLC Agreement contains provisions that apply to tender offers by third parties including compliance with the applicable laws for such tender offers in addition to certain obligations to the Company regarding notice and reimbursement of Company expenses.

Submission to Jurisdiction

Our LLC Agreement provides that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the LLC Agreement or the transactions contemplated thereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of the LLC Agreement (including any derivative suit brought on behalf of the Company or a Series and any claim (A) related to a representation or warranty made in connection with the LLC Agreement, (B) asserting a breach of a duty, owed by any current or former Director, officer, employee, Operating Manager, Member or Shareholder of the Company or a Series, (C) arising pursuant to any provision of the LLC Act or the LLC Agreement or (D) governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary in the LLC Agreement, but subject to the foregoing provisions, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties to the LLC Agreement irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our LLC Agreement designates the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware and any appellate court thereof, as applicable, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.”

Jury Trial Waiver

The LLC Agreement provides that our Members and Shareholders waive and release their respective rights to a trial by jury in any action, suit or proceeding arising out of or related to LLC Agreement. Such waiver applies to purchasers in secondary transactions. Such waiver of a jury trial will not, however, serve as a waiver by any parties of any claim or cause of action arising out of or relating to the U.S. federal securities laws. In addition, investors cannot waive the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. See “Item 1A. Risk Factors—Risks Related to our Company and an Investment in our Shares—Our LLC Agreement includes a jury trial waiver that could limit the ability of shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company.”

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As further explained in the LLC Agreement and to the fullest extent permitted by law, the Company will indemnify and hold harmless Indemnified Parties from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the business of the Company or the performance by the Indemnified Party of any of its responsibilities under the LLC Agreement or the Operating Agreement, so long as the Indemnified Party did not act with actual fraud or willful misconduct of the LLC Agreement or the Operating Agreement.

The Company’s indemnification obligations will be satisfied from the Company’s assets. Upon prior written approval by the Board, the Company will advance expenses that are reasonably incurred by an Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

Page
Unaudited Financial Statements
Statement of Assets and Liabilities as of September 30, 2023 (Unaudited)	F-9
Statement of Operations for the three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023 (Unaudited)	F-10
Notes to Financial Statements (Unaudited)	F-11

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1*	Certificate of Formation

3.2*	Second Amended and Restated Limited Liability Company Agreement

3.3*	Third Amended and Restated Limited Liability Company Agreement (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on November 7, 2023)

3.4*	Series Agreement of Apollo Infrastructure Company LLC – Series I

3.5*	Series Agreement of Apollo Infrastructure Company LLC – Series II

4.1	Form of Subscription Agreement

4.2	Distribution Reinvestment Plan

4.3	Share Repurchase Plan

10.1*	Operating Agreement (incorporated by reference to Exhibit 1.1 to the registrant’s current report on Form 8-K filed with the SEC on November 7, 2023)

10.2**	Dealer Manager Agreement

10.3*	Expense Limitation and Reimbursement Agreement

10.4*	Trademark License Agreement (incorporated by reference to Exhibit 1.2 to the registrant’s current report on Form 8-K filed with the SEC on November 7, 2023)

10.5	Escrow Agreement

21.1	List of Subsidiaries

99.1*	Consent of Olivia Wassenaar to be listed as a director nominee

*	Previously filed.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Apollo Infrastructure Company LLC

By:	/s/ Olivia Wassenaar
Name: Olivia Wassenaar
Title: Chief Executive Officer

Date:	December 19, 2023

Index to Financial Statements

Apollo Infrastructure Company LLC

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets and Liabilities as of April 12, 2023	F-3
Statement of Operations for the period from April 3, 2023 (date of formation) to April 12, 2023	F-4
Notes to Financial Statements	F-5

Unaudited Financial Statements
Statement of Assets and Liabilities as of September 30, 2023 (Unaudited)	F-9
Statement of Operations for the three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023 (Unaudited)	F-10
Notes to Financial Statements (Unaudited)	F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Apollo Infrastructure Company LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Apollo Infrastructure Company LLC (the “Company”), Apollo Infrastructure Company LLC – Series I (“Series I”) and Apollo Infrastructure Company LLC – Series II (“Series II”) as of April 12, 2023, the related statements of operations, for the period from April 3, 2023 (date of formation) through April 12, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company, Series I and Series II as of April 12, 2023, and the results of their operations for the period from April 3, 2023 (date of formation) through April 12, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, NY

June 15, 2023

We have served as the auditor of the Company since 2023.

Apollo Infrastructure Company LLC

Statement of Assets and Liabilities

As of April 12, 2023

	Series I	Series II	Total
Assets
Cash and cash equivalents	$1,000	$1,000	$2,000
Deferred offering expenses	252,859	252,859	505,718
Due from Operating Manager	322,081	322,081	644,162

Total assets	$575,940	$575,940	$1,151,880

Liabilities
Organizational expenses payable	$322,081	$322,081	$644,162
Offering expenses payable	252,859	252,859	505,718

Total liabilities	$574,940	$574,940	$1,149,880

Commitments and contingencies (Note 4)
Net assets
Common Shares—
Series I: V Shares, $25 par value (40 shares authorized, issued and outstanding) and Series II: V Shares, $25 par value (40 shares authorized, issued and outstanding)	$1,000	$1,000	$2,000

Net assets	$1,000	$1,000	$2,000

Net assets	$1,000	$1,000	$2,000

Common shares	40	40	80

Net asset value (“NAV”) per share	25	25	25

See notes to financial statements.

Apollo Infrastructure Company LLC

Statement of Operations

For the Period from April 3, 2023 (date of formation) to April 12, 2023

	Series I	Series II	Total
Expenses
Organizational expenses	$322,081	$322,081	$644,162

Total expenses	322,081	322,081	644,162
Less: Expense Support from Operating Manager	(322,081)	(322,081)	(644,162)
Net expenses	$—	$—	$—

Net investment income	$—	$—	$—

See notes to financial statements.

Apollo Infrastructure Company LLC

Notes to Financial Statements

For the Period from April 3, 2023 (date of formation) to April 12, 2023

1.	ORGANIZATION

Apollo Infrastructure Company LLC (the “Company”) is a limited liability company that was formed in accordance with the laws of Delaware on April 3, 2023. On April 10, 2023, the Company established two registered series of limited liability company interests, Apollo Infrastructure Company LLC—Series I (“Series I”) and Apollo Infrastructure Company LLC—Series II (“Series II”). Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets and liabilities. Sections 18-215(c) and 18-218(c)(1) of the LLC Act provide that a Series established in accordance with Section 18-215(b) or 18-218 of the LLC Act, respectively, may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by or for the benefit of, the relevant Series. Under Delaware law, to the extent the records maintained for a Series account for the assets associated with such Series separately from the other assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. Series I is intended to be treated as a corporation for U.S. federal income tax purposes, and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The Company intends to conduct its operations so that it is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is a holding company that seeks to acquire, own and control portfolio companies, special purpose vehicles and other entities through which infrastructure assets or businesses are or will be held (“Infrastructure Assets”), with the objective of generating attractive risk-adjusted returns consisting of both current income and capital appreciation.

The Company expects to conduct a continuous private offering of its shares in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside of the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).

The Company is sponsored by Apollo Asset Management, Inc. (together with its subsidiaries, “Apollo”) and expects to benefit from Apollo’s infrastructure sourcing and management platform pursuant to an operating agreement to be entered into with Apollo Manager, LLC (the “Operating Manager”) to support the Company in managing its portfolio of Infrastructure Assets with the objective of generating risk-adjusted returns consisting of both current income and capital appreciation for shareholders. The Company has no operations as of April 12, 2023 other than matters relating to its organization and offering.

As of April 12, 2023, the Company has issued V Shares (the “Shares”) of Series I and Series II at the aggregate issue prices of $1,000 and $1,000, respectively, to Apollo Principal Holdings VI, L.P., a subsidiary of Apollo Asset Management, Inc. The purchase of Shares in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. V Shares have special rights and privileges, including entitling the holders thereof to the exclusive right to appoint and remove directors of the Company, increase or decrease the number of directors of the Company and fill any vacancies on the Board. V Shares will not have economic participation in the Company. V Shares will be held only by Apollo, its affiliates and/or certain Apollo Clients and are not being offered to other investors.

As of April 12, 2023, the Company had neither purchased nor contracted to purchase any investments.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in United States dollars, which is the Company’s functional currency. The Company’s fiscal year end is December 31.

The Company’s financial statements are prepared using the accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification (ASC) 946, Financial Services—Investment Companies.

Basis of Presentation—Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets, liabilities, and expenses. Allocation to each Series is based on attributable investment activity, NAV, or other equitable allocation methodologies as determined by the Operating Manager. These financial statements incorporate the assets and liabilities, and results of operations, of the Company as a whole, as well as each Series of membership interest in the Company.

Basis of Consolidation—As provided under Regulation S-X and ASC 946, the Company will generally not consolidate its investment in a company other than a wholly owned investment company or controlled operating company whose business consists of providing services to the Company.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents—As of April 12, 2023, cash and cash equivalents were comprised of cash on hand.

Organizational and Offering Expenses—Organizational expenses are expensed as incurred. Organizational expenses consist of costs incurred to establish the Company and enable it legally to do business. Organizational expenses will be reimbursed by the Operating Manager, subject to potential recoupment as described in Note 3. For the period from April 3, 2023 (date of formation) to April 12, 2023, Series I and Series II incurred organizational expenses of $322,081 and $322,081, respectively.

Offering expenses include registration fees and legal fees regarding the preparation of the initial registration statement. Offering expenses are accounted for as deferred costs until operations begin. For continuous offerings, offering expenses are then amortized over the first twelve months of operations on a straight-line basis. For the period from April 3, 2023 (date of formation) to April 12, 2023, Series I and Series II incurred offering expenses of $252,859 and $252,859, respectively.

Investments, At Fair Value—ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value. The Company recognizes and accounts for its investments at fair value. The fair value of the investments does not reflect transactions costs that may be incurred upon disposition of investments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes.

Assets and liabilities recorded at fair value on the Statement of Assets and Liabilities are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, are as follows:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3—Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value.

Income Taxes—Series I has elected to be taxed as a corporation for U.S. federal income tax purposes. Series I is liable for income taxes, if any, on its net taxable income. There is no tax expense for Series I reflecting the Company’s best estimate of current and future taxes to be paid based upon income, dividends, and gains earned through April 12, 2023. Deferred income taxes are provided for the effects of potential future tax liabilities in future years resulting from differences between the tax basis of an asset or liability and its reported valuation in the accompanying financial statements. As of April 12, 2023, there is no deferred tax liability for Series I.

Series II intends to operate so that it will qualify to be treated as a partnership for U.S. federal income tax purposes under the Internal Revenue Code and not a publicly traded partnership treated as a corporation. As such, it will not be subject to any U.S. federal and state income taxes. In any year, it is possible that Series II will not meet the qualifying income exception, which and/or local would result in Series II being treated as a publicly traded partnership taxed as a corporation, rather than a partnership. If Series II does not meet the qualifying income exception, the holders of interest in Series II would then be treated as shareholders in a corporation, and the Series II would become taxable as a corporation for U.S. federal income tax purposes. Series II would be required to pay income tax at corporate rates on its net taxable income. In addition, Series II intends to operate, in part, through subsidiaries that may be treated as corporations for U.S. and non-U.S. tax purposes and therefore may be subject to current and deferred U.S. federal, state and/or local income taxes at the subsidiary level.

Calculation of NAV—The NAV per Share of each type of the Company’s Shares is determined by dividing the total assets of the Company (the value of investments, plus cash or other assets) attributable to such type less the value of any liabilities of such type, by the total number of Shares outstanding of such type.

3.	RELATED PARTY CONSIDERATIONS

Operating Agreement

The Company intends to enter into an operating agreement with the Operating Manager. Pursuant to the Operating Agreement, the Operating Manager is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making recommendations to the Company’s board of directors related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations.

The Operating Manager or an affiliate may rebate, waive or reduce the management fee charged to certain shareholders at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the shareholder or by way of rebate to the relevant shareholder’s account.

Company Expense Support and Conditional Reimbursement of the Operating Manager

The Operating Manager may elect to pay certain of our expenses, including certain Organizational and Offering Expenses on our behalf (each, an “Expense Support”).

Following any calendar month in which the Specified Expenses are below 0.60% of the Company’s net assets on an annualized basis, the Company shall reimburse the Operating Manager, fully or partially, for the Expense Supports, but only if and to the extent that Specified Expenses plus any “Reimbursement Payments” (defined below) do not exceed 0.60% of the Company’s net assets at the end of each calendar month on an annualized basis, until such time as all Expense Supports made by the Operating Manager to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company in the prior sentence shall be referred to herein as a “Reimbursement Payment.”

“Specified Expenses” is defined to include all expenses incurred in the business of the Company with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) Infrastructure Asset related expenses, (vi) interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company; (vii) taxes; (viii) certain insurance costs, (ix) Organizational and Offering Expenses; (x) certain non-routine items (as determined in the sole discretion of the Operating Manager), and (xi) extraordinary expenses (as determined in the sole discretion of the Operating Manager).

4.	COMMITMENTS AND CONTINGENCIES

The Company was not subject to any litigation nor was the Company aware of any material litigation threatened against it.

Management has evaluated and determined that there have been no subsequent events through June 15, 2023, the date these financial statements were available to be issued, that require recognition or disclosure in such financial statements.

Indemnifications

Under the Company’s LLC Agreement and organizational documents, its members of the Board, the Operating Manager, Apollo, and their respective affiliates, directors, officers, representatives, agents and employees are indemnified against all liabilities unless these persons’ actions constitute actual fraud or willful misconduct. In the normal course of business, the Company enters into contracts that contain a variety of representations and that provide general indemnifications. The Company’s maximum liability exposure under these arrangements is unknown, as future claims that have not yet occurred may be made against the Company.

Apollo Infrastructure Company LLC

Statements of Assets and Liabilities (Unaudited)

	As of September 30, 2023
Assets	Series I	Series II	Total
Cash and cash equivalents	$1,019	$1,017	$2,036
Deferred offering expenses	927,414	927,414	1,854,828
Due from Operating Manager	670,369	670,369	1,340,738

Total assets	$1,598,802	$1,598,800	$3,197,602

Liabilities
Organizational expenses payable	$635,369	$635,369	$1,270,738
Offering expenses payable	927,414	927,414	1,854,828
Other accrued expenses	35,000	35,000	70,000

Total liabilities	$1,597,783	$1,597,783	$3,195,566

Commitments and contingencies (Note 4)
Net assets
Common Shares - Series I: V Shares, $25 par value (40 shares authorized, issued and outstanding) and Series II: V Shares, $25 par value (40 shares authorized, issued and outstanding)	$1,019	$1,017	$2,036

Net assets	$1,019	$1,017	$2,036

Net assets	$1,019	$1,017	$2,036

Common shares	40	40	80

NAV (as defined below) per share	25.48	25.43	25.45

See notes to financial statements.

Apollo Infrastructure Company LLC

Statements of Operations (Unaudited)

	For the Three Months Ended September 30, 2023			For the Period from April 3, 2023 (date of formation) to September 30, 2023
	Series I	Series II	Total	Series I	Series II	Total
Investment Income
Interest Income	$10	$9	$19	$19	$17	$36

Total Investment Income	10	9	19	19	17	36

Expenses
Organizational expenses	91,199	91,199	182,398	635,369	635,369	1,270,738
Professional fees	35,000	35,000	70,000	35,000	35,000	70,000

Total expenses	126,199	126,199	252,398	670,369	670,369	1,340,738
Less: Expense Support from Operating Manager	(126,199)	(126,199)	(252,398)	(670,369)	(670,369)	(1,340,738)
Net expenses	$—	$—	$—	$—	$—	$—

Net investment income	$10	$9	$19	$19	$17	$36

See notes to financial statements.

Apollo Infrastructure Company LLC

Notes to Financial Statements (Unaudited)

1. Organization

Apollo Infrastructure Company LLC (the “Company”) is a limited liability company that was formed in accordance with the laws of Delaware on April 3, 2023. On April 10, 2023, the Company established two registered series of limited liability company interests, Apollo Infrastructure Company LLC—Series I (“Series I”) and Apollo Infrastructure Company LLC—Series II (“Series II”). Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets and liabilities. Sections 18-215(c) and 18-218(c)(1) of the LLC Act provide that a Series established in accordance with Section 18-215(b) or 18-218 of the LLC Act, respectively, may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by or for the benefit of, the relevant Series. Under Delaware law, to the extent the records maintained for a Series account for the assets associated with such Series separately from the other assets of the Company or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. Series I is intended to be treated as a corporation for U.S. federal income tax purposes, and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The Company intends to conduct its operations so that it is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is a holding company that seeks to acquire, own and control portfolio companies, special purpose vehicles and other entities through which infrastructure assets or businesses will be held (“Infrastructure Assets”), with the objective of generating attractive risk-adjusted returns consisting of both current income and capital appreciation.

The Company expects to conduct a continuous private offering of its shares in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside of the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).

The Company is sponsored by Apollo Asset Management, Inc. (together with its subsidiaries, “Apollo”) and expects to benefit from Apollo’s infrastructure sourcing and management platform pursuant to an operating agreement the Company will enter into with Apollo Manager, LLC (the “Operating Manager”) to support the Company in managing its portfolio of Infrastructure Assets with the objective of generating attractive risk-adjusted returns consisting of both current income and capital appreciation for shareholders. The Company has no operations as of September 30, 2023 other than matters relating to its organization and offering and professional fees.

As of September 30, 2023, the Company has issued 40 V Shares (the “Shares”) of each of Series I and Series II at the aggregate issue prices of $1,000 and $1,000, respectively, to Apollo Principal Holdings VI, L.P., a subsidiary of Apollo Asset Management, Inc. The purchase of the Shares in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. V Shares have special rights and privileges, including entitling the holders thereof to the right to increase or decrease the number of directors of the Company, appoint and remove directors from the Board, and fill any vacancies on the Board. V Shares will not have economic participation in the Company. V Shares have not been and are not expected to be offered to investors other than Apollo, certain of its affiliates and employees and/or certain Apollo Clients.

As of September 30, 2023, the Company had neither purchased nor contracted to purchase any assets.

2. Summary of Significant Accounting Policies

Basis of Accounting – The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in United States dollars, which is the Company’s functional currency. The Company’s fiscal year end is December 31.

The Company’s financial statements are prepared using the accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification (ASC) 946, Financial Services – Investment Companies.

Basis of Presentation – Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets, liabilities, and expenses. Allocation to each Series is based on attributable investment activity, net asset value (“NAV”), or other equitable allocation methodologies as determined by the Operating Manager. These financial statements incorporate the assets and liabilities, and results of operations, of the Company as a whole, as well as each Series of membership interest in the Company. Separate statements of changes in net assets and cash flows have not been presented in the financial statements because principal operations have not commenced.

Basis of Consolidation – As provided under Regulation S-X and ASC 946, the Company will generally not consolidate its investment in a company other than a wholly owned investment company.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents – As of September 30, 2023, cash and cash equivalents were comprised of cash on hand.

Organizational and Offering Expenses – Organizational expenses are expensed as incurred. Organizational expenses consist of costs incurred to establish the Company and enable it legally to do business. Organizational expenses will be paid by the Operating Manager, subject to potential recoupment as described in Note 3. Series I incurred organizational expenses of $91,199 and $635,369 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively. Series II incurred organizational expenses of $91,199 and $635,369 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively.

Offering expenses include registration fees and legal fees regarding the preparation of the initial registration statement. Offering expenses are accounted for as deferred costs until operations begin. Offering expenses will be paid by the Operating Manager, subject to potential recoupment as described in Note 3. For continuous offerings, offering expenses are then amortized over the first twelve months of operations on a straight-line basis. Series I incurred offering expenses of $37,090 and $927,414 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively. Series II incurred offering expenses of $37,090 and $927,414 for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, respectively.

Investment Income – For three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, investment income was comprised of interest income from cash and cash equivalents.

Investments, At Fair Value – ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value. The Company recognizes and accounts for its investments at fair value. The fair value of the investments does not reflect transactions costs that may be incurred upon disposition of investments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes.

Assets and liabilities recorded at fair value on the Statement of Assets and Liabilities are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, are as follows:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3 — Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value.

Income Taxes – Series I has elected to be taxed as a corporation for U.S. federal income tax purposes. Series I is liable for income taxes, if any, on its net taxable income. There is no tax expense for Series I reflecting the Company’s best estimate of current and future taxes to be paid based upon income, dividends, and gains earned for three months ended September 30, 2023 and for the period from April 3, 2023 (date of formation) to September 30, 2023, of which none is receivable as of September 30, 2023. Deferred income taxes are provided for the effects of potential future tax liabilities in future years resulting from differences between the tax basis of an asset or liability and its reported valuation in the accompanying financial statements. As of September 30, 2023, there is no deferred tax liability for Series I.

Series II intends to operate so that it will qualify to be treated as a partnership for U.S. federal income tax purposes under the Internal Revenue Code and not a publicly traded partnership treated as a corporation. As such, it will not be subject to any U.S. federal and state income taxes. In any year, it is possible that Series II will not meet the qualifying income exception, which would result in Series II being treated as a publicly traded partnership taxed as a corporation, rather than a partnership. If Series II does not meet the qualifying income exception, the holders of interests in Series II would then be treated as shareholders in a corporation, and Series II would become taxable as a corporation for U.S. federal income tax purposes. Series II would be required to pay income tax at corporate rates on its net taxable income. In addition, Series II intends to operate, in part, through subsidiaries that may be treated as corporations for U.S. and non-U.S. tax purposes and therefore may be subject to current and deferred U.S. federal, state and/or local income taxes at the subsidiary level.

Calculation of NAV – For each applicable Series, the NAV per Share of each type of the Company’s Shares is determined by dividing the total assets (the value of investments, plus cash or other assets) attributable to such type less the value of any liabilities attributable to such type, by the total number of Shares outstanding of such type.

3. Related Party Considerations

Operating Agreement

The Company intends to enter into an operating agreement with the Operating Manager (the “Operating Agreement”). Pursuant to the Operating Agreement, the Operating Manager is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making recommendations to the Company’s board of directors (the “Board”) related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations.

The Operating Manager or an affiliate may rebate, waive or reduce the management fee charged to certain shareholders at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the shareholder or by way of rebate to the relevant shareholder’s account.

Company Expense Support and Conditional Reimbursement of the Operating Manager

The Operating Manager may elect to pay certain of our expenses, including certain Organizational and Offering Expenses on our behalf (each, an “Expense Support”).

It is expected that following any calendar month in which the Specified Expenses are below 0.60% of the Company’s net assets on an annualized basis, the Company shall reimburse the Operating Manager, fully or partially, for the Expense Supports, but only if and to the extent that Specified Expenses plus any “Reimbursement Payments” (defined below) do not exceed 0.60% of the Company’s net assets at the end of each calendar month on an annualized basis, until such time as all Expense Supports made by the Operating Manager to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company in the prior sentence shall be referred to herein as a “Reimbursement Payment.”

“Specified Expenses” is defined to include all expenses incurred in the business of the Company with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) the combined annual distribution fees and shareholder servicing fees, (iv) the dealer manager fees (including selling commissions), (v) Infrastructure Asset related expenses, (vi) interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company; (vii) taxes; (viii) certain insurance costs, (ix) Organizational and Offering Expenses; (x) certain non-routine items (as determined in the sole discretion of the Operating Manager), and (xi) extraordinary expenses (as determined in the sole discretion of the Operating Manager).

4. Commitments and Contingencies

The Company was not subject to any litigation nor was the Company aware of any material litigation threatened against it.

Indemnifications

Under the Company’s LLC Agreement and organizational documents, its members of the Board, the Operating Manager, Apollo, and their respective affiliates, directors, officers, representatives, agents and employees are indemnified against all liabilities unless these persons’ actions constitute actual fraud or willful misconduct. In the normal course of business, the Company enters into contracts that contain a variety of representations and that provide general indemnifications. The Company’s maximum liability exposure under these arrangements is unknown, as future claims that have not yet occurred may be made against the Company.

5. Subsequent Events

Management has evaluated subsequent events through November 14, 2023, the date these financial statements were available to be issued, and determined to disclose the following subsequent events and transactions.

The Company entered into the operating agreement with the Operating Manager on October 31, 2023.

On November 1, 2023, the Company’s shareholders, sole member and operating manager executed the Company’s Third Amended and Restated Limited Liability Company Agreement, which amended and restated the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of April 12, 2023.

As of November 14, 2023, the Company has issued and sold the following unregistered shares (the “Investor Shares”) of the Company to third party investors for cash:

Type	Number of Shares Sold	Aggregate Consideration
Series I
A-II Shares	1,152,720	$28,818,000
Series II
A-II Shares	5,397,200	$134,930,000